UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NTR ACQUISITION CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Class A Common Stock and Class B Common Stock of Kern Oil & Refining Co.

(2)	Aggregate number of securities to which transaction applies:

Acquisition of all of the outstanding securities of Kern Oil & Refining Co.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$286,500,000 is being paid for all of the outstanding capital stock of Kern Oil & Refining Co.

(4)	Proposed maximum aggregate value of transaction:

$286,500,000

(5)	Total fee paid:

$8,795.55

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NTR Acquisition Co.

100 Mill Plain Road, Suite 320

Danbury, CT 06811

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF

NTR ACQUISITION CO.

To the Stockholders of NTR Acquisition Co.:

You are cordially invited to attend a special meeting of the stockholders of NTR Acquisition Co., or NTR, relating to the proposed acquisition of Kern Oil & Refining Co., or Kern, and related matters. The meeting will be held at 10 a.m., Eastern time, on                     , 2008, at                     .

At this important meeting, you will be asked to consider and vote upon the following proposals:

(1) the acquisition proposal—a proposal to approve the acquisition by NTR of all of the outstanding capital stock of Kern, pursuant to the Stock Purchase Agreement, dated November 2, 2007, between NTR and Casey Co., a California corporation;

(2) the Article Fourth amendment—to approve an amendment to NTR’s certificate of incorporation to delete Article Fourth from and after the closing of the acquisition of Kern to permit NTR’s perpetual existence;

(3) the Article Sixth amendment—to approve an amendment to NTR’s certificate of incorporation to delete Article Sixth from and after the closing of the acquisition, as this Article relates to the operation of NTR as a blank check company prior to consummation of a business combination, and will no longer be applicable to NTR after the acquisition of Kern, and to make minor modifications to other provisions of the certificate of incorporation to reflect the deletion of Article Sixth; and

(4) the name-change amendment—to approve an amendment to the second amended and restated certificate of incorporation of NTR, as amended, to which we refer as the “certificate of incorporation,” to change NTR’s name from “NTR Acquisition Co.” to “NTR Energy Co.”;

(5) the Incentive Plan proposal—to approve the adoption of the NTR’s 2008 Equity Incentive Plan.

The board of directors of NTR has fixed the close of business on                     , 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment thereof. A list of stockholders entitled to vote as of the record date at the special meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten calendar days before the special meeting at NTR’s offices at 100 Mill Plain Road, Suite 320, Danbury, CT 06811, and at the time and place of the meeting during the duration of the meeting.

The acquisition proposal will be approved if (a) a majority of the shares of common stock issued in NTR’s initial public offering, or IPO, including shares subsequently purchased in the open market, or the “public shares,” that are present in person or by proxy and voting at the special meeting vote in favor of the proposal; and (b) no more than 20% of the public shares less one share (equal to 4,911,440 shares of common stock) both vote against the acquisition proposal and validly exercise their cash conversion rights between the time NTR mails its definitive proxy for the special meeting and the taking of the vote at the special meeting, as described in more detail under “Special Meeting of NTR Stockholders—Conversion Rights” in the accompanying proxy statement.

Each of the Article Fourth Amendment, the Article Sixth Amendment and the name-change amendment will be approved if the holders of a majority of all shares of NTR’s common stock outstanding on the record date vote in favor of such proposal.

The Incentive Plan proposal will be approved if holders of a majority of all shares of NTR’s common stock that are present or represented at the special meeting vote in favor of the proposal.

The Article Fourth amendment may not be adopted unless the acquisition proposal is approved, and we will not consummate the proposed acquisition unless the Article Fourth amendment is approved.

The adoption of the acquisition proposal is not conditioned on approval of the name-change amendment, the Article Sixth amendment or the Incentive Plan proposal. However, if the acquisition is not approved, these proposals will not be presented at the meeting for adoption. None of these proposals is a condition to the consummation of the acquisition.

A form of NTR’s Third Amended and Restated Certificate of Incorporation as it will appear if the acquisition proposal, Article Fourth Amendment, the Article Sixth amendment and name-change amendment are approved is attached as Annex C to the accompanying proxy statement. If the Article Sixth amendment and/or the name-change amendment are not approved, we will amend our certificate of incorporation to reflect only those proposals that are approved.

Each NTR stockholder holding public shares has the right to vote its shares against the acquisition proposal and demand that we convert those shares into cash in an amount equal to that stockholder’s pro rata share of amounts on deposit in the trust account into which a substantial portion of the proceeds of our initial public offering and related private placements were deposited, with the conversion price per share to be calculated based on the amount in trust two business days prior to the consummation of the acquisition, divided by the number of public shares. As of December 11, 2007, the conversion price per share would have been approximately $9.90. We will not consummate the proposed acquisition if holders of 20% (or 4,911,441) or more of the public shares demand conversion of their shares. If the proposed acquisition is not consummated, either because holders of 20% or more or the public shares vote against the acquisition and also validly exercise their conversion rights, or for any other reason, holders will not be able to convert their shares in connection with this transaction.

Before exercising conversion rights, you should verify the market price of NTR’s common stock, as you may receive higher proceeds from the sale of your public shares in the public market than you would if the acquisition is consummated and you receive the conversion price for having duly exercised your conversion rights. Shares of our common stock are currently listed on the American Stock Exchange under the symbol NTQ. On December 11, 2007, the closing price of our common stock on the American Stock Exchange was $9.52.

NTR’s directors and officers and affiliated entities of NTR’s officers and directors that purchased shares of NTR’s common stock in private placements prior to the IPO, who currently own an aggregate of approximately 20% of the outstanding shares of our common stock (the “initial founders’ shares”), have all agreed to vote their initial founders’ shares on the acquisition proposal in accordance with the vote of the majority of the votes cast by the holders of the public shares, and to vote any public shares acquired by them in favor of the acquisition proposal. All of these inside stockholders have also indicated that they intend to vote “FOR” the adoption of the Article Fourth Amendment, the Article Sixth Amendment, the name-change amendment, and the Incentive Plan proposal.

After careful consideration of the terms and conditions of the proposed acquisition of Kern and related transactions, including among others NTR’s agreement to issue a new series of convertible preferred stock in a private placement to a subsidiary of Occidental Petroleum Corporation for consideration of up to $38 million to help finance the acquisition, NTR’s board of directors has determined that the acquisition proposal is fair to and in the best interests of NTR and its stockholders. NTR’s board of directors has also determined that the Article Fourth Amendment, the Article Sixth Amendment, the name-change amendment, and the Incentive Plan proposal are in the best interests of NTR and its stockholders. NTR’s board of directors unanimously recommends that you vote or give instruction to vote “FOR” the acquisition, the adoption of the Article Fourth Amendment, the Article Sixth Amendment the name-change amendment and the Incentive Plan proposal.

When you consider the recommendation of NTR’s board of directors, you should keep in mind that all of NTR’s current directors and officers (directly or through affiliated entities) have interests in the acquisition described in the accompanying proxy statement that may be different from, or in addition to, your interests as a public stockholder.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition proposal and related transactions, the Article Fourth amendment, the Article Sixth amendment the name-change amendment, and the Incentive Plan proposal. We urge you to read this material carefully.

I look forward to seeing you at the meeting.

Sincerely,

Mario E. Rodriguez, Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON OR NOT, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

SEE “RISK FACTORS” IN THE ACCOMPANYING PROXY FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ACQUISITION OF KERN SINCE, UPON NTR’S ACQUISITION OF KERN, THE OPERATIONS AND ASSETS OF NTR WILL LARGELY BE THOSE OF KERN.

THIS PROXY STATEMENT IS DATED                     , 2008, AND IS FIRST BEING MAILED TO NTR STOCKHOLDERS ON OR ABOUT                     , 2008.

NTR Acquisition Co.

100 Mill Plain Road, Suite 320

Danbury, CT 06811

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2008

TO THE STOCKHOLDERS OF NTR ACQUISITION CO.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of NTR Acquisition Co., or NTR, a Delaware corporation, will be held at 10 a.m., Eastern time, on                     , 2008, at                     , for the following purposes:

(1) the acquisition proposal—a proposal to approve the acquisition by NTR Acquisition Co. of all of the outstanding capital stock of Kern Oil & Refining Co. pursuant to a Stock Purchase Agreement, dated November 2, 2007, between NTR and Casey Co., a California corporation, for consideration of $286.5 million in cash, subject to adjustment for working capital and inventory;

(2) the Article Fourth amendment—to approve an amendment to NTR’s certificate of incorporation to delete Article Fourth to permit NTR’s perpetual existence from and after the closing of the acquisition of Kern;

(3) the Article Sixth amendment—to approve an amendment to NTR’s certificate of incorporation to delete Article Sixth from and after the closing of the acquisition, as this Article relates to the operation of NTR as a blank check company prior to consummation of a business combination, and will no longer be applicable to NTR after the acquisition of Kern, and to make minor modifications to other provisions of the certificate of incorporation to reflect the deletion of Article Sixth; and

(4) the name-change amendment—to approve an amendment to the second amended and restated certificate of incorporation of NTR, as amended, to which we refer as the “certificate of incorporation,” to change NTR’s name from “NTR Acquisition Co.” to “NTR Energy Co.”;

(5) the Incentive Plan proposal—to approve the adoption of the NTR’s 2008 Equity Incentive Plan.

These items of business are described in the attached proxy statement, which we urge you to read in its entirety before voting. Only holders of record of our stock at the close of business on                     , 2008, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. We will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement of it by our board of directors.

Your vote is important regardless of the number of shares you own. To ensure your representation at the special meeting, please complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of our common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have no effect on the outcome of the vote on the acquisition proposal and you will be precluded from converting your shares into a pro rata portion of the trust account; for all other proposals, it will have the same effect as voting against the proposal, except that any broker non-votes will have no effect on the outcome of the vote on the Incentive Plan proposal.

Our board of directors unanimously recommends that you vote “FOR” each of the proposals, which, together with related transactions, are described in detail in the accompanying proxy statement.

By Order of the Board of Directors,

Duane D. Gilliam, Chairman

                    , 2008

i

ANNEXES

A.	Stock Purchase Agreement
B.	Escrow Agreement
C.	Form of Third Amended and Restated Certificate of Incorporation
D.	Form of NTR’s 2008 Equity Incentive Plan
E.	Series A Convertible Preferred Stock Purchase Agreement
F.	Certificate of Designation
G.	Promissory Note
H.	Form of Shareholders Rights Agreement
I.	Form of Registration Rights Agreement

SUMMARY OF THE MATERIAL TERMS OF THE ACQUISITION

•

The parties to the acquisition agreement (the “Stock Purchase Agreement”) are NTR Acquisition Co. (referred to below as “NTR,” “we,” “us” or “our”), a Delaware corporation, and Casey Co. (“Casey”), a privately held California company and the sole shareholder of Kern Oil & Refining Co. (“Kern”). See “The Acquisition Proposal.”

•

Kern is a privately owned petroleum refining and marketing company with a refinery facility located in Bakersfield, California, having a rated crude oil processing capacity of 27,000 barrels per stream day. Kern’s primary refined products include California-approved diesel fuel and gasoline, atmospheric gas oil, fuel oil, and aliphatic solvents, which it markets mainly in California and neighboring states.

•

We are purchasing from Casey 100% of the outstanding capital stock of Kern in exchange for $286.5 million in cash, subject to adjustment to reflect the amount of Kern’s working capital and the value of its inventory at the time of closing of the acquisition. See “The Stock Purchase Agreement—Acquisition Consideration.”

•

Of the cash purchase price, $1.5 million was paid at signing of the Stock Purchase Agreement and deposited into a third-party escrow account (the “escrow account”). This amount will be released from escrow and paid to Casey as a break-up fee if we terminate the Stock Purchase Agreement because we fail to obtain the necessary approvals for the acquisition from our stockholders. See “The Stock Purchase Agreement—Acquisition Consideration.”

•

Three percent (3%) of the purchase price payable at closing of the acquisition will be deposited into the escrow account, with the funds available if needed to satisfy any indemnity claims that may be made by us against Casey under the Stock Purchase Agreement. See “The Stock Purchase Agreement—Acquisition Consideration.” The $1.5 million paid into the escrow account at signing will remain in escrow as part of these funds.

•	We will fund the purchase price for Kern with:

•	cash from the trust account established to hold a substantial portion of the net proceeds of our initial public offering, or IPO, as well as

•

the proceeds of a sale of new Series A Senior Convertible Preferred Stock (the “Convertible Stock”) to Occidental Petroleum Investment Co. (“Occidental”), a California corporation wholly-owned by Occidental Petroleum Corporation, for up to $38 million (including up to $3 million that Occidental may advance to us prior to closing to cover certain of our expenses) (see “Occidental Investment”), and

•

additional financing in amounts sufficient to fund the remaining balance of the purchase price (including any working capital and inventory adjustments) and to provide us with working capital financing on an ongoing basis. We are currently in discussions with Citigroup Global Markets Inc. (“Citigroup”) to obtain this financing based on a non-binding proposal from Citigroup for an aggregate of up to $120 million in credit and working capital facilities. These facilities would be put in place at closing of the proposed acquisition. We expect to sign a commitment letter for this or a similar financing from another financial institution by the time of the special meeting. We are also discussing with Wells Fargo Bank, National Association the possibility of obtaining a credit facility or amending and retaining Kern’s existing credit facility. See “Proposed Debt Financing.”

We expect to close both the Occidental investment and any new debt financing concurrently with closing of the acquisition.

•

Occidental has already advanced us $1.5 million to fund the escrow deposit we made upon signing of the Stock Purchase Agreement described above. We have issued a promissory note to Occidental that will cover the full amount of that and any other advances we receive from Occidental up to the cap of $3 million, plus interest to accrue at an annual rate of 9%, payable quarterly. The note will mature on the earlier of (i) November 1, 2008, and (ii) closing of the sale to Occidental of the Convertible Stock. We have also agreed to enter into a shareholders agreement and a registration rights agreement granting Occidental certain rights upon closing of its investment in the Convertible Stock. See “Occidental Investment—Promissory Note.” Under the terms of the promissory note, unless and until we consummate an initial business combination, Occidental has waived any claims against amounts in the trust held for the benefit of our public shareholders.

•

We are asking you to vote on and approve the proposed acquisition at a special meeting of our stockholders to be held on                     , 2008. See “The Acquisition Proposal.” We are also asking you to vote on and approve proposals to amend our certificate of incorporation, to change our name to NTR Energy Co., to extend our corporate existence to perpetuity and to delete certain provisions of our certificate of incorporation that will no longer be applicable after the acquisition, and to approve NTR’s 2008 Equity Incentive Plan. See “Article Fourth Amendment Proposal,” “Article Sixth Amendment Proposal” “Name-Change Amendment Proposal,” and “Incentive Plan Proposal,” respectively. We will not consummate the acquisition unless both the acquisition proposal and the certificate amendment to extend our corporate existence are duly approved.

•

The members of NTR’s board of directors following the acquisition will continue to be the seven persons who are our current directors. After the acquisition, Kern’s directors will be Mario Rodriguez, Henry Kuchta and William Hantke, all currently officers and directors of NTR. Kern’s current board of directors will resign at closing.

•

All of our current officers will continue in their positions following the acquisition. We also have amended a consulting agreement with Jeffrey Dill, a former vice president, associate general counsel at Premcor Inc. and was most recently general counsel of Neurogen Corp, under which Mr. Dill has been providing certain legal services to us, to include terms for Mr. Dill to become our general counsel effective upon closing of the acquisition. We expect that substantially all of Kern’s senior management will continue in their current positions following the acquisition.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?

A.	We have agreed to purchase 100% of Kern’s outstanding capital stock from Casey under the terms of a Stock Purchase Agreement between NTR and Casey dated November 2, 2007, which is described in this proxy statement. We refer to this agreement as the “Stock Purchase Agreement.” A copy of the Stock Purchase Agreement is attached to this proxy statement as Annex A, and we strongly encourage you to read the full agreement.

For us to complete the acquisition, you must vote to approve the Stock Purchase Agreement, and to approve an amendment to our certificate of incorporation to make our corporate existence perpetual (to which we refer as the “Article Fourth amendment”). You will also be asked to vote to approve amendments to our certificate of incorporation (i) to delete Article Sixth thereof (which sets forth various provisions related to our operations as a blank check company prior to the consummation of a business combination), and to make minor modifications to other provisions of the certificate of incorporation to reflect the deletion of Article Sixth (to which we refer to as the “Article Sixth amendment”) and (ii) to change our name from “NTR Acquisition Co.” to “NTR Energy Co.,” (to which we refer as the “name-change amendment.” You will also be asked to approve a long-term employee incentive plan, the NTR 2008 Equity Incentive Plan in the form attached as Annex D. A form of our Third Amended and Restated Certificate of Incorporation as it will appear if the acquisition proposal, Article Fourth Amendment, the Article Sixth amendment and name-change amendment are all approved is attached as Annex C to this proxy statement. If the Article Sixth amendment and/or the name-change amendment are not approved, we will amend our certificate of incorporation to reflect only those proposals that are approved.

We are holding a special meeting to obtain stockholder approval of these proposals, all of which have been unanimously approved by our board of directors. This proxy statement contains important information about the proposed acquisition, the other proposals and the special meeting of our stockholders. We urge you to read carefully this proxy statement (including all annexes hereto).

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

Q.	Why are we proposing the acquisition?

A.	We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination one or more businesses or assets in the energy industry. We believe that Kern fits within the investment criteria for our initial business combination we laid out in the prospectus for our IPO, for reasons including:

•	it has demonstrated sustainable financial performance;

•	it has access to heavy crude oil;

•	it can be upgraded to process heavy crude oil;

•	it operates in a very attractive refining market with clear location advantages;

•	it sells a large percentage of its products at its own terminal; and

•	the investment in us by Occidental Petroleum may provide an opportunity to enter into a new crude oil supply agreement with Occidental, though no formal discussions have occurred to date.

Our management expects Kern to provide exciting and unique growth opportunities in the short-term and long-term. In addition, Kern has an experienced management and operating team, a good record of reliable and safe operations and strong community relations. We believe Kern provides an excellent platform for us to execute our business plan. See “The Acquisition Proposal—Our Board of Directors’ Reasons for Approving the Acquisition,” “Background of the Acquisition” and “Business of Kern—Post-Acquisition Business Plans.”

Q.	What is being put before the stockholders for vote?

A.	We are asking you to vote on five proposals. The first proposal is to approve the acquisition of all of the outstanding capital stock of Kern pursuant to the Stock Purchase Agreement. We refer to this proposal as the acquisition proposal.

The second proposal is to approve an amendment to our certificate of incorporation to remove Article Fourth to permit our perpetual existence from and after the closing of the acquisition—we refer to this proposal as the Article Fourth amendment.

The third proposal is to approve an amendment to our certificate of incorporation to remove Article Sixth, from and after the closing of the acquisition, as this Article relates to the operation of NTR as a blank check company prior to consummation of a business combination, and will no longer be applicable to NTR after the acquisition of Kern, and to make minor modifications to other provisions of the certificate of incorporation to reflect the deletion of Article Sixth—we refer to this proposal as the Article Sixth amendment.

The fourth proposal is to approve an amendment to our certificate of incorporation to change our name from “NTR Acquisition Co.” to “NTR Energy Co.” We refer to this proposal as the name-change amendment.

The fifth proposal is to approve NTR’s 2008 Equity Incentive Plan—we refer to this proposal as the Incentive Plan proposal.

Q.	What vote is required to adopt the acquisition proposal?

A.	The acquisition proposal will be adopted if (a) a majority of the shares of common stock issued in NTR’s initial public offering, or IPO, including shares subsequently purchased in the open market that are present in person or by proxy and voting at the special meeting vote in favor of the proposal; and (b) no more than 20% of the public shares less one share (equal to 4,911,440 shares of common stock) both vote against the acquisition proposal and validly exercise their conversion rights. See “—How do I exercise my conversion rights?” below for additional information on your conversion rights. See also “Special Meeting of NTR Stockholders—Conversion Rights.”

We will not consummate the proposed acquisition if holders of 20% or more of our public shares demand conversion of their shares. If the proposed acquisition is not consummated, then you will not be able to convert your shares, even if you validly exercised your conversion rights.

Holders of our warrants do not have any voting rights and no action by the warrant holders is required to adopt the acquisition proposal or the other proposals.

Furthermore, we will not consummate the proposed acquisition unless the Article Fourth amendment is approved.

The adoption of the acquisition proposal is not conditioned on approval of the name-change amendment, the Article Sixth amendment or the Incentive Plan proposal. However, if the acquisition is not approved, these proposals will not be presented at the meeting for adoption. None of these proposals is a condition to the consummation of the acquisition.

Q.	What vote is required to adopt the Article Fourth amendment?

A.	The approval of the Article Fourth amendment will require the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date. The Article Fourth amendment may not be adopted unless the acquisition proposal is approved, and we will not consummate the proposed acquisition unless the Article Fourth amendment is approved.

Q.	What vote is required to adopt the Article Sixth amendment?

A.	The approval of the Article Sixth amendment will require the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date. The approval of the Article Sixth amendment is not a condition to the consummation of the acquisition.

Q.	What vote is required to adopt the name-change amendment?

A.	The approval of the name-change amendment will require the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date. The approval of the name-change amendment is not a condition to the consummation of the acquisition.

Q.	What vote is required to adopt the Incentive Plan proposal?

A.	The approval of the Incentive Plan proposal will require the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date present or represented by proxy in the meeting. The approval of the Incentive Plan proposal is not a condition to the consummation of the acquisition.

Q.	Does our board recommend voting in favor of the acquisition proposal, the Article Fourth amendment, the Article Sixth amendment, the name-change amendment, and the Incentive Plan proposal?

A.	Yes. After careful consideration of the terms and conditions of the proposed acquisition of Kern and related transactions, including NTR’s agreement to issue a new series of convertible preferred stock in a private placement to help finance the acquisition described under “Occidental Investment” below and the expected availability of other financing NTR intends to obtain at or prior to closing, NTR’s board of directors has determined that the acquisition proposal is fair to and in the best interests of NTR and its stockholders. NTR’s board of directors has also determined that the Article Fourth Amendment, the Article Sixth Amendment, the name-change amendment and the Incentive Plan proposal are in the best interests of NTR and its stockholders. NTR’s board of directors unanimously recommends that you vote or give instruction to vote “FOR” each of (i) the acquisition proposal, (ii) the Article Fourth amendment, (iii) the Article Sixth amendment, (iv) the name-change amendment, and (v) the Incentive Plan proposal.

The members of our board of directors have interests in the acquisition that may be different from, or in addition to, your interests as a stockholder. For a description of these interests, see “Summary of the Proxy Statement—Interests of Our Directors and Officers in the Acquisition.”

For a description of the factors considered by our board of directors in making its determination, see “The Acquisition Proposal—Recommendation of NTR’s Board of Directors”

Q.	Did NTR’s board of directors obtain a fairness opinion in connection with its approval of the purchase agreement?

A.	No. During the process leading up to the signing of the Stock Purchase Agreement, our board of directors discussed the option of obtaining a fairness opinion of the proposed acquisition by us of Kern. Our board of directors determined not to obtain a fairness opinion in connection with the approval of the Stock Purchase Agreement because it believes that its members, together with the consultants it retained, collectively have extensive experience in evaluating business opportunities in the refining sector and that therefore there was no need to engage a third party to provide a fairness opinion. See “The Acquisition Proposal—Our Board of Directors’ Reasons for Approving the Acquisition” and “The Acquisition Proposal—Recommendations of NTR’s Board of Directors.”

Q.	What will happen in the proposed acquisition?

A.	As a result of the acquisition, we will own 100% of the outstanding capital stock of Kern, and Kern will become a wholly-owned, consolidated subsidiary of NTR.

Q.	How do the inside stockholders intend to vote their shares?

A.	All of our founding stockholders (comprising all of our current officers and directors, as well as entities affiliated with them), to whom we sometimes refer as the “inside stockholders,” have agreed to vote the shares held by them acquired prior to our IPO, to which we refer as the “initial founders’ shares,” on the acquisition proposal in accordance with the vote of the majority of public shares present at the special meeting and voting on the acquisition proposal. The inside stockholders have indicated that they will vote the initial founders’ shares they hold in favor of all of the other proposals. Each inside stockholder has also agreed to vote any public shares such holder holds in favor of the acquisition proposal. As a result, none of the inside stockholders will be able to exercise conversion rights for any shares held, regardless of when they were acquired.

Q.	What will NTR’s security holders receive in the proposed acquisition?

A.	You will continue to hold the same securities of NTR that you owned prior to the acquisition.

Q.	What will Kern security holders receive in the proposed acquisition?

A.	Casey, Kern’s sole shareholder, will receive a base purchase price of $286.5 million in cash, subject to adjustment to reflect the amount of Kern’s working capital and the value of its inventory at the time of closing. Of the base purchase price, $1.5 million was paid into escrow upon signing of the Stock Purchase Agreement and will be paid to Casey if the acquisition is not approved at the special meeting or any adjournment thereof. See “The Stock Purchase Agreement—Acquisition Consideration.”

Q.	How much of NTR will holders of NTR’s common stock own after the acquisition?

A.	NTR’s existing stockholders will continue to own 100% of our outstanding common stock after the acquisition. However, we will issue to Occidental Petroleum Investment Co., a California corporation wholly-owned by Occidental Petroleum Corporation (“Occidental”), shares of new Series A Senior Convertible Preferred Stock (the “Convertible Stock”) on the closing date of the acquisition for consideration of up to $38 million, including the amount of any advances of up to $3 million Occidental makes to us prior to closing to fund certain expenses (including $1.5 million already advanced upon signing), and we will reserve the number of shares of common stock from our authorized share capital for issuance to Occidental if and when Occidental converts its preferred stock. The number of shares of our common stock Occidental will own post-acquisition on a fully diluted basis will be determined based on the conversion price for the Convertible Stock at the time of conversion. See “Occidental Investment” for a description of the Occidental investment and related transactions, including a description of the terms of the new Convertible Stock.

Q.	How will NTR fund the purchase price for the acquisition?

A.

We expect to use amounts available from the trust account (after deduction of any amounts to be paid in connection with closing of the acquisition to public stockholders who validly exercise their conversion rights, as well as the $7.4 million in deferred underwriting discounts and commissions due upon closing to the underwriters of our IPO) and at least $35 million of the proceeds of the Occidental investment to fund a large part of the payment to Casey upon closing of the purchase price, comprising the $285 million that remains to be paid of the base purchase price plus the amount of any working capital and inventory adjustments. We expect to obtain debt financing in amounts sufficient to fund the remaining balance of the purchase price as well as to provide us with working capital financing on an ongoing basis. We are currently in discussions with Citigroup Global Markets Inc. (“Citigroup”) based on a non-binding proposal from Citigroup for an aggregate of up to $120 million in credit and working capital facilities to be put in place at closing of the proposed acquisition. We expect to have a binding commitment for this or a similar financing in place prior to the special meeting. We are also discussing with Wells Fargo Bank, National Association the possibility of obtaining a credit facility or amending and retaining Kern’s existing credit facility. See “Proposed Debt Financing.”

Q.	Do I have conversion rights?

A.	If you hold public shares, whether purchased in the IPO or subsequently in the open market, and you vote such shares against the acquisition proposal, then you have the right to demand that we convert some or all those shares into a pro rata portion of the trust account, which holds a substantial portion of the net proceeds of our IPO, plus interest (less any amounts used to pay income taxes on such interest and amounts released to us to fund our working capital requirements out of such interest in accordance with the terms of the agreement governing the trust), provided that the acquisition is consummated. We sometimes refer to the right of a stockholder voting against the acquisition proposal to demand such conversion as “conversion rights.”

Q.	How do I exercise my conversion rights?

A.	To be able to convert your public shares into cash, you must (i) request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote on the acquisition proposal at the special meeting, (ii) affirmatively vote against the acquisition proposal, (iii) continue to hold your shares through closing of the acquisition and (iv) surrender your shares for conversion (physically or electronically, as applicable). You may exercise your conversion rights either by checking the appropriate box on the proxy card or by submitting your request in writing to NTR’s legal consultant, Jeffrey Dill, at the address of our corporate headquarters within the specified time period. Any request for conversion, once made, may be withdrawn at any time up to the date of the special meeting. You will not be able to convert your shares into cash if the acquisition is not consummated, even if you have voted against the transaction and validly exercised your conversion rights. See “Questions and Answers About the Proposal—What happens if the acquisition is not consummated?”

If you validly exercise your conversion rights, and the acquisition is completed, you will be entitled to receive the conversion price for each share you voted against the acquisition and elected to convert. The per-share conversion price will be equal to the aggregate amount on deposit in the trust account (before payment of deferred underwriting discounts and commissions in connection with the IPO and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income of up to $3.25 million previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the acquisition, divided by 24,557,205 (the number of public shares). Based on the approximately $243.1 million of assets held in the trust account as of December 11, 2007, without taking into account any interest accrued or taxes that may be payable after that date, you would be entitled to convert each share you convert into approximately $9.90. If you convert your shares, you will exchange those shares for cash and will no longer own them; you will receive the payment to which you are entitled for any converted shares promptly after completion of the acquisition.

We will not complete the acquisition if holders of 20% or more of the public shares, equivalent to 4,911,441 or more public shares, exercise their conversion rights, regardless of whether a majority of the public shares vote in favor of the acquisition proposal. Only holders of public shares who vote against the acquisition may exercise conversion rights, as described under “Special Meeting of NTR Stockholders—Conversion Rights.” If the acquisition is not completed, then you may not convert your shares to cash even if you duly exercised your conversion rights. In this case, you will be entitled to receive a pro rata portion of the cash held in trust only if we fail to complete an initial business combination by January 30, 2009, and NTR is dissolved and liquidated as described in more detail under “Other Information Related to NTR—Liquidation If No Business Combination.”

Exercise of your conversion rights does not result in either the conversion or loss of any warrants you may own. Your warrants will continue to be outstanding and exercisable in accordance with their terms following any surrender of your common stock upon conversion.

Q.	Do I have appraisal rights if I object to the proposed acquisition?

A.	You do not have appraisal rights in connection with the acquisition under applicable Delaware corporation law.

Q.	What happens to the funds deposited in the trust account after consummation of the acquisition?

A.	Upon consummation of the acquisition, if you validly exercise your conversion rights, you will receive your pro rata portion of the funds in the trust account (calculated based on the per-share conversion price described above). The balance of the funds in the trust account will be used towards the acquisition consideration, after payment of approximately $7.4 million in deferred underwriting discounts and commissions to the underwriters of the IPO in accordance with the terms of the agreement governing the trust account. See “Special Meeting of NTR Stockholders—Conversion Rights.”

Q.	Who will manage NTR following the acquisition?

A.	All of our current officers will continue in their positions following the acquisition. We also have amended a consulting agreement with Jeffrey Dill, a former vice president and associate general counsel at Premcor Inc. and most recently general counsel of Neurogen Corp., under which Mr. Dill has been providing certain legal services to us, to include terms for Mr. Dill to become our general counsel effective upon closing of the acquisition.

Q.	Who will manage Kern?

A.	Following the closing, Kern’s board of directors will consist of Mario Rodriguez, Henry Kuchta and William Hantke, NTR’s chief executive officer, president and chief operating officer, and principal financial officer, respectively, all of whom are also members of NTR’s board. Substantially all of the current members of the management team of Kern will remain in their positions following the acquisition.

Q.	What happens if the acquisition is not consummated?

A.	Our certificate of incorporation provides that we will continue in existence until January 30, 2009. If we fail to consummate the proposed acquisition, we will continue to seek an appropriate target for our initial business combination in accordance with our business plan. However, we may have insufficient time or insufficient operating funds (including expenses incurred in connection with this acquisition that are not funded by advances we receive from Occidental) to identify and consummate an alternate business combination.

If we have not completed an initial business combination by January 30, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, and we will automatically dissolve. As promptly as practicable thereafter, we will adopt a plan of dissolution and distribution in accordance with Section 281(b) of the Delaware General Corporation Law, or “DGCL.” Assets in the trust account will be liquidated and the proceeds distributed to holders of our public shares, to whom we sometimes refer as our “public stockholders.” Each of the inside stockholders, including each of our officers and directors, has waived its right to participate in any liquidation distribution with respect to any of the initial founders’ shares. Additionally, if we do not complete an initial business combination and the trustee distributes the balance of the trust account, the underwriters of the IPO have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to public stockholders.

There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated.

Q.	When do you expect the acquisition to be completed?

A.	If the acquisition proposal is approved and holders of less than 20% of the public shares duly exercise their conversion rights, we expect to consummate the acquisition promptly following our special meeting. The Stock Purchase Agreement requires closing of the acquisition (the “closing”) to take place at 10:00 a.m., Western time, on the second business day following the satisfaction or waiver of all conditions to our and Casey’s obligations to consummate the transactions under the Stock Purchase Agreement, or such other date and location as mutually agreed upon by us and Casey. For a description of the conditions to completion of the acquisition, see “The Stock Purchase Agreement—Conditions to Closing of the Acquisition.”

Q.	What do I need to do now?

A.	We urge you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the acquisition will affect you as one of our stockholders. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A.	If you are a holder of record of our common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide your broker, bank or nominee with instructions on how to vote your shares.

Q.	What will happen if I abstain from voting or fail to vote?

A.	An abstention or failure to vote will have no effect on the outcome of the vote on the acquisition proposal and will preclude you from converting your shares of common stock into a pro rata portion of the trust account. For each of the other proposals, an abstention or failure to vote will have the same effect as voting against that proposal, except that any broker non-votes will have no effect on the outcome of the vote with respect to the Incentive Plan proposal.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy or direction form?

A.	Yes. Send a later-dated, signed proxy card to the people listed at the end of this section at the address of our corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to the people listed at the end of this section at the address of our corporate headquarters.

Q.	Do I need to surrender my shares to NTR?

A.	If you do not elect to convert your shares into a pro rata share of the trust account, you do not need to, and should not, submit your stock to us now or after the acquisition, because your shares will not be converted or exchanged in the acquisition.

If you elect to exercise your conversion rights, you must tender your shares to NTR’s transfer agent at or prior to the special meeting (physically, if you hold physical certificates, or electronically through your broker, bank or other nominee if you hold in book-entry form, as applicable). If the acquisition does not close, no shares may be converted and your shares will be returned to you. See “Special Meeting of Stockholders—Conversion Rights.”

Q.	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to cast a vote with respect to all of your shares.

Q.	What are the federal income tax consequences of the acquisition to holders of our common stock or warrants?

A.	You will not recognize gain or loss as a result of the acquisition if your conversion rights are not exercised. If you exercise your conversion rights and thereby terminate your stockholder’s interest in us, you will generally be required to recognize gain or loss upon the exchange of your shares of our common stock for cash. Such gain or loss will be measured by the difference between the amount of cash received by you upon the conversion and the tax basis of your shares of our common stock. This gain or loss will generally be a capital gain or loss if you held your shares as a capital asset on the date of the acquisition, and will be a long-term capital gain or loss if the holding period for the share of our common stock is more than one year.

For additional information on the material federal income tax consequences of the acquisition, please see “The Acquisition Proposal—Material Federal Income Tax Consequences of the Acquisition.”

Q.	Who can help answer my questions?

A.	If you have questions about the acquisition or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact: either Jeffrey Dill, our legal consultant, or William Hantke, our principal financial officer, in writing at our corporate headquarters at 100 Mill Plain Road, Suite 320, Danbury, CT 06811, or by phone at 203-546-3437.

See also “Where You Can Find More Information” for instructions on how to obtain additional information about NTR from documents filed with the U.S. Securities and Exchange Commission, or “SEC.”

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the acquisition, you should read this entire document carefully, including the Stock Purchase Agreement, attached as Annex A to this proxy statement. We encourage you to read the Stock Purchase Agreement carefully, as it is the legal document that governs the acquisition. The Stock Purchase Agreement is also described in detail elsewhere in this proxy statement. See “The Stock Purchase Agreement.”

The Parties

NTR

We are a blank check company incorporated in Delaware on June 2, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, which we refer to as our “initial business combination,” one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America.

On February 5, 2007, we completed our IPO of 24,000,000 units, and on February 22, 2007, we completed the closing of an additional 557,205 units that were subject to the underwriter’s over-allotment option, which, together with the private placement of the initial founders’ shares and founders’ warrants to the inside stockholders, generated net proceeds of approximately $232.8 million.

Our business plan is based on capturing the cost advantages of heavy, sour crude oil relative to light, sweet crude oil as a raw material to manufacture refined products. So far, our operations have consisted of evaluating investment opportunities in the petroleum refining and related industries presented by the price differentials between light and heavy and/or sweet and sour crude oil and the associated cost benefits accruing to refineries capable of processing, or being upgraded to process, heavy and/or sour crude oils.

Kern

Kern is a privately owned petroleum refining and marketing company. Its refinery facility is located in Bakersfield, California, and has a rated crude oil processing capacity of 27,000 barrels per stream day. Kern’s primary refined products include California-approved diesel fuel and gasoline, atmospheric gas oil, fuel oil, and aliphatic solvents, which it markets mainly in California and neighboring states. Kern processes primarily medium quality San Joaquin Valley crude oils. Kern employs approximately 115 people, and has a senior management team with an average of 30 years of industry experience.

Kern has strong relationships with a broad customer base consisting of major integrated oil companies, West Coast refining and marketing companies, and large regional wholesale and retail fuel distributors. It sells most of its products under contract to well-recognized customers. Kern is also located between the significant markets of Los Angeles and the San Francisco Bay Area and makes reformulated gasoline and ultra-low sulfur diesel compliant with California emissions regulations, giving it an advantageous combination of location and product portfolio.

Kern’s refinery and storage facilities are located on approximately 200 acres of owned property in an agricultural area, giving it ample room to expand. Kern also owns additional land around the refinery, including approximately 150 acres currently in agricultural use.

The Acquisition

Under the Stock Purchase Agreement, we will consummate our initial business combination by acquiring 100% of the outstanding shares of Kern from Casey, its sole shareholder. We and Casey plan to complete the acquisition promptly after our special meeting, provided that:

•	Holders of the requisite number of public shares have voted in favor of the acquisition;

•	holders of 20% or more of the public shares have not duly exercised their conversion rights; and

•	the other conditions specified in the Stock Purchase Agreement have been satisfied or waived.

Acquisition Consideration

We have agreed to pay Casey a base purchase price of $286.5 million in cash for 100% of Kern’s outstanding capital stock, of which $1.5 million was paid into escrow upon signing and will be forfeited to Casey if our shareholders fail to approve the acquisition. The base purchase price is subject to adjustment at closing based on estimates to be made by Casey prior to closing of each of Kern’s working capital and inventory value, with the base price to be adjusted upwards or downwards in each case by an amount equal to the difference between Casey’s estimate and an agreed-upon baseline amount. The purchase price will be subject to further adjustment post-closing if statements Kern will prepare promptly thereafter of working capital and inventory differ from Casey’s estimates, with any deficit to be reimbursed by Casey to us and any excess to be paid by us to Casey. For these purposes, “inventory” refers to crude exchange balances due to Kern and crude oil, feedstocks, intermediate petroleum products and blend components, finished petroleum products, parts and supplies inventory, chemicals and additives held in stock by Kern or to which Kern has title. Neither working capital nor inventory is calculated for purposes of the purchase price adjustment in the same manner as Kern calculates working capital as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kern—Liquidity and Capital Resources—Working Capital” or inventory as calculated for purposes of Kern’s audited financial statements included elsewhere in this proxy statement.

We will fund the purchase price for Kern with:

•	cash from the trust account established to hold a substantial portion of the net proceeds of our initial public offering, or IPO, as well as

•

the proceeds of a sale of new Series A Convertible Preferred Stock (the “Convertible Stock”) to Occidental Petroleum Investment Co. (“Occidental”), a California corporation wholly-owned by Occidental Petroleum Corporation, for up to $38 million (including up to $3 million that Occidental may advance to us prior to closing to cover certain of our expenses), and

•

additional financing in amounts sufficient to fund the remaining balance of the purchase price (including any working capital and inventory adjustments) and to provide us with working capital financing on an ongoing basis. We are currently in discussions with Citigroup Global Markets Inc. (“Citigroup”) based on a non-binding proposal from Citigroup for an aggregate of up to $120 million in credit and working capital facilities to be put in place at closing of the proposed acquisition. We expect to have a binding commitment for this or a similar financing in place prior to the special meeting. We may seek to assume Kern’s existing credit facility with Wells Fargo Bank, National Association.

We expect to close both the Occidental investment and any new financing concurrently with closing of the acquisition. See “Occidental Investment” and “Proposed Debt Financing” for additional information.

Three percent (3%) of the purchase price payable at closing will be held in a third-party escrow account, with the funds available if needed to satisfy any indemnity claims that may be made by us against Casey under the Stock Purchase Agreement. The $1.5 million of the purchase price paid into the escrow account at signing will remain in escrow as part of these funds. Subject to the maximum cap on indemnity payments by Casey to us described below, Casey shall be directly responsible for losses we may incur that are covered by the indemnification provisions of the Stock Purchase Agreement. The balance of any amounts remaining in escrow against which no claims have been made shall be released to Casey 18 months following the closing of the acquisition.

Occidental Investment

Series A Senior Convertible Preferred Stock Purchase Agreement

In order to finance a portion of the purchase price, we entered into a Series A Senior Convertible Preferred Stock Purchase Agreement, dated November 2, 2007 (the “Series A Purchase Agreement”) with Occidental, under which we will issue to Occidental, upon closing of the acquisition, shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Stock”), for aggregate consideration of $35 million, plus the amount of any advances to us up to $3 million under a promissory note, together with any accrued interest thereon. We refer to this transaction as the “Occidental investment.” Any advances to us under the promissory note must be used to fund expenses including our operating expenses and expenses related to the acquisition (or a replacement transaction satisfactory to Occidental if we do not consummate the acquisition) prior to closing. As of December 11, 2007 Occidental had advanced us only the $1.5 million we paid into escrow upon signing of the Stock Purchase Agreement with Casey.

Holders of the Convertible Stock will be entitled to receive annual dividends of $57.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), payable in cash on a quarterly basis. Dividends for the Convertible Stock are fully cumulative, accrue from the date of first issuance regardless of whether earned or declared and whether funds are legally available when dividend payments are due, and must be paid when funds become legally available, regardless of whether we have profits. In addition to Occidental’s right to purchase the Convertible Stock, if we do not close the acquisition but consummate a replacement transaction, Occidental will have the option, exercisable for 90 days after the closing of such replacement transaction, to purchase up to 3% of the capital stock of the surviving entity of the replacement transaction in consideration for any advances.

The Convertible Stock will be subject to mandatory redemption by us on the fifth anniversary of the date of its first issuance (the “redemption date”) at a price per share equal to $1,000 (as adjusted for any stock dividends, combinations or splits) plus all declared or accumulated but unpaid dividends (“the Convertible Stock conversion price”). Each share of Convertible Stock will be convertible at the option of the holder on or prior to the fifth day prior to the redemption date, into a number of shares of our common stock equal to $1,000 divided by the then applicable conversion price. The Convertible Stock conversion price will be the lower of (i) the closing price per share of our common stock on the American Stock Exchange on the day that immediately preceded the closing date of the acquisition (or a replacement transaction) and (ii) the average of the closing price per share of our common stock on the American Stock Exchange for each of the 30 trading days immediately preceding the date on which we announced any such transaction (“the Convertible Stock conversion price”). Based on the average closing price for the 30 trading days immediately preceding announcement of the proposed acquisition of $9.52, and assuming the investment by Occidental totals the maximum of $38 million, the Convertible Stock would be convertible into 3,991,596 shares of our common stock as of the closing date. The conversion price is subject to certain adjustments for certain dilutive events, stock dividends, combinations or subdivisions of common stock, stock reclassifications and reorganizations, mergers, consolidations and asset sales.

The Convertible Stock is also subject to forced conversion at our option at the Convertible Stock conversion price at any time after the closing price for our common stock on the American Stock Exchange has exceeded 200% of the Convertible Stock conversion price for any 30 consecutive trading days.

Each share of Convertible Stock will entitle its holder to a number of votes equal to the number of shares of our common stock into which such shares of Convertible Stock could be converted and will have voting rights and powers equal to the voting rights and powers of our common stock. In addition, so long as Occidental holds at least 80% of the Convertible Stock issued at consummation of the acquisition, it will be entitled (but not required) to elect one member of our board of directors. In the event of our failure to pay cash dividends on the Convertible Stock for two successive dividend payment dates (or to redeem the Convertible Stock) (an “event of default”), then the holders of the Convertible Stock will be entitled to elect two additional directors to our board of directors. If, after the election of the two additional directors, the event of default is cured, then the two additional directors will be removed from office.

Promissory Note from NTR to Occidental

Occidental has advanced us $1.5 million to fund the escrow deposit we made upon signing of the Stock Purchase Agreement. We have issued a promissory note to Occidental that will cover the full amount of that and any other advances we receive from Occidental, up to the cap of $3 million, plus interest to accrue at an annual rate of 9%, payable quarterly. The note will mature on the earlier of (i) November 1, 2008, and (ii) closing of the sale to Occidental of the Convertible Stock. Occidental has waived any claims against amounts in our trust account held for the benefit of our public shareholders.

Related Transactions

In connection with the issuance of Convertible Stock, we, Occidental, and the inside stockholders will enter into a shareholders rights agreement (the “Shareholders Agreement”) under which, among other things, we will grant certain rights, including a right of first refusal in future equity offerings by us, subject to certain customary exceptions, to holders of the Convertible Stock and, to Occidental, (i) for two years after closing of the acquisition, the right to exchange the Convertible Stock into debt in connection with specified types of debt issuances by us; (ii) tag-along rights in connection with certain sales of our common stock or warrants by us or the inside stockholders, (iii) approval rights over specified corporate actions by us that would affect the rights of the holders of the Convertible Stock and (iv) a right for Occidental to attend meetings of our board of directors in a monitoring observer capacity, to receive notice of such meetings and to receive the information provided by us to our board of directors, so long as it holds at least 80% of the Convertible Stock. The Shareholders Agreement will impose certain restrictions on Occidental’s ability to transfer the Convertible Stock, including a prohibition on transfer without our consent for six months after closing of the acquisition.

We also intend to enter into a registration rights agreement (the “Occidental registration rights agreement”) with Occidental, granting Occidental certain rights to register the resale of any Convertible Stock it receives, as well as any shares of common stock into which it is converted.

See “Occidental Investment” for additional information on all of these agreements.

Proposed Debt Financing

We are currently in discussions with Citigroup regarding a non-binding proposal from Citigroup for a credit and working capital facility to be put in place at closing of the proposed acquisition in amounts sufficient to fund the remaining balance of the purchase price (including any working capital and inventory adjustments) and to provide us with working capital financing on an ongoing basis. The proposal from Citigroup contemplates a senior secured credit facility in a principal amount of up to $120 million in two-tranches: a 5-year term loan facility in a principal amount up to $40 million and a 5-year revolving credit facility in a principal amount of up to $80 million. We expect to have a binding commitment for this or a similar financing in place prior to the special meeting. We are also discussing with Wells Fargo Bank, National Association the possibility of obtaining a credit facility or amending and retaining Kern’s existing credit facility. For two years after closing of the acquisition, Occidental will have the right to exchange the Convertible Stock into debt issued by us. However, this does not include indebtedness incurred to finance our and our subsidiaries’ ordinary course working capital needs, including the proposed debt facility with Citigroup or Kern’s existing secured credit facility with Wells Fargo if retained or replaced.

See “Proposed Debt Financing.”

The Certificate of Incorporation Amendments

If approved, the proposed amendments to our certificate of incorporation will, upon consummation of the acquisition, change our name to “NTR Energy Co.,” extend our corporate existence to perpetuity, and eliminate certain provisions applicable to us only as a blank check company prior to our completion of an initial business combination.

Board of Directors’ Recommendations to Stockholders; Reasons for the Acquisition

After careful consideration of the terms and conditions of the Stock Purchase Agreement and related transactions, including the Occidental investment and the related agreements with Occidental and various debt financing options, including the proposed credit facility from Citigroup, our board of directors has determined that the acquisition proposal is fair to and in the best interests of NTR and its stockholders, and satisfies the requirements of our certificate of incorporation regarding the initial business combination. Our board of directors has also determined that the Article Fourth Amendment, the Article Sixth Amendment, the name-change amendment and the Incentive Plan proposal are also in the best interests of NTR and its stockholders. We believe that Kern fits within the investment criteria for our initial business combination as laid out in the prospectus for our initial public offering:

•	it has demonstrated a sustainable financial performance;

•	it has access to heavy crude oil;

•	it can be upgraded to process heavy crude oil;

•	it operates in a very attractive refining market with clear location advantages;

•	it sells a large percentage of its products at its own terminal; and

•	the investment by Occidental may provide an opportunity to enter into a new crude oil supply agreement with Occidental, though no formal discussions have yet occurred.

Our management expects Kern to provide exciting and unique growth opportunities in the short-term and long-term. In addition, Kern has an experienced management and operating team, a good record of reliable and safe operations and strong community relations. We believe Kern provides an excellent platform for us to execute our business plan. In reaching its decision with respect to the acquisition and the related transactions, our board of directors reviewed various industry and financial data and the due diligence and evaluation materials provided by Kern to determine that the consideration to be paid to the Kern stockholders was reasonable. See “The Acquisition Proposal—Our Board of Directors’ Reasons for Approving the Acquisition” for additional information on why we believe this opportunity fits our investment criteria and is in the best interests of NTR and our stockholders.

Accordingly, our board of directors recommends that you vote:

•	FOR the acquisition proposal;

•	FOR the Article Fourth amendment;

•	FOR the Article Sixth amendment;

•	FOR the name-change amendment; and

•	FOR the Incentive Plan proposal.

During the process leading up to the recommendation of the proposals listed above, our board of directors discussed the option of obtaining a fairness opinion regarding the proposed acquisition by us of Kern. Our board of directors determined not to obtain a fairness opinion in connection with the approval of the Stock Purchase Agreement. See “The Acquisition Proposal—Our Board of Directors’ Reasons for Approving the Acquisition” for additional information.

Management of NTR and Kern

As a result of the acquisition, Kern will be a wholly-owned subsidiary of NTR. After the consummation of the acquisition, our board of directors will consist of the same persons who are currently our directors, and the board of directors of Kern will consist of Mario Rodriguez, Henry Kuchta and William Hantke, NTR’s chief executive officer, president and chief operating officer, and principal financial officer, respectively, all of whom are also members of our board of directors.

Following consummation of the acquisition, our current primary executive officers, Messrs. Rodriguez, Kuchta and Hantke, will continue in office. We also have amended a consulting agreement with Jeffrey Dill under which Mr. Dill has been providing certain legal services to us, to include terms for Mr. Dill to become our general counsel effective upon closing of the acquisition. Following the acquisition, we expect that substantially all of the executive officers of Kern will continue in their current positions.

Interests of Our Directors and Officers in the Acquisition

When you consider the recommendation of our board of directors in favor of adoption of the acquisition proposal, you should keep in mind that our executive officers and members of our board have interests in the acquisition transaction that may be different from, or in addition to, your interests as a public stockholder. These interests include, among other things:

•

if the acquisition is not approved and we are unable to complete another business combination by January 30, 2009, we will be required to liquidate. Our directors and executive officers and their affiliates, to whom we refer collectively as our inside stockholders, beneficially own an aggregate of 6,000,000 shares, or approximately 20% of our outstanding common stock, acquired prior to the IPO. If we are forced to liquidate, these pre-IPO shares will be worthless, because our inside stockholders are not entitled to receive any liquidation proceeds for their pre-IPO shares. If these shares had been freely transferable, as of December 11, 2007, they would have had an aggregate market value of $57.1 million.

•

In addition, our inside stockholders collectively hold 5.85 million warrants acquired in private placements at or prior to the date of the IPO which as of December 11, 2007, had an aggregate market value of $7.3 million. If we fail to complete an initial business combination by January 30, 2009, and are forced to liquidate, these warrants will expire worthless.

Conditions to the Closing of the Acquisition

The obligation of each party to the Stock Purchase Agreement to close the acquisition is subject to certain conditions, each of which must be satisfied or waived prior to closing.

The conditions to NTR’s obligation to close the acquisition include:

•

The holders of the requisite number of public shares shall have approved the acquisition at the special meeting and holders of less than 20% of the public shares shall have duly exercised their conversion rights;

•	We shall have received the resignations, effective as of the closing, of any director or officer of Kern whose resignation we request prior to closing;

•

Casey shall have furnished us with an affidavit certifying as to its non-foreign status in accordance with the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	Kern shall be free of all indebtedness.

In addition, each party’s obligation to close the acquisition is subject to the following conditions, among others:

•

Each of the representations and warranties contained in the Stock Purchase Agreement of the other party shall be true and correct in all material respects as of the signing date of the Stock Purchase Agreement and the closing date of the acquisition;

•

Casey or Kern shall have obtained all third-party consents required by the Stock Purchase Agreement and any foreign anti-trust approvals, if required, and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, shall have expired or been terminated;

•

The other party shall have performed and complied in all material respects with all covenants, obligations and agreements required to be performed or complied with by it in connection with the Stock Purchase Agreement on or prior to closing date of the acquisition;

•

No litigation, action, suit, investigation, claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in the Stock Purchase Agreement (other than, in the case of NTR, any such proceeding instigated by one or more of our stockholders) shall have been instituted and not settled or otherwise terminated; and

•

The other party shall have executed the escrow agreement governing the amounts deposited into escrow in connection with the break-up fee and the indemnity escrow described under “—Acquisition Consideration.” See also “The Stock Purchase Agreement—Escrow Agreement.”

Termination of the Stock Purchase Agreement

The Stock Purchase Agreement may be terminated only in certain circumstances specified therein, including:

•	Upon the mutual written consent of Casey and us;

•	By either party if closing shall not have occurred on or before the 45th day following the vote by our shareholders to approve the acquisition proposal pursuant to this proxy statement;

•

By either party if there has been a material breach by the other party of any of its representations, warranties, or obligations under the Stock Purchase Agreement and the breaching party has not cured the breach within 30 days after being notified in writing of the breach by the other party;

•	By either party if consummation of the acquisition will violate any non-appealable final order, decree or judgment of any court or governmental authority having competent jurisdiction; and

•

By either party if the closing shall not have occurred or has been delayed because any condition precedent to such party’s obligation to effect the closing is not timely satisfied, or shall have become incapable of fulfillment, and such condition has not been waived, if waivable, by the terminating party.

Quotation or Listing

Following the closing of the transaction, if the name-change amendment is approved, we will change our name from NTR Acquisition Co. to NTR Energy Co. and our units, common stock and warrants will continue to be listed on the American Stock Exchange under the tickers NTQ.U, NTQ and NTQ.WS, respectively.

Tax Consequences of the Acquisition

For a description of the material federal income tax consequences of the acquisition, please see the information set forth in “The Acquisition Proposal—Material Federal Income Tax Consequences of the Acquisition.”

Regulatory Matters

The acquisition and the transactions contemplated by the Stock Purchase Agreement are subject to certain federal, state and local regulatory requirements and approvals, including approval under the HSR Act and administrative change of control provisions. See “The Acquisition Proposal—Regulatory Matters.”

Risk Factors

In evaluating the acquisition proposal and the other proposals described in this proxy statement, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED SUMMARY HISTORICAL AND PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION AND OPERATING DATA

We are providing the financial information in this section to assist you in your analysis of the financial aspects of the acquisition. The information in this section is only a summary, and should be read in conjunction with the historical financial statements and related notes for each of NTR and Kern contained elsewhere herein, and “Other Information Related to NTR—Plan of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kern,” respectively. The historical and pro forma results included below and elsewhere in this proxy statement may not be indicative of the future performance of NTR and of Kern as its consolidated subsidiary following the acquisition.

NTR Selected Historical Financial Information

The following table sets forth selected historical financial information derived from NTR’s unaudited interim consolidated financial statements for the nine months ended September 30, 2007 and for the periods from June 2, 2006 (inception) to September 30, 2006, and from June 2, 2006 (inception) to September 30, 2007 and its audited consolidated financial statements for the year ended December 31, 2006, in each case included elsewhere in this proxy statement. In the opinion of management, all adjustments to the unaudited financial statements (including normal recurring adjustments) have been made that are necessary to present fairly our financial position.

	Nine Months Ended September 30, 2007	June 2, 2006 (Date of inception) through September 30, 2006	June 2, 2006 (Date of inception) through September 30, 2007	June 2, 2006 (Date of inception) through December 31, 2006
		(amounts in thousands)
Statement of operations data:
Revenue	$—	$—	$—	$—
Interest income	$7,890	$36	$7,961	$71
Net income (loss)	$4,163	$(182)	$3,797	$(366)
Accretion of Trust Fund related to common stock subject to possible redemption	$(960)	$—	$(960)	$—
Net income (loss) attributable to common stockholders	$3,203	$(182)	$2,837	$(366)
Net income (loss) per share:
Basic	$0.12	$(0.02)	$0.15	$(0.05)
Diluted	$0.10	$(0.02)	$0.13	$(0.05)

	December 31, 2006	September 30, 2007
	(Audited)	(Unaudited)
	(amounts in thousands)
Balance sheet data (at period end):
Total assets (including US Government Securities deposited in Trust Fund)	$3,245	$244,940
Common stock, subject to possible redemption	$—	$48,034
Stockholders’ equity	$2,164	$187,761

Kern Selected Historical Financial Information and Operating Data

Kern Selected Historical Financial Information

The following table sets forth selected historical financial information derived from Kern’s audited consolidated financial statements for the fiscal years ended November 30, 2006, 2005 and 2004, and its interim unaudited consolidated financial statements for the nine months ended August 31, 2007 and 2006. The unaudited financial information includes all significant adjustments, consisting primarily of normal recurring adjustments, that Kern considers necessary for a fair presentation of our financial position and results of operations for the periods presented.

	Fiscal Year Ended November 30,			Nine Months Ended August 31,
	2004	2005	2006	2006	2007
	(audited)			(unaudited)
	(in thousands)
Statement of Operations Data:
Sales	$570,326	$819,060	$936,040	$727,386	$732,721
Operating costs and expenses:
Cost of products sold	$500,100	$724,553	$831,662	$645,775	$640,721
Refinery operating costs	$25,622	$26,897	$31,298	$23,420	$26,936
Selling, general and administrative	$10,855	$6,933	$9,082	$5,963	$7,135
Depreciation	$1,294	$1,430	$2,514	$1,678	$2,452

Total operating costs and expenses	$537,871	$759,813	$874,556	$676,835	$677,243
Operating income	$32,455	$59,247	$61,484	$50,550	$55,527
Dividend, interest, other income and expenses, net	$1,087	$2,187	$6,002	$3,420	$3,095

Net Income	$33,542	$61,434	$67,486	$53,970	$58,622
Retained earnings at beginning of period	$27,804	$35,118	$59,252	$59,252	$80,738
Dividends	$26,228	$37,300	$46,000	$20,000	$58,003
Retained earnings at end of period	$35,118	$59,252	$80,738	$93,222	$81,357

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$35,363	$54,341	$64,199	$53,159	$78,305
Investing activities	$683	$(12,564)	$(10,536)	$(9,332)	$(5,658)
Financing activities	$(26,228)	$(37,300)	$(46,000)	$(20,000)	$(58,003)

Other Data:
Total capital expenditures	$2,322	$12,564	$10,536	$9,332	$5,658

	At November 30,			At August 31,
	2004	2005	2006	2006	2007
Balance Sheet Data (end of period):
Cash and cash equivalents	$55,153	$65,697	$79,942	$95,009	$94,632
Working capital.	$35,067	$48,053	$61,517	$82,851	$58,958
Total assets	$118,300	$146,523	$177,392	$202,278	$195,822
Total long-term debt	$—	$—	$—	$—	$—
Stockholders’ equity	$45,717	$69,837	$91,323	$112,288	$91,942

Kern Selected Historical Financial Information and Operating Data for Refining Operations

The following table sets forth selected unaudited financial information and operating data for Kern’s core refining operations for the periods ended November 30, 2006, 2005 and 2004, and for the nine months ended August 31, 2007 and 2006. “Refining Operations” consist exclusively of manufacturing operations related to the processing of crude oil and other feedstocks and the production of refined products at Kern’s refinery. These results and operating data for Kern’s refining operations presented below exclude (i) the results and output of Kern’s former additive business, which was spun off as of July 1, 2007, and is not part of the proposed acquisition (see “Business of Kern—Product Sales—Spin-off of Additive business”); and (ii) the results of trading activities related to the purchase and sale of crude oil and refined products, or buy/sell arrangements, that are not processed by the refinery. The latter is excluded from refining operations because NTR management does not plan to engage in this kind of activity in the future.

		Fiscal Year Ended November 30,			Nine months ended August 31,
	Notes	2004	2005	2006	2006	2007
		(in thousands)
Statement of Operations Data for Refining Operations:
Sales by Refining Operations	a	$458,213	$646,170	$766,389	$603,947	$541,193
Operating Expenses for Refining Operations:
Cost of products sold for Refining Operations	b	$378,442	$545,118	$685,164	$524,237	$466,459
Refinery operating costs for Refining Operations	c	$21,020	$26,370	$27,955	$22,162	$24,711
Selling, general and administrative for Refining Operations	d	$4,755	$5,248	$5,362	$2,738	$3,917
Depreciation	e	$1,294	$1,431	$2,514	$1,678	$2,452

Total operating costs and expenses for Refining Operations		$405,511	$578,167	$720,995	$550,815	$497,539
Operating income for Refining Operations	f	$52,702	$68,003	$45,394	$53,132	$43,654
Dividend, interest, other income and expenses, net for Refining Operations		$1,087	$2,187	$6,002	$3,420	$3,095

Net income for Refining Operations		$53,789	$70,190	$51,396	$56,552	$46,749

Other Data:
Adjusted Refining EBITDA	g	$53,996	$69,434	$47,908	$54,810	$46,107
In thousand barrels per year:
Total sales volume	h	10,168	10,295	10,445	7,942	6,977
Total crude throughput		9,231	8,919	9,346	7,082	6,124
Total refinery throughput		10,515	10,644	10,749	8,173	7,417

(a)	These amounts exclude $1,894, $2,592, $24,588, $14,134 and $26,245 in additive sales and $110,219, $170,297, $145,063, $109,305 and $165,333 in sales from trading activity in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively.
(b)	These amounts exclude $374, $512, $4,812, $2,781 and $5,825 in additives cost of products sold; $114,748, $171,354, $141,532, $110,277 and $164,644 in cost of products sold for trading activities and $6,536, $7,569, $154, $8,481 and $3,793 in changes in LIFO reserves in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively.
(c)	These costs exclude $766, $161, $2,007, $1,007 and $0 in expensed capital expenditures (which typically would be capitalized except for Kern’s Subchapter S status); $1,025, $1,096, $979, $700 and $2,000 in discretionary bonuses for operating personnel including additive business management, and $2,811, ($730), $357, $198 and $225 of expenses attributable to Casey Co. in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively.

(d)	These costs exclude $5,800, $1,332, $3,356, $2,900 and $3,000 in discretionary management bonuses and $300, $352, $364, $225 and $417 in administrative fees paid to Casey Co. in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively
(e)	Depreciation is as reported in Kern’s Statement of Operations in its financial statements.
(f)	These amounts exclude $1,520, $2,080, $19,776, $11,353 and $20,420 in additives operating income and ($4,529), ($1,057), $3,531, ($972) and $689 in hedging gains/(losses) in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively.
(g)	Adjusted Refining EBITDA represents earnings before interest expense, income tax expense, depreciation, amortization, LIFO reserve changes, hedging gains and losses, expensed capital expenditures, discretionary bonuses paid to management and selected employees and expenses unrelated to the Refining Operations, including certain non-recurring items and expenses associated with related party transactions with Casey, Kern’s sole shareholder. In addition, Adjusted Refining EBITDA has been adjusted to exclude the results of Kern’s additive business, which was spun off as of July 1, 2007. Adjusted Refining EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP. Our management believes that the presentation of EBITDA is useful because EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, and Adjusted Refining EBITDA depicts the EBITDA of Kern’s operations that we expect to constitute our business following closing of the acquisition, which consist of manufacturing operations related to the processing of crude oil and other feedstocks and the production of refined products at Kern’s refinery. In addition, management believes that Adjusted Refining EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted Refining EBITDA generally eliminates the effects of financings, income taxes and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance. However, Adjusted Refining EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Refining EBITDA does not reflect our cash expenditures or future requirements for maintenance activities, capital expenditures or contractual obligations;

•	Adjusted Refining EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Our calculation of Adjusted Refining EBITDA may differ from the Adjusted Refining EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

•	Adjusted Refining EBITDA should not be considered a measure of discretionary cash available to invest in the growth of Kern’s business.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Refining EBITDA only supplementally.

Following is a reconciliation of Adjusted Refining EBITDA to net income as reported in Kern’s financial statements prepared in accordance with GAAP included elsewhere in this proxy statement.

		Fiscal Year Ended November 30,			Nine Months Ended August 31,
	Notes	2004	2005	2006	2006	2007
		(in thousands)
Reported net income	1	$33,542	$61,434	$67,486	$53,970	$58,622
Additive business	2	$(1,520)	$(2,080)	$(19,776)	$(11,353)	$(20,420)
Interest and other income	3	$(1,087)	$(2,187)	$(6,002)	$(3,420)	$(3,095)
Depreciation	4	$1,294	$1,430	$2,514	$1,678	$2,452
LIFO reserve change	5	$6,536	$7,569	$154	$8,481	$3,793
Hedging	6	$4,529	$1,057	$(3,531)	$972	$(689)
Expensed Capital Expenditures	7	$766	$161	$2,007	$360	$—
Discretionary bonus	8	$6,825	$2,428	$4,335	$3,698	$5,000
Unrelated expenses (income)	9	$3,111	$(378)	$721	$423	$443

Adjusted Refining EBITDA		$53,996	$69,434	$47,908	$54,810	$46,107

1)	Historically, Kern has not been subject to state or federal income taxes due its status as a Subchapter S corporation. As a result, reported net income does not reflect any reduction for income tax payments, while net cash used in financing activities reflects distributions to Kern’s shareholder to pay income taxes among other expenses. Kern will incur state and federal taxes as a subchapter C corporation after closing of the acquisition by NTR. Reported net income will be reduced by a provision for applicable income taxes.
2)	Represents adjustments to sales, costs of goods sold and operating income related to the additive business, which is not part of the proposed acquisition and ceased to be a part of Kern’s business as of July 1, 2007. These adjustments are as follows:

	Fiscal Year Ended November 30,			Nine Months Ended August 31,
	2004	2005	2006	2006	2007
	(in thousands)
Additive sales	$1,894	$2,592	$24,588	$14,134	$26,245
Additive costs of products sold	$374	$512	$4,812	$2,781	$5,825

Additive operating income	$1,520	$2,080	$19,766	$11,353	$20,420

3)	Includes interest expense of $22, $7, $0, $0 and $0 for fiscal years 2004, 2005, 2006 and nine months ending August 31, 2006 and 2007, respectively. It also includes interest income from cash balances as well as dividend income from investment in marketable securities.
4)	Represents the reported amount of depreciation expense.
5)	Includes non-cash charges related to changes in LIFO reserve as recorded in Note 3 to Kern’s financial statements related to changes in the value of inventories of crude oil and refined products.
6)	Represents gains and losses from futures contracts Kern enters into to manage its exposure to crude oil and refined product price fluctuations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kern—Quantitative and Qualitative Disclosures about Market Risk” and Note 1 to Kern’s financial statements included elsewhere in this proxy statement.
7)	Represents capital expenditures charged to earnings on the basis that the amounts were less than thresholds used by Kern management. At closing, management intends to adopt an accounting policy of capitalizing such expenditures.
8)	Casey Co. paid discretionary bonuses to its management team and selected employees. NTR plans to adopt a compensation plan different to that currently in place at Kern, which will include, subject to the approval of our shareholders, an equity compensation plan. As a result, the policy of awarding discretionary bonuses consisting solely of cash compensation will likely be changed following closing of the acquisition.

9)	Unrelated expenses (income) constitute primarily expense allocations and reimbursements to Casey, currently Kern’s sole shareholder, that will no longer be made following closing of the acquisition. In fiscal 2004, these expenses also included a non-recurring $2.5 million charge taken in connection with Kern’s withdrawal from the California electrical grid system, and in fiscal 2005, income from a $1.1 million reversal of an accrual related to a patent infringement case.

(h)	Total sales volumes from Refining Operations include all refined products sales, including intermediate products, shipped for sale by the refinery. Total crude throughput includes all the crude oil processed by the refinery for the production of refined products. Total refinery throughput includes total crude throughput and other feedstocks processed by the refinery to produce refined products.

Other Key Operating Data for Refining Operations

	Fiscal Year Ended November 30,			Nine months ended
	2004	2005	2006	Aug-06	Aug-07
In barrels per day:
Throughput volumes for Refining Operations
Crude oil	25,290	24,436	25,605	25,846	22,349
Other feedstocks and blendstocks	3,518	4,715	3,844	3,984	4,722

Total feedstocks	28,808	29,151	29,449	29,830	27,071
Total products sales for Refining Operations
Gasoline	8,209	9,257	8,607	8,866	8,600
Diesel	8,053	8,097	8,156	8,295	7,021
Fuel oil	10,303	9,725	10,467	10,356	8,595
Other	2,597	2,275	2,875	2,662	2,343

Total	29,162	29,354	30,105	30,179	26,559

Per barrel:
Average refined product sales price (a)	$45.06	$62.77	$73.37	$76.05	$77.57
Average crude oil cost (b)	$37.01	$49.57	$61.12	$62.79	$58.90
Average total feedstock cost (c)	$37.22	$52.95	$65.60	$66.01	$66.85
Per barrel of product sold:
Refinery gross margin (d)	$7.85	$9.82	$7.78	$10.04	$10.71
Operating costs for Refining Operations (e)	$2.07	$2.56	$2.68	$2.69	$3.33
Selling, general and administrative for Refining Operations (e)	$0.47	$0.52	$0.52	$0.36	$0.53
Depreciation for Refining Operations (e)	$0.13	$0.14	$0.24	$0.21	$0.33

Operating income for Refining Operations	$5.18	$6.60	$4.34	$6.78	$6.52

Average Market Reference Prices and Differentials: (f)
West Texas Intermediate (WTI) crude oil	$40.50	$55.09	$65.79	$67.54	$64.12
Alaskan North Slope (ANS) crude oil	$38.38	$51.70	$63.45	$65.66	$63.57
CARBOB Gasoline less ANS	$19.79	$20.99	$22.49	$24.54	$28.34
CARB Diesel less ANS	$15.99	$21.89	$22.99	$23.31	$24.88

(a)	Average refined product sales price is calculated by dividing “Sales by Refining Operations” by total product sales for Refining Operations for each respective period.
(b)	Average crude oil cost per barrel is calculated by dividing crude oil costs for Refining Operations by total crude throughput for each period. These crude oil costs were $342.8 million, $442.1 million, $571.2 million, $444.7 million and $360.7 million for fiscal year 2004, 2005, 2006 and nine months ended August 31, 2006 and 2007, respectively.
(c)	Average total feedstock cost is calculated by dividing “Cost of products sold by Refining Operations” by total sales volume for each period.

(d)	Refinery gross margin per barrel of product is calculated by the dividing the difference between “Sales by Refining Operations” and “Costs of products sold by Refining Operations” by the total sales volume of refined products produced for each period.
(e)	Calculated by dividing the relevant line item for Refining Operations by the total sales volume of refined products produced for each period.
(f)	These average market reference prices and differentials are calculated from average monthly prices reported by Platt’s Oilgram Report for the applicable periods. These are shown for references purposes only and they do not have a direct impact on Kern’s operations since Kern does not process WTI or ANS crude oils. These crude oils and their prices are widely used in the refining industry as a reference for the pricing of other crude oils, however none of the crude oil purchased by Kern is priced based on either one of these crude oils. WTI is the benchmark crude oil for the New York Mercantile Exchange (“NYMEX”) contract, which is the financial contract most widely used for risk management purposes. ANS is the most widely used crude oil by refineries in the U.S. west coast. Even though Kern sells CARBOB gasoline and CARB diesel, the differentials to ANS are not applicable to Kern because Kern does not process ANS and therefore its cost of crude oil is different to that of ANS. We are showing these reference prices and differentials to facilitate comparison with widely used industry benchmarks and they do not purport to represent any of the actual crude oil costs or margins experienced by Kern.

Unaudited Pro Forma Condensed Combined Financial Information of NTR and Kern

On November 2, 2007, NTR Acquisition Co. agreed to purchase from Casey 100% of the outstanding capital stock of Kern in exchange for $286.5 million in cash, subject to adjustment to reflect the amount of Kern’s working capital and the value of its inventory at the time of closing of the acquisition.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2007, combines the historical balance sheets of NTR and Kern as of September 30, 2007, giving effect to the transaction as though it had occurred on September 30, 2007.

The following unaudited pro forma condensed combined statement of operations for the nine-month period ended September 30, 2007, combines the historical statements of operations of (i) NTR for the nine-month period ended September 30, 2007, and (ii) Kern for the nine-month period ended August 31, 2007, giving effect to the transaction as though it had occurred on January 1, 2006.

The following unaudited pro forma condensed combined statement of operations for the year-ended December 31, 2006, combines the historical statements of operations of (i) NTR for the period from June 2, 2006 (inception) to December 31, 2006, and (ii) Kern for its fiscal year ended November 30, 2006, giving effect to the transaction as though it had occurred on January 1, 2006.

The aforementioned unaudited pro forma condensed financial statements have been prepared using two different levels of approval of NTR stockholders, as follows:

•	Minimum Conversion: Assumes that none of the public stockholders vote against the acquisition proposal and convert their shares into cash at the conversion price per share.

•

Maximum Conversion: Assumes that public stockholders owning 4,911,440 shares (or 20% less one share of the public shares) both vote against the acquisition proposal and convert their shares into cash at the conversion price per share of $9.94 per share (excluding 6,000,000 shares of Common Stock owned the founding shareholders of NTR, as such shares do not have liquidation rights), based on the $244.1 million held in the trust account as of September 30, 2007.

The unaudited pro forma condensed combined financial information below is based on the estimates and assumptions set forth in the notes to such financial information. These estimates and assumptions have been made solely for purposes of developing this pro forma information. The unaudited pro forma condensed financial information is not intended to represent the condensed combined financial position or condensed combined results of operations in future periods or what the results actually would have been had NTR and Kern been a combined company during the specified periods. The unaudited pro forma condensed financial statements should be read in conjunction with the audited and unaudited financial statements of and related notes thereto and the other financial information, each included elsewhere in this proxy statement, as well as “Other Information Related to NTR—Plan of Operations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kern” and “Risk Factors.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

as of September 30, 2007

(In thousands, except per share amounts)

Assuming Maximum Conversion

	NTR Acquisition Co.	Kern Oil & Refining Co.	Pro Forma Adjustments	Note	Pro Forma Combined
Cash and cash equivalents	723	63,777	244,062	A	11,301
			38,000	B
			37,600	C
			(286,500)	I
			(7,367)	E
			(48,994)	Q
			15,000	Q
			(45,000)	O
Cash and cash equivalents held in trust	124,903	—	(124,903)	A	—
Marketable securities	—	21,011	—		21,011
Marketable securities held in trust	119,159	—	(119,159)	A	—
Trade accounts receivable	—	54,216	—		54,216
Taxes and other receivables	—	4,224	—		4,224
Inventories	—	8,569	—		8,569
Prepaid expenses and other assets	—	2,302	—		2,302
Other assets	78	—	—		78

Total current assets	244,863	154,099	(297,261)		101,701
Property, plant and equipment, net	—	33,817	200,583	K	234,400
Deferred tax asset	70	—	—		70
Other assets	7	—	2,400	C	2,407

Total assets	244,940	187,916	(94,278)		338,578

Loan payable	—	—	15,000	Q	15,000
Accounts payable	—	82,871	890	D	83,761
Accrued expenses	503	18,238	—		18,741
Accrued federal and state taxes	314	—	—		314
Notes payable to initial founders	1	—	—		1
Deferred underwriting discount	7,367	—	(7,367)	E	—

Total current liabilities	8,185	101,109	8,523		117,817
Loan payable	—	—	40,000	C	40,000

Total liabilities	8,185	101,109	48,523		157,817
Common stock, subject to possible redemption	48,034	—	(48,034)	Q	—
Deferred interest attributable to common stock, subject to possible redemption	960	—	(960)	Q	—
Series A Convertible Preferred Stock	—	—	38,000	B	38,000

Commitments and contingencies	—	—	—		—

Stockholders’ equity:
Common stock, $0.001 par value. Authorized 200,000,000 shares; issued and outstanding 30,557,205	31	—	—		31
Common stock, no par value, authorized and outstanding 2,000 shares	—	21	(21)	J	—
Additional paid-in capital	184,893	10,578	(10,578)	J	184,893
Retained earnings	2,837	76,208	(76,208)	J	2,837
Extraordinary dividend	—	—	(45,000)	O	(45,000)

Total stockholders’ equity	187,761	86,807	(131,807)		142,761

Total liabilities and stockholders’ equity	244,940	187,916	(94,278)		338,578

See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

as of September 30, 2007

(In thousands, except per share amounts)

Assuming Minimum Conversion

	NTR Acquisition Co.	Kern Oil & Refining Co.	Pro Forma Adjustments	Note	Pro Forma Combined
Cash and cash equivalents	723	63,777	244,062	A	45,295
			38,000	B
			37,600	C
			(286,500)	I
			(7,367)	E
			(45,000)	O
Cash and cash equivalents held in trust	124,903	—	(124,903)	A	—
Marketable securities	—	21,011	—		21,011
Marketable securities held in trust	119,159	—	(119,159)	A	—
Trade accounts receivable	—	54,216	—		54,216
Taxes and other receivables	—	4,224	—		4,224
Inventories	—	8,569	—		8,569
Prepaid expenses and other assets	—	2,302	—		2,302
Other assets	78	—	—		78

Total current assets	244,863	154,099	(263,267)		135,695
Property, plant and equipment, net	—	33,817	200,583	K	234,400
Deferred tax asset	70	—	—		70
Other assets	7	—	2,400	C	2,407

Total assets	244,940	187,916	(60,284)		372,572

Accounts payable	—	82,871	890	D	83,761
Accrued expenses	503	18,238	—		18,741
Accrued federal and state taxes	314	—	—		314
Notes payable to initial founders	1	—	—		1
Deferred underwriting discount	7,367	—	(7,367)	E	—

Total current liabilities	8,185	101,109	(6,477)		102,817
Loan payable	—	—	40,000	C	40,000

Total liabilities	8,185	101,109	33,523		142,817
Common stock, subject to possible redemption	48,034	—	(48,034)	F	—
Deferred interest attributable to common stock, subject to possible redemption	960	—	(960)	F	—
Series A Convertible Preferred Stock	—	—	38,000	B	38,000

Commitments and contingencies	—	—	—		—

Stockholders’ equity:
Common stock, $0001 par value Authorized 200,000,000 shares; issued and outstanding 30,557,205	31	—	—		31
Common stock, no par value, authorized and outstanding 2,000 shares	—	21	(21)	J	—
Additional paid-in capital	184,893	10,578	48,994	F	233,887
			(10,578)	J
Retained earnings	2,837	76,208	(76,208)	J	2,837
Extraordinary dividend	—	—	(45,000)	O	(45,000)

Total stockholders’ equity	187,761	86,807	(82,813)		191,755

Total liabilities and stockholders’ equity	244,940	187,916	(60,284)		372,572

See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine months ended September 30, 2007

(In thousands, except per share amounts)

	NTR Acquisition Co.	Kern Oil & Refining Co.	Pro Forma Adjustments (Minimum Conversion)	Note	Pro Forma Combined (Minimum Conversion)	Pro Forma Adjustments (Maximum Conversion)	Note	Pro Forma Combined (Maximum Conversion)
Sales	—	732,771	(24,829)	L	707,942	—		707,942

Operating expenses
Cost of sales	—	640,721	(4,165)	L	636,556	—		636,556
Refinery operating costs	—	26,936	(135)	L	26,801	—		26,801
Professional expense	461	—			461	—		461
Rent and facilities	35	—			35	—		35
Formation and operating	652	—			652	—		652
Selling, general and administrative	—	7,135	(1,800)	L	5,335	—		5,335
Depreciation	—	2,481	3,761	K	6,242	—		6,242

	1,148	677,273	(2,339)		676,082	—		676,082

Operating income (loss)	(1,148)	55,498	(22,490)		31,860	—		31,860

Other income and expense:
Interest and other income	7,890	3,124	(7,890)	G	3,124	—		3,124
Interest and other expense	(154)	—	(2,113)	H	(2,832)	(793)	R	(3,587)
			(205)	H	—	38	R	—
			(360)	H	—	—		—

Other income, net	7,736	3,124	(10,568)		292	(755)		(463)

Income (loss) before income taxes	6,588	58,622	(33,058)		32,152	(755)		31,397
Income tax expense (benefit)	2,425	—	(2,762)	M	11,372	(278)	M	11,108
			(740)	M		13	M
			(72)	M
			(126)	M
			(1,316)	M
			(6,555)	M
			20,518	N

Net income (loss)	4,163	58,622	(42,005)		20,780	(490)		20,289

Deferred interest, net of taxes, attributable to common stock subject to possible redemption	(960)	—	(960)	P	—	—		—

Dividend on Series A Convertible Preferred Stock	—	—	(1,639)		(1,639)	—		(1,639)

Net income (loss) attributable to common stock	3,203	58,622	(52,000)		19,141	(490)		18,650

Net income (loss) per common share, basic	0.12				0.63			0.73
Weighted average shares outstanding, basic	27,402				30,557			25,646
Net income (loss) per common share, diluted	0.10				0.60			0.68
Weighted average shares outstanding, diluted	32,218				34,547			29,636

See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2006

(In thousands, except per share amounts)

	NTR Acquisition Co.	Kern Oil & Refining Co.	Pro Forma Combined (Minimum Conversion)	Note	Pro Forma Combined (Minimum Conversion)	Pro Forma Adjustments (Maximum Conversion)	Note	Pro Forma Combined (Maximum Conversion)
Sales	—	936,040	(24,518)	L	911,522	—		911,522

Operating expenses
Cost of sales	—	831,662	(4,743)	L	826,919	—		826,919
Refinery operating costs	—	31,298	(180)	L	31,118	—		31,118
Professional expense	341	—	—		341	—		341
Rent and facilities	19	—	—		19	—		19
Formation and operating	48	—	—		48	—		48
Selling, general and administrative	—	9,082	(2,400)	L	6,682	—		6,682
Depreciation	—	2,514	5,015	K	7,529	—		7,529

	408	874,556	(2,308)		872,656	—		872,656

Operating income (loss)	(408)	61,484	(22,210)		38,866	—		38,866

Other income and expense:
Interest and other income	71	6,002	(71)	G	6,002	—		6,002
Interest and other expense	(29)	—	(3,277)	H	(4,090)	(1,229)	R	(5,262)
			(304)	H		57	R
			(480)	H

Dividend, interest, other income, and expenses, net	42	6,002	(4,132)		1,912	(1,172)		740

Income (loss) before income taxes	(366)	67,486	(26,342)		40,778	(1,172)		39,606
Income tax expense (benefit)	—	—	(25)	M	14,400	(430)	M	13,990
			(1,147)	M		20	M
			(106)	M				—
			(168)	M		—		—
			(1,755)	M		—		—
			(6,018)	M
			23,620	N

Net income (loss)	(366)	67,486	(40,742)		26,378	(762)		25,616

Dividend on Series A Convertible Preferred Stock	—	—	(2,185)	P	(2,185)	0		(2,185)

Net Income (loss) attributable to common stock	(366)	67,486	(42,927)		24,193	(762)		23,431

Net income (loss) per common share, basic	(0.05)				0.78			0.90
Weighted average shares outstanding, basic	7,695				30,825			25,914
Net income (loss) per common share, diluted	(0.05)				0.76			0.86
Weighted average shares outstanding, diluted	7,695				34,815			29,904

See notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Pro Forma Adjustments

Assuming Minimum Conversion

A. Reflects the transfer of 100% of cash, cash equivalents and marketable securities from the trust account to operating cash upon consummation of the acquisition, as if transfer occurred as of September 30, 2007.

B. Reflects the private placement of Series A Convertible Preferred Stock to Occidental Petroleum Investment Co. (“Occidental”) for $35 million plus advances of an additional $3 million to fund operating expenses or costs related to the acquisition. The Series A Convertible Preferred Stock is classified in mezzanine pursuant to EITF D-98 Classification and Measurement of Redeemable Securities.

C. Reflects the expected $40 million five-year term loan under the proposed credit facility with Citigroup less the related cost of $2.4 million (recorded as a component of “other assets”) associated with its origination, calculated based on the proposed underwriting fee of 2.0% of $120 million (comprising the $40 million term loan and the proposed $80 million revolving credit facility).

D. Reflects the direct costs associated with the acquisition.

E. Reflects the payment of deferred underwriters’ fee from NTR’s initial public offering that are payable at the time of the acquisition.

F. Reflects the reclassification of 4,911,440 shares of NTR common stock to permanent equity assuming none of the shareholders vote against the acquisition and exercise their conversion rights.

G. Reflects the elimination of earnings on cash, cash equivalents and marketable securities through September 30, 2007, which would have been applied to finance of the acquisition as of January 1, 2006.

H. Assumes NTR will enter into a credit facility on the terms proposed in the Citigroup proposal letter, and reflects (i) interest expense associated with five-year $40 million term loan bearing interest at LIBOR plus 2.75% per annum, (ii) a 0.375% unused commitment fee related to the $40 million revolving credit facility, and (iii) amortization of the $2.4 million of costs associated with securing the proposed credit facility, all in accordance with the terms of the proposal from Citigroup, which are subject to change.

I. Reflects the $286.5 million of cash consideration paid to Casey Co. in exchange for 100% of the common stock of Kern.

J. Reflects the elimination of Kern’s stockholders’ equity upon closing the acquisition.

K. Reflects the preliminary allocation of excess purchase consideration of $286.5 million plus direct acquisition costs of $0.9 million over the carrying value of the net assets acquired ($86.8 million) to property, plant and equipment and related adjustment to depreciation expense.

The values assigned in these pro forma financial statements are preliminary and represent management’s best estimate of current values, which are subject to revision. Accordingly, the information presented herein may differ from the final purchase price allocation. Management intends to finalize the allocation of purchase price subsequent to closing.

L. Reflects the elimination of sales, costs of sales and operating expenses directly associated with the additives product line that Kern spun off to Casey on July 1, 2007.

M. Reflects adjustments to the provision for income taxes related to pro forma adjustments (G), (H), (K), (L) and (R).

N. Kern is a California “S” Corporation under Internal Revenue Service Code Section 1371. As such, Kern does not pay Federal income taxes. The income and distributable items of Kern flow to the stockholders and are reported by them on their individual returns. This pro forma adjustment reflects the provision for income taxes associated with taxable income (estimated to be “net income” as reflected in the historical financial statements) earned by Kern and as it would have been reported in the consolidated tax return of NTR applying the 35% statutory tax rate. See “The Acquisition Proposal—Material Federal Income Tax Consequences of the Acquisition.”

O. Reflects the anticipated extraordinary dividend of approximately $45 million to be declared and paid by Kern to Casey Co. prior to closing.

P. Reflects annual dividends of $57.50 per Series A Convertible Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), payable in cash on a quarterly basis.

Assuming Maximum Conversion

Q. Reflects the payment of amounts ($49 million) that would be due if shareholders vote 4,911,440 common shares (or 20% less one of the public shares) against the acquisition and exercise their right to convert all of those shares to cash assuming a conversion price of $9.94, based on the amount in the trust account as of September 30, 2007, and, a $15 million draw on the proposed Citigroup revolving credit facility to finance such payment

R. Reflects additional interest expense incurred on $15 million additional indebtedness referred to in adjustment “O” and an adjustment to the unused commitment fee on the proposed revolving credit due to the $15 million draw.

2. Pro Forma Earnings Per Share

The following table sets forth audited historical and unaudited pro forma per share ownership information of NTR after giving effect to the acquisition, assuming both no conversions and maximum conversions by our public stockholders. You should read this information in conjunction with our selected historical financial information. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed earnings per share information below does not purport to represent the earnings per share that would have been achieved had we acquired and owned Kern during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma book value per share information below does not purport to represent what our value would have been had we acquired and owned Kern as of the dates presented.

Pro Forma Earnings Per Share (numbers in thousands)

	Year Ended December 31, 2006		Nine Months Ended September 30, 2007
Calculation of Basic Shares	Minimum Approval Number	Maximum Approval Number	Minimum Approval Number	Maximum Approval Number
Nine Months Ended September 30, 2007 and Year Ended December 31, 2006
NTR shares outstanding prior to acquisition	6,250	6,250	30,557	30,557
Initial public offering	24,575	24,575	—	—
Exercise of conversion rights	(4,911)	—	(4,911)	—
Pro forma basic EPS denominator	25,914	30,825	25,646	30,557

	Year Ended December 31, 2006		Nine Months Ended September 30, 2007
Calculation of Diluted Shares	Minimum Approval Number	Maximum Approval Number	Minimum Approval Number	Maximum Approval Number
Nine Months Ended September 30, 2007 and Year Ended December 31, 2006
NTR shares outstanding prior to acquisition	6,250	6,250	30,557	30,557
Initial public offering	24,575	24,575
Conversion of Series A Preferred Stock	3,990	3,990	3,990	3,990
Exercise of conversion rights	(4,911)	—	(4,911)	—
Pro forma diluted EPS denominator	29,904	34,815	29,636	34,547

Market Price and Dividend Data for NTR Securities

Our common stock, warrants and units are currently quoted on the American Stock Exchange under the symbols “NTQ” “NTQ.WS” and “NTQ.U,” respectively. The closing prices of the common stock, warrants, and units, on November 2, 2007, the last trading day before the announcement of the execution of the Stock Purchase Agreement, were $9.62 per share, $1.40 per warrant and $10.95 per unit, respectively. Each unit of NTR consists of one share of common stock and one warrant. The warrants became separable from the common stock on February 23, 2007. Each warrant entitles the holder to purchase from NTR one share of common stock at an exercise price of $7.50 commencing on the later of the completion of the acquisition (or, if the acquisition of Kern is not consummated, an initial business combination) or March 5, 2008. The warrants will expire at 5:00 p.m., New York City time, on January 30, 2011, or earlier upon redemption. Prior to February 5, 2007, there was no established public trading market for NTR’s common stock, warrants or units.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low sales prices of NTR’s common stock, warrants and units as reported on the American Stock Exchange.

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
Quarter Ended
March 31, 2007	$9.25	$9.10	$0.7373	$0.7027	$10.05	$9.70
June 30, 2007	$9.95	$9.13	$1.0122	$0.9471	$10.80	$9.78
September 30, 2007	$9.60	$9.32	$1.0447	$0.9968	$10.91	$10.15

Holders

As of December 5, 2007, there were 22 holders of record of our units, 57 holders of record of our common stock and 28 holders of record of our warrants. We believe there are 514 beneficial holders of each of our units, common stock and warrants.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of the acquisition (or, if the acquisition of Kern is not consummated, an initial business combination). Our board of directors currently intends to retain any earnings following the consummation of the acquisition (or, if the acquisition of Kern is not consummated, an initial business combination) for use in our operations and, accordingly, we do not anticipate that our board will declare any dividends on our common stock in the foreseeable future. After we complete the acquisition (or, if the acquisition of Kern is not consummated, an initial business combination), the payment of any dividends on our common stock will be within the discretion of our board of directors at that time and will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the acquisition (or, if the acquisition of Kern is not consummated, an initial business combination).

If we consummate the acquisition and close the sale to Occidental of the Convertible Stock, we will pay annual dividends of $57.50 per share of Convertible Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), payable in cash quarterly on March 15, June 15, September 15 and December 15 of each year, starting on the first or second such date (at our option) occurring after the date of first issuance of the Convertible Stock. If we choose to pay the first cash dividend on the second dividend payment date, then, in lieu of cash dividends, we will issue additional shares of Convertible Stock on the first dividend payment date in an amount equal to the quotient of (i) amount of such unpaid dividends and (ii) the liquidation preference, rounded up to the nearest whole share. If we have funds legally available to pay any dividend on the Convertible Stock in cash when due, but do not pay the dividend when due, then, in addition to the obligation to pay the dividend in cash, we must also issue additional shares of Convertible Stock to pay such dividend. For additional information see “Occidental Investment.”

RISK FACTORS

The value of your investment in NTR following consummation of the proposed acquisition will be subject to significant risks, including risks inherent in the petroleum refining and marketing business. You should carefully consider all of the material risks described below, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the acquisition proposal, the Article Fourth amendment, the Article Sixth amendment, the name-change amendment and the Incentive Plan proposal. If any of the following events occur, our post-acquisition financial condition and operating results, and our ability to implement our business plan for Kern, may be materially adversely affected. This could cause the trading price of our common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment. This proxy statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Relating to Our Business and Operations Following the Acquisition of Kern

The price volatility of crude oil, other feedstocks and refined products depends upon many factors that are beyond our control and could adversely affect our profitability.

Kern’s earnings, profitability and cash flows depend primarily on the margin above fixed and variable expenses (including the cost of refinery feedstocks, such as crude oil) at which it is able to sell refined products. In recent years, the prices of crude oil, other feedstocks and refined products have fluctuated substantially and refining margins historically have been volatile, and are likely to continue to be volatile, as a result of a variety of factors, including fluctuations in the prices of crude oil. Prices of crude oil, other feedstocks and refined products depend on numerous factors beyond our control, including:

•	changes in global and local economic conditions;

•	the demand for fuel products, especially in the United States, China and India;

•	the ability of the members of the Organization of Petroleum Exporting Countries, or OPEC, to agree to and maintain oil price and production controls;

•	worldwide political conditions, armed conflicts or terrorist attacks, particularly in significant oil-producing regions such as the Middle East, West Africa and Venezuela;

•	the level of foreign and domestic production of crude oil and refined products, as well as the level of operations at refineries in Kern’s service areas;

•

the volume of crude oil, feedstocks and refined products imported into the U.S., which can be affected by accidents, interruptions in transportation, inclement weather, government regulations or other events affecting producers and suppliers;

•	government regulations, including changes in fuel specifications required by environmental and other laws, particularly with respect to oxygenates and sulfur content;

•	utilization rates at U.S. refineries;

•	pricing and other actions taken by competitors that impact the market;

•	availability of crude oil, feedstock and product pipeline capacity or alternative means of transportation;

•

local factors, including market conditions, weather conditions, accidents or other events that can cause unscheduled shutdowns or otherwise adversely affect our facilities or those of our suppliers or customers; and

•	the development, pricing and availability of alternative and competing fuel.

Furthermore, although an increase or decrease in the price for crude oil generally results in a similar increase or decrease in prices for refined products, there is normally a time lag in the realization of the similar increase or decrease in prices for refined products. The effect of changes in crude oil prices on Kern’s results of operations therefore depends in part on how quickly and how fully refined product prices adjust to reflect these changes. A substantial or prolonged increase in crude oil prices without a corresponding increase in refined product prices, or a substantial or prolonged decrease in refined product prices without a corresponding decrease in crude oil prices, could have a significant negative impact on Kern’s earnings, results of operations and cash flows.

These factors and the volatility of the energy markets may have a negative effect on Kern’s results of operations and financial condition to the extent that the margin between refined product prices and feedstock prices narrows.

The price volatility of natural gas may have a negative effect on our earnings, profitability and cash flows.

The volatility in the cost of natural gas used by Kern’s refinery, including the cogeneration unit, affects Kern’s net income and cash flows. Natural gas prices have been, and will continue to be, affected by factors outside our control, such as supply and demand for fuel and utility services in both local and regional markets. For example, Kern’s cost of natural gas ranged between $3.98 and $11.54 per million British thermal units, or MMBTU, in fiscal years 2006 and 2005. Future increases in natural gas prices may have a negative effect on our earnings, profitability and cash flows.

Completion of our acquisition of Kern could result in disruptions in Kern’s business, loss of customers or contracts or other adverse effects.

The completion of the acquisition may cause disruptions in Kern’s business, including potential loss of customers, suppliers and other business partners, particularly those whose contracts with Kern permit them to terminate the agreements in connection with a change of control or with little notice. Any such partners could also seek to renegotiate the terms of their contracts with Kern in a manner adverse to us. The loss of customers, suppliers and other business partners or adverse changes in the terms of our agreements with them could have a material adverse effect on our post-acquisition business, operations and consolidated financial results.

We may not be able to implement our capital improvement projects at Kern in accordance with our expectations, and these facilities may not provide the anticipated benefits.

We expect to expand and upgrade Kern’s facilities following the acquisition, including through the addition of a transmix splitter, an isomerization unit, a hydrocracker and a coker. The installation of significant units such as these involves significant time and expense, and involves significant risks and uncertainties, including:

•	the new units may not perform at expected levels;

•	the yield and product quality may differ from design; and

•	any redesign or modification of the equipment required to correct performance of the units could require facility shutdowns until the equipment has been redesigned or modified.

•	we may not be able to obtain permits with conditions acceptable to us that enable us to pursue the projects based on our anticipated scope and budget.

The occurrence of any of these events could lead to lower revenues or higher costs or otherwise have a negative impact on Kern’s future results of operations and financial condition following the acquisition.

Our profitability may be limited if we experience cost overruns on our planned capital improvement projects.

We believe that the capital investments we will need to make in order to implement our business plan regarding Kern will be approximately $540 million. However, the actual cost may be higher depending on various factors, including construction costs, changes in prices of raw material inputs and availability of qualified construction personnel. If we have underestimated the capital investments that will be required to expand and upgrade Kern’s facilities in accordance with our plans, or otherwise experience cost overruns on any construction project we undertake in connection with Kern, our indebtedness levels, cash flows and results of operations could be negatively affected.

Following the completion of the planned capital projects at Kern, our profitability will depend, in part, on light/heavy crude oil price differentials. A decrease in these spreads could negatively affect our profitability.

After we complete the capital projects described under “Business of Kern—Post-Acquisition Business Plans,” our business plan for Kern will be based primarily on capturing the cost advantages of heavy crude oil, which is generally cheaper relative to light crude oil as a raw material to manufacture refined products because of the greater complexity of the processes required to refine heavy crude. A tightening of these spreads could make these capital projects less economic and negatively affect our expected profitability following their completion.

Significant declines in the price of crude oil may disrupt the supply of heavy crude oil and cause a narrowing of the price differentials between heavy crude oil and light crude oil.

Heavy crude oil is generally costlier to extract and process than light crude oil. Significant declines in the overall price of crude oil could disrupt the supply of certain heavy crude oils should the price declines be large enough that continuing to produce those heavy crude oils becomes unprofitable. In addition, any resulting scarcity of supply of certain types of heavy crudes could cause light/heavy differentials to narrow. Following implementation of our planned capital projects for Kern, such a disruption could negatively affect our business.

Our ability to grow Kern’s business may be limited if we cannot secure an engineering, procurement and construction (“EPC”) contractor to perform the planned projects.

Our ability to grow Kern’s business will be linked to our ability to successfully implement the capital projects described under “Business of Kern—Post-Acquisition Business Plans.” In order to implement these projects, we expect to hire an EPC contractor. We have engaged Foster Wheeler USA Corporation for early stage engineering work but have not yet engaged them as an EPC contractor. Due to a recent surge in construction projects across the energy industry, we may experience difficulties in securing Foster Wheeler USA Corporation or another EPC contractor in a timely fashion to execute our proposed projects. If we are unable to contract an EPC contractor to effect the projects in a timely fashion, Kern’s profitability could be negatively affected.

Our profitability may be limited if we cannot obtain necessary permits and authorizations to modify Kern’s facilities.

We intend to upgrade and add new units to Kern’s refinery, among other things to process a heavier crude oil and to yield lighter, higher-margin products in order to increase Kern’s profitability. If we are unable to obtain the necessary permits and authorizations to effect these upgrades and additions, or if the costs of making changes to or obtaining these permits or authorizations exceed our estimates, our ability to increase Kern’s profitability could be negatively affected.

Kern purchases a significant quantity of its crude oil from a single supplier.

Kern currently purchases approximately 50% of its crude oil from a single supplier under a 10-year purchase contract expiring in 2011. Terms of the purchase contract provide for purchases at market related prices, with annual renegotiation of specific price provisions. Our inability to maintain the purchase contract on favorable terms following the acquisition could have a material adverse effect on our business and operations. Furthermore, if this supplier were unable to or unwilling to deliver a significant portion of the crude oil for which we have contracted, we would have to find alternate suppliers. We cannot assure you that we would be able to do so on favorable terms, if at all.

Kern’s operations are concentrated in a single location; if access to the pipelines on which Kern relies for the supply of feedstock is interrupted, our costs may increase, and our profitability may be adversely affected.

All of Kern’s refinery activities are conducted at its facility in Bakersfield, California. In addition, Kern obtains a substantial portion of its crude oil supply through its owned 18-mile crude receipt pipeline. Any prolonged disruption to the operations of Kern’s refinery or the 18-mile pipeline, whether due to labor difficulties, destruction of or damage to such facilities, severe weather conditions, interruption of utilities service or other reasons, would have a material adverse effect on our business, results of operations or financial condition. If this or one of the feeder pipelines on which Kern relies for supply of crude oil becomes temporarily or permanently inoperative because of accidents, natural disasters, governmental regulation, terrorism, other third-party action or other events beyond our control, we would be required to obtain crude oil for our refinery through an alternative pipeline, if any, or from additional tanker trucks, which could increase our costs and result in lower production levels and profitability.

The refining and marketing industry is highly competitive.

There is intense competition in the energy industry, including in the petroleum refining, distribution, marketing and related industries. Refiners face competition in obtaining crude oil and other feedstocks and in selling the refined products they produce. Kern’s competitors include large and fully integrated companies operating on a national and international basis that, among other things, can produce their own feedstocks, have their own retail systems and have a larger capitalization and greater financial and other resources. These factors may allow these competitors to better withstand volatile market conditions, compete more effectively on the basis of price and obtain crude oil and other feedstocks more readily in times of shortage.

In addition, Kern competes with companies in other industries that provide alternative sources of energy and fuel. There are significant governmental and consumer pressures to increase the use of alternative fuels in the United States. The more successful these alternatives become as a result of governmental regulations, technological advances, consumer demand, improved pricing or otherwise, the greater the impact on pricing and demand for Kern’s products and its profitability will be.

Changes in our or Kern’s credit profile may affect Kern’s relationship with its suppliers, which could have a material adverse effect on Kern’s liquidity.

Changes in Kern’s or our credit profile may affect the way crude oil suppliers view Kern’s ability to make payments and may induce them to shorten the payment terms of their invoices. Given the large dollar amounts and volume of Kern’s feedstock purchases, a change in payment terms may have a material adverse effect on Kern’s liquidity and Kern’s ability to make payments to its suppliers.

Unscheduled maintenance at Kern’s refinery could reduce revenues.

Kern’s refinery currently consists of one crude distillation unit and other processing units. If Kern’s sole crude processing facility or one or more of the other units require unscheduled downtime for unanticipated maintenance or repairs, Kern’s ability to produce refined products could be materially reduced, which would reduce revenues during the period of time that any of the units is not operating.

Following the acquisition, we will be a holding company and depend upon Kern for our cash flow.

Following the acquisition Kern will be our subsidiary and Kern will conduct all of its operations and own substantially all of our assets. Consequently, our cash flow and our ability to meet our obligations or to pay dividends or make other distributions in the future will depend upon the cash flow of Kern and the payment of funds by Kern to us in the form of dividends, tax sharing payments or otherwise. The ability of Kern to make any payments to us will depend on its earnings, the terms of its indebtedness, tax considerations and legal restrictions. Furthermore, we expect that distributions that we receive from Kern will be primarily reinvested in our business rather than distributed to our stockholders.

We intend to continue to pursue acquisition opportunities, which may subject us to considerable business and financial risk.

We anticipate that we will continue to grow in part through acquisitions of businesses or assets in the energy industry. We continue to assess potential acquisitions on an ongoing basis and expect to pursue acquisition opportunities in the future, some of which could be significant. We may not be successful in identifying acquisition opportunities, assessing the value, strengths and weaknesses of these opportunities or in consummating acquisitions on acceptable terms. Also, we may not be able to generate sufficient cash flow, issue additional equity, or borrow sufficient funds to finance acquisitions we wish to make. The pursuit of additional acquisitions may expose us to business and financial risks that include, but are not limited to:

•

diversion of our management’s attention, as pursuing opportunities and integrating the operations, assets and employees of any acquired businesses may require a substantial amount of our management’s time;

•	failing to retain or integrate personnel or customers of any acquired businesses;

•

incurring costs associated with pursuing opportunities that may not be consummated, and incurring expenses associated with any successful acquisition, including transaction costs and other non-recurring acquisition-related charges, integration costs and subsequent capital expenditures;

•	incurring significant indebtedness to finance any acquisitions;

•	the inability to achieve operating and financial synergies anticipated to result from the acquisitions; and

•

depreciation of any acquired tangible assets and the amortization or write-off of acquired goodwill and other intangible assets, which would negatively effect reported earnings following any acquisition.

We cannot assure you that we will be successful in finding and effecting additional acquisitions or in integrating acquired businesses or assets into our business following closing of our acquisition of Kern. The failure to find and effect new acquisitions or to successfully integrate any acquired businesses could have a material adverse effect on our growth potential and future earnings.

We may experience difficulties in marketing some of our refined products.

Our ability to market the refined products Kern produces may depend on:

•	obtaining the financing necessary to process our feedstock, such as crude oil, to the point where production is suitable for sale;

•	any negative development regarding the availability, adequacy or cost-effectiveness of Kern’s facilities for the delivery of refined products to its customers;

•	the quantity and quality of the refined products we produce; and

•	the continued availability of viable purchasers willing to buy our refined products.

We may have environmental liabilities as a result of our ownership or operation of contaminated properties or relating to exposure to hazardous or toxic materials.

We could be subject to claims and may incur costs arising out of human exposure to hazardous or toxic substances relating to our operations, our properties, our buildings or to the sale, distribution or disposal of any products containing any hazardous or toxic substances and produced in connection with our business. Kern currently has outstanding certain lawsuits of this nature as described in “Business of Kern—Legal Proceedings.”

Properties or facilities owned, leased or operated in conjunction with the refining industry may be contaminated due to energy or other historical industrial uses at or near the property. Regulators may impose clean-up obligations if contamination is identified on a property, and third parties or regulators may make claims against owners or operators of properties for personal injuries, property damage or natural resource damage associated with releases of hazardous or toxic substances. Certain environmental laws hold current and previous owners or operators of real property liable for the costs of cleaning up contamination regardless of whether they knew of or were responsible for the contamination. These environmental laws also may impose liability on any person who arranges for the disposal or treatment of hazardous substances, regardless of whether the affected site is or was ever owned or operated by such person. Kern is currently subject to a Cleanup and Abatement Order from the California Regional Water Quality Control Board for soil and groundwater contamination. We expect Kern to continue work under this order for the foreseeable future. See “Business of Kern—Environmental Matters.”

Finally, it is possible that Kern may have historical liabilities relating to previous operations or the previous ownership of real property. As a result, we may ultimately have liability for environmental matters that do not relate to our business.

We will be subject to environmental and employee safety and health laws and regulations that could cause us to incur significant compliance expenditures and liabilities.

Our operations will be subject to federal, state and local laws and regulations pertaining to the environment, including air emissions, potential releases into soil and groundwater, wastewater discharges, waste disposal and compliance with fuel specifications. Under various environmental laws, an owner or operator of real property may be liable for contamination resulting from the release or threatened release of hazardous or toxic substances or petroleum at that property. Such laws often impose liability on the owner or operator without regard to fault and the costs of any required investigation or cleanup can be substantial.

Our operations will also be subject to various employee safety and health laws and regulations, including those pertaining to occupational injury and illness, employee exposure to hazardous materials and employee complaints. Environmental and employee safety and health laws tend to be complex, comprehensive and frequently changing. As a result, we may be involved from time to time in administrative and judicial proceedings and investigations related to environmental and employee safety and health issues.

These proceedings and investigations could result in substantial costs to us, divert our management’s attention and adversely affect our ability to sell, lease or develop our real property. Furthermore, if it is determined we are not in compliance with applicable laws and regulations, or if our properties are contaminated, it could result in significant liabilities, fines or the suspension or interruption of the operations of specific operating facilities. Future events, such as changes in existing laws and regulations, new laws or regulations or the discovery of conditions not currently known to us, may give rise to additional compliance or remedial costs that could be material.

Furthermore, Kern’s facilities operate under a number of federal, state and local permits, licenses and approvals with limits, terms and conditions containing a significant number of prescriptive and performance standards in order to operate. Kern’s facilities are also required to meet compliance with prescriptive and performance standards specific to refining and chemical facilities as well as to general manufacturing facilities. All of these permits, licenses and standards require a significant amount of monitoring, record keeping and reporting requirements in order to demonstrate compliance with the underlying permit, license or standard. Inspections by federal and state governmental agencies may uncover incomplete or unknown documentation of compliance status that may result in the imposition of fines, penalties and injunctive relief that could have a material adverse effect on our ability to operate Kern’s facilities following the acquisition. Additionally, due to the nature of our manufacturing processes there may be times when Kern is unable to meet the standards and terms and conditions of these permits, licenses and standards that may not receive enforcement discretion from the governmental agencies, which may lead to the imposition of fines and penalties or operating restrictions that may have a material adverse effect on Kern’s ability to operate its facilities and accordingly its financial performance.

Operating hazards may expose us to potentially significant losses, costs or liabilities.

Kern’s operations are subject to all of the hazards and operating risks inherent in refining oil and in transporting and storing crude oil, intermediate products and refined products. These significant hazards and risks include, but are not limited to, the following:

•	fires, explosions;

•	natural disasters;

•	environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases;

•	third-party interference;

•	disruptions of natural gas deliveries; and

•	mechanical failure of equipment at our refinery or third-party facilities.

The occurrence of any of the foregoing could result in production and distribution difficulties and disruptions, severe damage to or destruction of property, natural resources and equipment, personal injury or wrongful death claims, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations, and other damage to our property and the property of others. There is also risk of mechanical failure and equipment shutdowns both in the ordinary course of operations and following unforeseen events.

If we experience a catastrophic loss and our insurance is not adequate to cover such loss or if our insurers fail to pay significant claims, it could have a material adverse effect on our profitability and operations.

Kern’s refining and other facilities could be affected by a number of risks, including mechanical failure, personal injury, loss or damage, business interruption due to disruption of supply, hostilities, labor strikes, adverse weather conditions and catastrophic disasters, including environmental accidents. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. In accordance with customary industry practice, Kern maintains insurance against some, but not all, of these risks and we intend to maintain Kern’s current insurance policies following the acquisition. However, we cannot assure you that any particular claim will be paid out of our insurance or that any insurance will be adequate to cover any losses or liabilities. Our insurers will also require us to pay certain deductible amounts before they will pay claims and insurance policies will contain limitations and exclusions, which may increase our costs and lower our profitability.

Furthermore, the refining industry is generally highly capital intensive, and the entire or partial loss of individual facilities can result in significant costs to both industry participants and their insurance carriers. In recent years, several large energy industry claims have resulted in significant increases in the level of premium costs and deductible periods for participants in the energy industry. For example, during 2005, hurricanes Katrina and Rita caused significant damage to several refineries along the U.S. Gulf Coast, in addition to numerous oil and gas production facilities and pipelines in that region. As a result of large claims, insurance companies that have historically participated in underwriting energy related facilities could discontinue that practice, or demand significantly higher premiums or deductibles to cover these facilities. Due to such industry-wide reasons beyond our control, we cannot predict the continued availability of insurance, or its availability at premium levels that justify its purchase. If Kern is unable to obtain and maintain adequate insurance at reasonable cost or, it may need to significantly increase its retained exposures.

Additionally, any changes to environmental and other regulations or changes in the insurance market may also result in increased costs for, or decreased availability of, insurance we would currently anticipate purchasing against the risks of environmental damage, pollution and other claims for damages that may be asserted against us.

Terrorist attacks and threats or actual war may negatively impact our business.

Kern’s business is affected by global economic conditions and fluctuations in consumer confidence and spending, which can decline as a result of numerous factors outside of our control, such as actual or threatened terrorist attacks and acts of war. Terrorist attacks, as well as events occurring in response to or in connection with them, including future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions impacting Kern’s suppliers or its customers or energy markets in general, may adversely impact our operations. As a result, there could be delays or losses in the delivery of supplies and raw materials to Kern, delays in Kern’s delivery of refined products, decreased sales of its refined products and extension of time for payment of accounts receivable from its customers. Strategic targets such as energy-related assets (which could include refineries such as Kern’s) may be at greater risk of future terrorist attacks than other targets in the United States. These occurrences could significantly impact energy prices, including prices for Kern’s crude oil supply and its refined products, and have a material adverse impact on the margins from our refining and wholesale marketing operations. In addition, disruption or significant increases in energy prices could result in government-imposed price controls.

Any one of, or a combination of, these occurrences could have a material adverse effect on our business, financial condition and results of operations.

If we lose any of our key personnel, we may be unable to effectively manage our business or continue our growth.

Our future performance may depend to a significant degree upon the continued contributions of key members of NTR’s senior management team and key management and operating personnel at Kern’s refinery. The loss or unavailability to us of any of these senior managers or employees could negatively affect our ability to operate Kern and pursue our business strategy. We face competition for these professionals from competitors, customers and other companies operating in our industry. If the services of any of these senior managers and key operating personnel become unavailable to us for any reason, we would be required to hire other personnel to manage, operate and grow our business. We may not be able to locate or employ such qualified personnel.

Kern has historically engaged in hedging transactions in an attempt to mitigate exposure to price fluctuations in crude oil and refined products but we do not intend to do so following closing of the acquisition.

Kern has historically entered periodically into futures contracts to manage its exposure to crude oil and refined product price fluctuations through the use of NYMEX futures contracts. The contracts are marked to market value and gains and losses are recognized currently in cost of products sold. Kern recorded a gain of $3.5 million on its futures contracts in the fiscal year ended November 30, 2006, and a loss of $1.1 million in the fiscal year ended November 30, 2005. At November 30, 2006, Kern held futures contracts obligating it to sell crude oil valued at approximately $24.4 million, sell heating oil valued at approximately $9.9 million, and purchase crude oil valued at approximately $8.2 million. These futures contracts held maturity dates of January 2007 and March 2007.

Following the proposed acquisition, we do not expect to continue to hedge our exposure to these fluctuations and any resulting volatility in our earnings and cash flows, which may have a negative effect on our revenues, profitability and overall financial performance, especially in times of high price fluctuations in crude oil and refined products.

Risks Related to the Acquisition

We will require additional financing to fund the acquisition of Kern and to finance working capital after the acquisition, including because of the potential exercise of conversion rights by our public stockholders.

We do not expect the amounts in the trust account and any other cash or cash equivalents we have on hand plus the up to $38 million in proceeds from the Occidental investment will not be sufficient to pay the $286.5 million purchase price due at closing of the acquisition, together with any amounts payable concurrently to Casey for working capital and inventory adjustments, which Casey has estimated at $35 million. Assets held in the trust account will be available to fund the purchase price after deduction of any amounts to be paid at closing to public stockholders who validly exercise their conversion rights and of the $7.4 million in deferred underwriting discounts in commissions to be paid to the underwriter of our IPO. Based on the approximately $243.1 million of assets held in the trust account as of December 11, 2007, without taking into account any interest accrued or taxes that may be payable after that date, if public stockholders holding the maximum amount of 4,911,440 public shares that may be voted against the transaction and converted into cash duly exercise their conversion rights, we would have only $187.1 left in the trust account with which to fund the acquisition purchase price. We therefore expect to require a measure of additional financing to pay the full purchase price for Kern, including the working capital and inventory adjustments.

We have received a proposal from Citigroup Global Markets Inc. and are pursuing discussions with Citigroup regarding credit and working capital facilities to be put in place at closing of the acquisition sufficient to fund the balance of the purchase price and working capital on an ongoing basis. This proposed credit facility would replace Kern’s existing secured credit facility from Wells Fargo Bank, National Association, all of the outstanding amounts under which are required to be repaid at or prior to the closing of the proposed acquisition under the terms of the Stock Purchase Agreement. We are also discussing with Wells Fargo the possibility of obtaining a credit facility or amending and retaining Kern’s existing credit facility (while still requiring any amounts outstanding under the facility to be repaid at or prior to closing). We would use amounts available thereunder for the same purposes we would use the proposed facility from Citigroup or any similar financing. However, there can be no assurance that we will be able to agree to definitive terms, or definitive terms that are favorable to us with any lender, that we will be able to fulfill the conditions under the terms of any definitive financing agreement, or that we will be able to assume or otherwise retain Kern’s existing credit facility to be able to receive the funds thereunder upon closing. Without financing available at the closing of the acquisition, we would be in breach of our obligations to Casey to close the acquisition, which are not contingent upon our receipt of financing.

If the conditions to the Occidental agreements are not met, we may not have sufficient funds available to pay the acquisition consideration.

The sale of the Convertible Stock to Occidental for up to $38 million is subject to the satisfaction of certain conditions. If these conditions are not met, or the sale of the Convertible Stock is not otherwise consummated, we would not have sufficient financing to pay the acquisition consideration. As a result, we would need to find another equity investor or otherwise obtain additional financing to complete the acquisition. We cannot guarantee that we would be able to find such an investor or otherwise obtain financing on satisfactory terms, if at all.

Upon the issuance of the Convertible Stock to Occidental, your equity interest in us will be reduced.

Upon the consummation of the acquisition, we will issue to Occidental shares of new Series A Senior Convertible Preferred Stock, which will be convertible into shares of our common stock under specified circumstances. We will reserve a sufficient number of shares of common stock from our authorized share capital for issuance to Occidental if and when Occidental converts its Convertible Stock. Our issuance of the Convertible Stock:

•	will reduce your equity interest in us on a fully diluted basis; and

•	may adversely affect the market price for shares of our common stock and other securities, especially after any conversion by Occidental of its Convertible Stock into our common shares.

Based on the average closing price for the 30 trading days immediately preceding announcement of the proposed acquisition of $ 9.52, and assuming the investment by Occidental totals the maximum of $38 million, the Convertible Stock would be convertible into 3,991,596 shares of our common stock as of the closing date. See “Occidental Investment.”

Holders of our Convertible Stock have preferential rights with respect to dividends and distributions upon our liquidation, which may cause our other stockholders not to receive dividends or payment upon liquidation.

Holders of our Convertible Stock will have preferential rights with respect to dividends and distributions upon any liquidation of NTR following the acquisition (although these rights do not affect the rights of the holders of the public shares to receive liquidation distributions from our trust account if we are unable to complete an initial business combination by January 30, 2009). Under the terms of the Convertible Stock, we will not pay any dividends (other than those payable solely in our common stock or in any right to acquire our common stock for no consideration) on any of our common stock for any fiscal quarter until we have paid cash dividends in the total amount of at least $14.375 per share (as adjusted for any applicable stock dividends, combinations or splits) on the Convertible Stock for that fiscal quarter and any prior quarter in which dividends accumulated but remain unpaid. We will also not pay any dividends (other than those payable solely in our common stock or in any right to acquire common stock for no consideration) on any share of our common stock unless we have paid dividends with respect to all outstanding shares of Convertible Stock in an amount for each such share of Convertible Stock (excluding any accumulated dividend amounts) equal to or greater than the aggregate amount of such dividends for all shares of our common stock into which each such share of Convertible Stock could then be converted.

Holders of our Convertible Stock will have substantial rights that could allow them to significantly influence our management and corporate direction.

The terms of our Convertible Stock provide the holders with certain preferential rights. So long as any shares of Convertible Stock remain outstanding, we will not, without the approval of the holders of a majority of the outstanding shares of Convertible Stock:

•

Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Convertible Stock otherwise than by redemption or by conversion as described above;

•

Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of our Common Stock (other than pursuant to the exercise by holders of our common stock of any conversion rights pursuant to Article Sixth of our certificate of incorporation);

•

Authorize or issue, or obligate ourselves to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Convertible Stock as to dividend rights or redemption rights or liquidation preferences;

•	Permit any of our wholly-owned subsidiaries to issue or sell, or obligate itself to issue or sell, except to us or any of our wholly-owned subsidiaries, any stock of such subsidiary; or

•	Increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock or Convertible Stock.

The specific rights granted to the holders of the Convertible Stock could have the effect of delaying, deterring or preventing us from making acquisitions, raising additional capital, or effecting other strategic corporate transactions. The preferential rights could also be used to deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. These rights may also limit the ability of our other stockholders to approve transactions that they deem to be in their best interests.

Any credit facility we obtain in connection with or following the acquisition may adversely affect our liquidity and we may face significant interest expense.

We will require financing not only to fund the purchase price for the acquisition but also to provide working capital financing on an ongoing basis. We may also incur debt to finance some or all of our planned capital improvement projects. Any financing we obtain may result in an increase in interest expense and may adversely affect our operations if the terms of the credit facilities include restrictive covenants limiting our ability to engage in certain transactions, such as the incurrence of additional indebtedness or liens, assets acquisitions or disposals or to make payments of dividends to our shareholders. In addition, the terms of any financing may provide for foreclosure on our assets if our operating cash flow is insufficient to pay principal and interest when due or mandatory prepayments of all or a portion of the principal and accrued interest upon the occurrence of specified events, which could further limit our operational flexibility.

Our indebtedness following the acquisition and the Convertible Stock terms could limit our flexibility in planning for and reacting to changes in the industry and economic conditions generally.

Our ability to pay interest and principal on our indebtedness following the acquisition will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control. If we are unable to generate sufficient cash flow to service our indebtedness and fund our capital expenditures, we will be forced to adopt an alternative strategy that may include reducing or delaying capital expenditures planned for Kern’s refinery, restructuring or refinancing our indebtedness or seeking additional equity capital. If the Convertible Stock has not been converted, it will be subject to mandatory redemption by us on the fifth anniversary of the date of the first issuance of Convertible Stock. Our need to complete the redemption may impact our ability to fund capital expenditures or cause us to seek additional capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

Kern will have significantly less cash, cash equivalents and marketable securities on hand subsequent to the closing of the acquisition than its historical financial statements show.

Prior to the closing of the acquisition, Kern expects to make distributions to Casey in the amount of approximately $45 million, of which $15 million was declared as a dividend on November 30, 2007. Therefore, Kern will have significantly less holdings in the form of cash, cash equivalents and marketable securities than its historical financial statements contained in this proxy statement show. This reduction in liquidity could adversely affect our ability to implement our business plan and have a material adverse effect on our business, financial condition and results of operations.

If NTR stockholders fail to vote or abstain from voting on the acquisition proposal, they may not exercise their conversion rights to convert their shares of common stock of NTR into a pro rata portion of the trust account.

Only holders of public shares who affirmatively vote against the acquisition proposal may demand that we convert their shares into a pro rata portion of the trust account. Any NTR stockholder who fails to vote or who abstains from voting on the acquisition proposal may not exercise its conversion rights and will not receive a pro rata portion of the trust account for conversion of its shares.

Our current directors and executive officers have certain interests in the acquisition that are different from yours.

All of our current officers and directors own, directly or indirectly, shares of our common stock and warrants that they purchased in private placements prior to our IPO. Our officers and directors are not entitled to receive any liquidation distributions from the trust account for these initial founders’ shares, or, like our public warrant holders, for their founders’ warrants. Therefore, if the proposed acquisition is not approved and we are subsequently forced to liquidate, the founders’ securities held by our officers and directors, which cannot be sold by them prior to the consummation of the acquisition (except to permitted transferees), will be worthless.

In addition, if we fail to consummate the proposed acquisition or another business combination by January 30, 2009 and we are subsequently forced to liquidate, Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez have agreed, subject to certain exceptions, that they will be personally liable on a joint and several basis to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of such liquidation, and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective business target.

These personal and financial interests of our directors and officers may have influenced their decision to approve our acquisition of Kern. In considering the recommendations of our board of directors to vote for the acquisition proposal and the other proposals, you should consider these interests.

If the acquisition proposal is not adopted by our stockholders or the acquisition is otherwise not completed, we may have insufficient time or funds to complete an alternate business combination.

Pursuant to our certificate of incorporation, we must liquidate and dissolve if we do not complete the proposed acquisition or another business combination by January 30, 2009. If we fail to consummate the proposed acquisition, we may have insufficient time or insufficient operating funds (including expenses incurred in connection with this acquisition that are not funded by the advances we receive from Occidental) to consummate an alternate business combination. In addition, our negotiating position may be weaker and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. Further, we face significant competition from other entities, including buyout funds and strategic investors, seeking to acquire attractive assets in the energy industry, and we may be at a competitive disadvantage to these other bidders because of the restrictions on our operations as a blank check company imposed by our certificate of incorporation, including the requirement that we obtain shareholder approval for our initial business combination. If we fail to consummate a business combination within the required time frame, we will be required to commence proceedings to dissolve and liquidate our assets. If we dissolve and liquidate before we consummate a business combination and distribute the trust account, our public stockholders may receive less than the unit offering price in the IPO of $10.00 and our warrants will expire worthless.

If we are unable to complete the acquisition of Kern or another business combination and are forced to dissolve and liquidate, third parties may bring claims against us and as a result, the proceeds held in trust could be reduced.

If we are unable to complete acquisition of Kern or another business combination by January 30, 2009 and are forced to dissolve and liquidate, third parties may bring claims against us. Although we have obtained waivers from the vendors and service providers we have engaged and owe money to, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in our trust account, there is no guarantee that such waiver agreements would be held enforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders.

If we are unable to complete the acquisition of Kern or another business combination and are forced to dissolve and liquidate, Occidental may bring claims against us and as a result, the proceeds held in trust could be reduced.

We have issued a promissory note to Occidental for the full amount of any advances they make to us in connection with the proposed acquisition, plus interest to accrue at an annual rate of 9%. The promissory note will mature on the earlier of (i) November 1, 2008, and (ii) closing of the sale to Occidental of the Convertible Stock. Thus, the promissory note will mature regardless of whether we consummate the proposed transaction or an alternate business combination. If we are unable to consummate the proposed transaction or an alternate business combination, we may not have sufficient funds outside of our trust account to repay the promissory note. Although Occidental has waived any claims against amounts in our trust account held for the benefit of our public stockholders, there is no guarantee that this waiver would be held enforceable or that Occidental would not otherwise challenge the waiver and later bring a claim against the trust account for amounts we owe under the promissory note. Accordingly, the proceeds held in trust could be subject to claims by Occidental, which could take priority over those of our public stockholders.

Our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them following our dissolution if we fail to complete this acquisition or a subsequent transaction before January 30, 2009.

Our certificate of incorporation provides that we will continue in existence only until January 30, 2009. If we consummate the proposed acquisition or acquire another business combination prior to that date, we will amend this provision to permit our perpetual existence. If we have not completed the acquisition or another business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders of a corporation may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders in a dissolution. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred after the third anniversary of the dissolution. While we intend to adopt a plan of dissolution and distribution making reasonable provision for claims against us in compliance with the Delaware General Corporation Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our dissolution. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of dissolution and distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

We may not be able realize the expected benefits of the proposed acquisition of Kern.

We expect to incur significant costs associated with the acquisition, whether or not the acquisition is completed. These costs will reduce the amount of cash otherwise available for other corporate purposes. In addition, we may incur additional material charges reflecting additional costs associated with the acquisition in fiscal quarters subsequent to the quarter in which the acquisition is completed. There is no assurance that the significant costs associated with the acquisition will prove to be justified in light of the benefits ultimately realized.

We do not have any operations and Kern has never operated as a public company. Fulfilling our obligations as a public operating company after the acquisition may be expensive and time consuming.

Kern, as a private company, has not been required to document and assess the effectiveness of its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Kern does not currently have an internal audit group. Beginning with the fiscal year ending December 31, 2008, Section 404 of the Sarbanes-Oxley Act will require us to document and test the effectiveness of our internal controls over financial reporting in accordance with an established control framework and to report on our management’s conclusion as to the effectiveness of these internal controls over financial reporting. We will also be required to have an independent registered public accounting firm test the internal controls over financial reporting and report on the effectiveness of such controls for the fiscal year ending December 31, 2008 and subsequent years. In addition, an independent registered public accounting firm will be required to test, evaluate and report on the completeness of management’s assessment. Fulfilling these obligations following the acquisition will require significant time and resources from our management and our finance and accounting staff and can be expected to significantly increase our legal, insurance and financial compliance costs. As a result of the increased costs associated with being owned by a public company after the acquisition, on a consolidated basis, our operating income as a percentage of revenue is likely to be lower than Kern’s prior to the acquisition. Furthermore, any delays or difficulty in satisfying these requirements could adversely affect future results of operations and our stock price.

We may in the future discover areas of internal controls over financial reporting that need improvement, particularly with respect to any businesses acquired in the future. There can be no assurance that remedial measures will result in adequate internal controls over financial reporting in the future. Any failure to implement the required new or improved controls, or difficulties encountered in their implementation, could materially adversely affect our results of operations or could cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal controls over financial reporting, or if our auditors are unable to provide an unqualified report regarding the effectiveness of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, investors may lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. In addition, failure to comply with Section 404 of the Sarbanes-Oxley Act could potentially subject the company to sanctions or investigation by the SEC or other regulatory authorities.

Kern’s financial statements and the pro forma financial statements are not an indication of Kern’s or our financial condition or results of operations following the acquisition.

Due to the various factors described herein, including the fact that NTR does not plan to continue some of its crude oil trading activities and Kern’s spin-off of its additive business on July 1, 2007, Kern’s revenues and profitability in the past may not be indicative of its future results of operations. Similarly, the pro forma financial statements contained in this proxy statement are not an indication of our financial condition or results of operations following the acquisition. The pro forma financial statements have been derived from the historical financial statements of NTR and Kern and adjustments and assumptions have been made regarding NTR after giving effect to the acquisition. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy.

Additionally, before the acquisition, Kern was treated for U.S. federal income tax purposes as a qualified subchapter S subsidiary of Casey, with the result that Casey’s shareholders paid U.S. federal income taxes with respect to income, gains, and losses generated by Kern. After the acquisition, Kern will be a subchapter C corporation and a member of the consolidated group of which NTR will be the common parent. After the acquisition, any income, gains, and losses resulting from Kern’s operations generally will be subject to U.S. federal income tax as part of the NTR consolidated group. As a result, Kern’s and our actual financial condition and results of operations following the acquisition may not be consistent with, or evident from, these pro forma financial statements.

Further, our actual earnings per share, or EPS, following the acquisition may decrease below that reflected in the pro forma financial information for several reasons. The assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect our actual EPS following the acquisition. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The price of our common stock after the acquisition may be volatile and less than what you originally paid for your shares of common stock prior to the acquisition.

The price of the common stock after the acquisition may be volatile, and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our consolidated quarterly and annual results;

•	market conditions in the petroleum refining industry;

•	our earnings estimates and those of our publicly held competitors; and

•	the general state of the stock markets.

The petroleum refining industry has been highly unpredictable and volatile. The market for common shares of companies in this industry may be equally volatile. Our common stock after the acquisition may trade at prices lower than what you originally paid for your corresponding shares of our common stock prior to the acquisition.

Our outstanding warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. This might have an adverse effect on the market price of the common stock.

Outstanding redeemable warrants to purchase an aggregate of 30,407,205 shares of our common stock will become exercisable upon the later of 13 months from the date of closing of our IPO, or March 2, 2008, and the consummation of the acquisition. These warrants will likely be exercised only if the $7.50 per share exercise price is below the market price of our common stock. To the extent they are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

If we are unable to maintain a current registration statement relating to the common stock underlying our warrants, our warrants may have little or no value and the market for our warrants may be limited.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement is in effect covering the shares of common stock issuable upon exercise of the warrants. Under the terms of the warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our best efforts to have a registration statement in effect covering the common stock issuable upon exercise of our warrants from the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed. However, we cannot assure you that we will be able to do so. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, our warrants may not be exercisable before they expire and we will not net-cash settle the warrants. Thus, the market for our warrants may be limited, our warrants may be deprived of any value and they may expire worthless. Even if warrant holders are not able to exercise their warrants because there is no registration statement in effect or a current prospectus or the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we can exercise our redemption rights discussed below.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem our warrants at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, for example, statements about our:

•	our ability to complete the acquisition or other initial business combination;

•	our ability to complete the Occidental investment;

•	our ability to obtain the proposed financing from Citigroup (or a similar facility from another lender);

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the acquisition or other initial business combination;

•	the number and percentage of our public shares voted against the acquisition proposal and that may be possible conversion of those shares by their holders;

•	our potential ability to obtain additional financing to complete a business combination;

•	the use of proceeds not in trust or available to us from interest income on the trust account balance;

•	the cost of the investment necessary to enable Kern’s refinery to process heavy crude oil;

•	our ability to complete the planned capital projects at Kern;

•	our financial performance following the acquisition;

•	outcomes of government reviews, inquiries, investigations and related litigation;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes adversely affecting the refining and marketing business;

•	fluctuations in customer demand;

•	management of our growth;

•	general economic conditions;

•	Kern’s business strategy and plans; or

•	the results of future financing efforts.

The forward-looking statements contained in this proxy statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Before you complete your proxy or instruct your broker, bank or other nominee how to cast your vote, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on us, Kern or our ability to manage and successfully develop Kern’s business following the acquisition in accordance with our business plan. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SPECIAL MEETING OF NTR STOCKHOLDERS

General

We are furnishing this proxy statement to NTR stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of NTR stockholders to be held on                     , 2008, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about                     , 2008, in connection with the vote on the proposed acquisition, the certificate of incorporation amendments and the NTR 2008 Equity Incentive Plan. This document provides you with the information we believe you should know to be able to vote or instruct your broker, bank or other nominee to vote on your behalf at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held at 10 a.m., Eastern time, on                     , 2008, at                     .

Purpose of the NTR Special Meeting

At the special meeting, we are asking holders of our common stock to consider and vote upon the following proposals:

(1) the acquisition proposal—a proposal to approve the acquisition by NTR Acquisition Co. of all of the outstanding capital stock of Kern Oil & Refining Co. pursuant to the Stock Purchase Agreement, dated November 2, 2007, between us and Casey Co., a California corporation;

(2) the Article Fourth amendment—to approve an amendment to NTR’s certificate of incorporation to delete Article Fourth from and after the closing of the acquisition, to extend our corporate existence to perpetuity;

(3) the Article Sixth amendment—to approve an amendment to NTR’s certificate of incorporation to delete Article Sixth from and after the closing of the acquisition, as this Article relates to the operation of NTR as a blank check company prior to consummation of a business combination, and will no longer be applicable to NTR after the acquisition of Kern, and to make minor modifications to other provisions of the certificate of incorporation to reflect the deletion of Article Sixth;

(4) the name-change amendment—to approve an amendment to NTR’s certificate of incorporation to change NTR’s name from “NTR Acquisition Co.” to “NTR Energy Co.”; and

(5) the Incentive Plan proposal—to approve the adoption of the NTR’s 2008 Equity Incentive Plan. See “NTR 2008 Equity Incentive Plan” for a description of this plan.

Recommendation of NTR Board of Directors

Our board of directors:

•

has unanimously determined that each of the acquisition proposal, the Article Fourth Amendment, the Article Sixth amendment, the name-change amendment, and the Incentive Plan proposal is fair to and in the best interests of us and our stockholders;

•	has unanimously approved the acquisition proposal, the name-change amendment, the Article Fourth Amendment, the Article Sixth amendment, and the Incentive Plan proposal;

•	unanimously recommends that our common stockholders vote “FOR” the acquisition proposal;

•	unanimously recommends that our common stockholders vote “FOR” the Article Fourth amendment;

•	unanimously recommends that our common stockholders vote “FOR” the Article Sixth amendment;

•	unanimously recommends that our common stockholders vote “FOR” the name-change amendment; and

•	unanimously recommends that our common stockholders vote “FOR” the Incentive Plan proposal.

Record Date; Who is Entitled to Vote

We have fixed the close of business on                     , 2008, as the “record date” for determining NTR stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on                     , 2008, there were 30,557,205 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with us, the 6,000,000 shares of our common stock held by stockholders who purchased their shares of common stock prior to our IPO will be voted on the acquisition proposal in accordance with the majority of the votes cast at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of our issued and outstanding shares of common stock (whether or not held by public stockholders) constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, under the rules of Financial Industry Regulatory Authority (“FINRA”), your broker may not vote your shares on the acquisition proposal, the Article Fourth Amendment, the Article Sixth amendment, the name-change amendment and the Incentive Plan proposal.

Since a stockholder must affirmatively vote against the acquisition proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. Beneficial holders of shares held in “street name” that are voted against the acquisition may exercise their conversion rights. Conversion rights that are duly exercised may be converted only if we close the acquisition. See the information set forth in “Special Meeting of NTR Stockholders—Conversion Rights.”

Vote of Our Stockholders Required

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at our special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

Proposal	Required Affirmative Vote	Impact on the Consummation of the Acquisition
(i) Acquisition Proposal	Majority of our public shares that vote in person or by proxy at the special meeting, and holders of less than 20% of the public shares exercise their conversion rights.	We will not consummate the acquisition if the requisite majority of our stockholders does not approve the acquisition proposal.

Proposal	Required Affirmative Vote	Impact on the Consummation of the Acquisition
(ii) Article Fourth Amendment	Majority of the outstanding shares of common stock on the record date.	We will not consummate the acquisition if the requisite majority of our stockholders does not approve the Article Fourth amendment.

(iii) Article Sixth Amendment	Majority of the outstanding shares of common stock on the record date.	Not a condition to the consummation of the acquisition.

(iv) Name-Change Amendment	Majority of the outstanding shares of common stock on the record date.	Not a condition to the consummation of the acquisition.

(v) Incentive Plan Proposal	Majority of the outstanding shares of common stock present or represented by proxy in the meeting.	Not a condition to the consummation of the acquisition.

Our certificate of incorporation requires the favorable vote of a majority of the public shares voting in person or by proxy at the meeting (provided that a quorum exists) and holders representing less than 20% of the public shares validly exercising their conversion rights for the approval of the acquisition proposal. The Delaware General Corporation Law requires the favorable vote of holders of a majority of our outstanding common stock for the approval of the Article Fourth amendment, the Article Sixth amendment and the name-change amendment. The Delaware General Corporation Law and American Stock Exchange Company Guide require the favorable vote of holders of a majority of our outstanding common stock present or represented in the meeting for the approval of the Incentive Plan proposal.

An abstention or a failure to vote will have no effect on the acquisition proposal and will preclude you from converting your shares of common stock into a pro rata portion of the trust account. For the other proposals, an abstention or failure to vote will have the same effect as voting against such proposal. Please note that you cannot seek conversion of your shares unless you affirmatively vote against the acquisition.

The adoption of the acquisition proposal is not conditioned on approval of the Article Fourth amendment, the Article Sixth amendment the name-change amendment or the Incentive Plan proposal. However, if the acquisition is not approved, these proposals will not be presented at the meeting for adoption.

Voting Your Shares

Your proxy card shows the number of shares of our commons stock that you own. Each share of our common stock that you directly or beneficially own entitles you to one vote.

There are two ways to vote your shares of our common stock at the special meeting:

•

You can sign and return the enclosed proxy card. If you submit a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board “FOR” the adoption of the acquisition proposal, the Article Fourth Amendment, the Article Sixth amendment, the name-change amendment and the Incentive Plan proposal.

•

You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•

you may send a notice of revocation in writing to the people listed in the following section (“Who Can Answer Your Questions About Voting Your Shares”) at the address of our corporate headquarters before the special meeting; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have questions about how to vote your shares, the acquisition or if you need additional copies of the proxy statement or the enclosed proxy card you should contact: either Jeffrey Dill, our legal consultant, or William Hantke, our principal financial officer, in writing at our corporate headquarters at 100 Mill Plain Road, Suite 320, Danbury, CT, 06811, or by phone at 203-546-3437.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the acquisition proposal, the Article Fourth amendment, the Article Sixth amendment, the name-change amendment and the Incentive Plan proposal. Under our bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Conversion Rights

Any of our stockholders holding public shares may demand that we convert its shares into cash at the conversion price at any time after the mailing to our stockholders of the proxy statement and prior to the vote with respect to the acquisition proposal at the special meeting. However, to be entitled to convert your shares, you must affirmatively vote against the acquisition proposal and the acquisition must be completed. Any action that does not include an affirmative vote against the acquisition will preclude you from exercising any conversion rights. Abstentions and broker non-votes do not satisfy this requirement. You may exercise your conversion rights either by checking the appropriate box on the proxy card or by submitting your request in writing to our legal consultant, Jeffrey Dill, at the address of our corporate headquarters within the specified time period. If you vote against the acquisition proposal but do not properly exercise your conversion rights, you will not be able to convert your shares of common stock into cash. Any request for conversion, once made, may be withdrawn at any time up to the date of the special meeting.

If you (i) initially vote for the acquisition proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the acquisition proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to exercise your conversion rights, as described above, or (iii) initially vote against the acquisition but later wish to vote for it, you may request that we send you another proxy card on which you may indicate your intended vote and, if that vote is against the acquisition proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting Jeffrey Dill, our legal consultant, at the phone number or address listed in this proxy statement. Any corrected or changed proxy card or written demand of conversion rights must be received prior to the special meeting.

You will be entitled to receive cash for your shares only if you continue to hold these shares through the closing date of the acquisition. You will be required, whether you are a record holder or hold your shares in “street name,” to either tender your shares or deliver your shares electronically using Depository Trust Company’s DWAC System to our transfer agent at your option at any time before the vote on the acquisition. You will have sufficient time from the time we send out this proxy statement through the time of the special meeting to deliver your shares if you wish to exercise your conversion rights.

If you vote against the transaction and validly exercise your conversion rights, and if we complete the acquisition, you will be entitled to receive a pro rata portion of the amount in the trust account. The per-share conversion price will be equal to the aggregate amount on deposit in the trust account (before payment of deferred underwriting discounts and commissions in connection with the IPO payable upon consummation of our initial business combination, and including accrued interest, net of any income taxes payable on such interest and net of interest income of up to $3.25 million previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the acquisition, divided by 24,557,205 (the number of public shares).

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own these shares. If you validly elect to exercise your conversion rights, you will receive the funds to which you are entitled promptly after the completion of the acquisition.

If the acquisition is not completed, you may not convert your shares to cash even if you duly exercised your conversion rights. If we do not complete this acquisition and you do not duly exercise your conversion rights in connection with any subsequent initial business combination that we propose to our stockholders and consummate, you will be entitled to receive a pro rata portion of the amount in the trust account only if we fail to complete an initial business combination by January 30, 2009, and NTR is dissolved and liquidated as described in more detail under “Other Information Related to NTR—Liquidation If No Business Combination.”

Based on the approximately $243.1 million of assets held in the trust account as of December 11, 2007, without taking into account any interest accrued or taxes that may be payable after that date, you would be entitled to convert each share you convert into approximately $9.90 if you duly exercise your conversion rights and the acquisition is closed. The closing price for our shares on the American Stock Exchange on that date was $9.52. Prior to exercising conversion rights, you should verify the market price of our common stock as you may receive higher proceeds from the sale of your shares in the public market than from exercising your conversion rights if the market price per share is higher than the conversion price. You will not be able to know with certainty whether the market price per share prior to the date of the special meeting, on or by which you must duly exercise your conversion rights in order to receive the conversion price for your shares upon consummation of the acquisition, as the conversion price will be calculated based on the amount in the trust account as of two business days prior to the consummation of the acquisition. There can be no assurance as to how soon after the special meeting the closing of the acquisition will take place, if the acquisition is duly approved by our shareholders.

If the holders of 4,911,441 or more public shares (an amount equal to 20% or more of those shares) demand conversion of their shares, we will not be able to consummate the acquisition, and holders exercising conversion rights will not receive payment of the conversion price.

Exercise of your conversion rights does not result in either the conversion or loss of any warrants you may own. Your warrants will continue to be outstanding and exercisable in accordance with their terms following any surrender of your common stock upon conversion.

Appraisal Rights

NTR’s stockholders do not have appraisal rights in connection with the acquisition under applicable Delaware corporation law.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

We have engaged The Altman Group to assist in the proxy solicitation process. We will pay The Altman Group a fee of $10,000 plus reasonable out-of-pocket charges and other agreed-upon fees and expenses, which we expect to amount in the aggregate to approximately $25,000. We are also engaging Broadridge Financial Solutions, Inc. to provide proxy tabulation and other administrative services, for fees and expenses we expect to total approximately $11,354.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

NTR Inside Stockholders

At December 11, 2007, NTR’s inside stockholders (comprising all of our directors and executive officers and certain affiliated entities, as specifically identified under “Beneficial Ownership of Our Securities” and “Certain Relationships and Related Transactions”) beneficially owned and were entitled to vote 6,003,000 shares, or approximately 20%, of the outstanding shares of our common stock. They purchased 6,000,000 of these shares, to which we refer as the initial founders’ shares, together with 2,250,000 warrants in a private placement prior to our IPO for an aggregate purchase price of $2,252,000. Mr. Kuchta subsequently acquired 3,000 units in the public market.

All of our inside stockholders have agreed to vote the initial founders’ shares on the acquisition proposal in accordance with the majority of the votes cast by the holders of the public shares. Each of the inside stockholders has also agreed to vote any public shares acquired by such holder in or following the IPO in favor of our initial business combination. As a result, none of the inside stockholders (including all of our officers and directors) is entitled to exercise conversion rights for any of our shares that such holder may have acquired prior to, in or after the IPO.

Certain of the insider stockholders also acquired in a separate private placement shortly before the IPO, for an aggregate purchase price of $3,350,000, an aggregate of 3,350,000 warrants, (to which, together with the 2,250,000 warrants mentioned above, we refer as the “founders’ warrants,”). See “Certain Relationships and Related Transactions” and “Description of Our Securities” for additional information on the terms of the initial founders’ shares and the founders’ warrants that differ from the terms of the securities held by our public stockholders, and certain other rights relating to and restrictions on these founders’ securities.

THE ACQUISITION PROPOSAL

The following discussion of the general terms of the acquisition and the reasons our board concluded the acquisition of Kern is fair to and in the best interests of NTR and its stockholders are described below. Please see also “The Stock Purchase Agreement” for a detailed summary of the terms of the acquisition agreement, which is included in this proxy as Annex A. The summary of the Stock Purchase Agreement is subject to, and is qualified in its entirety by reference to, the full text of that agreement.

General Description of the Acquisition

Under the Stock Purchase Agreement, we will consummate our initial business combination by acquiring 100% of the outstanding shares of Kern from Casey, its sole shareholder.

We and Casey plan to complete the acquisition promptly after our special meeting, provided that:

•	The holders of a majority of the public shares voted at the special meeting in person or by proxy have voted in favor of the acquisition;

•	holders of 20% or more of the public shares have not duly exercised their conversion rights as described under “Special Meeting of NTR Stockholders—Conversion Rights”; and

•	the other conditions specified in the Stock Purchase Agreement have been satisfied or waived.

Background of the Acquisition

The terms of the stock purchase agreement are the result of arm’s length negotiations between our representatives and representatives of Casey. The following is a discussion of the background of these negotiations, the Stock Purchase Agreement and related transactions.

We were formed on June 2, 2006, to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. On February 5, 2007, we completed our IPO of 24,000,000 units, and on February 22, 2007, we completed the closing of the sale of an additional 557,205 units that were subject to the underwriter’s over-allotment option. The net proceeds of the IPO, the underwriter’s partial exercise of their over-allotment option and the private placement of the initial founders’ shares and founders’ warrants to the inside stockholders totaling in the aggregate approximately $232.8 million was placed in a trust account following the IPO. In accordance with our certificate of incorporation, the funds held in trust will be released either upon consummation of a business combination or upon our liquidation. NTR must liquidate unless it has consummated a business combination by January 30, 2009. As of September 30, 2007, approximately $244.1 million was held in the trust account.

Promptly following the IPO, we contacted current and former senior executives of energy companies with whom we have had contact in the past, investment bankers, private equity investors, consultants and other firms specializing in the energy industry. Through these efforts, we identified on a preliminary basis and reviewed initial information regarding nearly 40 potential acquisition opportunities. As discussed further below, we concluded through our communications with current owners that 20 of these opportunities were not for sale at the time, and, based on a review of information provided to us by their owners and their representatives, that another nine of these opportunities did not meet our investment criteria. Of the opportunities we did pursue in addition to Kern, four were sold to other parties, including one sold to a third party with a right of first refusal on the interests we were planning to acquire.

By mid-February 2007, we decided to make an unsolicited non-binding proposal to a company regarding one of the opportunities we were interested in pursuing. This company decided not to pursue negotiations with us at that time and our management therefore did not present the opportunity to our board of directors for consideration.

Between mid-February 2007 and July 2007, we made a more in-depth review of nine of the potential opportunities, but declined to bid on these assets because they did not fit our business strategy or did not meet our investment criteria. We concluded that four of those opportunities were not located in an attractive geographic area to access heavy, sour crude oil, two were dependent on only one foreign supplier of heavy crude oil, which our management concluded represented too much risk for NTR, one was too dependent on other refineries to produce finished products and our management viewed it as too onerous to upgrade, and the last two did not have an operating history our management found attractive.

In mid-April 2007, we entered into discussions with two companies regarding separate acquisition opportunities. We approached the senior management of the first company, which we had learned was conducting a sale process for one of its refineries. We were also contacted as a potential acquirer by the investment bank assisting the second company with the sale of an interest in certain refining operations. While this sale had been brought to our attention in February 2007, the sale process did not start in earnest until mid-April.

In the case of the first company, with the approval of our board of directors, we bid not only on the refinery it had decided to sell, which sale was being handled by an investment bank, but also on other assets the company told us it might be willing to sell and regarding which it shared detailed information with us. After reviewing the bids it had received, the first company sold only the refinery originally offered, to a higher bidder. However, with the approval of our board, we continued to pursue discussions with this company for certain other assets through the end of June, at which time we submitted a fully financed acquisition proposal. However, this company ultimately determined not to divest those assets at that time.

At the same time, starting in February 2007, we approached certain financial and strategic investors to explore the possibility of obtaining support for the acquisitions we were pursuing through a potential equity investment in NTR. Among the potential investors we contacted was Stephen I. Chazen, Senior Executive Vice President of Occidental Petroleum Corporation, who indicated Occidental would be willing to support NTR in its acquisition efforts if we presented an appropriate opportunity.

In the case of the second company, with the approval of our board, we presented a bid as part of the auction process on April 13, 2007. The company’s investment banker informed us that none of the bids the seller had received were adequate. We submitted a revised offer on May 3, 2007, with the further approval of our board. By July 31, 2007, we had negotiated a mutually satisfactory price for the acquisition with the company’s investment banker, and, with the approval of our board, presented a final offer. In mid-August, we began negotiations with the seller on definitive documentation for the acquisition, and had agreed upon forms of these agreements by September 5, 2007. The sale was, however, subject to a third party’s right of first refusal. The seller presented our proposed agreements to the third party at that time, and on September 27, 2007, the third party exercised its right of first refusal, at which time we abandoned this opportunity.

Throughout the spring and summer, while we were engaged in the sale processes described above, we approached a number of other companies regarding their potential divestiture of assets or businesses. In addition, we reviewed a number of opportunities presented to us by investment bankers and other firms, but found that those opportunities either did not provide adequate value or did not fit with our business model.

One of the companies we approached was Kern, a company with which our chief executive officer, Mario Rodriguez, had developed a relationship in his previous work as an investment banker. We initially contacted Kern on May 18, 2007, through a former investment banking colleague of Mr. Rodriguez, as we knew this banker also had a relationship with Kern. At our request, the banker approached Jake C. Belin, the president of Kern, and asked him if Kern would be interested in being acquired by NTR. We did not pay the banker any compensation for making this approach on our behalf and the banker did not act as our adviser in connection with the transaction. At that time, Kern’s principals indicated that they were evaluating whether to sell the refinery and expected to make a decision within a couple of months. In June 2007, we were contacted by Simmons & Company International (“Simmons”), Kern’s financial advisor, concerning a possible sale of Kern, and received summary information on Kern on June 28, 2007. On June 29, 2007, we entered into a non-disclosure agreement with Kern, at which time Kern provided us with due diligence materials, both directly and by means of an electronic data room. On July 31, 2007, with the approval of our board, we provided Simmons with an initial non-binding indication of interest to acquire Kern.

In August, Simmons contacted us to inform us that we were one of the companies selected to continue the due diligence process and work towards a final, binding bid for Kern. On August 21, 2007, Mr. Rodriguez and our president and chief operating officer, Henry Kuchta, visited Kern’s offices in Bakersfield, California, to participate in Kern’s management presentation to potential acquirers and to discuss NTR’s business plan with Kern’s senior management, including Mr. Belin and Steve Christovich, Kern’s chief financial officer. Messrs. Rodriguez and Kuchta were accompanied on their visit by four consultants we had engaged to assist us in evaluating potential targets—Ken Isom, a consultant who specializes in process engineering and refinery projects; Jim Fedena, a consultant who specializes in environmental, health and safety aspects of refining operations; Don Lucey, a consultant who specializes in crude oil and refined products marketing and logistics; and Carl Cupit, a consultant who specializes in process engineering. Upon completion of the presentation, Messrs. Belin and Christovich, together with a Simmons investment banker, hosted Messrs. Rodriguez and Kuchta for dinner in Bakersfield, where Messrs. Rodriguez and Kuchta had the opportunity to elaborate on their vision for NTR and plans for Kern.

A follow-up visit to the refinery visit was completed by Ed Jacoby, a consultant to NTR who specializes in refining operations, logistics and infrastructure on September 25, 2007. At that time, they also reviewed additional information regarding the process units operating and maintenance records. They communicated their findings to Mr. Kuchta, who in turn briefed our board of directors.

We also informed Occidental on August 20, 2007, that we were pursuing the opportunity to acquire Kern, and Occidental indicated its willingness to participate, subject to agreement with us on appropriate terms for their investment. We then began negotiations with Occidental concerning its potential participation in our bid. We provided a preliminary term sheet for the investment to Occidental on September 19, 2007. We also informed Citigroup Global Markets Inc. in mid-August that we would be interested in receiving a proposal for a senior secured revolving credit facility to support our acquisition of Kern.

Throughout September and early October, we continued our due diligence on Kern as well as our discussions with Occidental. We also retained a consulting firm to review with us macroeconomic issues related to crude oil supply and product markets in California and neighboring areas. On October 3, 2007, we received from Occidental a letter and final term sheet concerning their purchase of up to $38 million of convertible preferred stock in NTR, with the proceeds to be used primarily to finance the acquisition of Kern along with the funds in our trust account. Occidental also expressed an interest in potentially entering into an agreement with us for the supply of heavy crude oil if we acquire Kern and upgrade its facilities to permit such processing, as we intend. On October 5, 2007, we also received from Citigroup a proposal letter for Citigroup to provide a $40 million term loan and $80 million revolving credit facility to be used for the acquisition of Kern as well as to help finance working capital following any acquisition.

Throughout the due diligence process, the officers of NTR together with their consultants conducted a variety of valuation analyses of Kern, including comparable transactions, discounted cash flow and public market comparables trading analyses. We also engaged the engineering firm of Foster Wheeler USA to consult with us on potential upgrade projects and to prepare preliminary capital and economic analyses for those projects.

On October 8, 2007, our board of directors unanimously approved our final bid for Kern, which included a proposed stock purchase agreement, based on a draft we had been provided with by Kern as part of the bidding process on September 13, 2007. On October 9, 2007, we presented this bid to Kern and included information concerning the proposed equity investment by Occidental and debt financing proposal from Citigroup. During the week following the submission of our bid, we had a number of conversations with Simmons regarding our revisions to Kern’s proposed stock purchase agreement, as well as other points in our bid. On October 12, 2007, Simmons notified us that Casey had selected us to negotiate a final agreement for the acquisition of Kern. Our senior management, together with Jeffrey Dill, who has been providing us with legal general counsel services on a consultant basis, immediately began discussions with Casey’s representatives and their counsel, Jones Day, to finalize the terms of the stock purchase agreement.

One issue addressed during those discussions was the requirement for NTR to obtain shareholder approval of the transaction, and Casey’s desire for us to provide a deposit or some similar form of security in the event shareholders do not approve the transaction. In discussions on prior opportunities, we had identified an insurance underwriter that had offered to provide a “break-up fee” policy to cover payments we might have to make in such situations. Over the next few weeks, we continued discussions with Casey’s representatives and Jones Day on the stock purchase agreement and with the underwriter on terms of an appropriate break-up fee policy, while we and our outside counsel, Cleary Gottlieb Steen & Hamilton LLP, worked with Occidental on definitive agreements for Occidental’s investment.

By October 30, 2007, we reached agreement on all of the key terms of the stock purchase agreement and the agreements with Occidental, although the documentation was still being finalized. On that day, we held a board of directors’ meeting by teleconference along with Mr. Dill, as our legal consultant. The board had received prior to the meeting a draft of the stock purchase agreement along with the agreements with Occidental, the proposal letter from Citigroup and other informational materials about the proposed transactions. Messrs. Rodriguez, Kuchta and Hantke explained in detail the proposed transaction, the comparison to similar transactions, projected financial information and the projects they expect to implement at Kern after completion of the acquisition. The board asked numerous questions of Mr. Rodriguez, Mr. Kuchta and Mr. Hantke and considered the factors described under “—Our Board of Directors’ Reasons for Approving the Acquisition” immediately below.

Our board then unanimously approved NTR’s entering into the stock purchase agreement and the Occidental agreements, subject to finalization of the terms, and its pursuing Citigroup’s financing proposal and entering into a financing agreement with Citigroup, subject to negotiation of definitive terms. However, by the end of the next day, it became apparent that we would not be able to agree upon a breakup fee insurance policy mutually acceptable to NTR, Casey and the underwriter. We therefore agreed with Casey to make a deposit of $1.5 million upon signing of the stock purchase agreement, to be held in escrow and applied to the purchase price or paid to Casey if our shareholders did not approve the acquisition. On Friday, November 2, 2007, we finalized the schedules to the stock purchase agreement and the terms relating to the deposit with Casey, and also, with the assistance of our outside counsel, finalized the terms of the agreements with Occidental. On the evening of November 2, 2007, we and our counterparties executed all of these agreements, and on the morning of Monday, November 5, 2007, NTR and Casey announced the planned acquisition of Kern by NTR by issuing a press release and filing a Current Report on Form 8-K.

Our Board of Directors’ Reasons for Approving the Acquisition

The final agreed-upon consideration in the Stock Purchase Agreement was determined by several factors. Our board of directors reviewed various industry and financial data, including certain valuation analyses and metrics compiled by members of the board of directors to determine that the consideration to be paid to Kern is fair and that the acquisition is fair to and in the best interests of NTR and our stockholders.

We conducted a due diligence review of Kern that included a crude oil supply and finished product market analysis by an independent engineering consulting firm, review of Kern’s audited financial statements and unaudited interim financial statements, financial analysis of proposed projects to increase Kern’s production capacity of California-approved light refined products and ability to run heavier crude oils, and the ability to finance the transaction principally through cash on hand and the agreement with Occidental to purchase the Convertible Stock.

Our board of directors considered many factors in connection with its evaluation of the transaction. Based on the number and complexity of those factors, our board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Also, individual members of our board may have given different weight to different factors.

In considering the acquisition and consistent with the investment criteria highlighted in the prospectus for our IPO, our board of directors gave particular collective weight to the following factors:

Condition of assets and assessment of capital requirements

Our management team discussed with the board of directors the results of extensive due diligence performed on the mechanical integrity of the operating units at the refinery. The management team along with consultants retained by NTR reviewed all maintenance records prepared by Kern and third parties, including reports prepared for Kern’s insurance carrier. In addition, Messrs. Rodriguez and Kuchta, accompanied by Ken Isom, a consultant to NTR who specializes in process engineering and refinery projects, Jim Fedena, a consultant to NTR who specializes in environmental, health and safety aspects of refining operations, Don Lucey, a consultant to NTR who specializes in crude oil and refined products marketing and logistics, and Carl Cupit, a consultant to NTR who specializes in process engineering, walked through Kern’s plant on August 21, 2007. A follow up visit to the refinery visit was completed by Ed Jacoby, a consultant to NTR who specializes in refining operations, logistics and infrastructure on September 25, 2007. At that time, they also reviewed additional information regarding the process unit’s operating and maintenance records. They communicated their findings to Mr. Kuchta, who in turn briefed our board of directors.

On the basis of our due diligence, we concluded that Kern’s operations and maintenance practices are in line with customary practices in the petroleum refining industry and we found all processing units to be in a good state of repair. In addition, we confirmed that the refinery produces California-approved gasoline, diesel and other refined products and that Kern had spent $22 million in its fiscal year 2006 and expected to spend $13 million in its fiscal year 2007 to satisfy all the California requirements for the production of refined products. We also concluded that we would not need to make significant capital investments for regulatory purposes following closing of the acquisition.

Financial condition and results from operations

Kern provided three years of audited financial statements, covering its fiscal years ended November 30, 2004, 2005 and 2006, showing consistently profitable operating performance through that time period. An important criterion to NTR’s board in identifying an acquisition target was that the target have established business operations, and that it be generating positive earnings and cash flows. Kern’s audited financial statements and interim unaudited financial statements made available to us showed consistently profitable operations, based on net income generated. The company reported net income of $33.5 million, $61.4 million, $67.5 million and $58.6 million for the fiscal year 2004, 2005 and 2006 and for the first nine months of fiscal year 2007 (ending on August 31, 2007), respectively. Reported net income for those periods includes $0, $2.1 million, $19.8 million and $20.4 million in income, respectively, contributed by the additive business Kern spun off in July 2007. Kern did not have any long-term debt during these periods and will have no long-term debt at the time of closing. In addition, Kern paid dividends to its sole shareholder of $26.2 million, $37.3 million and $46 million in fiscal years 2004, 2005 and 2006, respectively. Kern also plans to pay Casey a dividend for fiscal 2007 of $73 million prior to closing of the acquisition, of which $58 million has been paid through August 31, 2007.

On this basis, the board concluded that Kern represents a sustainable and profitable business and an attractive platform for NTR to execute its business plan.

Kern’s Potential for Future Growth

An important criterion to our board of directors was the ability to grow Kern’s earnings and cash flows. Our management team in partnership with Kern’s management team has identified four projects that we believe will improve Kern’s profitability and cash flows over the next three years. Kern’s management had already identified three of these projects, which will allow the refinery to produce more California-approved gasoline and diesel by improving current operations and converting lower value refined products, like fuel oil, into higher value products like gasoline and diesel. Our management, along with Kern’s management and assistance from Foster Wheeler USA Corporation, an engineering and construction company, reviewed the feasibility of upgrading Kern to implement these projects and to add an additional unit, a coker, to allow it to process heavier crude oil, in line with our business plan. This preliminary analysis concluded that Kern could be successfully upgraded for these projects, including receipt of regulatory approvals, and that these capital projects could be expected to significantly enhance the refinery’s earnings and cash flow generation capacity. In addition, Kern is located on 200 acres of land, which is sufficient space to build the necessary process units. Further, Kern has access to another 150 acres that it currently has put to agricultural use, which is available for further expansion if necessary. The board also considered the fact that we could require substantial additional financing for upgrade projects, but believes we can expect to fund these capital projects with a combination of internally generated cash flows, co-investment by potential partners, such as Occidental, and project debt financing.

The Experience of Kern’s Management Team

During due diligence, our officers and members of our board had several opportunities to meet with Kern’s senior management and other members of the management and operations team. Kern’s senior management, substantially all of whom we expect to stay in their positions after closing of the acquisition, has an average of 30 years of experience in the refining industry and many have over 10 years seniority at the Kern refinery. They had already identified some of the projects that our management plans to pursue to improve the refinery’s ability to produce light refined products and has demonstrated an ability to manage the refinery during the implementation of these types of projects. Importantly, senior management has in-depth and good working relationships with its regulators, which will be critical to the execution of our growth plans after closing the acquisition.

Comparable company and transaction valuation metrics

Another important criterion to our board of directors was the valuation of the target and how this transaction compared to similar transactions. Based on Kern’s historical earnings, cash flows and the final purchase price agreed to, our board of directors found that the transaction compared favorably to precedent transactions in the petroleum refining and marketing sector in the United States. The board also reviewed the terms of the acquisition relative to comparable small-capitalization publicly traded independent refining and marketing companies. The board concluded that such terms were consistent with and compared favorably to those of the comparable companies. In addition, management discussed the impact of the planned projects on earnings, cash flow and valuation of Kern based on a discounted cash flow and earnings projections analysis after a successful closing of the acquisition. The board concluded that Kern has the potential to generate attractive earnings per share and earnings per share growth for our shareholders.

Attractive Geographic Market

A key driver of the profitability of a refinery is the difference between the price at which it sells the products it produces and the price at which it purchases crude oil. This is commonly referred to as refining gross margin or crack margin. U.S. West Coast gasoline and diesel crack margins have historically been higher than those in the U.S. Gulf Coast. The U.S. Gulf Coast is a key reference market because it hosts approximately 47% of the total refining capacity in the United States, based on data from the U.S. Department of Energy’s Energy Information Administration, or the “EIA.” According to Bloomberg, gasoline crack margins on the U.S. West Coast have exceeded those of the U.S. Gulf Coast by an average of $9.23 per barrel and diesel crack margins have exceeded those of the U.S. Gulf Coast by an average of $6.72 per barrel in the period from 2002 through November 2007.

These higher U.S. West Coast crack margins are partially a result of limited availability of indigenous supply, more stringent specifications for refined products compared to the rest of the United States and comparatively less infrastructure for refined products supply in this region than other areas. Upon review of these factors, our board of directors concluded that Kern operates in an attractive geographic area for refining.

Further, Kern operates in the San Joaquin Valley, which is a region of California where economic activity is driven by the agricultural, crude oil, production and drilling and trucking industries. Economic activity has grown over the last five years resulting in additional demand for refined products. Kern is ideally situated to serve that increasing demand, although the area is also supplied from Los Angeles, San Francisco or Fresno via trucks or pipelines.

Access to Heavy Crude Oil Supply

Based on the business model presented to investors at the time of our IPO and management’s vision for the company, our board believed it was important for our acquisition target to have access to heavy crude oils. Kern is located in Kern County in California. This region has historically produced large quantities of heavy crude oil that is readily available to Kern through existing pipelines and potential future pipeline connections. According to the EIA, Kern county production is approximately 470,000 barrels per day and heavy crude, defined as less than 20 degrees API, represents more than 270,000 barrels per day of that production. Total refining capacity for all types of crude oils in Kern County is 117,000 barrels per day. Our board of directors concluded that there is ample supply in the region for us to pursue our strategy to focus on increasing Kern’s capacity to process heavy crude oil and consequently lower feedstock costs and improve Kern’s margins. In addition, Occidental has expressed an interest in potentially entering into an agreement with us for the supply of heavy crude oil, discussed under “—Occidental Investment” immediately below, our board concluded that this particular acquisition satisfies this investment criterion.

Occidental Investment

Occidental Petroleum Corporation is the fourth-largest U.S. oil company in terms of market capitalization and it is the third-largest crude oil producer in the state of California based on statistics from the EIA. Our board concluded that Occidental’s willingness to invest in us in connection with the Kern acquisition was an important confirmation of the attractiveness of Kern as a platform to execute our business plan, though Occidental did not provide any analysis as to those matters. Occidental has also expressed interest in entering into a heavy crude oil supply agreement with us to support our investment to process heavy crude at Kern. We have not yet begun any formal discussions regarding this proposition. In addition, our board believes that Occidental’s support of this transaction is valuable to our investors because it demonstrates validation of our business plan by a leading participant in the U.S. oil industry, though Occidental has made no guarantee to us or anyone that it will support our efforts beyond the Occidental investment and has not stated that it believes our business plan is likely to succeed.

Distribution Logistics

Along with crude oil supply, another of our investment criterion was whether the target has access to satisfactory distribution systems and markets for its finished products, including systems adequate to support growth of the facility. Kern distributes most of its products over truck and railcar loading racks located at its refinery, and has ample space to expand its loading facilities should the need arise. In addition, demand for refined products in the San Joaquin Valley region is strong and growing, while Kern’s location there is also between the significant refining centers in Los Angeles and the San Francisco Bay Area and Kern produces California approved gasoline and diesel. This gives Kern an advantageous combination of location and product portfolio.

Regulatory Considerations

Our board believes that in the refining industry, the regulatory environment for a target was an important criterion to take into account in evaluating a target. Kern’s management team has strong relationships with state and local regulatory agencies and community leaders. Also, our management team, and the general counsel we intend to hire upon closing, have extensive experience working in California. Therefore, our board determined that the regulatory environment for this acquisitions is favorable, despite the fact that applicable laws and standards are significantly more stringent than in the rest of the United States, increasing certain operating costs for California-based refineries as compared to refineries located in other states.

Costs Associated With Effecting the Business Combination

Based on our corporate structure and the restrictions on its ability to utilize the proceeds of its IPO, our board believed an important criterion to consider was our ability to fund the costs of making and closing the acquisition. The proposed acquisition of Kern did not present any unusual costs and we believe we will be able to obtain the necessary funds to successfully to complete the transaction, including payment of the purchase price for Kern and related transaction costs. In addition, as part of Occidental’s agreement to provide equity financing, Occidental agreed to provide up to $3 million to fund certain of our expenses through the closing of the transaction or a replacement transaction if required. To date, Occidental has advanced us $1.5 million to fund the escrow deposit we made upon signing of the Stock Purchase Agreement described above.

Satisfaction of 80% Test

We are required to purchase a business or assets with a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions in connection with the IPO). Based on financial analyses made by the board of directors in approving the transaction, which included a comparison of comparable transactions in the refining and marketing industry and a discounted cash flow analysis, our board of directors determined that the fair market value of Kern is in excess of 80% of the balance in the trust account. The board determined that the purchase price under the Stock Purchase Agreement, which amount was negotiated at arms-length, is fair to and in our best interests and the interests of our stockholders, and appropriately reflects Kern’s value. Our board of directors believes that because of the financial skills and background of several of its members, it was qualified to conclude that the acquisition of Kern meets the 80% requirement.

Recommendation of our Board of Directors

After careful consideration of the matters described above, particularly Kern’s historical financial performance, its significant growth potential, including the land available at the refinery to permit upgrading and expansion of Kern’s facilities, the condition of the assets and expected future capital requirements, the availability to Kern of, and its ability to access, heavy crude oil supplies, the attractive geographic market in which it operates, its refined products distribution and logistics infrastructure, the valuation of the business relative to comparable companies and precedent transactions, the investment by Occidental Petroleum, the experience of Kern’s management team and their relationship with Kern’s regulators, all of which satisfy investment criteria our management shared with our IPO investors, our board of directors determined unanimously that each of the acquisition proposal, the Article Fourth amendment, the Article Sixth amendment, the name-change amendment, and the Incentive Plan proposal is fair to and in the best interests of NTR and our stockholders. Our board of directors therefore has approved and declared advisable the acquisition proposal, the Article Fourth amendment, the Article Sixth amendment, the name-change amendment and the Incentive Plan proposal, and unanimously recommends that you vote or give instructions to vote “FOR” each of the proposals.

During the process leading up to the signing of the Stock Purchase Agreement, our board of directors discussed the option of obtaining a fairness opinion of the proposed acquisition by us of Kern. Our board of directors determined not to obtain a fairness opinion in connection with the approval of the Stock Purchase

Agreement because it believes that its members, together with the consultants it retained, collectively have extensive experience in evaluating business opportunities in the refining sector and that therefore there was no need to engage a third party to provide a fairness opinion.

The foregoing discussion of the information and factors considered by our board of directors is not meant to be exhaustive, but to include the material information and factors considered by our board of directors.

Federal Income Tax Consequences of the Acquisition

This discussion is intended to provide only a general summary of the material United States federal income tax consequences of the acquisition, and is not a complete analysis or description of all potential United States federal tax consequences of the acquisition. This discussion does not address tax consequences that may vary with, or be contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the acquisition. Accordingly, you are strongly urged to consult with your own tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the acquisition.

Tax Consequences of the Acquisition to You

You will not recognize gain or loss as a result of the acquisition if your conversion rights are not exercised.

If you exercise your conversion rights and thereby terminate your stockholder’s interest in us, you will generally be required to recognize gain or loss upon the exchange of your shares of our common stock for cash. Such gain or loss will be measured by the difference between the amount of cash received by you upon the conversion and the tax basis of your shares of our common stock. This gain or loss will generally be a capital gain or loss if you held such shares as a capital asset on the date of the acquisition, and will be a long-term capital gain or loss if the holding period for the share of our common stock is more than one year.

Tax Consequences of the Acquisition Generally to Us

We will not recognize gain or loss as a result of the acquisition. The aggregate tax basis of Kern’s assets will be equal to the purchase price, because the acquisition will be treated as a purchase of assets for U.S. federal income tax purposes. As a result, we will be able to enjoy tax benefits of a step-up in the tax basis of Kern’s assets, including an increase in the tax depreciation expense.

Before the acquisition, Kern was treated for U.S. federal income tax purposes as a qualified subchapter S subsidiary of Casey, with the result that Casey’s shareholders paid U.S. federal income taxes with respect to income, gains, and losses generated by Kern. After the acquisition, Kern will be a subchapter C corporation and a member of the consolidated group of which we will be the common parent. After the acquisition, any income, gains, and losses resulting from Kern’s operations generally will be subject to U.S. federal income tax as part of the our consolidated group.

Anticipated Accounting Treatment

The acquisition will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (“SFAS 141”), Business Combinations. Under the terms and conditions of the Stock Purchase Agreement, we will acquire all of the outstanding common shares of Kern, with Kern becoming a wholly-owned subsidiary. We determined, based on our interpretation of the requirements of SFAS 141, that we are the acquiring entity. As the acquiring entity, our historical financial statements will remain unchanged and we will begin consolidating the accounts of Kern as of the closing date.

Regulatory Matters

The acquisition and the transactions contemplated by the Stock Purchase Agreement are subject to certain federal, state and local regulatory requirements and approvals, including approval under the HSR Act and administrative change of control provisions.

THE STOCK PURCHASE AGREEMENT

The following summary of the material provisions of the Stock Purchase Agreement is qualified by reference to the complete text of the Stock Purchase Agreement, as amended, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference. All stockholders are encouraged to read the Stock Purchase Agreement in its entirety for the complete terms and conditions of the acquisition.

The representations and warranties of each party set forth in the Stock Purchase Agreement have been made solely for the benefit of the other party to the Stock Purchase Agreement. In addition, these representations and warranties have been qualified by disclosures made to the other party and speak only as of the date of the Stock Purchase Agreement or such other date as is specified therein. Certain of the contractual representations made by the parties are subject to a standard of materiality that may be different from what stockholders view as material to their interests. Representations may be used as a tool to allocate risks between the parties to the Stock Purchase Agreement, including where the parties do not have complete knowledge of all of the facts. Our stockholders are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations and covenants in the Stock Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective affiliates.

General; Structure of Acquisition

On November 2, 2007, we entered into the Stock Purchase Agreement to acquire 100% of the outstanding shares of Kern, comprising 1,000 Class A common shares and 1,000 Class B common shares from Casey, a privately held California company, for a base purchase price of $286.5 million in cash, subject to adjustment to reflect the amount of Kern’s working capital and the value of its inventory at the time of closing.

Closing and Effective Time of the Acquisition

Closing is to take place at 10:00 a.m., Western time, on the second business day following the satisfaction or waiver of all conditions to our and Casey’s obligations to consummate the transactions contemplated by the Stock Purchase Agreement, or such other date and location as mutually agreed upon by us and Casey.

Acquisition Consideration

We have agreed to pay Casey a base purchase price of $286.5 million in cash for 100% of Kern’s outstanding capital stock of which $1.5 million was paid in escrow upon signing and will be forfeited to Casey if our shareholders fail to approve the acquisition. The base purchase price is subject to adjustment at closing based on estimates to be made by Casey in advance of each of Kern’s working capital and inventory value, with the base price to be adjusted upwards or downwards in each case by an amount equal to the difference between Casey’s estimate and an agreed-upon baseline amount. The purchase price will be subject to further adjustment post-closing if statements Kern will prepare promptly thereafter of working capital and inventory differ from Casey’s estimates, with any deficit to be reimbursed by Casey to us. For these purposes, “inventory” refers to crude exchange balances due to Kern and crude oil, feedstocks, intermediate petroleum products and blend components, finished petroleum products, parts and supplies inventory, chemicals and additives held in stock by Kern or to which Kern has title. Neither working capital nor inventory is calculated for purposes of the purchase price adjustment in the same manner as Kern calculates working capital as described in “Kern Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Working Capital” or inventory as calculated for purposes of Kern’s audited financial statements included elsewhere in this proxy statement.

The $1.5 million paid into escrow at signing will be released to Casey as a break-up fee if we terminate the Stock Purchase Agreement because we fail to obtain the necessary approval of the acquisition by our stockholders.

Three percent (3%) of the purchase price payable at closing of the acquisition will be deposited into the escrow account, with the funds available if needed to satisfy any indemnity claims that may be made by us against Casey under the Stock Purchase Agreement. The $1.5 million already paid into the escrow account at signing will remain in escrow as part of these funds. Subject to the maximum cap on indemnity payments by Casey to us described below under “—Indemnification,” Casey shall be directly responsible for losses we may incur that are covered by the indemnification provisions of the Stock Purchase Agreement. The balance of any amounts remaining in escrow against which no claims have been made shall be released to Casey 18 months following the closing of the acquisition.

The purchase price, as adjusted, less the reserved amount, shall be paid on the closing date in immediately available funds by bank wire transfer.

Escrow Agreement

The deposit of $1.5 million on the execution date and 3% of the adjusted purchase price payable at closing will be made in accordance with the Escrow Agreement attached to this proxy statement as Annex B.

Representations and Warranties

Representations and Warranties of Casey

The Stock Purchase Agreement contains representations and warranties made by Casey to us relating, among other things, to:

•	Organization, authority to enter into the Stock Purchase Agreement, and enforceability of the Stock Purchase Agreement;

•	Lawful ownership of all of the issued and outstanding capital stock of Kern, free of liens and restrictions;

•	Absence of violation of any judgment, agreement or organizational document as a result of the execution of the Stock Purchase Agreement or the consummation of the acquisition;

•	Good and marketable title or valid leasehold interest in tangible personal property used in the conduct of Kern’s business free and clear of undisclosed liens;

•	Kern’s financial statements and liabilities;

•	Absence of material changes since December 1, 2006;

•	Absence of undisclosed liabilities;

•	Filing of all tax returns, payment of all taxes due, and absence of material tax disputes;

•	Ownership and possession of all intellectual property rights listed in the Stock Purchase Agreement’s schedules.

•	Validity and enforceability of material agreements;

•	Adequacy of Kern’s inventory;

•	Litigation matters;

•	Insurance;

•	Employment and employee benefits matters;

•	Affiliate transactions;

•	Customers and suppliers;

•	Permits; and

•	Bank accounts.

Representations and Warranties of NTR

The Stock Purchase Agreement contains representations and warranties made by us to Casey relating, among other things, to:

•	Organization, authority to enter into the Stock Purchase Agreement, and enforceability of the Stock Purchase Agreement;

•	Obligation to file this proxy statement;

•	Absence of violation of any judgment, agreement or organizational document as a result of the execution of the Stock Purchase Agreement or the consummation of the acquisition;

•	Our access to due diligence materials relating to Kern;

•	Absence of representations and warranties by Casey other than those mentioned above;

•	Sufficiency of cash, credit or commitments to remit the purchase price when due; and

•	Acquisition of the capital stock of Kern for our own account.

Covenants

Casey’s Covenants

Under the Stock Purchase Agreement, Casey covenants to conduct Kern’s business in the ordinary course of business during the period from the execution of the Stock Purchase Agreement to the closing date and to cause Kern not to perform any of the following actions without our consent, except as expressly permitted by the Stock Purchase Agreement or performed in the ordinary course of business:

•	Incur any debt, assume or guarantee any obligation of any other person, or make any loans, advances or capital contributions to any other person;

•	Enter into or modify any collective bargaining agreement, retention or similar agreement with directors, officers or employees, grant any additional employee benefits or adopt an employee plan;

•	Merge or consolidate with any person or dispose of any assets;

•	Enter, terminate or modify any material agreement or lease agreement;

•	Create a lien or encumbrance on any assets;

•	Cause or permit any insurance policies to terminate;

•	Enter into any compromise or settlement of any litigation or similar proceeding;

•	Take any action which would cause the representations and warranties contained in the Stock Purchase Agreement be untrue;

•	Permit the loss or transfer of any intellectual property;

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Make any material tax election for calendar year 2007, enter into any settlement of tax liability in excess of $100,000 or any closing agreement relating to any tax in excess of $100,000 or make certain other tax-related changes;

•	Amend its articles of incorporation or bylaws;

•	Change any of the accounting methods or principles currently used or vary inventory prices in any material respect from current practices;

•	Make any new capital expenditure;

•	Waive, release or assign any material claims; and

•	Agree or commit to any of the foregoing.

In addition, Casey will not, and will cause Kern not to, solicit, initiate or encourage any inquiries, proposals or offers relating to any acquisition of the capital stock or assets of Kern or any merger, consolidation or other business combination relating to Kern.

Until the closing of the acquisition, we will have the right to conduct any investigation of the condition, business, assets, properties, operations and prospects of Kern as we deem appropriate, so long as it does not unreasonably interfere with Kern’s ongoing business.

Our Covenants

We have agreed to perform the following covenants under the Stock Purchase Agreement:

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Arrange for replacement letters of credit for all standby letters of credit that Kern has outstanding with Wells Fargo Bank at closing time, or provide to Wells Fargo Bank standby letters of credit to the satisfaction of Wells Fargo Bank to secure the existing letters of credit; and

•	Provide Kern with a reasonable opportunity to review and comment on this proxy statement (and any amendments or supplements hereto) prior to its filing with the SEC.

Conditions to Closing of the Acquisition

Our Conditions to Closing

Under the Stock Purchase Agreement, our obligation to consummate the acquisition is subject to the satisfaction, on or prior to the closing, of each of the following conditions, among others:

•	At the closing, Casey shall have delivered to us a certificate signed by the president or a vice president of Casey to the effect that the conditions below have been fulfilled;

•

At the closing, Casey or Kern shall have delivered to us copies of Kern’s certificate of incorporation and bylaws, each certified by the corporate secretary of Kern to be true, correct, complete and in full force and effect as of the closing date;

•	At the closing, Casey or Kern shall have delivered to us certificates of corporate good standing for Casey and Kern from the State of California, dated not more than 10 days prior to the closing;

•	Receipt by us of an opinion from Casey’s counsel addressed to us and dated as of the closing date;

•	We shall have received the resignations, effective as of the closing, of any director or officer of Kern whose resignation we request prior to closing;

•	Casey shall have furnished us with an affidavit certifying as to its non-foreign status in accordance with the requirements of Section 1445 of the Code;

•	Kern shall be free of all indebtedness;

•	Casey or Kern shall deliver or cause to be delivered to the us the share certificates representing the shares issued in our name; and

•	Our stockholders shall have approved the acquisition.

Casey’s Conditions to Closing

The obligation of Casey to consummate the transactions provided for by the Stock Purchase Agreement is subject to the satisfaction, on or prior to the closing date, of each of the following conditions:

•	At the closing, we shall have delivered to Casey a certificate signed by our chief executive officer, president or a vice president to the effect that the conditions above have been fulfilled;

•

At the closing, the we shall have delivered to Casey copies of our certificate of incorporation and bylaws, each certified by our corporate secretary to be true, correct, complete and in full force and effect as of the closing date;

•	At the closing, shall have delivered to Casey certificates of corporate good standing for us from the State of Delaware, dated not more than 10 days prior to the closing; and

•	Receipt by Casey of an opinion from our counsel addressed to Casey and dated as of the closing date.

In addition, each party’s obligation to close the acquisition is subject to the following conditions, among others:

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Each of the representations and warranties contained in the Stock Purchase Agreement of the other party shall be true and correct in all material respects as of the signing date of the Stock Purchase Agreement and the closing date of the acquisition;

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Casey or Kern shall have obtained all third-party consents required by the Stock Purchase Agreement and any foreign anti-trust approvals, if required, and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, shall have expired or been terminated;

•

The other party shall have performed and complied in all material respects with all covenants, obligations and agreements required to be performed or complied with by it in connection with the Stock Purchase Agreement on or prior to closing date of the acquisition;

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No litigation, action, suit, investigation, claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in the Stock Purchase Agreement (other than, in the case of NTR, any such proceeding instigated by one or more of our stockholders) shall have been instituted and not settled or otherwise terminated; and

•	The other party shall have executed the escrow agreement governing the amounts deposited into escrow in connection with the break-up fee and the indemnity escrow described under “—Escrow Agreement.”

Indemnification

Obligation to Indemnify

From and after the closing of the acquisition, each party agrees to indemnify, defend and hold the other party, its affiliates, and their respective directors, officers, representatives, employees and agents harmless from any losses resulting from any breach of any representation, warranty, covenant, obligation or agreement made by the breaching party.

Limitations on Indemnification

Casey’s indemnification obligation for losses incurred by us (each of which individually must exceed $10,000) is subject to an aggregate threshold of 1% of the purchase price paid at closing (which excludes the portion of the purchase price to be kept in escrow) and a cap of 10% of the purchase price paid at closing for our losses in excess of the threshold.

Termination

The Stock Purchase Agreement may be terminated only in certain circumstances specified therein, including:

•	Upon the mutual written consent of Casey and us;

•	By either party if closing shall not have occurred on or before the 45th day following the vote by our shareholders to approve the acquisition proposal pursuant to this proxy statement;

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By either party if there has been a material breach by the other party of any of its representations, warranties, or obligations under the Stock Purchase Agreement and the breaching party has not cured the breach within 30 days after being notified in writing of the breach by the other party;

•	By either party if consummation of the acquisition will violate any non-appealable final order, decree or judgment of any court or governmental authority having competent jurisdiction; and

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By either party if the closing shall not have occurred or has been delayed because any condition precedent to such party’s obligation to effect the closing is not timely satisfied, or shall have become incapable of fulfillment, and such condition has not been waived, if waivable, by the terminating party.

The $1.5 million paid into escrow at signing will be released to Casey as a break-up fee if we terminate the Stock Purchase Agreement because we fail to obtain the necessary approval of the acquisition by our stockholders.

Effect of Termination

Upon termination of the Stock Purchase Agreement, we will return all documents relating to Casey, Kern and Kern’s business to Casey, each party will continue to bear its own legal, accounting and other expenses related to the Stock Purchase Agreement, and such termination shall not constitute a waiver by any party of any claim it may have for actual damages caused by reason of any breach of the Stock Purchase Agreement prior to termination.

OCCIDENTAL INVESTMENT

The following summary of material provisions of the Occidental investment is qualified by reference to the complete text of the Series A Purchase Agreement, the certificate of designation (as defined below), the promissory note, the form of the shareholders rights agreement and the form of the Occidental registration rights agreement, copies of which are attached as Annexes E, F, G, H and I, respectively, to this proxy statement and are incorporated in this proxy statement by reference. All stockholders are encouraged to read the Series A Purchase Agreement, certificate of designation, the promissory note, the form of the shareholders rights agreement and the form of the Occidental registration rights agreement in their entirety for the complete terms and conditions of these agreements which we and Occidental will execute and file on the closing date.

Convertible Stock Purchase Agreement

Under the Series A Purchase Agreement, upon the closing of the acquisition, Occidental will purchase from us newly issued shares of Convertible Stock at a purchase price of $1,000 per share (the “liquidation preference”), for aggregate consideration of $35 million, plus the amount of any advances to us, under a promissory note, which shall not exceed $3 million plus any accrued interest thereon.

We must use any advances under the promissory note for:

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our reasonable and customary expenses associated with negotiating and consummating the Series A Purchase Agreement, the transactions contemplated thereby and by the acquisition (or a replacement transaction); and

•	our reasonable operating and other expenses for the period during which we seek to consummate the acquisition (or a replacement transaction).

On the execution date, we received an advance from Occidental of $1.5 million to fund the deposit into escrow we were required to make upon signing of the Stock Purchase Agreement under the terms thereof.

The closing of the sale to Occidental of the Convertible Stock will take place simultaneously with the closing of the acquisition or a replacement transaction acceptable to Occidental, and is subject to customary conditions.

Rights and Preferences of the Convertible Stock

Dividends

Pursuant to the Certificate of Designations, Preferences and Rights of Series A Senior Convertible Preferred Stock of NTR Acquisition Co., (the “certificate of designation”), a copy of which is attached as Annex F, holders of the Convertible Stock will be entitled to receive annual dividends of $57.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), payable in cash quarterly on March 15, June 15, September 15 and December 15 of each year, starting on the first or second such date (at our option) occurring after the date of first issuance of the Convertible Stock. Dividends for the Convertible Stock are fully cumulative, accrue from the date of first issuance regardless of whether earned or declared and whether funds are legally available when dividend payments are due, and must be paid when funds become legally available, regardless of whether we have profits. If we choose to pay the first cash dividend on the second dividend payment date, then, in lieu of cash dividends, we will issue additional shares of Convertible Stock on the first dividend payment date in an amount equal to the quotient of (i) amount of such unpaid dividends and (ii) the liquidation preference, rounded up to the nearest whole share. If we have funds legally available to pay any dividend on the Convertible Stock in cash when due, but do not pay the dividend when due, then, in addition to the obligation to pay the dividend in cash, we must also issue additional shares of Convertible Stock to pay such dividend.

Under the terms of the Convertible Stock, we will not pay any dividends (other than those payable solely in our common stock or in any right to acquire our common stock for no consideration) on any of our common stock for any fiscal quarter until we have paid cash dividends in the total amount of at least $14.375 per share (as adjusted for any applicable stock dividends, combinations or splits) on the Convertible Stock for that fiscal quarter and any prior quarter in which dividends accumulated but remain unpaid. Furthermore, we will not pay any dividends (other than those payable solely in our common stock or in any right to acquire common stock for no consideration) on any share of our common stock unless we have paid dividends with respect to all outstanding shares of Convertible Stock in an amount for each such share of Convertible Stock (excluding any accumulated dividend amounts) equal to or greater than the aggregate amount of such dividends for all shares of our common stock into which each such share of Convertible Stock could then be converted.

Additionally, other than pursuant to the terms of any shares of preferred stock, authorization and the issuance of which holders of the Convertible Stock have authorized and approved (an “approved issuance”), we may not pay, declare or set apart dividends for the shares of any other Preferred Stock until all accumulated and unpaid dividends from all prior years with respect to shares of the Series A Preferred Stock shall have been paid on or declared and set aside for the shares of the Convertible Stock.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holders of the Convertible Stock shall be entitled to receive, prior and in preference to any distribution by us of any assets or surplus funds to the holders of our common stock, $1000 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends. The Convertible Stock will rank senior in such liquidation preference to any other series of our preferred stock. After payment to the holders of the Convertible Stock of the amounts set forth above, our entire remaining assets and funds available for distribution, if any, will be distributed pro rata among the holders of our common stock and the Convertible Stock (on an as-converted basis).

For purposes of the liquidation preference of the Convertible Stock, upon the written election by the holders of a majority of the outstanding shares of Convertible Stock, (i) any acquisition of us by means of merger or other form of corporate reorganization in which our outstanding shares are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of our assets, will be treated as a liquidation, dissolution or winding up.

Mandatory Redemption

The Convertible Stock is subject to mandatory redemption by us on the fifth anniversary of the date of the first issuance of Convertible Stock (the “redemption date”) at a price per share equal to $1,000 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends. The Convertible Stock will rank senior on redemption to any other series of our preferred stock and we may not pay any amounts in redemption of any other such series unless and until we have fully paid the Convertible Stock redemption price.

Conversion

Each share of Convertible Stock will be convertible at the option of its holder on or prior to the fifth day prior to the redemption date, into a number of shares of our common stock equal to $1,000 divided by the conversion price. The initial conversion price will be the lower of (i) the closing price per share of our common stock on the American Stock Exchange on the day that immediately preceded the closing date of the acquisition (or a replacement transaction) and (ii) the average of the closing price per share of our common stock on the American Stock Exchange for each of the 30 trading days immediately preceding the date on which we announced any such transaction. Based on the average closing price for the 30 trading days immediately preceding announcement of the proposed acquisition of $9.52, and assuming the investment by Occidental totals the maximum of $38 million, the Convertible Stock would be convertible into 3,991,596 shares of our common stock as of the closing date. If we issue any additional Convertible Stock after the closing date, the conversion price applicable to such additional shares will be the closing price per share of our common stock on the American Stock Exchange on the day that immediately precedes the date of issuance. The conversion price is subject to certain adjustments for certain dilutive events, stock dividends, combinations or subdivisions of common stock, stock reclassifications and reorganizations, mergers, consolidations and asset sales.

The Convertible Stock is subject to forced conversion at our option at the conversion price at any time after the closing price for our common stock on the American Stock Exchange has exceeded 200% of the conversion price for the Convertible Stock for 30 consecutive trading days.

Replacement Transaction

In the event that a replacement transaction is structured such that we are not the surviving corporation or we survive as a subsidiary of another entity, then Occidental will have the right, prior to closing of such replacement transaction, to elect to receive at closing, in lieu of the shares of Convertible Stock and upon payment of the purchase price for the Convertible Stock, the consideration that would be receivable by a holder of that number of shares of our common stock as would be issuable upon conversion of the shares of the Convertible Stock that otherwise would have been issued to Occidental at closing (the “alternate consideration”).

In addition to Occidental’s right to purchase the Convertible Stock (or the alternate consideration), if we do not close the acquisition but consummate a replacement transaction, Occidental will have the option, exercisable for 90 days after the closing of such replacement transaction, to purchase up to 3% of the capital stock of the surviving entity of the replacement transaction in consideration for any advances under the promissory note. The purchase price per share for this 3% of the surviving entity’s capital stock will be payable in part through cancellation of the promissory note, and will be the lower of:

(i)	the quotient of (A) the closing price (on the American Stock Exchange) per share of our common stock on the day preceding the closing date of such replacement transaction and (B) the number of shares of capital stock of the surviving entity into which each share of our common stock was converted in such replacement transaction (which number shall be deemed to be one if our common stock was not converted in the replacement transaction) (the “conversion ratio”); and

(ii)	the quotient of (A) the average of the closing price for each of the 30 trading days immediately preceding the date on which we announce such replacement transaction and (B) the conversion ratio.

Voting Rights of Convertible Stock; Directors

Each share of Convertible Stock will entitle its holder to the number of votes equal to the number of shares of our common stock into which such shares of Convertible Stock could be converted and will have voting rights and powers equal to the voting rights and powers of our common stock.

So long as Occidental holds at least 80% of the Convertible Stock issued at consummation of the acquisition, the holders of Convertible Stock will be entitled (but not required) to elect one member of our board of directors. In addition, under the shareholders rights agreement, described below, so long as Occidental beneficially owns, in the aggregate, at least 80% of the Convertible Stock, Occidental will have the right to attend all meetings of our board of directors in a monitoring observer capacity and to receive notice of and receive the information provided by us to the board of directors in connection with such meetings. In the event of our failure to pay cash dividends on the Convertible Stock for two successive dividend payment dates (or to redeem the Convertible Stock) (an “event of default”), then the holders of the Convertible Stock will be entitled to elect two additional directors to our board of directors. If, after the election of the two additional directors, the event of default is cured, then the two additional directors will be removed from office.

Restrictions and Limitations on Corporate Action

So long as any shares of Convertible Stock remain outstanding, we may not, without the approval of the holders of a majority of the outstanding shares of Convertible Stock:

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Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Convertible Stock otherwise than by redemption or by conversion as described above;

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Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of our Common Stock (other than pursuant to the exercise by holders of our common stock of any conversion rights pursuant to Article Sixth of our certificate of incorporation);

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Authorize or issue, or obligate ourselves to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Convertible Stock as to dividend rights or redemption rights or liquidation preferences;

•	Permit any of our wholly-owned subsidiaries to issue or sell, or obligate itself to issue or sell, except to us or any of our wholly-owned subsidiaries, any stock of such subsidiary; or

•	Increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock or Convertible Stock.

The certificate of designations requires that we not amend our certificate of incorporation or bylaws without the approval of a majority of the outstanding shares of Convertible Stock if such amendment would change any of the rights, preferences or privileges of the Convertible Stock, including, but not limited to amendments which would:

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Reduce the dividend rates on the Convertible Stock, make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Convertible Stock as to the payment of dividends in relation to the holders of any of our other capital stock;

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Reduce the amount payable to the holders of the Convertible Stock upon our liquidation, dissolution, or winding up, or change the relative seniority of the liquidation preferences of the holders of the Convertible Stock to the rights upon liquidation of the holders of any of our other capital stock;

•	Reduce the redemption price;

•	Delay the redemption date;

•	Make the Convertible Stock redeemable at our option;

•	Cancel or modify the conversion rights of the Convertible Stock; or

•	Change the rights of the holders of the Convertible Stock to appoint directors.

Furthermore, the certificate of designations requires that we not reissue any shares of Convertible Stock acquired by us by reason of redemption, purchase, conversion or otherwise, and we must cancel, retire and eliminate such shares from the shares which we are authorized to issue.

Promissory Note

We have issued a promissory note to Occidental that will cover the full amount of any advances, plus interest to accrue at an annual rate of 9%, payable quarterly for periods ending on March 15, June 15, September 15 and December 15. Any unpaid amount of principal or interest will bear interest at an annual rate of 11%. The promissory note will mature on the earlier of (i) November 1, 2008, and (ii) closing of the sale to Occidental of the Convertible Stock. The promissory note is payable in whole or in part at any time before maturity at our option without any premium or penalty. The promissory note includes customary events of default, including our failure to make payment when due of any amount we owe for the principal of, or interest on, the promissory note or our default in the performance or observance of any term, covenant, condition or agreement we are required to perform or observe under the promissory note or Series A Purchase Agreement and we fail to cure such default within 30 days. The promissory note will become immediately due and payable upon the occurrence of any event of default.

Under the terms of the promissory note, unless and until we consummate an initial business combination, Occidental has waived any claims against amounts in the trust held for the benefit of our public shareholders.

Shareholders Rights Agreement

The Series A Purchase Agreement contemplates that we, Occidental and the inside stockholders, including NTR Partners LLC, will enter into a shareholders rights agreement under which, among other things, we will grant the holders of the Convertible Stock certain rights, including the following:

•	furnishing of certain periodic financial information to holders of at least 10% of the Convertible Stock (which can be satisfied by filing our annual and quarterly reports under the Exchange Act);

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visitation and inspection rights of our properties, including our books of account and other records (including making copies thereof and taking extracts therefrom) to holders of at least 75% of the Convertible Stock;

•	rights to discuss our affairs, finances and accounts with our officers and our independent public accountants to holders of at least 75% of the Convertible Stock;

•	a right of first refusal to purchase a pro rata share of certain new equity issuances by us, subject to certain customary exceptions. Such issuances do not include:

•	securities purchased under the Series A Purchase Agreement;

•	securities issued upon conversion of the Convertible Stock;

•	securities issued to our employees, consultants, officers or directors pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by our board of directors;

•	securities issued in connection with any stock split, stock dividend or recapitalization;

•	securities issued in connection with an acquisition of another legal entity;

•	any right, option or warrant to acquire any security convertible into the securities set forth above; and

•	securities issued upon exercise of our warrants outstanding as of the closing of the acquisition or a replacement acquisition.

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for two years after closing of the acquisition (or a replacement transaction), the right to exchange the Convertible Stock into debt issued by us or any of our subsidiaries (including indebtedness to finance acquisitions or other non-working capital needs), other than indebtedness incurred to finance our and our subsidiaries’ ordinary course working capital needs, provided by an institutional lender whose loans are regulated by law (such as banks, trust companies, credit unions and commercial loan agencies) having aggregate capital and surplus in excess of $1 billion;

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tag-along rights if NTR Partners LLC, our inside stockholders (or their respective successors or assigns) desire to effect a sale or transfer (other than a sale to the public pursuant to a registration statement or Rule 144 under the Securities Act) of any of our common stock or warrants to an independent third party which (when aggregated with all prior such sales or transfers) represents more than 1,000,000 shares of our common stock; and

•	approval rights over certain corporate actions by us that would affect the rights of the holders of the Convertible Stock, as described under “—Restrictions and Limitations on Corporate Action.”

Furthermore, so long as Occidental continues to beneficially own, in the aggregate, at least 80% of the Convertible Stock, neither we nor the inside stockholders (and our and their respective affiliates, successors and assigns) will vote or otherwise grant approval to, amend our certificate of incorporation or bylaws to provide for any new class or series of capital stock having any rights, preferences or privileges senior to or on a parity with the rights, preferences or privileges provided for the benefit of holders of any shares of the Convertible Stock without the approval, by vote or written consent, by all of the holders of the Convertible Stock.

The shareholders rights agreement will impose certain restrictions on Occidental’s ability to transfer the Convertible Stock, including a prohibition on transfer (with certain exceptions) without our consent for six months after closing of the acquisition.

Registration Rights Agreement

The Series A Purchase Agreement contemplates that we will enter into the registration rights agreement with Occidental on the closing date, granting Occidental certain rights to register the resale of any Convertible Stock they receive, as well as any shares of common stock into which it is converted (the “Occidental registrable securities”).

Registrations on Form S-3

Under the registration rights agreement, on or after 180 days from the closing date (the “release date”), the holders of the registrable securities will have the right request in writing that we register the resale of any or all of the Occidental registrable securities on Form S-3 (or a successor or other appropriate, similar form), provided, however, that we will not be obligated to effect such a request (i) through an underwritten offering; (ii) if we have within the preceding six months effected a registration on Form S-3 (or a successor or other appropriate, similar form); (iii) if Form S-3 (or a successor or other appropriate, similar form) is not available for such offering; or (iv) if the holders of the Occidental registrable securities, together with the holders of any of our other securities entitled to inclusion in such registration, propose to sell Occidental registrable securities at an aggregate offering price to the public of less than $500,000. Registrations effected pursuant to the registration right on Form S-3 will not be counted as a demand registration (as described below).

Demand Registrations

At any time on or after the release date, the holders of not less than a majority of any class of the Occidental registrable securities may make a written request to us for registration of all or part of each such class of Occidental registrable securities held by those holders provided that the estimated market value of the Occidental registrable securities of all classes to be so registered is at least $500,000 in the aggregate (a “demand registration”). As promptly as practicable, and, in any event, within 60 days following receipt of a request for a demand registration, we will be required to file a registration statement relating to such demand registration and use our reasonable best efforts to cause such registration statement to be declared effective under the Securities Act. We will not be required to effect more than two demand registrations under the registration rights agreement.

“Piggy-Back” Registrations

If at any time on or after the release date, we propose to file a registration statement with respect to any offering of our securities (with certain customary exceptions) for our own account or for the account of any holders of our securities, then the holders of the Occidental registrable securities will have “piggy-back” registration rights in connection with sales pursuant to such registration statement (including any underwritten offerings) on the same terms and conditions as any similar securities we have issued.

PROPOSED DEBT FINANCING

We expect to use amounts available from the trust account and at least $35 million of the proceeds of the Occidental investment to fund a portion of the total purchase price due to Casey upon closing of the proposed acquisition of Kern, comprising the $285 million that remains to be paid of the base purchase price plus the amount of any working capital and inventory adjustments.

As of December 11, 2007, there was approximately $243.1 million in the trust account. However, before any amounts in the trust account may be applied to the purchase price, we must deduct in full any amounts to be paid in connection with closing of the acquisition to public stockholders who validly exercised their conversion rights, as well as the $7.4 million in deferred underwriting discounts and commissions due upon closing to the underwriters of our IPO.

We therefore expect to require some amount of additional financing to pay the full purchase price for Kern, including the working capital and inventory adjustments.

We are pursuing discussions with Citigroup Global Markets Inc. (“Citigroup”) regarding a financing proposal we received from them dated October 5, 2007, regarding credit and working capital facilities to be put in place at closing of the proposed acquisition in amounts sufficient to fund the balance of the purchase price (working capital and inventory adjustments) and to provide us with working capital financing on an ongoing basis. The proposal from Citigroup contemplates a non-amortizing, floating rate senior secured credit facility in a principal amount of up to $120 million in two-tranches: a 5-year term loan facility in a principal amount up to $40 million and a 5-year revolving credit facility in a principal amount of up to $80 million. Citigroup would be entitled to an up-front fee based on a percentage of the maximum amount of the facilities for arranging the loans, and the revolving credit facility would also be subject to an annual non-refundable unused commitment fee. The facilities would be secured by all of Kern’s and the guarantors’ current and fixed assets.

The proposal is non-binding and subject among other things to customary due diligence, credit approval and syndicate-out provisions. Furthermore, the terms of the proposal are subject to change based on diligence conducted by Citigroup, Citigroup’s credit approval process, changed market conditions and other factors. There can be no assurance that we will be able to agree to definitive terms for a credit facility with Citigroup or another lender, to agree to definitive terms that are substantially the same as those described above, or to fulfill the conditions to closing and our receipt of funds under the terms of any definitive financing agreement upon closing of the acquisition. However, we expect to have a binding commitment in place for this or a similar financing from Citigroup or another lender prior to the date of the special meeting.

If obtained, we will use the proceeds of these loans not only to fund the balance of the purchase price remaining after application of the trust proceeds and the Occidental investment, including to finance the acquisition of Kern’s initial working capital, but also to pay related transaction costs, fees and expenses, and, for the revolving facility, to provide working capital financing from time to time for our other general corporate purposes.

The proposed credit facility would replace Kern’s existing secured credit facility from Wells Fargo Bank, National Association, all of the outstanding amounts under which are required to be repaid at or prior to the closing of the proposed acquisition under the terms of the Stock Purchase Agreement. Under the Wells Fargo facility, Kern has access to a revolving credit facility to finance its general working capital needs and to provide letters of credit and cash advances to facilitate its purchases of crude oil and petroleum products, in an aggregate amount not to exceed $90 million for the period from November 21 through April 30, 2008, and $75 million thereafter at any one time. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kern—Liquidity and Capital Resources” for additional details on this facility. However, we are also discussing with Wells Fargo the possibility of obtaining a credit facility or amending and retaining Kern’s existing credit facility (while still requiring any amounts outstanding under the facility to be repaid at or prior to closing). We would use the amounts available thereunder for the same purposes we would use the proposed facility from Citigroup or any similar financing.

ARTICLE FOURTH AMENDMENT PROPOSAL

Proposal

We are asking you to approve amending our certificate of incorporation to delete Article Fourth upon consummation of the acquisition. Article Fourth currently provides that our existence will terminate on January 30, 2009.

The Article Fourth amendment may not be adopted unless the acquisition proposal is approved, and we will not consummate the proposed acquisition unless the Article Fourth amendment is approved.

This summary is qualified by reference to the complete text of the proposed Third Amended and Restated Certificate of Incorporation of NTR, which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed Third Amended and Restated Certificate of Incorporation in its entirety.

Required Vote

The approval of the Article Fourth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date. Abstentions and broker non-votes will have the same effect of a vote against the Article Fourth amendment.

Recommendation

Our board of directors believes that it is in the best interests of NTR and its stockholders that the stockholders approve the Article Fourth amendment, which is necessary for NTR to continue to exist beyond January 30, 2009, and because we will not consummate the acquisition unless this proposal is duly approved.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” APPROVAL OF THE ARTICLE FOURTH AMENDMENT.

ARTICLE SIXTH AMENDMENT PROPOSAL

Proposal

We are proposing to delete Article Sixth of our certificate of incorporation upon consummation of the acquisition, and to make certain other changes to the certificate if incorporation to reflect this deletion. Under our certificate of incorporation, Article Sixth and the related provisions described above contain various terms related to our status as a blank check company and impose a number of restrictions on our ability to operate prior to our consummation of our initial business combination. The Article Sixth amendment would delete Article Sixth from and after the closing of the acquisition, as this Article relates to the operation of NTR as a blank check company prior to consummation of a business combination, and will no longer be applicable to NTR after the acquisition of Kern, and to make minor modifications to other provisions of the certificate of incorporation to reflect the deletion of Article Sixth.

If the acquisition proposal is not approved, the Article Sixth amendment will not be presented at the meeting.

This summary is qualified by reference to the complete text of the proposed Third Amended and Restated Certificate of Incorporation of NTR, which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed Third Amended and Restated Certificate of Incorporation in its entirety.

Required Vote

The approval of the Article Sixth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date. Abstentions and broker non-votes will have the same effect of a vote against the Article Sixth amendment.

Recommendation

Our board of directors believes that it is in the best interests of NTR and its stockholders that the stockholders approve the Article Sixth amendment, which in their judgment is necessary to address adequately the post-acquisition needs of NTR as an operating company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ARTICLE SIXTH AMENDMENT.

NAME-CHANGE AMENDMENT PROPOSAL

Proposal

We are asking you to approve amending our certificate of incorporation to change our corporate name from “NTR Acquisition Co.” to “NTR Energy Co.” upon consummation of the acquisition, in order to better reflect the nature of our business operations once we have acquired Kern.

If the acquisition is not approved, the name-change amendment will not be presented at the meeting.

Stockholders who hold physical share certificates will not be required to exchange outstanding stock certificates for new stock certificates if the name-change amendment is adopted.

Required Vote

The approval of the name-change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date. Abstentions and broker non-votes will have the same effect of a vote against the name-change proposal.

Recommendation

Our board of directors believes that it is in the best interests of NTR and its stockholders that the stockholders approve the proposal to amend our certificate of incorporation to change our name.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” APPROVAL OF THE NAME-CHANGE AMENDMENT.

INCENTIVE PLAN PROPOSAL

Proposal

We are proposing to adopt NTR’s 2008 Equity Incentive Plan upon consummation of the acquisition to motivate certain key employees, consultants and non-employee directors of the Company to achieve superior financial performance, as reflected in the performance of the Company’s common stock and the Company’s earnings per share. If the acquisition is not approved, the Incentive Plan proposal will not be presented at the meeting. See “NTR 2008 Equity Incentive Plan” immediately below for a full description of the NTR 2008 Equity Incentive Plan, a copy of which is included in this proxy statement as Annex D.

Required Vote

The approval of the Incentive Plan proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock present or represented by proxy in the meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to the Incentive Plan proposal.

Recommendation

Our board of directors believes that it is in the best interests of NTR and its stockholders that our stockholders approve the Incentive Plan proposal to adopt NTR’s 2008 Equity Incentive Plan, to enable us to attract, retain, motivate and provide additional incentive to certain directors, officers, employees and consultants whose contributions are essential to our growth and success, to help us achieve superior financial performance, as reflected among other things in the performance of our common stock and our earnings per share.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

NTR 2008 EQUITY INCENTIVE PLAN

Background

On December 11, 2007, the board of directors adopted a 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”). The 2008 Equity Incentive Plan will be effective upon the consummation of the acquisition, subject to approval by the stockholders, which the board has unanimously recommended. See “Incentive Plan Proposal” immediately preceding this section.

The purpose of the 2008 Equity Incentive Plan is to enable us to attract, retain, motivate and provide additional incentive to certain directors, officers, employees and consultants whose contributions are essential to our growth and success by enabling them to participate in our long-term growth through ownership of our stock, and to provide those persons with an opportunity to acquire an equity interest.

Summary of the 2008 Equity Incentive Plan

Awards in General

We may grant incentive and nonqualified stock options, stock appreciation rights, performance units, restricted stock awards and performance bonuses, or collectively, “Awards,” to our officers and key employees, and those of our subsidiaries. In addition, the 2008 Equity Incentive Plan authorizes the grant of non-qualified stock options, stock appreciation rights, performance units and restricted stock awards to our directors and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability. Generally, all classes of our employees are eligible to participate in our 2008 Equity Incentive Plan. We expect approximately 24 employees and 7 directors to be eligible to participate in the 2008 plan. No options, restricted stock or other Awards under the 2008 Equity Incentive Plan have been made or committed to be made as of the date of this proxy statement. The benefits or amounts under the plan that will be received by or allocated to our officers and directors after consummation of the acquisition will be determined by the board of directors in the future, in its discretion.

The following is a summary of the material provisions of our 2008 Equity Incentive Plan and is qualified in its entirety by reference to the complete text of our 2008 Equity Incentive Plan, a copy of which is attached to this proxy statement as Exhibit D.

Administration

The 2008 Equity Incentive Plan will be administered by our board of directors. The board of directors may delegate administration of the 2008 Equity Incentive Plan to a committee of the board of directors or to specified officers of the Company. For purposes of the following discussion, the term “Administrator” means the board of directors or the committee or officers to whom the board of directors’ authority has been delegated. The Administrator has the authority, subject to the terms of the 2008 Equity Incentive Plan, to determine the individuals to whom options or other stock Awards will be granted, the times at which and form in which such options or other Awards will be granted, and the terms and conditions of the options and other Awards. In particular, the Administrator may determine the price of options and any limitations, restrictions or conditions of Awards. In addition, the Administrator may interpret and apply the 2008 Equity Incentive Plan and may make all other determinations and take all other action that may be necessary or advisable to implement and administer the 2008 Equity Incentive Plan.

Stock Options

Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our 2008 Equity Incentive Plan will be determined by the Administrator at the time of the grant, but will not be less than fair market value on the date of the grant. The Administrator will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Administrator may, in its discretion, impose limitations on exercise of all or some options granted under our 2008 Equity Incentive Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under our 2008 Equity Incentive Plan will vest at rates specified in the option agreement at the time of grant.

Eligibility for Stock Options

Stock options may be granted to our employees, directors and consultants. Options intended to qualify as incentive stock options (“ISOs”) may only be granted to employees while actually employed by the Company. Non-employee directors and consultants are not entitled to receive ISOs, but may receive nonqualified options.

Option Price

The option price for ISOs will be at least 100% of the fair market value of NTR common stock on the date the option is granted. However, if the participant in the 2008 Equity Incentive Plan owns more than 10% of the combined voting power of NTR and any subsidiary or parent corporation, the option price will be not less than 110% of the fair market value of NTR common stock on the date of grant. The fair market value of NTR common stock first becoming subject to exercise as ISOs by an optionee who is an employee during any given calendar year may not exceed $100,000 in accordance with Section 162(m) of the Code; ISOs in excess of that limit will be treated as nonqualified stock options. The option price for nonqualified stock options (as defined below) will be determined by the Administrator and may be equal to or greater than the fair market value of NTR common stock on the date of grant. If NTR common stock is not traded on a recognized market at the time of grant, the Administrator will determine fair market value. If the common stock is traded on a recognized market, fair market value will be the closing market price of NTR common stock as reported on the market determined by the Administrator to be the primary market for the common stock on the date of grant.

Duration of Options

Each stock option will terminate on the date fixed by the Administrator, which will not be more than ten years after the date of grant. If the participant owns more than 10% of the combined voting power of NTR and any subsidiary or parent corporation, any ISO granted to such participant will terminate not more than five years after the date of grant.

Vesting

The Administrator will specify the relevant vesting provisions at the time of the grant of awards under the Plan.

Payment

The Administrator will determine whether an exercise of options will be settled in whole or in part in cash, common stock or other securities of NTR, or other property.

Other Awards under the Plan

The Administrator may grant Restricted Stock Awards, Stock Appreciation Rights, and/or Performance Units to eligible employees, directors and consultants.

Restricted shares of our common stock may be granted under the 2008 Equity Incentive Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the Administrator may determine to be appropriate at the time of making the Award. In addition, the Administrator may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and held by us until such restrictions lapse. The Administrator, in its discretion, may provide in the Award agreement for a modification or acceleration of shares of restricted stock in the event of retirement or other termination of employment or business relationship with the grantee. Restricted Stock Awards shall require the holder to remain in the employment of the Company in the case of employees or for directors or consultants to provide continued services for a prescribed period of time to be set by the Administrator. The restriction period and the nature of any other restrictions under a Restricted Stock Award shall be determined by the Administrator. Upon the satisfaction of such vesting or other conditions the Administrator may impose, the restrictions shall lapse with respect to the shares covered by the Award or a portion thereof as specified by the Administrator.

Stock Appreciation Rights (“SARs”) may be granted alone or in tandem with an option, in which case the participant may exercise either the option or SAR. A stock appreciation right generally permits the grantee to receive an amount (in cash, common stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the grantee multiplied by the excess of the fair market value of our common stock on the exercise date over the stock appreciation rights’ base price. The base price of stock appreciation rights granted under the 2008 Equity Incentive Plan will be determined by the Administrator; provided, however, that the base price cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted or 110% of the fair market value of NTR if the employee owns more than 10% of the combined voting power of NTR, subject to adjustments. The SAR shall be exercisable in whole or part as determined by the Administrator, and shall be subject to such vesting and other conditions as the Administrator shall determine.

Performance Units shall be subject to target performance goals, and the Award shall provide for the payment of cash or shares of common stock, as the Administrator may determine, upon achievement of minimum, target and maximum levels of performance. The Administrator shall determine the number, terms and performance goals for each Performance Unit.

In addition, the Administrator may grant a Performance Bonus, payable in cash or shares of NTR common stock, to such eligible employees as it may determine. The maximum value of performance bonus Awards granted under the 2008 Equity Incentive Plan shall be established by the Administrator at the time of the grant. An employee’s receipt of such amount will be contingent upon achievement of performance targets during the performance period established by the Administrator. The performance targets will be determined by the Administrator. Following the end of the performance period, the Administrator will determine the achievement of the performance targets for such performance period. Any payment made in shares of common stock will be based upon the fair market value of the common stock on the payment date.

Shares That May Be Issued under the 2008 Equity Incentive Plan

We have reserved a maximum of 2,250,000 shares of our authorized common stock for issuance upon the exercise of Awards to be granted pursuant to our 2008 Equity Incentive Plan. Each share issued under an option or under a Restricted Stock Award will be counted against this limit. Shares to be delivered at the time a stock option is exercised or at the time a Restricted Stock Award is made may be available from authorized but unissued shares or from stock previously issued but which we have reacquired and hold in our treasury.

In the event of any change in our outstanding common stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or other similar transactions, the number of shares of our common stock which may be issued upon exercise of outstanding options, and the exercise price of options previously granted under our 2008 Equity Incentive Plan, will be proportionally adjusted to prevent any enlargement or dilution of the rights of holders of previously granted options as may be appropriate to reflect any such transaction or event.

Change of Control Event

The 2008 Equity Incentive Plan provides for the acceleration of any unvested portion of any outstanding Awards under the 2008 Equity Incentive Plan upon a change of control event if and to the extent set forth in the applicable Award agreement.

Termination of Employment Relationship

Awards granted under our 2008 Equity Incentive Plan that have not vested will generally terminate immediately upon the grantee’s termination of employment or business relationship with us or any of our subsidiaries for any reason other than retirement with our consent, disability or death. The Administrator may determine at the time of the grant that an Award agreement should contain provisions permitting the grantee to exercise the stock options or to accelerate the unvested portion of any Award for any stated period after such termination, or for any period the Administrator determines to be advisable after the grantee’s employment or business relationship with us terminates by reason of retirement, disability, death or termination without cause. The Administrator may permit a deceased optionee’s stock options to be exercised by the optionee’s executor or heirs during a period acceptable to the Administrator following the date of the optionee’s death, but such exercise must occur prior to the expiration date of the stock option.

Dilution; Substitution

As described above, our 2008 Equity Incentive Plan will provide protection against substantial dilution or enlargement of the rights granted to holders of Awards in the event of stock splits, recapitalization, mergers, consolidations, reorganizations or similar transactions. New Award rights may, but need not, be substituted for the Awards granted under our 2008 Equity Incentive Plan, or our obligations with respect to Awards outstanding under our 2008 Equity Incentive Plan may, but need not, be assumed by another corporation in connection with any merger, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which we are involved. In the event that our 2008 Equity Incentive Plan is assumed, the stock issuable, with respect to Awards previously granted under our 2008 Equity Incentive Plan shall thereafter include the stock of the corporation granting such new option rights or assuming our obligations under the 2008 Equity Incentive Plan.

Amendment of the 2008 Equity Incentive Plan

Our board may amend our 2008 Equity Incentive Plan at any time. However, without stockholder approval, our 2008 Equity Incentive Plan may not be amended in a manner that would:

•	increase the number of shares that may be issued under our 2008 Equity Incentive Plan;

•	materially modify the requirements for eligibility for participation in our 2008 Equity Incentive Plan; or

•	materially increase the benefits to participants provided by our 2008 Equity Incentive Plan.

Awards previously granted under our 2008 Equity Incentive Plan may not be impaired or affected by any amendment of our 2008 Equity Incentive Plan, without the consent of the affected grantees.

Accounting Treatment

Under generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under our 2008 Equity Incentive Plan, the fair value of the options will be measured on the date of grant and this amount will be recognized as a compensation expense ratably over the vesting period. Stock appreciation rights granted under the 2008 Equity Incentive Plan must be settled in common stock. Therefore, stock appreciation rights granted under the 2008 Equity Incentive Plan will receive the same accounting treatment as options. The cash we receive upon the exercise of stock options will be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options are exercised, although the issuance of shares of common stock upon exercise may reduce basic earnings per share, as more shares of our common stock would then be outstanding.

When we make a grant of restricted stock, the fair value of the restricted stock Award at the date of grant will be determined and this amount will be recognized over the vesting period of the Award. The fair value of a restricted stock Award is equal to the fair market value of our common stock on the date of grant.

Due to consideration of the accounting treatment of stock options and restricted stock Awards by various regulatory bodies, it is possible that the present accounting treatment may change.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to Awards that may be granted under our 2008 Equity Incentive Plan.

Incentive Stock Options

An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Options

An optionee will not realize any taxable income upon the grant of a non-qualified option. At the time the optionee exercised the non-qualified option, the amount by which the fair market value at the time of exercise of the shares covered by the non-qualified option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. We will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short- or long-term depending on the length of time the stock was held by the optionee before sale.

Restricted Stock Awards

A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the code permits a recipient of restricted stock, which is not yet required to be included in a taxable income, to elect, within 30 days of the Award of restricted stock, to include in income at the time of receipt the difference between the fair market value of the shares of restricted stock at the date of the Award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Section 162(m) of the Code

Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the 2008 Equity Incentive Plan should not be limited by Section 162(m) of the Code. Further, we believe that compensation income generated in connection with performance Awards granted under the 2008 Equity Incentive Plan should not be limited by Section 162(m) of the Code. The 2008 Equity Incentive Plan has been designed to provide flexibility with respect to whether restricted stock Awards or performance bonuses will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the vesting restrictions relating to any such Award are based solely upon the satisfaction of one of the performance goals as will be adopted by the Administrator, then we believe that the compensation expense relating to such an Award will be deductible by us if the Awards become vested. However, compensation expense deductions relating to such Awards will be subject to the Section 162(m) deduction limitation if such Awards become vested based upon any other criteria set forth in such Award (such as the occurrence of a change in control or vesting based upon continued employment with us).

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock Awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is our intention that any Award agreement governing awards subject to Section 409A will comply with these new rules.

OTHER INFORMATION RELATED TO NTR

Business of NTR

We are a blank check company incorporated in Delaware on June 2, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, which we refer to as our “initial business combination,” one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America.

On February 5, 2007, we completed our IPO of 24,000,000 units, and on February 22, 2007, we completed the closing of an additional 557,205 units that were subject to the underwriter’s over-allotment option. Each Unit consists of one share of our common stock and one warrant entitling the holder to purchase one share of our common stock at a price of $7.50.

Offering Proceeds Held in Trust

Upon consummation of our IPO, we deposited a total of approximately $240,124,000, including the net proceeds of the IPO, the sale of the initial founders’ securities and the deferred underwriting discounts and commissions into the trust account. Except for the up to $3,250,000 million of interest income (net of taxes payable) that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of the our initial business combination or our liquidation.

As of September 30, 2007, approximately $244.06 million was held in the trust account. We also had $723,461 of unrestricted cash outside the trust account available to us for our activities in connection with identifying and conducting due diligence for a suitable initial business combination, and for general corporate matters. If holders of the maximum numbers of public shares permitted to be converted without blocking the acquisition (or 4,911,440 shares, equal to 20% of our public shares) at the per-share conversion price as of December 11, 2007 of $9.90 and we had successfully completed the acquisition on such date we would be required to pay an aggregate of $48.6 million from the funds in the trust account to these converting holders. After deduction of that amount and the $7.4 million in deferred underwriting discounts and commissions, there would have been $187.1 million remaining in the trust account.

Fair Market Value of Target Business

We are required to purchase a business or assets with a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions in connection with the IPO). Based on financial analyses made by the board of directors in approving the transaction, which included a comparison of comparable transactions in the refining and marketing industry and a discounted cash flow analysis, our board of directors determined that the fair market value of Kern is in excess of 80% of the balance in the trust account. The board determined that the purchase price under the Stock Purchase Agreement, which amount was negotiated at arms-length, is fair to and in our best interests and the interests of our stockholders, and appropriately reflects Kern’s value. Our board of directors believes that because of the financial skills and background of several of its members, it was qualified to conclude that the acquisition of Kern meets the 80% requirement.

Stockholder Approval of Initial Business Combination

We will consummate our initial business combination only if the required number of shares is voted in favor of both the initial business combination and the amendment to Article Fourth of our certificate of incorporation to extend our corporate life. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth above until January 30, 2009, the date upon which our dissolution will commence.

Accordingly, we will proceed with the acquisition of Kern only if a majority of all of our outstanding public shares present in person or by proxy at the special meeting are voted in favor of the acquisition and a majority of all of our outstanding shares are voted in favor of the Article Fourth amendment. NTR’s inside stockholders have agreed to vote their common stock acquired prior to our IPO on the acquisition proposal in accordance with the vote of holders of a majority of the public shares. If holders of 20% or more of NTR’s public shares demand that we convert their shares into their pro rata share of the trust account at the then-applicable conversion price “Special Meeting of NTR Stockholders—Conversion Rights” then we will not consummate the acquisition and stockholders shall not have conversion rights. If this happens, and if NTR does not consummate an initial business combination before January 30, 2009, we will be forced to liquidate.

Liquidation If No Initial Business Combination

If we are unable to complete an initial business combination by January 30, 2009, we will automatically dissolve and as promptly as practicable thereafter adopt a plan of dissolution and distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We expect that all costs and expenses associated with implementing our plan of dissolution and liquidation, as well as payments to any creditors, will be funded from amounts remaining out of the $3.25 million in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution and liquidation, to the extent that there is any interest accrued in the trust account in excess of the amount required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses. Should there be no such interest available or should those funds still not be sufficient, our directors Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez will reimburse us for our out-of-pocket costs associated with our dissolution and liquidation, excluding any special, indirect or consequential costs, such as litigation, pertaining to the dissolution and liquidation.

Upon its receipt of notice from counsel that we have been dissolved, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders. Each of our inside stockholders has waived their right to participate in any liquidation distribution with respect to any pre-IPO shares such inside stockholder holds. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters of our IPO have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated.

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, which could decrease the amount available for liquidation distribution. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or other entities we engage after our IPO) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. However, to the extent we have engaged with certain third parties, we have asked for and have obtained such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for monies owed them. In the case of such a challenge, we will be responsible for the cost associated with defending the validity of the challenged waiver agreement. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. To date, we have obtained waivers of claims against the monies in the trust account from all such third parties, other than Citigroup Global Markets Inc. in its role as underwriter of our IPO.

Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez have agreed that they will be personally liable to us on a joint and several basis if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us, or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreements entered into by each of Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale or Mr. Rodriguez specifically provide for two exceptions to the personal indemnity each has given: none will have any personal liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. These individuals’ personal liability does not extend to claims of third parties who executed a legally enforceable waiver because we believe that acceptance by a company’s officers and directors of personal liability for claims against that company is an extraordinary measure and that it would be unfair to these officers and directors if they remained personally liable despite having taken such steps as are available to them, such as obtaining legally enforceable waivers, to prevent such claims from arising against that company. Based on the information in the director and officer questionnaires provided to us in connection with our IPO as well as representations as to their accredited investor status (as such term is defined in Regulation D under the Securities Act), we currently believe that each of Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez is of substantial means and capable of funding his or her indemnity obligations, even though we have not asked any of them to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations. If these individuals were to refuse to honor their obligations to indemnify us, our directors’ fiduciary duty under Delaware law to protect our interests and to act in the best interests of its stockholders could require them to take action, which may (but will not necessarily) include bringing a claim against these individuals to enforce the indemnity.

Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon dissolution. Consequently, if the trust account is dissolved and paid out to our public stockholders prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.

Facilities

We maintain leased offices at 100 Mill Plain Road, Suite 320, Danbury, CT 06811. We believe our current space, combined with other office space otherwise available to our executive officers, is adequate for our current operations.

Employees

We have three executive officers—Mario Rodriguez, our chief executive officer; William Hantke, our principal financial officer; and Henry Kuchta, our president and chief operating officer. Our three officers are our only employees and at this time they are not paid a salary nor do they receive benefits.

We have entered into an amended and restated consulting agreement with Jeffrey Dill including terms for Mr. Dill to become our general counsel effective upon closing.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and have reporting obligations pursuant to the Exchange Act and the rules and regulations promulgated thereunder, including the requirement to file annual and quarterly reports with the SEC. In accordance with Exchange Act requirements, our annual reports contain financial statements audited by our independent registered accounting firm. We have filed with the SEC a Form 10-K covering the period ended December 31, 2006, and its most recent Forms 10-Q covering the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against NTR or any of its officers or directors in their capacity as such.

Plan of Operations

We are a blank check company incorporated in Delaware on June 2, 2006. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. We intend to use cash derived from the net proceeds of our Offering, and the exercise by the underwriters of their over-allotment option, together with any additional financing arrangements that we may undertake, to effect an initial business combination. It is not currently contemplated that we will hold an annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination, in which case all of the current directors will continue in office until their successors are duly elected and have qualified. Our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.4 million) at the time of the transaction. However, we may not use all of the proceeds held in the trust account in connection with an initial business combination, either because the consideration for the initial business combination is less than the amount of proceeds in trust or because we finance a portion of the consideration with capital stock or debt securities that we can issue. In that event, the proceeds held in the trust account as well as any other net proceeds not expended in connection with the initial business combination will be used to finance the operations of the target business or businesses.

Liquidity and Capital Resources

On June 20, 2006, we consummated a private placement of our common stock and performance warrants to NTR Partners LLC, one of our inside stockholders, for an aggregate purchase price of $2,525,000. On December 15, 2006, we reacquired, for nominal consideration, 1,562,500 of those shares for retirement as well as all 1,750,000 of the performance warrants for cancellation. Immediately prior to the sale of the units in the IPO, our director Buford Ortale, Sewanee Partners III, L.P. (an investment fund with which Mr. Ortale is affiliated), Hendricks Family LLLP (affiliated with our director Maureen Hendricks), Gilliam Enterprises LLC (affiliated with our chairman, Duane Gilliam) and our director Randal Quarles, collectively purchased 3,350,000 warrants directly from us at a price of $1.00 per warrant, for an aggregate purchase price of $3.35 million in a private placement.

On February 5, 2007, we closed our IPO of 24,000,000 units, with each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price of $7.50 per share, and received gross proceeds of $240.00 million, or net proceeds of approximately $230.4 million. On February 22, 2007, we consummated the closing of an additional 557,205 units which were subject to the underwriters’ over-allotment option, in which we received gross proceeds of approximately $5.57 million, or net proceeds of approximately $5.35 million. All but $500,000 of the net proceeds from our IPO, (including the net proceeds from the partial exercise of the over-allotment option), as well as proceeds of the private placements to the insider stockholders, were deposited in the trust account.

As of September 30, 2007, approximately $244.06 million was held in the trust account. We also had $723,461 of unrestricted cash available outside the trust account to us for our activities in connection with identifying and conducting due diligence of a suitable initial business combination, and for general corporate matters. The following table shows the total funds held in the trust account at September 30, 2007:

Funds held in the trust account at September 30, 2007	Amount
Net proceeds from our initial public offering, the underwriters’ over-allotment, and private placement of common stock and warrants that were placed in trust	$232,757,003
Deferred underwriting discounts and commissions	7,367,162
Total interest earned year to date through September 30, 2007	7,863,487
Less total interest disbursed for working capital and payment of taxes year to date through September 30, 2007	3,925,484
Total funds held in trust account at September 30, 2007	$244,062,168

For the quarter ended September 30, 2007, we paid an aggregate of approximately $1.47 million in expenses for the following purposes:

•	premiums associated with our directors and officers liability insurance;

•	payment of estimated taxes incurred as a result of interest income earned on funds currently held in the trust account;

•	expenses for due diligence and investigation of prospective target businesses;

•	legal and accounting fees relating to our SEC reporting obligations and general corporate matters; and

•	other miscellaneous expenses.

We believe that we will have sufficient funds to allow us to operate through January 30, 2009, our mandatory liquidation date, assuming that we do not consummate initial business combination before that date. Our three officers are our only employees, and at this time they are not paid a salary nor do they receive benefits. We expect to negotiate employment agreements with each of these officers that will be effective upon closing of the acquisition, which agreements will be subject to the approval of our compensation committee.

In the event of the need for additional funding, we may issue additional capital stock or debt securities to finance an initial business combination. The issuance of additional capital stock, including any convertible debt or equity securities we may issue, or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon the exercise of our warrants or conversion of the Convertible Stock) may:

•	significantly reduce the equity interest of our stockholders;

•

cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and

•	adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an Initial Business Combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements at the present time.

Recent Developments

In the third quarter of 2007, we withdrew $750,000 for operating expenses, paid taxes of $1,065,000 and paid Morgan Stanley fees in the amount of $83,800 from interest earned on the funds held in the trust account. As of September 30, 2007, after giving effect to such activity, approximately $244.06 million was held in the trust account. We also had $723,461 of unrestricted cash available outside of the trust account to us for our activities in connection with identifying and conducting the due diligence of a suitable initial business combination, and for general corporate matters.

On November 2, 2007, we entered into the Stock Purchase Agreement with Casey and the Series A Purchase Agreement with Occidental, each as described above under “The Stock Purchase Agreement” and “Occidental Investment,” respectively. We have issued a promissory note to Occidental to cover any advances it makes to us prior to closing of the acquisition or a replacement transaction, plus interest to accrue at an annual rate of 9%, payable quarterly. The note will mature on the earlier of (i) November 1, 2008, and (ii) closing of the sale to Occidental of the Convertible Stock. Occidental has waived any claims against amounts in the trust account. See “Occidental Investment—Promissory Note.”

On October 5, 2007, we received a non-binding financing proposal from Citigroup and are pursuing discussions with Citigroup regarding senior secured credit and working capital facilities to be put in place at closing of the proposed acquisition in an aggregate amount of up to $120 million. We expect to sign a commitment letter for this or a similar financing from another financial institution by the time of the special meeting. We are also discussing with Wells Fargo Bank, National Association the possibility of obtaining a credit facility or amending and retaining Kern’s existing credit facility. See “Proposed Debt Financing.”

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating $70,056. The Company’s effective tax rate was approximately 38.82%, 36.80% and 38.97% for the periods ended September 30, 2007 (quarter, year to-date, and from inception (June 2, 2006) through September 30, 2007). Such effective tax rates differ from the Federal Statutory rate of 34% because of the impact of state income taxes and the reversal of previously established valuation allowances on deferred tax assets.

Quantitative and Qualitative Disclosures about Market Risk

To date, our efforts have been limited to formation and organizational activities, activities relating to our Offering, activities relating to identifying and evaluating prospective acquisition candidates, and activities relating to general corporate matters. We have neither engaged in any operations nor generated any revenues. As the proceeds from our Offering held in trust have been invested in short term investments, our only market risk exposure relates to fluctuations in interest rates.

As of September 30, 2007, approximately $244.06 million was held in the trust account. The proceeds held in trust (including approximately $7.4 million of deferred underwriting discounts and commissions) have been invested in treasury securities or in a money market fund that invests principally in short-term securities issued or guaranteed by the United States of America. As of September 30, 2007, the effective annualized interest rate payable on our investments was approximately 4.88%. Assuming no other changes to our holdings as of September 30, 2007, a 1% decrease in the underlying interest rate payable on our investments as of September 30, 2007 would result in a decrease of approximately $268,009 in the interest earned on our investments for the following 90-day period, and a corresponding decrease in our net increase in stockholders’ equity resulting from operations, if any, for that period.

We have not engaged in any hedging activities since our inception on June 2, 2006 and we do not expect to do so following the acquisition. However, Kern has historically engaged in the use of commodity derivatives to hedge its exposure to crude oil and refined products prices. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kern—Quantitative and Qualitative Disclosures about Market Risk.”

Controls and Procedures.

As of September 30, 2007, we, including our chief executive officer and our principal financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based on that evaluation, our chief executive officer and principal financial officer concluded that our disclosure controls and procedures were effective in timely alerting management, including the chief executive officer, of material information about the Company required to be included in periodic Securities and Exchange Commission filings.

There have been no changes in our internal control over financial reporting since December 31, 2006 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS OF KERN

General

Kern is a privately owned, independent petroleum refining and marketing company with its refinery facility located in Bakersfield, California. Kern is a California “S” corporation and a wholly-owned subsidiary of Casey, a privately held company headquartered in Long Beach, California. Kern is the successor to other entities that originally began operations at the Bakersfield location in 1934. Kern’s primary products include California-approved diesel fuel and gasoline, atmospheric gas oil, fuel oil and aliphatic solvents, which are marketed mainly in California and its neighboring states. Kern processes primarily local crude oil from the San Joaquin Valley and qualifies for state and federal “small refiner” status. Kern employs about 115 people and has a senior management team with an aggregate of 130 years of industry experience.

Kern owns a refinery with a rated crude unit throughput capacity of 27,000 barrels per stream day (“bpsd”), which is defined as the maximum number of barrels of input that a distillation facility can process within a 24-hour period when running at full capacity under optimal operating conditions. The plant also includes truck and rail loading and unloading facilities. Kern also owns approximately 659,000 barrels of crude oil and product storage, and has two new 16,000-barrel ultra-low sulfur diesel tanks and two new 74,000-barrel crude oil tanks currently under construction. These new diesel tanks and new crude oil tanks are expected to be completed in the first and fourth quarters of 2008, respectively, and will bring the refinery’s total storage capacity to 839,000 barrels.

Kern owns an 18-mile crude receipt pipeline with a current capacity of 22,000 barrels per day (“bpd”). Kern is in the process of replacing 6.5 miles of 6-inch pipe in its crude receipt pipeline with 8-inch pipe to increase capacity to 28,000 bpd, and expects to complete the project in early 2008. This pipeline has a connection to the Plains pipeline system. Kern also owns two crude oil gathering systems and leases a third having a combined throughput capacity of approximately 1,200 bpd. The gathering systems deliver local crude oil to Kern’s refinery. Kern also receives approximately 10% of its crude oil supply by truck from local producers.

Kern’s refinery and storage facilities are located on approximately 200 acres of owned property in an agricultural area, giving it ample room to expand. Kern also owns additional land around its refinery, including approximately 150 acres currently being used for agricultural purposes.

Kern has strong relationships with a broad customer base consisting of major integrated oil companies, West Coast refining and marketing companies, and large regional wholesale and retail fuel distributors. It sells most of its products under contract to well-recognized customers. Kern is also located between the significant markets of Los Angeles and the San Francisco Bay Area and makes reformulated gasoline and ultra-low sulfur diesel compliant with California emissions regulations, giving it an advantageous combination of location and product portfolio.

Refinery Facilities and Refining Process

Kern’s refinery has one crude unit. The crude unit processes crude oil and other feedstocks through distillation into different fractions, which are then routed to downstream units for further processing or to storage for sale, depending on the particular fraction.

In May 2006, Kern completed a $22.3 million ultra-low sulfur diesel (ULSD) project. The ULSD project included construction of a new naphtha hydrotreater, a new reformer unit and a new sulfur plant complex, upgrades to Kern’s diesel hydrotreater, an expansion and upgrade of its electrical infrastructure, an upgrade of the refinery’s cooling tower and construction of new operations control and warehouse buildings. The project also included the installation of Programmable Logic Controller/remote computer control systems and improved process controls. The ULSD project was undertaken to enhance sulfur-removal capacity and to bring Kern into compliance with the 15 parts per million (“ppm”) ultra-low sulfur diesel standards of the U.S. Environmental Protection Agency (“EPA”). The project was also intended to increase the refinery’s efficiency and flexibility and its naphtha reforming capacity and hydrogen production.

Kern’s refinery currently includes the following units:

Crude distillation tower. The crude distillation tower uses distillation to separate crude oil into its different fractions. As noted above, certain hydrocarbon fractions produced by the crude unit are sold while others are further processed in the downstream units described below.

Platformer. The platformer unit processes desulfurized, low octane naphtha from the naphtha hydrotreater unit, in the presence of hydrogen to produce high octane gasoline blendstocks.

Naphtha hydrotreater. The naphtha hydrotreater processes high sulfur naphtha from the crude unit, in the presence of hydrogen, to remove sulfur and other impurities and produce reformer and platformer feedstock.

Kerosene hydrotreater/Unibon unit. The kerosene hydrotreater processes virgin gas oil from the crude unit, in the presence of hydrogen, to remove sulfur and other impurities to produce kerosene. When processing high aromatic solvents such as mineral spirits, the Unibon reactor is utilized for aromatic reduction; all other process unit equipment in the kerosene hydrotreater “block” is common to both operations.

Distillate hydrotreater. The distillate hydrotreater processes heavy distillate and atmospheric gas oil from the crude unit, in the presence of hydrogen, to remove sulfur and other impurities to produce California-approved CARB ULSD.

Reformer. The reformer unit processes desulfurized, low octane naphtha from the naphtha hydrotreater unit, in the presence of hydrogen to produce high octane gasoline blendstocks.

Sulfur plant. The sulfur plant processes various sulfur-laden gases from other refinery process units to produce molten sulfur and low-sulfur refinery fuel gas.

Solvent unit. The solvent unit processes desulfurized naphtha and kerosene to produce light solvent and Unibon unit feedstocks.

In addition, the refinery has a cogeneration unit that produces steam and electricity from purchased natural gas and provides the refinery with its electrical power supply. The cogeneration unit has a nominal rated capacity of 5 megawatts.

Crude Oil and Feedstocks

Crude Oil

Kern primarily processes medium-quality crude oils from California’s San Joaquin Valley with an average API gravity of 27º to 28º. Kern sources its crude oil through a combination of long-term crude oil purchase contracts, short-term purchase contracts and spot market purchases. The long-term contracts provide a steady supply of crude oil, while the short-term contracts and spot market purchases allow Kern to optimize the sourcing and cost of obtaining crude oil.

As of August 2007, Kern purchased approximately 22,500 bpd of crude oil for processing at the refinery, of which approximately 60% was acquired under two contracts expiring in 2011, one of which was a 10-year contract with Chevron that accounted for approximately 53% of this crude oil supply. See “Management’s Discussion and Analysis of Results of Operation and Financial Condition of Kern—Contractual Obligations.” Terms of this contract provide for purchases at market-related prices, with annual renegotiation of specific price provisions. Kern acquired an additional 24% of this crude oil pursuant to 60-day “evergreen” contracts, and the remaining 18% through spot market purchases. Approximately 90% of Kern’s crude oil is delivered by pipeline, with the remaining amount delivered by truck.

Kern regularly enters into crude oil buy/sell arrangements and/or exchange agreements to facilitate transportation or otherwise address location, quality and grade requirements of refinery crude supplies. Purchases and sales of crude oil for these logistical purposes were 6,835 bpd in fiscal 2006 and 10,137 bpd in the first nine months of fiscal 2007. The economic effect of these transactions is recorded in Kern’s statement of operations in cost of products sold.

The following table sets forth selected operating statistics for Kern for the fiscal years 2004 through 2006 and the nine months ended August 31, 2007.

	Fiscal Year ended November 30,			9 Months ended August 31, 2007
	2004	2005	2006
Operating Statistics
Capacity (bpsd)	27,000	27,000	27,000	27,000
Crude Oil Throughput (bpd) (1)	25,290	24,436	25,605	22,349
Refinery Capacity Utilization Rate (2)	94%	91%	95%	83%

(1)	“Crude oil throughput” refers to the average barrels per day charged to the crude unit during the specified period and in 2007 includes approximately 900 bpd of transmix that has been blended with crude. Transmix is the only feedstock other than crude regularly processed through the crude unit.
(2)	Calculated by dividing crude oil throughput by capacity.

Feedstocks and Blendstocks

In addition to crude oil, Kern utilizes other feedstocks and blendstocks. Depending upon the time of year, Kern purchases up to 4,500 bpd of gasoline blending components (such as alkylate, ethanol, toluene, natural gasoline, butane and premium CARBOB), to seek to optimize profitability and gasoline production. Gasoline blendstocks are required to enable Kern to produce California-approved gasoline, and these blendstocks account for 40% of Kern’s gasoline production. Gasoline blending components are received by truck and rail.

Kern has also recently begun displacing some of its crude processing with the processing of transmix and signed a one-year supply agreement in May of 2007 with a major pipeline shipper for 1,500 bpd of transmix, which is delivered to the refinery by truck. Transmix, sometimes referred to as “pipeline interface,” is the result of refined product pipeline operations, and is created when two different refined products (such as gasoline and diesel) and shipped in sequence during pipeline transportation.

Transmix acquired and processed by Kern is approximately 50% naphtha and 50% virgin gas oil. Transmix has become more cost-effective as a result of ULSD regulations. In order to maintain ULSD quality integrity, pipeline systems are creating more transmix, which has caused its supply to exceed current processing capacity. Transmix displaces approximately two barrels of crude oil for each barrel of transmix processed.

Kern also occasionally and opportunistically utilizes purchased high-sulfur distillates and jet fuel. These purchases allow ULSD production to continue if the crude unit is down or operating at reduced rates for maintenance, and optimize the economics of ULSD and mineral spirits production.

Kern is constantly evaluating the mix and types of crude and other feedstocks and blendstocks it uses to produce refined products in seeking to optimize its refining profitability.

Product Sales

Kern operates in PADD V (Petroleum Administration Defense District V), which includes California, Arizona, Nevada, Oregon and Washington. Due to geographical isolation, limited pipeline infrastructure, and California’s more stringent fuel specifications compared to other states, PADD V crack spreads have historically reflected a premium over the rest of the United States. “Crack spread” refers to the differential between the price of crude oil and the price of the refined products produced by processing, or “cracking,” the crude oil. Kern produces both California-approved RFG and ULSD and is located between the significant Los Angeles and the San Francisco Bay Area refining centers.

Kern’s average daily refinery production consists of 10,400 barrels of fuel oil, 8,800 barrels of gasoline, 8,500 barrels of diesel, 1,000 barrels of atmospheric gas oil and 400 barrels of solvents.

Products

Gasoline. Gasoline has typically accounted for approximately 30% of Kern’s production volume. Kern produces 87 and 91 octane California approved CARB gasoline. Kern uses gasoline components produced by its refining processes and the purchased blendstocks described above to produce finished gasoline. The primary end use of Kern’s gasoline is in automobiles.

Diesel. Diesel has typically accounted for approximately 29% of Kern’s production volume. Kern produces California approved ULSD. The primary end uses of Kern’s diesel are in trucking, agriculture and oil drilling.

Fuel oil. Fuel oil has typically accounted for approximately 36% of Kern’s production volume. Fuel oil is used by other refiners as a feedstock, for asphalt production and as bunker fuel. The primary end uses of Kern’s fuel oil are as refinery feed and bunker fuel.

Atmospheric gas oil. Atmospheric gas oil has typically accounted for approximately 3% of Kern’s production. Atmospheric gas oil is used by other refiners as a feedstock and by oil producers and pipeline operators as a diluent and cutter stock. The primary end uses of Kern’s atmospheric gas oil are as feedstock for catalytic crackers, hydrocrackers and diluent.

Aliphatic solvents. Aliphatic solvents have typically accounted for approximately 1% of Kern’s production. The primary end use of Kern’s aliphatic solvents is in the painting and coatings industry.

The following table shows sales of each product type that accounted for at least 10% of Kern’s revenues in fiscal years 2004, 2005 and 2006, in dollars and as a percentage of total sales.

	Fiscal Year ended November 30,
	2004			2005			2006
	(in thousands)		% of total sales	(in thousands)		% of total sales	(in thousands)	% of total sales
Product
Gasoline	$177,352		31.1%	$246,711	(1)	30.1%	$270,936	29.0%
Diesel	162,642	(1)	28.5	221,155		27.0	258,358	27.7
Fuel Oil	119,911	(1)	21.0	150,503		18.4	195,562	20.9

In each of fiscal 2004, 2005 and 2006, revenues from sales of crude oil in connection with buy/sell arrangements accounted for approximately $80 million, $168 million and $145 million, or 14.0%, 20.6% and 15.5%, of total sales, respectively.

Spin-off of Additive Business

On July 1, 2007, Kern, Casey and Kern Fuels Research, LLC (“Kern Fuels”) entered into a Master Distribution and Capital Contribution Agreement (the “Additives Agreement”) pursuant to which Kern distributed to Casey certain assets and liabilities that constituted its additive business, which are not part of the proposed acquisition, and Casey contributed the additive business to Kern Fuels. The business produces JC 747, a proprietary additive for use in the production of diesel meeting California Air Resources Board requirements.

Concurrently with entry into the Additives Agreement, Kern Fuels entered into a license agreement with Kern providing Kern with a royalty-free license to use Kern Fuels’ additive for Kern’s own production of diesel, and not for sales of the additive to third parties. Kern Fuels and Kern also simultaneously entered into a terminal services agreement, under which Kern provides certain terminaling, or storage, blending and distribution, services to Kern Fuels. Kern is paid a monthly fee by Kern Fuels based on volumes distributed, subject to a guaranteed monthly minimum payment of approximately $10,000. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kern—Major Factors Affecting Comparability of Results—Spin-off of Additive Business” and “Certain Relationships and Related Transactions—Kern Related Party Transactions.”

Marketing

Kern’s existing staff handles the marketing of its products. Approximately 87% of Kern’s product sales are made under contract. Other product sales are executed on a spot basis.

Kern’s customers include major oil companies, large truck-stop operators, independent refining and marketing companies, independent, regional wholesale and retail fuel distributors, as well as large chemical distributors.

Overall, in fiscal year 2006, Kern’s top ten customers accounted for $670.6 million, or approximately 72% of Kern’s total sales of $936.0 million and 73% of Kern’s sales from Refining Operations of $777.1 million. The top ten customers included Exxon Mobil, which accounted for 22.6% of total sales and 26.6% of sales from Refining Operations, and Chevron, which accounted for 9.3% of total sales and 11.1% of sales from Refining Operations. Together with a third major oil company, these major oil companies accounted for $326.3 million, or 42%, of sales from Refining Operations in fiscal 2006, while four large truck-stop operators accounted for $153.8 million, or 19.8%. In fiscal year 2005, Kern’s top ten customers accounted for $606.5 million, or approximately 74% of Kern’s total sales of $819.1 million and 74% of Kern’s total sales from Refining Operation of $648.8 million, and included three major oil companies accounting for $264.7 million, or 40.8%, of sales from Refining Operations, three large truck-stop operators accounting for $115.1 million, or 17.7%, of sales from Refining Operations, and three independent refining and marketing companies accounting for $75.4 million, or 11.6%, of sales from Refining Operations.

The following table provides a summary of Kern’s daily product sales contracts as of August 2007, by product, barrels per day under contract, length of related contracts and a comparison of sales under contract versus average daily refinery production. All of Kern’s product contracts are “evergreen,” meaning they renew automatically at the end of their terms for specified periods of time unless terminated earlier by a party.

Product	Sales Under Contract (bpd)	Term	Average Refinery Production (bpd)	Approximate % of Production under Contract
Fuel oil	10,000	2-month and 6-month evergreen	10,400	96%
Gasoline	7,900	30- to 90-day evergreen	8,800	90%
Diesel	6,200	30- to 90-day evergreen	8,500	73%
Atmospheric gas oil	800	30-day evergreen	1,000	80%

Total	24,900		28,700	87%

Exxon Mobil is Kern’s largest contract customer for fuel oil, having a 6-month evergreen contract for 7,000 bpd. Kern’s customers for gasoline sales under contract are primarily major oil companies, but also include independent refining and marketing companies, resellers and large truck-stop operators. The largest contract customers for diesel are large truck-stop operators, followed by independent refining and marketing companies, major oil companies and small, independent truck-stop operators. Kern’s only contract customer for atmospheric gas oil is a major oil company.

Distribution

Kern distributes its refined products primarily through computerized loading racks located at its refinery facility. The rack facilities are equipped with a control system for the dispensing of each respective product. Kern’s sales of solvents, fuel oil and atmospheric gas oil are by weight as determined by an automated scale. Kern does not own any trucks or railroad tank cars. Contract haulers or customers’ trucks or railroad tank cars pick up and deliver all of its refined products.

Competition

The refining industry is competitive in terms of both feedstock and blendstock supply and product sales. Kern’s principal competitors include large integrated oil companies and other major independent refining and marketing entities that operate in its market areas. Many of these competitors can produce their own feedstocks and blendstocks, have their own retail systems and have a larger capitalization and greater resources. Such factors may allow these competitors to better withstand volatile market conditions, compete more effectively on the basis of price and obtain crude oil more readily in times of shortage.

Kern’s competitors for obtaining crude oil include refineries located in the San Joaquin Valley region and in the Los Angeles and San Francisco Bay areas. Competitors for product sales include these same entities plus other national and international companies who import finished petroleum products to the West Coast through marine terminals and then through onshore distribution facilities.

Environmental Matters

General

Kern’s industry is subject to extensive environmental regulation, including standards governing sulfur content in gasoline and diesel fuel. In addition, Kern is subject to federal, state and local laws and regulations relating to the protection of the environment, including air emissions, potential releases into soil and groundwater, wastewater discharges, waste disposal and compliance with fuel specifications.

The principal environmental issues associated with Kern’s operations are air emissions, potential releases into soil and groundwater, wastewater discharges, waste disposal and compliance with fuel specifications mandated by environmental regulations. Under various environmental laws, an owner or operator of real property may be liable for contamination resulting from the release or threatened release of hazardous or toxic substances or petroleum at that property. Such laws often impose liability on the owner or operator without regard to fault and the costs of any required investigation or cleanup can be substantial.

Kern’s environmental permits, which include permits for fuel manufacturing, petroleum storage, freshwater well, wastewater discharge, waste generation and Title V operating permits, are current.

Kern is subject to only one environmental regulatory order, a Cleanup and Abatement Order (the “Order”) from the California Regional Water Quality Control Board for soil and groundwater contamination. Kern is in compliance with the terms of the Order and the costs associated with such compliance are accounted for in Kern’s financial statements provided elsewhere in this proxy statement.

Kern from time to time purchases, sells, generates and maintains emission reduction credits (“ERCs”) as governed by the San Joaquin Valley Air Pollution Control District. Kern’s purchased ERCs are those credits not already held by Kern and needed to meet permit requirements by providing emission “offsets” for new projects such as new tanks and new heaters. ERCs sold by Kern included those credits Kern deemed to be surplus.

Kern meets the definition of “small refiner” under California regulations and qualifies for certain regulatory flexibility with regard to reformulated fuel specifications. This status is based on Kern’s refinery having less than 55,000 barrels per day crude unit capacity. Kern’s status allows for a diesel aromatic specification of 20% rather than 10%. This status also provides for gasoline specification flexibility.

Kern also meets the definition of “small business refiner” under federal regulations and qualifies for access to certain more favorable provisions. This status is based on Kern having less than 1,500 employees and less than 155,000 barrels per day crude unit capacity.

Changes in fuel manufacturing standards, including mandatory sulfur reductions and renewable fuel blending, have affected and will continue to affect Kern’s operations. In December 2005, the EPA issued a final rule to extend California enforcement exemptions to California Phase 3 gasoline. This rule relieves refiners, importers, and blenders subject to California’s regulations from having to comply with certain duplicative Federal and state requirements, such as reporting requirements. Kern meets the EPA Clean Air Act’s 2011 sulfur limits for both diesel and gasoline, 15 and 30 ppm, respectively.

In 2005, the U.S. Congress passed the Energy Policy Act creating a Renewable Fuel Standard. That standard requires that renewable fuels, such as ethanol, constitute a certain volume of gasoline sold each year. Kern already complies with this standard.

In February 2007, the EPA adopted final rules effective as of April 27, 2007, to reduce the levels of benzene in gasoline on a nationwide basis. The rule would require that beginning in 2011, refiners meet an annual average gasoline benzene content standard of 0.62% by volume on all gasoline produced, both reformulated and conventional. Gasoline produced at Kern’s refinery already meets the standards being proposed by the EPA.

In 2006, the Governor of California signed into law AB 32, the California Global Warming Solutions Act of 2006. Regulations implementing the law’s goals of reducing greenhouse gas emission levels to 1990 levels on an industry aggregate basis have yet to be promulgated. Although development of these regulations is still in a very preliminary stage, it is expected that AB 32 mandated reductions will require significantly increased emission controls on both stationary and non-stationary sources and will result in requirements to reduce greenhouse gases from Kern’s refinery to an as-yet-unknown extent.

Pipeline Regulation

The California State Fire Marshall’s Office enforces federal pipeline regulations for applicable pipelines in the State of California. Kern is required to have an Integrity Management Plan, an Operator Qualification Plan, and an Operations and Management Plan, and is in compliance with these programs. Kern is also required to have a Public Awareness Plan for its regulated pipeline. Requirements include keeping these plans current, training employees, and informing affected parties.

Safety and Health Matters

Kern’s operations are also subject to various employee safety and health laws and regulations, including those pertaining to occupational injury and illness, employee exposure to hazardous materials and employee complaints. Kern strives to achieve excellent safety and health performance and believes that a superior safety record is inherently tied to productivity and financial results. Kern maintains safety and health programs that meet or exceed state and federal Occupational Safety and Health Administration (OSHA) requirements. Kern is currently working to satisfy a California OSHA settlement agreement to improve its Process Safety Management Program, and is on track to complete the required improvements by the March 31, 2008 deadline.

Kern’s operations are subject to all of the hazards and operating risks inherent in refining oil, including the risk of fire, explosions, and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases. In accordance with customary industry practice, Kern maintains insurance against some, but not all, of these risks. As of August 2007, Kern had insurance policies covering the following:

•	worker’s compensation;

•	property;

•	commercial general liability;

•	automobile; and

•	umbrella liability.

Legal Proceedings

Kern is subject to certain claims and lawsuits from time to time, some of which may be for substantial amounts. The following actions are being contested and neither the timing nor the ultimate amount of any final disposition of these matters can be predicted with any assurance.

Kern has been named as a co-defendant along with other refiners, manufacturers, and other parties in a number of lawsuits alleging that gasoline manufactured by Kern contained the additive MTBE (methyl tertiary butyl ether), and that MTBE caused contamination of water supplies in certain areas. The suits seek unspecified amounts for cleanup and remediation costs, as well as other damages. Kern has submitted these claims to its insurance carriers, which have agreed to defend Kern against the claims, subject to reservations of rights as to specific coverage under the insurance policies. Since the ultimate outcome of the litigation and its impact on Kern are unknown at this time, Kern has recorded no specific reserve for any potential liability arising out of these suits. Other than the applicable insurance deductibles for an aggregate amount of $70,000, Kern’s insurance covered payments in connection with the settlement of two similar lawsuits in 2003.

Kern has also been named as a co-defendant along with other refiners, manufacturers and certain others in a number of lawsuits alleging that certain products manufactured or used by Kern have caused cancer and other injuries to the plaintiffs. The suits seek unspecified amounts for medical expenses as well as other damages. Kern has submitted the claims to its insurance carriers who have agreed to defend Kern from the claims, subject to reservations of rights as to specific coverage under the insurance policies. Since the ultimate outcome of the litigation and its impact on Kern are unknown at this time, Kern has recorded no specific reserve for any potential liability arising out of these suits.

Kern does not believe that any aggregate liability resulting from these matters, after taking into consideration amounts already provided for in the financial statements, will have a material adverse effect on its financial position.

Employees

As of November 1, 2007, Kern employed approximately 115 people: 55 hourly refinery employees, 15 other hourly employees and 45 salaried administrative and managerial employees. Over 50 of Kern’s employees have 10 or more years of seniority. Kern is not a party to any collective bargaining agreement and considers its relations with its employees to be satisfactory.

Post-Acquisition Business Plans

Following the closing of the proposed acquisition of Kern, along with continuing its current operations utilizing its existing facilities, we plan to invest in capital projects at Kern’s refinery. Kern and NTR have identified four projects that should increase significantly Kern’s cash flow and earnings potential. The following table summarizes these projects:

Project	Description	Initial Estimated Capital Cost (in millions)	Estimated Construction time
			(Years)
Transmix Splitter	Add a transmix splitter to produce gasoline and diesel without commingling transmix and crude oil for crude unit processing. This would partially unload the crude unit and recover approximately 3,000 bpd of crude unit capacity.	$5	1

Project	Description	Initial Estimated Capital Cost (in millions)	Estimated Construction time
			(Years)
Isomerization Unit	Add an isomerization unit to produce more high octane, low sulfur gasoline blending components.	$15	2

Hydrocracker	Add a hydrocracker to upgrade the approximate 35% of product slate that is sold for refinery feedstock or bunker fuel.	$170	3

Coker	Add a coker unit to allow the refinery to process 13º to 16º API crude oil.	$350	3

The first two projects will allow the refinery to process more crude oil and reduce the volume of purchased blending components necessary to make California-approved gasoline.

The first project will improve Kern’s ability to take advantage of the availability and lower cost of transmix. Since Kern does not currently have a dedicated unit to process transmix, it processes the transmix in its crude distillation tower. The volume of transmix processed in the distillation tower displaces crude oil that would otherwise be run through this unit. Our plans are to build a new processing unit to process the transmix. This would free up capacity at the crude distillation tower to refine up to 3,000 bpd more crude oil, which would increase Kern’s overall production of finished refined products. As Kern will be able to produce and sell more gasoline, diesel and other refined products, we expect the addition of a transmix splitter to improve the refinery’s cash flows and earnings.

The second project consists of the addition of an isomerization unit. Isomerization units produce a high octane product that is blended with other intermediate products to produce California-approved gasoline. Octane content is a key property of gasoline and is a measure of the flammability necessary for it to operate properly in motor engines. Kern currently purchases several intermediate products to blend with specific refined products it already manufactures to produce California-approved gasoline. The addition of an isomerization unit will allow Kern to reduce its purchases of some of these intermediate products, thereby reducing its overall feedstock costs and supply vulnerability. By reducing feedstock costs, Kern expects to reduce its cost of producing California-approved gasoline, which should improve its earnings and cash flows.

The hydrocracker and coker projects are the cornerstone of implementing NTR’s business plan at Kern, which is based on seeking to capture the cost advantage of heavy crude oil relative to light crude oil as a raw material to manufacture refined products. The addition of a hydrocracking unit will allow Kern to upgrade its current production of atmospheric gas oil and fuel oil to produce instead finished gasoline and ultra-low sulfur diesel, which are much higher value products than fuel oil. This project could therefore significantly increase Kern’s refining margins and result in greater earnings and cash flows. The construction of a coker will allow Kern to process 13º to 16º API crude oil, or heavy crude oil, which is priced lower than the crude oils currently processed by Kern, which are medium quality crude oils averaging 26º to 28º API. The addition of a coker unit will therefore reduce Kern’s feedstock costs and thereby enhance its cash flow and earnings potential.

We expect to fund these capital projects with a combination of internally generated cash flows, co-investment by potential partners, such as Occidental, and project debt financing. We have engaged the engineering firm of Foster Wheeler USA to perform an initial engineering study of certain aspects of the projects. We expect to be able to file applications for the necessary permits to commence these projects after closing of the acquisition.

In addition to running Kern’s existing operations and pursuing the expansion projects described above, NTR continues to assess other assets available in its target industry and plans to pursue additional acquisition opportunities in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS OF KERN

The following discussion of Kern’s financial condition and results of operations is provided as a supplement to, and should be read in conjunction with, the consolidated financial statements of Kern and the notes thereto included elsewhere in this proxy statement and the other sections of this proxy statement, including the sections “Risk Factors—Risks Relating to Our Business and Operations Following the Acquisition of Kern,” “Business of Kern,” and “Selected Summary Historical and Pro Forma Consolidated Financial Information.”

Overview

Kern is a privately owned, independent petroleum refining and marketing company operating a refinery located in Bakersfield, California, in the San Joaquin Valley. Kern is a California “S” corporation and a wholly-owned subsidiary of Casey Co., a privately held company headquartered in Long Beach, California. Kern processes primarily medium-quality crude oils from the San Joaquin Valley with an average API gravity of 27° to 28°. Kern uses these crude oils and other feedstocks, as well as a substantial quantity of purchased blending components, such as alkylate and ethanol, and certain additives it manufactures at its refinery, to produce its refined products. The primary refined products Kern produces are California-approved gasoline, California-approved diesel fuel, fuel oil, atmospheric gas oil, and aliphatic solvents, which are marketed mainly in California and neighboring states. Kern qualifies for state and federal “small refiner” status and employs approximately 115 people.

Primary Factors Affecting Kern’s Results

Kern’s Refining Margins

As with the refining industry as a whole, Kern’s earnings and cash flow are primarily affected by the difference between the prices at which it sells its refined products and the prices it pays for crude oil, other feedstock and blendstock. The effect of changes in crude oil, feedstock and blendstock prices on Kern’s results of operations is influenced by the rate at which the prices of refined products adjust to reflect these changes. The costs to acquire crude oil, other feedstock and blendstock and the prices at which Kern sells its refined products depend on numerous factors beyond Kern’s control, including the market supply of, and demand for, crude oil, gasoline and other refined products. Market supply and demand in the U.S. in turn depend on, among other factors, changes in domestic and foreign economic and political conditions, industry-wide domestic and global production levels, demand for refined products in other parts of the world and the availability of imported products, government regulation, transportation, weather and competing fuels.

While Kern’s sales and operating revenues fluctuate significantly with movements in crude oil and refined product prices, it is the differential, or spread, between crude oil and refined product prices, and not necessarily fluctuations in those prices, that affect Kern’s profitability and refining margins. Typically, refiners refer to these spreads as “crack spreads” and many use regional or national market benchmark crack spreads to measure their performance. Kern has not historically measured its performance relative to any of these benchmark crack spreads, because of the relatively local nature of its operations and differences in the configuration of Kern’s refinery from that of many other refiners.

Heavy industry-wide turnaround activity, the implementation of more restrictive regulations on gasoline and diesel, increased use of ethanol and the elimination of MTBE in the reformulated gasoline pool, as well as limited capacity expansions due to the high cost of compliance with environmental regulations resulted in tighter supplies of refined products and strong margins during Kern’s last several fiscal years.

While refining margins are unpredictable due to the uncertainties associated with global crude oil supply and global and domestic demand for refined products, Kern believes that refining margins for U.S. refineries will generally remain strong, as growth in demand for refined products in the United States, particularly transportation fuels, continues to exceed the ability of domestic refiners to increase capacity. In addition, changes in global supply and demand and other factors have constrained the extent to which product imports to the United States can relieve domestic supply deficits, including increased demand for refined products due to strong economic growth in countries like China and India and increasingly stringent environmental standards in the U.S. compared to other countries. EIA forecasts call for growth in demand for refined products to exceed the growth in global refining capacity over the next several years.

Refinery operating costs

Kern’s results of operations are also significantly affected by Kern’s costs and expenses to operate its refinery other than crude oil, feedstock and blending component purchases. Major refinery operating costs include natural gas, labor, maintenance, and chemicals and other additives.

Kern’s predominant variable cost is natural gas. Kern uses natural gas both to fuel directly certain refinery units and to fuel Kern’s cogeneration unit, which provides most of the refinery’s electricity supply. Kern’s cost of natural gas ranged between $3.98 and $11.54 per million British thermal units, or MMBTU, in fiscal years 2006 and 2005, and its average cost in each of fiscal 2006, 2005 and 2004, respectively, was $6.09, $7.14 and $5.45 per MMBTU, resulting in aggregate costs of $9.6 million, $7.7 million and $5.3 million, or 30.7%, 28.6%, and 20.7% of Kern’s refinery operating costs for those periods, respectively. The overall increase in expenditure in 2006, despite the lower average cost, reflected the more than 50% increase in Kern’s consumption of natural gas following completion of the ULSD project in mid-2006. This was attributable to the increased demand for fuel for the new ULSD units.

Refinery Performance

Safety, reliability and the environmental performance of Kern’s refinery operations are critical to Kern’s financial performance. Unplanned downtime of Kern’s refinery can result in lost refinery gross margin, increased maintenance costs and a temporary increase in working capital investment and related inventory. Historically, Kern has not scheduled “major” turnaround work since it performs regular maintenance on a unit-by-unit basis, and therefore is not generally subject to effects of shutdowns for turnarounds that most other refiners experience.

Crude oil and product inventory

The nature of Kern’s business requires it to maintain certain levels of crude oil, feedstock, blendstock and refined product inventories. Because crude oil and refined products are commodities, Kern has no control over the changing market value of these inventories. Kern’s inventory is valued at the lower of cost or market value under the last-in, first-out, or LIFO, inventory valuation methodology. Most of the crude oil purchased by Kern is priced on a daily basis but Kern’s actual cost is effectively the monthly average of the daily postings. Kern also sells most of its products on a similar basis, using daily market indexes. As a result, Kern is generally exposed to crude oil price movements and refined product price movements only for its inventory holdings, and daily price fluctuations generally have little effect on Kern’s financial results, except in periods in which the market price declines below Kern’s LIFO cost basis. In the event of significant market price declines, Kern could be subject to significant fluctuations in the recorded value of Kern’s inventories on its balance sheet and related cost of products sold.

Kern regularly enters into crude oil buy/sell arrangements and/or exchange agreements to facilitate transportation or otherwise address location, quality and grade requirements of refinery crude supplies. If the transactions are structured by contract as buy/sell transactions, they are recorded in sales and cost of products sold. If the transactions are exchange contracts then only any net economic differential in the cost of the crude oil exchanged is recorded in cost of products sold. If an exchange results in a quantity due to or from Kern at the end of a reporting period, balances due Kern are recorded in inventory and balances due others are recorded in accounts payable.

Kern has also historically hedged a portion of its physical crude oil inventory and, to a lesser degree, product inventory positions through the use of NYMEX futures contracts. These contracts are marked to market value with any gains and losses recognized currently in cost of products sold. These transactions are considered to be operating activities for the purposes of the statements of cash flows.

External factors

External factors, including but not limited to natural disasters, changing governmental regulations, political turmoil, war, or terrorist attacks, particularly in major oil-producing regions, and weather can have a significant effect on the refining industry and, as a result, on Kern’s financial and operating performance.

In calendar 2005, the refining industry was significantly affected by an unusually active hurricane season, during which there was a record number of named storms. The location and intensity of these storms caused significant disruption to both crude oil and natural gas production in the U.S. as well as extensive disruption to many U.S. Gulf Coast refinery operations. Because Kern sources most of its crude oil locally, its supply is generally not subject to interruption from severe weather, such as hurricanes. However, these events caused both price spikes in the commodity markets and substantial increases in industry crack spreads, because of the disruption to crude oil supplies in many markets, a decrease in refined product output in affected regions where refineries were forced to undergo unscheduled maintenance, and the disruption of crude oil and refined product distribution systems. The U.S. Gulf Coast refining market was most affected, but other regions, including Kern’s, were affected by the increased demand for refined products that resulted.

In addition, several environmental mandates took effect in calendar 2005 and 2006, such as the banning of Methyl Tertiary Butyl Ether, or MTBE (a component produced for use as a gasoline blendstock), in the gasoline pool and initial implementation of the reduced sulfur requirements on diesel fuels, which caused price fluctuations due to logistical and supply/demand effects. These supply and demand factors contributed to strong product commodity prices in the petroleum industry during 2006.

Seasonality

The refining industry typically experiences seasonal fluctuations in demand for refined products, such as increases in the demand for gasoline during the summer driving season and for home heating oil during the winter, primarily in the Northeast part of the United States. However, seasonality has not historically had a material effect on the demand or pricing for Kern’s products, other than on demand for its diesel production. This demand tends to be stronger during peak agricultural seasons, which may result in narrower margins on diesel sales in the generally wet winter months.

Major Factors Affecting Comparability of Results

Kern’s operating results and financial condition during the nine months ended August 31, 2007, and for the three-year period ended November 30, 2006, have also been materially affected by the following specific factors:

ULSD project

In May 2006, Kern completed a $22.3 million ultra-low sulfur diesel (ULSD) project. The ULSD project included construction of a new naphtha hydrotreater, a new reformer unit and a new sulfur plant complex, upgrades to Kern’s diesel hydrotreater, an expansion and upgrade of its electrical infrastructure, an upgrade of the refinery’s cooling tower and construction of new operations control and warehouse buildings. The project also included the installation of Programmable Logic Controller/remote computer control systems and improved process controls. The ULSD project was undertaken to enhance sulfur-removal capacity and to bring Kern into compliance with the 15 parts per million (“ppm”) ultra-low sulfur diesel standards of the U.S. Environmental Protection Agency (“EPA”). The project was also intended to increase the refinery’s efficiency and flexibility and its naphtha reforming capacity and hydrogen production.

Kern incurred a total of approximately $22.3 million in capital expenditures for the ULSD project, of which $12.7 was spent in fiscal 2005 and $9.6 was spent in fiscal 2006. The ULSD project also resulted in increased operating expenses, primarily due to increases in related maintenance expenses during 2005 and 2006 and increased natural gas usage in the second half of 2006.

Spin-off of additive business

In 1995, as an extension of its diesel approval and production process at the refinery and in order to meet more stringent California Air Resources Board (“CARB”) standards in a cost-efficient manner, Kern developed and began producing a proprietary additive, JC 747, for use in its diesel production. While the additive was initially produced only for internal use, Kern starting making small amounts of external sales in fiscal 2002, and these sales increased slightly through fiscal 2005. In fiscal 2006, external sales increased dramatically after Texas regulators tightened diesel specifications in that state. As a result, Kern launched sales and marketing activities for its additive business directly in Texas, and continued at high levels through July 1, 2007, when Kern distributed the assets and liabilities associated with the business, which was not part of the proposed acquisition, to its parent company, Casey. Casey, in turn contributed the business to a separate wholly-owned operating subsidiary, Kern Fuels Research, LLC (“Kern Fuels”). See “Business of Kern-Product Sales-Spin-off of Additive Business.” The value of the assets distributed was recorded as a dividend to Casey of approximately $1.3 million, equal to the value of the additive inventory. Kern also assigned to Casey the lease for the Texas terminal facilities used in this business. In exchange, KFR granted Kern a royalty-free license to continue to manufacture the additive for Kern’s own use in products it markets from its Bakersfield refinery, terminable upon mutual agreement of the parties or in certain other limited circumstances. Kern Fuels also entered into a terminal services agreement with Kern on market terms pursuant to which Kern provides blending, storage and distribution services to Kern Fuels for a monthly fee based on the volume of additive distributed on Kern Fuels’ behalf, subject to a minimum guaranteed payment of $10,000 per month. In the nine months ended August 31, 2007, and each of the fiscal years 2006, 2005 and 2004, external sales made by the additive business accounted for $26.2 million, $24.5 million, $2.6 million and $1.9 million, or 3.6%, 2.6%, 0.3% and 0.3%, respectively, of Kern’s sales, and production of additive for external sale accounted for $5.6 million, $4.7 million, $0.5 million and $0.4 million, or 0.9%, 0.6%, 0.1% and 0.1%, respectively, of cost of products sold.

2007 maintenance and capital projects

Kern undertook scheduled maintenance activity on its crude unit in February of 2007, with some follow-up work in March, resulting in lower throughput, and hence production, in the second fiscal quarter. In addition, starting in August 2007, Kern temporarily shut down its platformer and unifier units in order to install new heating units that emit lower levels of nitrogen oxide. As a result, Kern’s gasoline profitability decreased because of lower octane gasoline components produced by the refinery and the increased volumetric requirement for high-cost gasoline blendstocks. The platformer and unifier units returned to operation in October 2007.

Fourth Quarter Outlook

Kern expects its results for the fourth fiscal quarter to reflect a net income loss of approximately $1 million, before adjustments for LIFO, inventory valuations, and final adjustments of annual incentive compensation expense (for which the company has previously accrued $7 million). The less favorable results in the fourth fiscal quarter reflect an overall narrowing of refining margins, some reduced production due to downtime on the reformer unit in connection with the heater replacements, as well as the impact of a turnaround at an Exxon Mobil refinery that resulted in suspension of sales of fuel oil and gas oil to Exxon Mobil, Kern’s largest customer for those products, for approximately 60 days.

Results of Operations

Sales. Kern’s reported sales consist primarily of gross sales of refined petroleum products, net of customer rebates or discounts and applicable sales and excise taxes, as well as sales of crude oil that is purchased in connection with buy/sell activities and resold rather than processed at the refinery. Until July 1, 2007, sales also included sales of the additive JC 747.

Operating expenses. Kern’s operating expenses comprise cost of products sold, refinery operating costs, selling, general and administrative expenses, and depreciation.

Cost of products sold includes Kern’s cost of crude oil (including that which was processed at the refinery and that which was resold to third parties under buy/sell agreements), other feedstocks and blendstocks, refined products purchased and resold in connection with buy/sell activities, and transportation and distribution costs. Until July 1, 2007, cost of products sold also included the cost of producing JC 747 for resale.

Refinery operating costs include costs associated with the actual operations of Kern’s refinery, such as natural gas and utility costs, refinery employees’ salaries, wages and other personnel costs, maintenance (including routine work as well as maintenance projects), additives and chemicals used in operating the refinery facilities, insurance, environmental compliance and remediation costs, property taxes and operations materials.

Selling, general and administrative expenses consist primarily of corporate overhead and marketing expenses, including management and administrative salaries, wages and other personnel costs, fees payable in connection with the issuance of standby letters of credit, insurance, and legal and other professional fees.

Dividend, interest, other income and expenses, net, consists primarily of interest income received on investment of available cash balances.

Taxation. Kern’s net income does not include income taxes because Kern is a qualified Subchapter S Subsidiary Corporation. Payment of income taxes on Kern’s income is therefore currently the responsibility of its parent company. Kern pays taxes other than income taxes, including property taxes and other fees, which have averaged about $400,000 annually for the last three fiscal years, although starting from fiscal 2006, property taxes have increased because of increased assessments following completion of new construction related to the ULSD project. Property taxes payable for the nine months ended August 31, 2007, and in fiscal years 2006, 2005 and 2004 were approximately $376,000, $390,000, $260,000 and $260,000, respectively.

Results of Operations for the Nine Months Ended August 31, 2007 and 2006

Sales. Sales in the first nine months of fiscal 2007 were $732.7 million, compared to $727.4 million for the same period in fiscal 2006, an increase of $5.3 million, or 0.7%. Prices of products sold were relatively constant for the two periods. The increase in sales was due to a $54 million increase in revenues from sales of crude oil in connection with purchase and sale activity engaged in to facilitate transportation of the crude oil to Kern’s refinery, as well as an increase of approximately $20 million compared to the prior-year period of sales of the additive JC 747 prior to the spin-off of that business on July 1, 2007. These increases were offset by a decline in refined product sales of approximately $69 million in the first nine months of fiscal 2007, as the refinery sold approximately 900,000 fewer barrels of refined products, including a decline in sales of fuel oil of approximately 500,000 barrels. The lower product sales reflected lower crude runs in February and March of 2007 due to maintenance downtime as well as to planned lower crude run rates through the year to permit increased processing of transmix.

Cost of Products Sold. Cost of products sold was $640.7 million in the first nine months of fiscal 2007, compared to $645.8 million for the same period in fiscal 2006, a decrease of $5.1 million, or 0.8%. This net decrease primarily reflects the decrease in products sold described under “Sales” above.

Refinery Operating Costs. Refinery operating costs were $26.9 million in the first nine months of fiscal 2007, compared to $23.4 million for the same period in 2006, an increase of $3.5 million, or 14.9%. The most significant increase was in energy and utilities costs ($1.4 million), attributable to both increased consumption due to operation of new units for ULSD and higher prices for natural gas. Costs also increased for labor and overhead ($0.4 million), maintenance projects associated with the crude unit maintenance work and tank cleaning and repair work ($0.4 million), chemicals and additives ($0.3 million) and outside professional services ($0.3 million).

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $7.1 million in the first nine months of fiscal 2007, compared to $6.0 million for the same period in 2006, an increase of $1.1 million, or 18.3%. The majority of this increase was attributable to $0.9 million charged for additional incentive bonus accruals in the 2007 period.

Depreciation. Depreciation in the first nine months of fiscal 2007 was $2.5 million, compared to $1.7 million for the same period in 2006. The increase was due to the completion of various capital projects in 2006, primarily the USLD project.

Operating Income. Operating income in the first nine months of fiscal 2007 was $55.5 million, compared to $50.5 million for the same period in 2006, an increase of $5.0 million, or 9.9%, reflecting the changes in sales and costs described above.

Dividend, Interest, Other Income and Expenses, net. Dividend, interest, other income and expenses, net, in the first nine months of fiscal 2007 generated income of $3.1 million, compared to income of $3.4 million for the same period in 2006, a decrease of 8.8%. This decrease was the result of the fact that this item in the first nine months of fiscal 2006 included a recognized income of $1.1 million due to the removal of a litigation reserve from accrued liabilities. This negative factor was offset only in part by higher interest income, reflecting Kern’s higher cash balances available to invest during the 2007 period as well as the higher rates of return it earned on those balances.

Net Income. Net income was $58.6 million in the first nine months of fiscal 2007, compared to $54.0 million for the same period in 2006, an increase of $4.6 million, or 8.5%.

Results of Operations for the Fiscal Years Ended November 30, 2006 and 2005

Sales. Sales for 2006 were $936.0 million, compared to $819.1 million for 2005, an increase of $116.9 million, or 14.3%. The increase was largely due to higher refined product prices, driven by an overall average annual increase of $11 per barrel in the value of crude oil (based on the change in Chevron’s annual average Buena Vista Hills crude posting, which Kern uses as a reference. Additive sales resulted in an increase of $22 million in sales in fiscal 2006 over fiscal 2005 while crude sales declined by $23 million in fiscal 2006 from fiscal 2005.

Cost of Products Sold. Cost of products sold was $831.7 million for 2006, compared to $724.6 million for 2005, an increase of $107.1 million, or 14.8%. The increase was largely due to the $11-per-barrel increase in the cost of crude oil described above.

Refinery Operating Costs. Refinery operating costs were $31.3 million for 2006, compared to $26.9 million for 2005, an increase of $4.4 million, or 16.4%. The significant increase in 2006 was due primarily to increases in expenses for maintenance projects ($1.7 million) and utilities ($1.7 million), in each case primarily in connection with the ULSD project. In addition, refinery operating costs in 2005 included a $1.1 million credit as the result of Kern’s reversal of a patent infringement expense accrual, after the plaintiff disclaimed its right to any recovery in the matter.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $9.1 million for 2006, compared to $6.9 million for 2005, an increase of $2.2 million, or 31.9%. Almost all of the increase was due to increases in discretionary management bonuses paid during the period, primarily related to the performance of the additive resale business.

Depreciation. Depreciation for 2006 was $2.5 million, compared to $1.4 million for 2005. The increase was due to the completion of the ULSD project in 2006, as described above.

Operating Income. Operating income for 2006 was $61.5 million, compared to $59.2 million for 2005, an increase of $2.3 million, or 3.8%. This was a result of increased profits from the additive resale business of $17.8 million, offset by lower refining margins for the year.

Dividend, Interest, Other Income and Expenses, net. Dividend, interest, other income and expenses, net, for 2006 generated income of $6.0 million, an increase of $3.8 million and nearly tripling the income of $2.2 million for 2005. This increase resulted from the sale in 2006 of accumulated emission reduction credits for $1.1 million, a litigation recovery of $1 million, as well as increased investment earnings on available cash balances.

Net Income. As a result of the higher operating income and net dividend, interest and other income described above, net income increased $6.1 million, or 9.9%, to $67.5 million in fiscal 2006, compared to $61.4 million in 2005.

Results of Operations for the Fiscal Years Ended November 30, 2005 and 2004

Sales. Sales for fiscal 2005 were $819.1 million, compared to $570.3 million for fiscal 2004, an increase of $248.8 million, or 43.6%. The higher sales reflected higher prices for refined products sold by Kern because of an average annual increase of $13 per barrel in crude oil prices (based on Chevron’s posted prices) and a higher-value refined product mix sold Approximately $88 million of the sales increase was attributable to increased revenues from sales of crude oil under buy/sell arrangements made to facilitate transportation or otherwise address location, quality and grade requirements. Sales also increased in fiscal 2005 because Kern manufactured a higher percentage of higher-value motor fuels and light products compared to fuel oil, the largest product by volume Kern generally produces, through lower crude runs and more purchases of gasoline blend components, to take advantage of better gasoline margins.

Cost of Products Sold. Cost of products sold was $724.6 million for fiscal 2005, compared to $500.1 million for fiscal 2004, an increase of $224.5 million, or 44.9%, reflecting both the higher cost of crude oil during the 2005 fiscal year and increased purchases of blending components to permit production of the larger volume of higher-value refined products described above.

Refinery Operating Costs. Refinery operating costs were $26.9 million for fiscal 2005, compared to $25.6 million for fiscal 2004, an increase of $1.3 million, or 5.1%. The increase was primarily due to a $2.8 million increase in natural gas costs, higher labor costs ($0.9 million, largely attributable to increased incentive bonus payments for selected refinery employees) and higher costs for maintenance projects ($0.5 million). These increases were offset in part by the fact that refinery operating costs in 2004 included a $2.5 million expense for a provision taken in Kern’s 2004 financial statements in connection with regulatory charges arising from Kern’s withdrawal from the California electrical grid system, and the favorable impact in 2005 of the reversal of the $1.1 million accrual taken in fiscal 2004 related to a patent infringement case, as described above.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $6.9 million for fiscal 2005, compared to $10.9 million for fiscal 2004, a decrease of $4.0 million, or 36.7%. The decrease primarily reflects a reduction in management incentive bonus payments in fiscal 2005 from fiscal 2004.

Depreciation. Depreciation recorded in fiscal 2005 was $1.4 million, compared to $1.3 million in fiscal 2004.

Operating Income. Operating income for fiscal 2005 was $59.2 million, compared to $32.5 million for fiscal 2004, an increase of $26.7 million, or 82.1%, as the increase in sales outpaced the increase in overall operating expenses.

Dividend, Interest, Other Income and Expenses, net. Income generated by dividend, interest, other income and expenses, net, in fiscal 2005 doubled to $2.2 million from income of $1.1 million generated in fiscal 2004, primarily because of higher cash and cash equivalents and an increase in interest rates earned on those funds.

Net Income. Net income was $61.4 million for fiscal 2005, compared to $33.5 million for fiscal 2004, an increase of $27.9 million, or 83.3%, reflecting the higher operating income and net dividend, interest and other income.

Results and Operating Data for Refining Operations

The following table sets forth selected unaudited financial information and operating data for Kern’s core refining operations for the periods ended November 30, 2006, 2005 and 2004, and for the nine months ended August 31, 2007 and 2006. “Refining Operations” consist exclusively of manufacturing operations related to the processing of crude oil and other feedstocks and the production of refined products at Kern’s refinery. These results and operating data for Kern’s refining operations presented below exclude (i) the results and output of Kern’s former additive business, which was spun off as of July 1, 2007, and is not part of the proposed acquisition (see “Business of Kern—Product Sales—Spin-off of Additive business”); and (ii) the results of trading activities related to the purchase and sale of crude oil and refined products, or buy/sell arrangements that are not processed by the refinery. The latter is excluded from refining operations because NTR management does not plan to engage in this kind of activity in the future.

		Fiscal Year Ended November 30,			Nine months ended August 31,
	Notes	2004	2005	2006	2006	2007
		(in thousands)
Statement of Operations Data for Refining Operations:
Sales by Refining Operations	a	$458,213	$646,170	$766,389	$603,947	$541,193
Operating Expenses for Refining Operations:
Cost of products sold for Refining Operations	b	$378,442	$545,118	$685,164	$524,237	$466,459
Refinery operating costs for Refining Operations	c	$21,020	$26,370	$27,955	$22,162	$24,711
Selling, general and administrative for Refining Operations	d	$4,755	$5,248	$5,362	$2,738	$3,917
Depreciation	e	$1,294	$1,431	$2,514	$1,678	$2,452

Total operating costs and expenses for Refining Operations		$405,511	$578,167	$720,995	$550,815	$497,539
Operating income for Refining Operations	f	$52,702	$68,003	$45,394	$53,132	$43,654
Dividend, interest, other income and expenses, net for Refining Operations		$1,087	$2,187	$6,002	$3,420	$3,095

Net income for Refining Operations		$53,789	$70,190	$51,396	$56,552	$46,749

Other Data:
Adjusted Refining EBITDA	g	$53,996	$69,434	$47,908	$54,810	$46,107
In thousand barrels per year:
Total sales volume	h	10,168	10,295	10,445	7,942	6,977
Total crude throughput		9,231	8,919	9,346	7,082	6,124
Total refinery throughput		10,515	10,644	10,749	8,173	7,417

(a)	These amounts exclude $1,894, $2,592, $24,588, $14,134 and $26,245 in additive sales and $110,219, $170,297, $145,063, $109,305 and $165,333 in sales from trading activity in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively.
(b)	These amounts exclude $374, $512, $4,812, $2,781 and $5,825 in additives cost of products sold; $114,748, $171,354, $141,532, $110,277 and $164,644 in cost of products sold for trading activities and $6,536, $7,569, $154, $8,481 and $3,793 in changes in LIFO reserves in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively.

(c)	These costs exclude $766, $161, $2,007, $1,007 and $0 in expensed capital expenditures (which typically would be capitalized except for Kern’s Subchapter S status); $1,025, $1,096, $979, $700 and $2,000 in discretionary bonuses for operating personnel including additive business management, and $2,811, ($730), $357, $198 and $225 of expenses attributable to Casey Co. in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively.
(d)	These costs exclude $5,800, $1,332, $3,356, $2,900 and $3,000 in discretionary management bonuses and $300, $352, $364, $225 and $417 in administrative fees paid to Casey Co. in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively
(e)	Depreciation is as reported in Kern’s Statement of Operations in its financial statements.
(f)	These amounts exclude $1,520, $2,080, $19,776, $11,353 and $20,420 in additives operating income and ($4,529), ($1,057), $3,531, ($972) and $689 in hedging gains/(losses) in each of fiscal year 2004, 2005, 2006 and nine months of fiscal year 2006 and 2007, respectively.
(g)	Adjusted Refining EBITDA represents earnings before interest expense, income tax expense, depreciation, amortization, LIFO reserve changes, hedging gains and losses, expensed capital expenditures, discretionary bonuses paid to management and selected employees and expenses unrelated to the Refining Operations, including certain non-recurring items and expenses associated with related party transactions with Casey, Kern’s sole shareholder. In addition, Adjusted Refining EBITDA has been adjusted to exclude the results of Kern’s additive business, which was spun off as of July 1, 2007. Adjusted Refining EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP. Our management believes that the presentation of EBITDA is useful because EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, and Adjusted Refining EBITDA depicts the EBITDA of Kern’s operations that we expect to constitute our business following closing of the acquisition, which consist of manufacturing operations related to the processing of crude oil and other feedstocks and the production of refined products at Kern’s refinery. In addition, management believes that Adjusted Refining EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted Refining EBITDA generally eliminates the effects of financings, income taxes and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance. However, Adjusted Refining EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Refining EBITDA does not reflect our cash expenditures or future requirements for maintenance activities, capital expenditures or contractual obligations;

•	Adjusted Refining EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Our calculation of Adjusted Refining EBITDA may differ from the Adjusted Refining EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

•	Adjusted Refining EBITDA should not be considered a measure of discretionary cash available to invest in the growth of Kern’s business.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Refining EBITDA only supplementally.

Following is a reconciliation of Adjusted Refining EBITDA to net income as reported in Kern’s financial statements prepared in accordance with GAAP included elsewhere in this proxy statement.

		Fiscal Year Ended November 30,			Nine Months Ended August 31,
	Notes	2004	2005	2006	2006	2007
		(in thousands)
Reported net income	1	$33,542	$61,434	$67,486	$53,970	$58,622
Additive business	2	$(1,520)	$(2,080)	$(19,776)	$(11,353)	$(20,420)
Interest and other income	3	$(1,087)	$(2,187)	$(6,002)	$(3,420)	$(3,095)
Depreciation	4	$1,294	$1,430	$2,514	$1,678	$2,452
LIFO reserve change	5	$6,536	$7,569	$154	$8,481	$3,793
Hedging	6	$4,529	$1,057	$(3,531)	$972	$(689)
Expensed capital expenditures	7	$766	$161	$2,007	$360	$—
Discretionary bonus	8	$6,825	$2,428	$4,335	$3,698	$5,000
Unrelated expenses (income)	9	$3,111	$(378)	$721	$423	$443

Adjusted Refining EBITDA		$53,996	$69,434	$47,908	$54,810	$46,107

1)	Historically, Kern has not been subject to state or federal income taxes due its status as a Subchapter S corporation. As a result, reported net income does not reflect any reduction for income tax payments, while net cash used in financing activities reflects distributions to Kern’s shareholder to pay income taxes among other expenses. Kern will incur state and federal taxes as a subchapter C corporation after closing of the acquisition by NTR. Reported net income will be reduced by a provision for applicable income taxes.
2)	Represents adjustments to sales, costs of goods sold and operating income related to the additive business, which is not part of the proposed acquisition and ceased to be a part of Kern’s business as of July 1, 2007. These adjustments are as follows:

	Fiscal Year Ended November 30,			Nine Months Ended August 31,
	2004	2005	2006	2006	2007
	(in thousands)
Additive sales	$1,894	$2,592	$24,588	$14,134	$26,245
Additive costs of products sold	$374	$512	$4,812	$2,781	$5,825

Additive operating income	$1,520	$2,080	$19,766	$11,353	$20,420

3)	Includes interest expense of $22, $7, $0, $0 and $0 for fiscal years 2004, 2005, 2006 and nine months ending August 31, 2006 and 2007, respectively. It also includes interest income from cash balances as well as dividend income from investment in marketable securities.
4)	Represents the reported amount of depreciation expense.
5)	Includes non-cash charges related to changes in LIFO reserve as recorded in Note 3 to Kern’s financial statements related to changes in the value of inventories of crude oil and refined products.
6)	Represents gains and losses from futures contracts Kern enters into to manage its exposure to crude oil and refined product price fluctuations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kern—Quantitative and Qualitative Disclosures about Market Risk” and Note 1 to Kern’s financial statements included elsewhere in this proxy statement.
7)	Represents capital expenditures charged to earnings on the basis that the amounts were less than thresholds used by Kern management. At closing, management intends to adopt an accounting policy of capitalizing such expenditures.
8)	Casey Co. paid discretionary bonuses to its management team and selected employees. NTR plans to adopt a compensation plan different to that currently in place at Kern, which will include, subject to the approval of our shareholders, an equity compensation plan. As a result, the policy of awarding discretionary bonuses consisting solely of cash compensation will likely be changed following closing of the acquisition.
9)

Unrelated expenses (income) constitute primarily expense allocations and reimbursements to Casey, currently Kern’s sole shareholder, that will no longer be made following closing of the acquisition. In fiscal 2004, these expenses also included a non-recurring $2.5 million charge taken in connection with

Kern’s withdrawal from the California electrical grid system, and in fiscal 2005, income from a $1.1 million reversal of an accrual related to a patent infringement case.

(h)	Total sales volumes from Refining Operations include all refined products sales, including intermediate products, shipped for sale by the refinery. Total crude throughput includes all the crude oil processed by the refinery for the production of refined products. Total refinery throughput includes total crude throughput and other feedstocks processed by the refinery to produce refined products.

Liquidity and Capital Resources

Kern’s primary sources of liquidity have been cash flows from operations and its letters of credit.

At August 31, 2007, Kern had a $65 million line of credit with Wells Fargo Bank, National Association (“Wells Fargo”), to finance general working capital needs and to provide letters of credit and cash advances to facilitate purchases of crude oil and other inventory. The line of credit, which had been increased from $40 million to $65 million during fiscal 2005, was increased to $75 million in September 2007, in each case because of the increase in crude oil prices through the periods. Borrowings under this line of credit are collateralized by all of Kern’s assets and bear interest on a monthly basis at the prime rate less one-half of one percentage point. The line of credit currently expires in 2010. In November 2007, Kern agreed with Wells Fargo to increase the line of credit to $90 million for the period from November 21 through April 30, 2008, at which time it will revert to $75 million.

At August 31, 2007, Kern had $72.8 million of cash and cash equivalents and $21.9 million of marketable securities. Kern had no direct borrowings under its line of credit, but had letters of credit of $60.7 million outstanding, leaving $14.3 million under the line of credit available. Kern expects to repay most of its outstanding letters of credit and any future borrowings under the Wells Fargo line of credit at or prior to closing of the acquisition. Kern expects that the remaining outstanding letters of credit to cover purchases after the closing of the acquisition and the line of credit will be replaced by a senior secured term loan and revolving credit facility to be obtained by NTR or a renewal of Kern’s existing credit facility. See “Proposed Debt Financing.” Kern also expects to pay dividends of approximately $45 million in cash and /or marketable securities to Casey prior to closing. Kern believes available capital resources will be adequate to provide for this dividend and to meet its currently planned capital expenditure and working capital requirements.

Cash Flows from Operating Activities

Kern’s net cash provided by operating activities was $78.3 million for the nine months ended August 31, 2007, compared to $53.2 million for the nine months ended August 31, 2006, reflecting increased net income, a reduction in inventories, and a net increase in accounts payable compared to accounts receivable.

Kern’s net cash provided by operating activities was $64.2 million, $54.3 million and $35.4 million during the fiscal years ended November 30, 2006, 2005 and 2004, respectively. These amounts primarily reflect the net income for the respective years. The increase in cash provided by operating activities in 2006 from 2005 was attributable to the higher net income and depreciation expense described above. The increase in net cash provided by operating activities in 2005 from 2004 was attributable to higher net income in 2005.

Cash Flows from Investing Activities

Kern’s cash used in investing activities was $5.7 million for the nine months ended August 31, 2007, compared to $9.3 million for the nine months ended August 31, 2006, reflecting capital expenditures (recorded as purchases of property, plant and equipment). In the first nine months of fiscal 2007, capital expenditures were primarily made for the low NOx heaters, continued work on expanding the capacity of Kern’s 18-mile crude receipt pipeline and acquisition and construction of the additional storage tank capacity expected to be completed in 2008. Capital expenditures in the first nine months of fiscal 2006 were primarily in connection with completion of the ULSD project.

Kern used $10.5 million and $12.6 million in cash in its investing activities in the fiscal years ended November 30, 2006 and 2005, respectively, while investing activities provided $0.7 million during the fiscal year ended November 30, 2004. These amounts primarily reflect capital expenditures for the ULSD project in 2006 and 2005, and reflect capital expenditures of $2.3 million in 2004, including $1.0 million for a new firewater system, which were more than offset by the repayment to Kern during the year of a loan made by Kern to an affiliate of Casey of $3 million.

Cash Flows from Financing Activities

Kern’s cash used in financing activities was $58 million for the nine months ended August 31, 2007, compared to $20 million for the nine months ended August 31, 2006, reflecting the payment of increased dividends to Casey to cover its estimated tax obligations relating to Kern’s income, as well as distributions of profits management did not deem to be required to fund Kern’s ongoing liquidity requirements.

Kern’s cash used in financing activities was $46.0 million, $37.3 million and $26.2 million during the fiscal years ended November 30, 2006, 2005 and 2004, respectively. These amounts reflect dividends paid to Casey to cover its estimated tax obligations relating to Kern’s income, as well as distributions of profits management did not deem to be required to fund Kern’s ongoing liquidity requirements.

Working Capital

Kern’s working capital, or current assets minus current liabilities, was $58.9 million at August 31, 2007, consisting of $162.8 million in current assets and $103.9 million in current liabilities. Working capital at November 30, 2006, was $61.5 million, consisting of $147.6 million in current assets and $86.1 million in current liabilities. Working capital at November 30, 2005, was $48.0 million, consisting of $124.7 million in current assets and $76.7 million in current liabilities.

The Stock Purchase Agreement calls for purchase price adjustments for differences in “Working Capital” (as defined and calculated pursuant to the Stock Purchase Agreement) from the “Working Capital Reference Amount,” defined in the agreement to mean zero dollars ($0.00). Kern intends to pay Casey dividends prior to closing of amounts other than the Working Capital being acquired under the Stock Purchase Agreement, which we expect to be sufficient to fund Kern’s near-term liquidity requirements (to permit orderly closing and transition periods). The calculations for determining distributions will include results of operations for the period through closing, including estimates of periods not yet reported, as well as capital expenditures and previous distributions. Currently Kern estimates that in addition to the $15 million distribution in November 2007, a distribution of $30 million is likely prior to closing.

Capital Expenditures

Capital Expenditures

Kern’s total capital expenditures in the nine months ended August 31, 2007, and each of the fiscal years ended November 30, 2006, 2005, and 2004 were $5.7 million, $10.5 million, $12.6 million and $2.3 million, respectively. See “Liquidity and Capital Resources—Cash Flows from Investing Activities” for a description of these expenditures.

As of November 30, 2006, Kern had internally authorized capital expenditures of approximately $15.1 million of which approximately $4.8 million was budgeted for investment in new crude oil storage tanks and approximately $4.6 million for the unifier and platformer heater work and installation of lower-emission heating units described above. Other planned expenditures included approximately $2.6 million for new distillate tanks and approximately $2.1 million for pipeline replacement projects. Kern had entered into binding contracts as of that date for performance of approximately $1.2 million of the planned projects. See “Business—Post-Acquisition Business Plans” for information regarding capital expenditures NTR expects to make following closing of the acquisition.

As of August 31, 2007, Kern had authorized approximately $13.8 million in future capital expenditures, including approximately $4.8 million for the new crude oil storage tanks, approximately $2.5 million was for the crude oil pipeline expansion currently underway, and approximately $1.7 million was for Kern’s project to add other storage tank capacity. Kern had entered into binding contracts as of that date for performance of approximately $2.5 million of the planned projects.

Kern expects to finance these projects primarily with internally generated cash flows.

See “Business—Post-Acquisition Business Plans” for information regarding capital expenditures NTR expects to make following closing of the acquisition.

Refinery Turnaround and Other Maintenance

As discussed above, Kern does not as a general practice perform any major turnarounds. Rather, Kern performs ongoing unit-by-unit maintenance to ensure high utilization and reliability.

Off-balance Sheet Arrangements

Kern has no off-balance sheet arrangements.

Contractual Obligations

The following table summarizes Kern’s contractual obligations (in millions) at November 30, 2006.

	Payments Due by Period
	2007	2008	2009	2010	2011	Thereafter	Total
Capital Expenditures (a)	$1.1	—	—	—	—	—	$1.1
Purchase Obligations (b)	285.0	285.0	285.0	285.0	166.0	—	1,306.0

Total	$286.1	$285.0	$285.0	$285.0	$166.0	—	$1,307.1

(a)	See “—Capital Expenditures” above.
(b)	Purchase obligations reflect the long-term crude oil purchase contracts described below, and are calculated using price data as of November 30, 2006, and anticipated production volumes to be received under those contracts.

Purchase obligations. Kern enters into contracts for the purchase of goods and services on a regular basis, especially for the purchase of crude oil, natural gas and other production and utility related items. With the exception of the long-term crude oil contracts discussed below, Kern’s crude oil purchase contracts have terms ranging from one to three months and are based on market prices or a formula reflecting a differential to a market index. Kern also enters into contracts related to the supply of other feedstocks and blendstocks used in its refining processes, and the terms of these contracts are usually one year or less.

Kern is party to a long-term crude oil supply agreement with Chevron, for approximately 9,000 barrels per day of Elk Hills crude oil and 3,000 barrels per day of Lost Hills crude oil. The pricing of the crude oil can be renegotiated annually at the option of either Kern or Chevron. The agreement expires in June 2011, with automatic one-year extensions thereafter unless terminated at the option of either party.

In addition, Kern is party to a long-term crude oil supply agreement with Occidental under which Kern purchases approximately 1,500 barrels per day of North Shafter crude oil. The pricing of the crude oil can be renegotiated annually at the option of either Kern or Occidental based on then current market prices. The agreement expires in June 2011, with automatic monthly extensions thereafter unless terminated at the option of either party.

Critical Accounting Policies

Kern prepares its financial statements in conformity with U.S. GAAP. The preparation of financial statements requires making estimates and assumptions based on information available at the time that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities and the reported amounts of revenue and expenses. There can be no assurance that actual results will not differ from those estimates. Below is a summary of accounting policies and estimates Kern uses to prepare its financial statements that require it to make significant judgments. Kern’s accounting policies are described in more detail in the notes to its financial statements included elsewhere in this proxy statement.

Inventories. Kern’s inventories of crude oil and other feedstocks, blending components, unfinished products and refined products are priced at the lower of cost or market. Cost is determined using the last-in, first-out, or LIFO, inventory valuation method. Under the LIFO valuation method, the most recent acquisition costs are charged to cost of products sold, and inventories are valued at the earliest acquisition costs. Kern selected this method because management believes that it more accurately reflects the cost of its current sales. Ending inventory costs in excess of market value are written down to net realizable market values and charged to cost of products sold in the period recorded. In subsequent periods, a new lower of cost or market determination is made based upon current circumstances. Kern determines market value inventory adjustments by evaluating crude oil, refined products and other inventories on an aggregate basis. The current cost of Kern’s inventories exceeded LIFO costs by $19.4 million at November 30, 2006 and $23.2 million at August 31, 2007.

Long-Lived Assets. Kern calculates depreciation and amortization on a straight-line basis over the estimated useful lives of the various classes of depreciable assets. When assets are placed in service, Kern makes estimates of what Kern believes are their reasonable useful lives. Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires that long-lived assets be evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. To date, management has determined that no impairment of long-lived assets exists and therefore no impairment losses have been recognized.

Environmental and Other Loss Contingencies. Kern records liabilities for loss contingencies, including environmental remediation costs, when such losses are probable and can be reasonably estimated. Environmental costs are expensed if they relate to an existing condition caused by past operations with no future economic benefit. Expenditures that will ultimately be capitalized are not accrued in advance. Estimates of projected environmental costs are made based upon internal and third-party assessments of contamination, available remediation technology and environmental regulations. Loss contingency accruals, including those for environmental remediation, are subject to revision as further information develops or circumstances change.

Quantitative and Qualitative Disclosures about Market Risk

Kern’s earnings, cash flow and liquidity are significantly affected by a variety of factors beyond its control, including the supply of, and demand for, crude oil, other feedstocks, blendstocks, gasoline, diesel, other refined products and other raw materials. The demand for these commodities depends on, among other factors, changes in domestic and foreign economies, weather conditions, domestic and foreign political affairs, planned and unplanned downtime in refineries, pipelines and production facilities, production levels, the availability of imports, the marketing of competitive fuels and the extent of government regulation. As a result, prices can fluctuate significantly. Kern’s net sales and operating revenues fluctuate significantly with movements in industry refined product prices. Kern’s cost of sales fluctuate significantly with movements in crude oil prices and operating expenses fluctuate with movements in the price of natural gas and other operating expenses. Kern’s operating results are influenced by how refined product prices adjust to changes in crude oil prices.

Kern periodically enters into futures contracts to manage its exposure to crude oil and refined product price fluctuations. The contracts are marked to market value and gains and losses are recognized currently in cost of products sold. Kern recorded gains of $3.5 million in the 2006 fiscal year and losses of $1.0 million in the 2005 fiscal year on its futures contracts. For the purposes of the statements of cash flows, these transactions are considered to be operating activities. Margin deposits made in connection with these NYMEX activities are recorded in prepaid expenses and other assets.

These strategies are designed to minimize, on a short-term basis, Kern’s exposure to the risk of fluctuations in crude oil prices and refined product margins. The number of barrels of crude oil and refined products covered by such contracts varies from time to time, and depends on physical inventory levels and perceived market risk. The results of these price risk mitigation activities affect refining cost of sales and inventory costs. Kern does not engage in speculative trading activities.

At November 30, 2006, Kern held futures contracts obligating Kern to sell crude oil valued at approximately $24.4 million, sell heating oil valued at approximately $9.9 million, and purchase crude oil valued at approximately $8.2 million. These futures contracts held maturity dates of January 2007 and March 2007.

At November 30, 2005, Kern held futures contracts obligating Kern to sell crude oil valued at approximately $11.2 million, sell heating oil valued at approximately $9.1 million and purchase crude oil valued at approximately $7.3 million. These futures contracts had maturity dates of January 2006 and March 2006.

Kern’s results may also be affected by the write-down of its LIFO-based inventory cost to market value when market prices drop dramatically compared to its LIFO inventory cost. These potential write-downs may be recovered in subsequent periods as its inventories turn and market prices rise.

OUR DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE ACQUISITION

At the effective time of the acquisition, our board of directors and executive officers will be the following:

Name	Age	Position
D. Duane Gilliam	63	Chairman of the Board of Directors
Mario E. Rodriguez	40	Chief Executive Officer and Director
William E. Hantke	60	Vice Chairman of the Board of Directors and Principal Financial Officer
Henry M. Kuchta	51	Director, President and Chief Operating Officer
Jeffrey Dill	46	General Counsel; Legal Consultant
Maureen A. Hendricks	56	Director
Buford H. Ortale	46	Director
Randal K. Quarles	50	Director

D. Duane Gilliam has been non-executive Chairman of the board of directors of our company since its inception in June 2006. He served as executive vice president of corporate affairs of Marathon Ashland Petroleum LLC, a refining, marketing and transportation company from 2001 to 2003, when he retired. From 1998 to 2001, he was executive vice president of Marathon Ashland Petroleum LLC, Findlay, Ohio. Between 1993 and 1998, Mr. Gilliam served first as executive vice president of petroleum operations at Ashland Petroleum Company, also a refining, marketing and transportation company, and, thereafter, as senior vice president for Ashland Inc. and president of Ashland Petroleum Company, where he had previously served as group vice president in 1992. He was a member and director of the American Petroleum Institute from 1996 to 2003. During that time, he also served on the API’s downstream committee. Mr. Gilliam served as chairman of the board of directors of the National Petrochemical & Refiners Association, or NPRA, from 2002 to 2004, after having served as vice chairman from 1999 to 2002. He was also a member of the NPRA’s executive committee and issues committee from 1999 to 2002. Furthermore, he served as chairman of the owner representatives board of LOOP LLC from 2001 to 2003. From 2000 to 2003, he served on the board of directors of Colonial Pipeline Company. Since January 2005, he has served on the board of directors of VeraSun Energy.

Mario E. Rodriguez has been a director of our company and Chief Executive Officer since its inception in June 2006. From 2002 to 2006, Mr. Rodriguez was managing director in the global energy group of the investment banking division at Citigroup Global Markets, Inc. In addition, Mr. Rodriguez was a member of the resource steering committee of Citigroup’s investment banking division since 2005. From 2001 to 2002, Mr. Rodriguez was director of the global energy group of Citigroup’s investment banking division, where he had previously served as vice president from 1999 to 2000. From 1996 to 1999, Mr. Rodriguez served as vice president of the natural resources and power group of the investment banking division of J.P. Morgan & Co. Incorporated, after having been an associate in the same group since 1994.

William E. Hantke has been vice chairman of the board of directors and principal financial officer of our company since its inception in June 2006. Mr. Hantke served as executive vice president and chief financial officer of Premcor, Inc., a growth refining company, from 2002 to 2005. Mr. Hantke was also corporate vice president of development of Tosco Corporation, a growth refining and marketing company, from 1999 until 2001, where he had previously served as corporate controller from 1993 until 1999. Prior to working at Tosco, Mr. Hantke was senior manager, mergers and acquisitions at Coopers & Lybrand from 1989 to 1990. He also held various positions from 1975 to 1988 at AMAX, Inc., including corporate vice president, operations analysis and senior vice president, finance and administration, metals and mining. He is also currently a director of NRG Energy and non-executive chairman of Process Energy Solutions.

Henry M. Kuchta has been a director of our company since September 2006 and our president and chief operating officer since December 2006. Mr. Kuchta served as president of Premcor Inc., a growth refining company, from 2003 until 2005 and as chief operating officer of Premcor Inc. from 2002 until 2005. Prior to that in 2002, Mr. Kuchta served as executive vice president–refining of Premcor Inc. From 2001 until 2002, Mr. Kuchta served as business development manager for Phillips 66 Company, following Phillips’ 2001 acquisition of Tosco Corporation. Prior to joining Phillips, Mr. Kuchta served in various corporate, commercial and refining positions at Tosco Corporation from 1993 to 2001. Before joining Tosco, Mr. Kuchta spent 12 years at Exxon Corporation in various refining, engineering and financial positions, including assignments overseas.

Jeffrey Dill will become our general counsel effective on the closing date. He joined Neurogen Corp. in 2006 as Executive Director & Chief Corporate Counsel, where he served as General Counsel in 2007, and was additionally responsible for the intellectual property, facilities management and health, environment, and safety departments. He previously served as vice president, associate general counsel at Premcor Inc., a growth refining company, from 2003 to 2005. Prior to Premcor, he had worked as in-house legal counsel in positions of increasing responsibility at ConocoPhillips Company and its predecessors from 1996 to 2003.

Maureen A. Hendricks has been a director of our company since its inception in June 2006. On her retirement in 2001, Mrs. Hendricks was the head of global energy and power at Salomon Smith Barney, where she also acted as a senior advisory director until 2003. Mrs. Hendricks started her career at J.P. Morgan & Co. where she served as the head of global debt capital markets, the head of North American fixed income, the head of European equities, and the co-head of global equity derivatives. Mrs. Hendricks has been a member of the board of directors of Millipore Corporation since 1995 and has previously served as the chair of the audit committee and the chair of the management development and compensation committee of that firm. She is currently the chair of the governance committee of Millipore.

Buford H. Ortale has been a director of our company since its inception in June 2006. Mr. Ortale is currently president of Sewanee Ventures, a private equity firm that he founded in 1996. Mr. Ortale began his career as an associate with Merrill Lynch’s Merchant Banking Group in New York in 1987, and was a Vice President when he left in 1991. In 1993, Mr. Ortale founded and was a director of NationsBank’s High Yield Bond Group, leaving in 1996 as a managing director. Including a stint as a managing director in the Financial Sponsors Group of Deutsche Bank Securities from 2001-2002, he has continued his private equity endeavors through Sewanee Ventures from 1996 to the present. Mr. Ortale has served on the board of directors of several companies, including Ztel, Premiere Technologies, Phyve Corporation, and MusicTrust. He currently sits on the boards of InkStop, TerraCerta, Enliven Partners, and Opteum Inc., a NYSE-listed company of which he chairs the governance committee and is a member of the audit committee.

Randal K. Quarles has been a director of our company since October 2006. Mr. Quarles is currently a Managing Director with The Carlyle Group in Washington D.C. From August 2001 until October 2006, Mr. Quarles served in a variety of senior roles at the U.S. Department of the Treasury: from August 2005 as Under Secretary of the Treasury for Domestic Finance; from 2002 to 2005 as Assistant Secretary of the Treasury for International Affairs; and from 2001 to 2002 as the United States Executive Director at the International Monetary Fund. From 1984 to 1991 and from 1993 to 2001, Mr. Quarles practiced law in the private sector at Davis Polk & Wardwell, where he was a partner from 1994 to 2001 and co-head of the firm’s Financial Institutions Group from 1996 to 2001. In the interval from 1991 to 1993, Mr. Quarles also served in the Treasury Department: from 1992 to 1993 as Deputy Assistant Secretary for Financial Institutions Policy, and from 1991 to 1992 as Special Assistant to the Secretary of the Treasury.

Meetings and Committees of Our Board of Directors

During the fiscal year ended December 31, 2006, our board of directors held two meetings. Although we do not have any formal policy regarding director attendance at annual stockholder meetings, we will attempt to schedule its annual meetings so that all of its directors can attend. We expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independence of Directors

Our board of directors has determined that Mr. Gilliam, Mrs. Hendricks, Mr. Ortale and Mr. Quarles are “independent directors” as such term is defined in the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act.

Audit Committee

We have established an audit committee consisting of Mr. Gilliam, Mrs. Hendricks and Mr. Ortale, with Mrs. Hendricks serving as chair. As required by the rules of the American Stock Exchange, each of the members of our audit committee is financially literate, and we consider Mrs. Hendricks to qualify as an “audit committee financial expert” and “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•

appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•

overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•

meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•

reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•

establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•

monitoring compliance on a quarterly basis with the terms of our IPO and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of our IPO; and

•

reviewing and approving all payments made to our officers, directors and affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mrs. Hendricks satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee, Director and Executive Compensation

The board of directors has established a compensation committee comprising Mr. Gilliam, Mrs. Hendricks, Mr. Ortale and Mr. Quarles, with Mr. Ortale appointed to act as chairman of the committee. The board of directors adopted a compensation committee charter on December 11, 2007.

Our directors and executive officers do not currently receive any cash or other compensation for their services to us. We have three executive officers—Mario Rodriguez, our chief executive officer; William Hantke, our principal financial officer; and Henry Kuchta, our president and chief operating officer. We expect to negotiate employment agreements with each of these three individuals providing for salary and customary benefits that will be effective upon closing of the proposed acquisition, which agreements will be subject to the approval of our compensation committee. Our non-employee directors will continue to be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with fulfillment of their board duties and the board will be developing a plan for board compensation.

We have entered into an amended and restated consulting agreement with Jeffrey Dill, including terms for Mr. Dill to become our general counsel effective upon closing. Pursuant to this agreement, Mr. Dill will receive an annual base salary and customary benefits as our general counsel pursuant to an employment agreement to be negotiated, approved by the compensation committee and effective on closing.

Nominating and Governance Committee

We have established a governance and nominating committee consisting of Mr. Gilliam, Mrs. Hendricks, Mr. Quarles and Mr. Ortale, with Mr. Gilliam serving as chair. Each member of the governance and nominating committee is an independent director under the American Stock Exchanges listing standards. The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Guidelines for Selecting Director Nominees

Our guidelines for selecting nominees, which are summarized in the Governance and Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. As we were not yet a publicly listed company or registered under the Exchange Act, no Section 16(a) beneficial ownership filings were required to be made during the fiscal year ended December 31, 2006.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

You should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interests determining to which entity a particular business opportunity should be presented.

•

Although our officers and directors have entered into a non-compete agreement (as described below), they may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•

Unless we consummate the initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them if those expenses exceed the amount of available proceeds not deposited in the trust fund and the amount of interest income from the trust account of up to a maximum of $3,250,000 that may be released to us as working capital. The amounts available from the trust account interest to fund our working capital were calculated based on management’s estimates of the funds needed to finance our operations for 24 months and to consummate the acquisition. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay a break-up free (as we will be required to do if the acquisition of Kern is not consummated because our shareholders do not approve the transaction), pay exclusivity or similar fees, or if we expend a significant portion of our available funds in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our officers and directors could influence their motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. Specifically, our officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves. We expect any out-of-pocket expenses incurred by our officers and directors through the date of the closing of the Kern acquisition to be reimbursed from our existing available funds.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors were included as a condition to any agreement with respect to an initial business combination.

•

As a result of multiple business affiliations, our officers and directors may have similar legal obligations to present business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria.

•

Subject to certain exceptions, Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez have agreed that they will be personally liable on a joint and several basis to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation because of our failure to complete an initial business combination by January 30, 2009, and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective business target.

We cannot assure you that any of these conflicts will be resolved in our favor.

Each of our officers and directors has, or may come to have, other fiduciary obligations. A majority of our officers and directors have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors intend to honor their fiduciary obligations. Accordingly, subject to applicable law, they might not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of December 11, 2007, and immediately subsequent to the acquisition, in each case including shares of common stock that may be acquired by such persons within 60 days (including through the exercise of warrants to purchase our common shares), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Name and Address of Beneficial Owner (1)	Prior to the Acquisition			Subsequent to the Acquisition***
	Amount and Nature of Beneficial Ownership		Percent of Class **	Amount and Nature of Beneficial Ownership****		Percent of Class*****
NTR Partners LLC*	2,905,654	(2)	9.51%	5,393,155	(14)	8.85%
Mario E. Rodriguez*	2,905,654	(2)	9.51%	5,393,155	(14)	8.85%
William E. Hantke*	2,905,654	(2)	9.51%	5,393,155	(14)	8.85%
Altamira Ventures I LP*	2,905,654	(2)(3)	9.51%	5,393,155	(14)	8.85%
Henry M. Kuchta*	2,908,654	(2)(4)	9.52%	5,399,155	(14)	8.86%
QVT Financial LP	1,858,350	(5)	6.08%	1,858,350		3.05%
Highfields Capital Management III L.P.	1,777,179	(6)	5.82%	1,777,179		2.92%
Fir Tree, Inc.	1,665,100	(7)	5.45%	1,665,100		2.73%
HBK Management LLC	1,619,644	(8)	5.30%	1,619,644		2.66%
Buford H. Ortale*	1,282,051		4.20%	2,532,051		4.15%
Sewanee Partners III, L.P.*	423,718	(9)	1.39%	1,173,718		1.93%
Randal K. Quarles*	402,407		1.32%	920,656		1.51%
Gilliam Enterprises LLC*	398,177	(10)	1.30%	739,052		1.21%
Hendricks Family LLLP*	398,177	(11)	1.30%	739,052		1.21%
Maureen A. Hendricks*	189,816		0.62%	352,316		0.58%
D. Duane Gilliam*	0		0.00%	0		0.00%
Millenco LLC	1,678,349	(12)	5.490%	4,043,934		6.63%
Azimuth Opportunity, Ltd.	1,707,053	(13)	5.59%	1,707,053		2.80%
All executive officers and directors as a group (7 individuals)	6,003,000		19.65%	11,856,000		19.45%

*	All of these persons and entities together are the inside stockholders.
**	Based on 30,557,205 shares of common stock issued and outstanding as of December 11, 2007
***	Assuming the successful closing of the Occidental investment concurrently with the acquisition, we expect that Occidental Petroleum Investment Co. will be considered the beneficial owner of more than 5% of our outstanding shares of common stock subsequent to the acquisition, as the Convertible Stock to be issued to Occidental will be convertible into shares of our common stock within 60 days of closing. The exact number of shares deemed to be beneficially owned by Occidental subsequent to the acquisition will depend on the number of shares of Convertible Stock issued to Occidental as part of the Occidental investment and the conversion price applicable at the time of the deemed conversion.
****	Based on the number of common shares and warrants exercisable within 60 days of closing held by each individual or entity listed.
*****	Based on the 60,964,410 shares of common stock outstanding after the acquisition, assuming exercise of all of the 30,407,205 outstanding warrants that become exercisable upon the later of March 2, 2008 (the date that is 13 months from the date our IPO was consummated) or the date of consummation of the acquisition.

(1)	Unless otherwise indicated, the business address of each of the individuals is 100 Mill Plain Road, Suite 320, Danbury, CT 06811.
(2)	These shares are owned of record by NTR Partners LLC, except, in the case of Mr. Kuchta, for the 3,000 public shares purchased separately by him, as described under note (4) below. NTR Partners LLC is owned by Mr. Rodriguez (55.2%), Mr. Hantke (18.2%), Altamira Ventures I LP (14.5%) and Mr. Kuchta (12.1%). Beneficial ownership of the shares of our common stock held of record by NTR Partners LLC prior to the acquisition is attributed in the table above to each of Mr. Rodriguez, Mr. Hantke, Altamira Ventures I LP and Mr. Kuchta due to the fact that the ownership interest of each in NTR Partners LLC may be viewed as providing them with full or shared dispositive or voting power over all of these shares, although each of Mr. Rodriguez, Mr. Hantke, Altamira Ventures I LP and Mr. Kuchta disclaims beneficial ownership of the shares of our common stock held by NTR Partners LLC in excess of his or its percentage ownership of that entity.
(3)	Altamira Ventures I LP is a New York limited partnership jointly controlled by our Chief Executive Officer Mario E. Rodriguez and members of his family.
(4)	These shares include the shares owned of record by NTR Partners LLC, as described under note (2) above, as well as 3,000 public shares Mr. Kuchta purchased separately in the open market on February 27, 2007. Mr. Kuchta also purchased 3,000 public warrants in the open market on the same date.
(5)	QVT Financial LP (“QVT Financial”) is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 1,633,560 shares, and for Quintessence Fund L.P. (“Quintessence), which beneficially owns 180,881 shares. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 43,909 shares. QVT Financial has the power to direct the vote and disposition of the shares held by the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 1,858,350 shares, consisting of the shares owned by the Fund and Quintessence and the shares held in the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares reported by QVT Financial. QVT Associates GP LLC, as general partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 1,814,441 shares. Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares owned by the Fund and Quintessence and held in the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein. Information with respect to beneficial ownership is based upon information furnished in a Schedule 13G filed with the SEC on November 2, 2007.
(6)	Highfields Capital III L.P. (“Capital III”) beneficially owns 1,777,179 shares. Capital III, together with Highfields Capital I L.P. (“Capital I”) and Highfields Capital II L.P. (“Capital II”) (collectively the “Funds”), beneficially own 2,399,000 shares, or 8.0%. Therefore Capital I and Capital II individually owns less than 5% of the shares. Highfields Capital Management serves as an investment manager to each of the Funds. Each of Highfields Capital Management, Highfields GP, Highfields Associates, Jonathon S. Jacobson and Richard L. Grubman has the power to direct the dividends from or the proceeds of the sale of the shares owned by the Funds. Information with respect to beneficial ownership is based upon information furnished in a Schedule 13G filed with the SEC on January 30, 2007.
(7)	Fir Tree, Inc. is investment manager of both Sapling, LLC (“Sapling”) and Fir Tree Recovery Master Fund, L.P. (“Recovery”). Sapling and Recovery own 1,365,100 shares and 300,000 shares, respectively. Information with respect to beneficial ownership is based upon information furnished in a Schedule 13G filed with the SEC on February 15, 2007.
(8)	HBK Management LLC beneficially owns 1,619,644 shares together with HBK Investments L.P., HBK Services LLC, HBK Partners II L.P. and HBK Master Fund L.P. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Larence H. Lebowitz and William E. Rose are each managing members of HBK Management LLC and each disclaim beneficial ownership of these shares. Information with respect to beneficial ownership is based upon information furnished in a Schedule 13G filed with the SEC on March 30, 2007.

(9)	Sewanee Partners III, L.P. is an investment fund advised by Sewanee Ventures LLC, a Tennessee limited liability company, of which our director Buford H. Ortale is the president.
(10)	Gilliam Enterprises LLC is a Delaware limited liability company jointly controlled by our chairman, D. Duane Gilliam, and his wife.
(11)	Hendricks Family LLLP is a Florida limited liability limited partnership jointly controlled by our director Maureen A. Hendricks and her husband. The business address of Hendricks Family LLLP is 530 Bay Drive, Vero Beach, FL 32963.
(12)	Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the manager of Millenco LLC, a Delaware limited liability company (“Millenco”) (formerly known as Millenco, L.P.), and consequently may be deemed to have shared voting control and investment discretion over securities owned by Millenco. Israel A. Englander is the managing member of Millennium Management. As a result, Mr. Englander may be deemed to have shared voting control and investment discretion over securities deemed to be beneficially owned by Millennium Management. The foregoing should not be construed in and of itself as an admission by Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Millenco. Information with respect to beneficial ownership is based upon information furnished in a Schedule 13G filed with the SEC on November 15, 2007.
(13)	Information with respect to beneficial ownership is based upon information furnished in a Schedule 13G filed with the SEC on August 17, 2007.
(14)	These shares are owned of record by NTR Partners LLC, except, in the case of Mr. Kuchta, for the shares purchased separately by him, as described under note (4) above (including for these purposes the shares associated with the 3,000 warrants exercisable within 60 days of closing). Beneficial ownership of the shares of our common stock held of record by NTR Partners LLC post-acquisition is attributed in the table above to each of Mr. Rodriguez, Mr. Hantke, Altamira Ventures I LP and Mr. Kuchta due to the fact that the ownership interest of each in NTR Partners LLC may be viewed as providing each of them with full or shared dispositive or voting power over all of these shares, although each of Mr. Rodriguez, Mr. Hantke, Altamira Ventures I LP and Mr. Kuchta disclaims beneficial ownership of the shares of our common stock held by NTR Partners LLC in excess of his or its percentage ownership of that entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NTR Related Party Transactions

Prior to the IPO, we sold to NTR Partners LLC 6,250,000 initial founders’ shares and 2,500,000 initial founders’ warrants for an aggregate purchase price of $2,525,000 in a private placement in connection with the formation of our company. Our director Mr. Ortale, Hendricks Family LLLP (affiliated with our director Mrs. Hendricks) and Gilliam Enterprises LLC (affiliated with our Chairman Mr. Gilliam) were then all members of NTR Partners LLC, and our director Mr. Quarles became a member in connection with his appointment as a director in October 2006. All four of those members redeemed their membership interests in NTR Partners LLC shortly prior to the date of the IPO in exchange for their pro rata shares of the initial founders’ shares and warrants that NTR Partners LLC held. Mr. Ortale subsequently transferred a portion of his initial founders’ shares to Sewanee Partners III, L.P., an investment fund with which he is affiliated. The remaining members of NTR Partners LLC were all of our officers (Messrs. Rodriguez, Kuchta and Hantke) and Altamira Ventures I LP, an entity affiliated with Mr. Rodriguez, who continue to beneficially own the founders’ securities held by NTR Partners LLC. Immediately prior to the IPO, NTR Partners LLC, Mr. Ortale, Sewanee Partners III, L.P., Hendricks Family LLLP, Gilliam Enterprises LLC and Mr. Quarles also collectively purchased an additional 3,350,000 founders’ warrants at a price of $1.00 per warrant ($3.35 million in the aggregate) in a private placement. The initial founders’ shares are identical to the public shares, except that each of our founders, to whom we also refer as the “inside stockholders,” has agreed (i) to vote his, her or its initial founders’ shares in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination, and (ii) to waive any right to receive a liquidation distribution in the event we fail to consummate an initial business combination. They have each also agreed to vote any public shares acquired in favor of the acquisitions. Of the inside stockholders, only Mr. Kuchta has acquired public shares, in an amount of 3,000 shares. The founders’ warrants are identical to those sold in the IPO, except that they will be non-redeemable so long as they are held by any of our founders or their permitted transferees.

Transfer Restrictions

Each of the inside stockholders has agreed not to sell or transfer any initial founders’ shares such inside stockholder holds for a period of one year from the date we complete our initial business combination and not to sell or transfer any initial founders’ warrants until after we complete our initial business combination, except in each case to permitted transferees who agree in writing to be subject to the same transfer restrictions and to vote with the majority of public stockholders in connection with our initial business combination. The permitted transferees are any of our founders, are our officers, directors and employees and other persons or entities associated with our founders.

Registration Rights Agreement

On January 30, 2007, we entered into an agreement with each of our inside stockholders granting them the right to demand that we register (a) the resale of the initial founders’ shares at any time after the date on which they are no longer subject to transfer restrictions, and (b) the founders’ warrants and the shares of common stock underlying the founders’ warrants after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements.

Reimbursement of Officer and Director Expenses

As of October 15, 2006, Mr. Rodriguez, our chief executive officer and a member of our board of directors, had advanced on our behalf a total of $44,351, and Mr. Hantke, our principal financial officer, had advanced on our behalf a total of $5,183, which amounts together were used to pay a portion of the expenses of the IPO and our organization. These advances were non-interest bearing and unsecured and were repaid upon consummation of our IPO out of the proceeds of the IPO that were not required to be placed in the trust account.

We reimburse our officers, directors and affiliates for any other reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $3.25 million on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that may be incurred. The audit committee of our board of directors reviews and approves all payments made to our officers, directors and affiliates. Any payments made to members of our audit committee are reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $3.25 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination and negotiate reimbursement of these expenses as part of the acquisition terms. We expect to reimburse all of our officers, directors and their affiliates for approved expenses prior to closing of the acquisition out of the funds we currently have available.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, have been or will be paid to any of our officers or directors prior to closing of the acquisition.

Kern Related Party Transactions

Kern has entered into various related party transactions for the years ended November 30, 2006 and 2005, with its parent company, Casey Co., including for consulting services and other expense reimbursements. Kern made net payments to Casey in connection with these transactions of approximately $400,000 in each of fiscal 2006 and 2005. Transactions between all entities within common control of Casey Co. are conducted in the same manner as transactions with unrelated entities. See Note 5 to Kern’s audited financial statements included elsewhere in this proxy statement for additional information.

On July 1, 2007, Kern, Casey and Kern Fuels entered into a Master Distribution and Capital Contribution Agreement (the “Additives Agreement”) pursuant to which Kern distributed to Casey certain assets and liabilities constituting its additive business, which produces JC 747, a proprietary additive for use in the production of diesel meeting California Air Resources Board requirements. Casey contributed the additive business to Kern Fuels, a wholly-owned subsidiary of Casey. Concurrently with entry into the Additives Agreement, Kern Fuels entered into a license agreement with Kern providing Kern with a royalty-free license to use Kern Fuels’ additive limited to use by Kern in its own production of diesel, and not for sales of the additive to third parties. Kern Fuels and Kern also simultaneously entered into a terminal services agreement, under which Kern provides certain blending and terminaling, or storage and distribution, services to Kern Fuels. Kern is paid a monthly amount by Kern Fuels based on volumes distributed, subject to a guaranteed monthly minimum payment of approximately $10,000. See “Business of Kern—Product Sales—Spin-off of Additive Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kern—Major Factors Affecting Comparability of Results—Spin-off of Additive Business.”

In addition, prior to closing of the acquisition, Kern intends to pay Casey a cash dividend of approximately $45 million, of which $15 million was declared on November 30, 2007.

DESCRIPTION OF OUR COMMON STOCK AND OTHER SECURITIES

General

Our certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2007, there were 163,192,795 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founders’ warrants described below), and all of the shares of preferred stock available for issuance. Our board of directors has reserved 2,250,000 shares of common stock for purposes of the NTR 2008 Equity Incentive Plan. We expect to issue up to 38,000 shares of Series A Convertible Preferred Stock to Occidental on closing of the acquisition in connection with the Occidental investment, and the board will reserve the number of common shares expected to be required for conversion of those shares when the initial conversion price is determined. See “Occidental Investment—Convertible Stock Purchase Agreement”

Common Stock

We currently have 30,557,205 shares of common stock outstanding, comprising 24,557,205 public shares and 6,000,000 initial founders’ shares, which latter are all held by our inside stockholders.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve our initial business combination, the inside stockholders have agreed to vote the initial founders’ shares in accordance with a majority of the shares of common stock voted by the public stockholders. Each of the holders of the founders’ securities and each of our officers and directors has also agreed that for shares of common stock acquired by it, he or she in or following the IPO, such acquirer will vote all such acquired shares in favor of our initial business combination. As a result, neither the holders of the founders’ securities nor any of our officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may have acquired prior to, in or after the IPO.

We will proceed with our initial business combination only if a quorum is present at the stockholders’ meeting and, as required by our certificate of incorporation, a majority of the shares of common stock voted by the public stockholders in person or by proxy are voted in favor of our initial business combination and stockholders owning less than 20% of the public shares exercise their conversion rights. These conversion rights will only be available to stockholders who vote against the acquisition as described under “Special Meeting of NTR’s Stockholders—Conversion Rights.” Under the terms of our certificate of incorporation, this provision may not be amended without the unanimous consent of our stockholders prior to consummation of an initial business consummation. Even though the validity of unanimous consent provisions under Delaware law has not been settled, we believe we have an obligation to structure and consummate a business combination in which holders of less than 20% of the public shares may exercise their conversion rights and the business combination will still go forward. Neither we nor our board of directors will propose any amendment to this 20% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure by public stockholders to vote their common shares in favor of or against the initial business combination, or a “non-vote” of such shares, will have no effect on the outcome of the vote on the transaction.

At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income of up to $3.25 million previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in our IPO (24,557,205 shares). A public stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against our initial business combination and our initial business combination is approved and completed and follows the other procedures described under “Special Meeting of the Stockholders—Conversion Rights.” If stockholders vote against our initial business combination but do not properly exercise their conversion rights, such stockholders will not be able to convert their shares of common stock into cash at the conversion price upon completion of the acquisition. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. See “Special Meeting of the Stockholders—Conversion Rights” for additional information on conversion rights.

If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who sought to exercise their conversion rights will not be entitled to convert their public shares into a pro rata share of the trust account. Those public stockholders will be entitled to receive their pro rata share of the amount on deposit in the trust account only in the event that the initial business combination they voted against is duly approved and subsequently completed, or in connection with our dissolution and liquidation.

Preferred Stock

Our board of directors may from time to time issue shares of preferred stock in one or more series and without stockholder approval. The board of directors may fix for each series it is authorized to issue such voting powers, designations and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution adopted by the board of directors. There are no shares of preferred stock outstanding, but we intend to issue the Series A Senior Convertible Preferred Stock to Occidental upon closing of the acquisition. See “Occidental Investment.”

Warrants

We currently have outstanding 30,407,205 warrants, including 5,850,000 warrants held by our inside stockholders or their affiliates (the “founders’ warrants”). Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described below. Each warrant will become exercisable on the later of the completion of our initial business combination or March 5, 2008, in each case, provided that we have a registration statement in effect covering the shares of common stock issuable upon exercise of the warrants, and will expire on January 30, 2011, unless earlier redeemed. The founders’ warrants are identical to the other warrants except that they are not redeemable while held by any of our inside stockholders or their permitted transferees. Each of our inside stockholders has agreed not to sell or transfer any founders’ warrants such inside stockholder holds until after we complete our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. In addition, commencing on the date on which they become exercisable, the founders’ warrants and the shares of common stock issuable upon exercise of the warrants will be entitled to registration rights under a registration rights agreement.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the notice of redemption to warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until we redeem the warrants, we have a registration statement covering the shares of common stock issuable upon exercise of the warrants in effect and a current prospectus relating to them available.

The exercise price and number of shares of our common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

So long as the founders’ warrants are held by any of our inside stockholders or their permitted transferees, those warrants will be exercisable even if, at the time of exercise, a registration statement relating to the common stock issuable upon exercise of those warrants is not in effect or a related current prospectus is not available. As a result, so long as they are held by any of our inside stockholders or their permitted transferees, the restrictions applicable to the exercise of the founders’ warrants will not be the same as those applicable to the exercise of our public warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon exercise of the warrants. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no registration statement in effect covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. Warrant holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to have a registration statement in effect or a current prospectus available.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated audited annual financial statements of Kern at November 30, 2006 and 2005 and for the fiscal years ended on November 30, 2006, 2005 and 2004 included in the proxy statement were audited by Barbich Longcrier Hooper & King, independent registered public accounting firm, as set forth in their report appearing elsewhere herein.

The financial statements of NTR Acquisition Co. (a corporation in the development stage) as of December 31, 2006, and for the period from June 2, 2006 (date of inception) through December 31, 2006, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein.

Representatives of Barbich Longcrier Hooper & King and KPMG LLP will be present at the special meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may obtain reports, proxy statements and other information we have filed with the SEC through the SEC web site at www.sec.gov. You may also review and copy our reports, proxy statements and other information we have filed at the SEC public reference room located at Judiciary Plaza, 100 F Street, N.E., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Information and statements contained in this proxy statement describing or summarizing the terms of any document do not purport to be complete and are qualified in their entirety by the full text of the relevant document (or the form thereof) attached as an annex to this proxy statement, each of which is incorporated herein by reference.

All information contained in this document relating to us has been supplied by us and all such information relating to Kern has been supplied by Kern. Information provided by one does not constitute any representation of the other.

We maintain a website at www.ntracq.com. The information contained on our website is not a part of, or incorporated by reference into, this proxy statement.

If you would like additional copies of this proxy statement, without charge, or if you have questions about the special meeting, you should contact us, by telephone or in writing:

c/o Jeffrey Dill or William Hantke NTR Acquisition Co. 100 Mill Plain Road, Suite 320 Danbury, CT 06811 Phone: (203) 546-3437	- or -	c/o Paul Schulman The Altman Group, Inc. 1200 Wall Street West, 3rd Floor Lyndhurst, NJ 07071 Phone: (201) 806-7300

Independent Auditors’ Report on the Financial Statements

Board of Directors

Kern Oil & Refining Co.

Bakersfield, CA

We have audited the accompanying balance sheets of Kern Oil & Refining Co. (an “S” Corporation) as of November 30, 2006 and 2005 and the related statements of income and retained earnings and cash flows for the years ended November 30, 2006, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kern Oil & Refining Co. as of November 30, 2006 and 2005, and the results of its operations and its cash flows for the years ended November 30, 2006, 2005 and 2004 in conformity with U.S. generally accepted accounting principles.

/s/ Barbich Longcrier Hooper & King

Bakersfield, California

January 16, 2007

Kern Oil & Refining Co.

Balance Sheets

November 30, 2006 and 2005

(in thousands)

	2006	2005
ASSETS
Current Assets
Cash and cash equivalents	$58,116	$50,453
Marketable securities	21,826	15,244
Trade accounts receivable	47,917	42,544
Taxes, notes and other receivables	1,950	1,027
Inventories	15,414	12,984
Prepaid expenses and other assets	2,363	2,487

	147,586	124,739

Property, Plant and Equipment, at cost	58,096	47,630
Less accumulated depreciation	(28,290)	(25,846)

	29,806	21,784

	$177,392	$146,523

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts payable	$69,729	$62,975
Accrued liabilities and taxes	16,340	13,711

	86,069	76,686

Stockholder’s Equity
Common stock, no par value, authorized, issued and outstanding 2,000 shares	21	21
Additional paid in capital	10,578	10,578
Retained earnings	80,724	59,238

	91,323	69,837

	$177,392	$146,523

See Notes to Financial Statements.

Kern Oil & Refining Co.

Statements of Income and Retained Earnings

Years Ended November 30, 2006, 2005 and 2004

(in thousands)

	2006	2005	2004
Sales	$936,040	$819,060	$570,326
Operating expenses
Cost of products sold	831,662	724,553	500,100
Refinery operating costs	31,298	26,897	25,622
Selling, general and administrative	9,082	6,933	10,855
Depreciation	2,514	1,430	1,294

	874,556	759,813	537,871

Operating income	61,484	59,247	32,455
Dividend, interest, other income and expenses, net	6,002	2,173	1,087

Net income	67,486	61,420	33,542
Retained earnings at beginning of year	59,238	35,118	27,804
Dividends	46,000	37,300	26,228

Retained earnings at end of year	$80,724	$59,238	$35,118

See Notes to Financial Statements.

Kern Oil & Refining Co.

Statements of Cash Flows

Years Ended November 30, 2006, 2005 and 2004

(in thousands)

	2006	2005	2004
Cash flows from operating activities:
Net income	$67,486	$61,420	$33,542

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,514	1,430	1,294
Gain on sale of property, plant and equipment	0	0	(4)
Net realized and unrealized (gain) loss on marketable securities	(321)	7	(112)
Net purchases of marketable securities	(6,261)	(6,074)	(3,136)
Increase in trade and other receivables	(6,296)	(4,210)	(15,247)
Increase in inventories	(2,430)	(2,749)	(2,903)
(Increase) decrease in prepaid expenses and other assets	124	414	(414)
Increase in accounts payable, accrued liabilities and taxes	9,383	4,103	22,343

Net cash provided by operating activities	64,199	54,341	35,363

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,536)	(12,564)	(2,321)
Proceeds from sale of property, plant and equipment	0	0	4
Payments on note receivable, related party	0	0	3,000

Net cash provided by (used in) investing activities	(10,536)	(12,564)	683

Cash flows from financing activities:
Dividends paid	(46,000)	(37,300)	(26,228)

Net increase in cash and cash equivalents	7,663	4,447	9,818
Cash and cash equivalents at beginning of year	50,453	45,976	36,158

Cash and cash equivalents at end of year	$58,116	$50,453	$45,976

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$0	$7	$22

See Notes to Financial Statements.

Kern Oil & Refining Co.

Notes to Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business:

Kern Oil & Refining Co., a California “S” Corporation (the Company), is a petroleum refining company with its primary operations located near Bakersfield, California. The Company is the successor to other entities that originally began operations at the location in the 1930’s. The Company is now a wholly owned subsidiary of Casey Co., a privately held company headquartered in Long Beach, California.

The Company refines crude oil and other petroleum feedstocks into various petroleum products, and markets and sells those products primarily to retailers, wholesalers, distributors and major oil companies located in California and Texas. Credit is extended to customers in the form of accounts receivable in the normal course of business.

Basis of accounting:

Assets and liabilities are recognized on the accrual basis of accounting.

Cash and cash equivalents:

For purposes of reporting cash balances and cash flows, the Company considers all highly liquid debt instruments purchased with a maturity or effective maturity of three months or less to be cash equivalents.

Cash and cash equivalents are concentrated in high quality financial institutions, and are placed in money market funds, United States government securities, municipal bonds and commercial paper. Although these balances exceed government insurance levels, the Company does not believe it has any significant risk associated with these investments.

Marketable securities:

Investments in marketable securities are stated at market value, using quoted market prices. The Company’s marketable securities are classified as trading securities. Accordingly, unrealized gains and losses are included in earnings.

Accounts receivable:

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management believes that all accounts receivable as of November 30, 2006 and 2005 are fully collectible. Accordingly, no reserve for bad debts exists at November 30, 2006 and 2005.

Inventories:

Crude oil and refined product inventories are stated at lower of cost or market, with cost being determined by the last-in, first-out (LIFO) method. Exchange balances and refinery supplies inventories are stated at lower of cost or market determined by the average cost method.

Exchanges:

In the normal course of business, the Company exchanges crude oil and various refined products with other oil companies, creating balances due to the Company or payable by the Company. Exchange balances are valued at lower of cost or market using average cost. Balances due to the Company are included in inventories and balances due others are included in accounts payable.

Notes to Financial Statements—(Continued)

Property, plant and equipment:

Property, plant and equipment are recorded at cost. Depreciation is computed using the straight line method over estimated useful lives of 4 to 20 years.

Expenditures which materially increase values, expand capacities, or extend useful lives are capitalized. Maintenance and repairs of property and equipment are charged to operations as incurred. Upon retirement, sale, or other disposition of property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts and gains or losses are included in net income.

Long-lived assets:

Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires that long-lived assets be evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. To date, management has determined that no impairment of long-lived assets exists and therefore no impairment losses have been recognized.

Asset retirement obligations:

Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability associated with the retirement of long-lived assets be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Retirement dates for the Company’s assets generally cannot be determined, and estimates of the fair value of asset retirement liabilities cannot be made, therefore no liabilities have been recorded.

Income taxes:

The Company and its parent have elected to be taxed as “S” Corporations under Internal Revenue Code Section 1371 and file consolidated income tax returns. Under this election, the corporation does not pay Federal income taxes. Although California has conformed to “S” Corporation provisions, it still imposes a minimum tax of 1.5% on taxable income, which is paid by the parent company. The income and other distributable items of the consolidated tax returns flow through to the stockholders and will be reported by them on their individual income tax returns.

Futures contracts:

The Company periodically enters into futures contracts to manage its exposure to crude oil and refined products price fluctuations. The contracts are marked to market value and gains and losses are recognized currently in cost of products sold. For the purposes of the statements of cash flows, these transactions are considered to be operating activities. Margin deposits are included in prepaid expenses and other assets.

At November 30, 2006, the Company held futures contracts obligating the Company to sell crude oil valued at approximately $24,368,000, sell heating oil valued at approximately $9,909,000, and purchase crude oil valued at approximately $8,195,000. These futures contracts had maturity dates of January 2007 and March 2007.

At November 30, 2005, the Company held futures contracts obligating the Company to sell crude oil valued at approximately $11,177,000, sell heating oil valued at approximately $9,089,000 and purchase crude oil valued at approximately $7,335,000. These futures contracts had maturity dates of January 2006 and March 2006.

Notes to Financial Statements—(Continued)

Purchase contracts:

The Company purchases significant quantities of crude oil from a major oil company under a 10-year purchase contract expiring in 2011. Terms of the contract provide for purchases at market related prices, with annual renegotiation of specific price provisions. Purchases of crude oil from this supplier accounted for approximately 31%, 28% and 34% of cost of products sold in the years ended November 30, 2006, 2005 and 2004, respectively.

Environmental costs:

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to existing conditions caused by past operations and that do not contribute to future revenue generation are expensed. Reserves for estimated expenses are recorded when environmental remediation efforts are considered probable and the costs can be reasonably estimated. Expenditures that will ultimately be capitalized are not accrued in advance.

Retirement plans:

The Company maintains a 401(k) plan which covers qualified full time employees. Employees may contribute up to 10% of their wages subject to the statutory limitations. Company contributions are made at the discretion of the Board of Directors and are funded currently.

The Company also maintains a defined contribution plan covering substantially all full time employees. The Company contributes 5.1% of eligible compensation to the plan plus 0.2% of compensation for each year of service prior to January 1, 1969.

Company contributions to the plans for the years ended November 30, 2006, 2005 and 2004 were $964,000, $933,000 and $853,000, respectively.

Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Note 2.	Marketable Securities

Marketable securities held at November 30, 2006 and 2005, which are pledged as collateral for the bank line of credit (see Note 6), were as follows:

	2006
	(in thousands)
	Cost	Market Value	Unrealized Gain
Municipal bonds	$18,642	$18,858	$216
Common Stock	2,607	2,968	361

	$21,249	$21,826	$577

	2005
	(in thousands)
	Cost	Market Value	Unrealized Gain
Municipal bonds	$13,536	$13,669	$133
Common Stock	1,518	1,575	57

	$15,054	$15,244	$190

Notes to Financial Statements—(Continued)

Note 3.	Inventories

Inventories at November 30, 2006 and 2005 consisted of the following:

	2006	2005
	(in thousands)	(in thousands)
Crude oil	$8,200	$10,900
Refined products	10,528	14,837
Exchanges	14,957	5,357
Refinery supplies	1,103	1,110
LIFO reserve	(19,374)	(19,220)

	$15,414	$12,984

If the first-in, first-out (FIFO) method had been used to determine the cost of inventories, inventories would have been approximately $19,374,000 and $19,220,000 higher than reported at November 30, 2006 and 2005, respectively. If the FIFO method had been used, the income statement would have reported operating income of $61,638,000, $66,816,000 and $38,991,000 and net income of $67,640,000, $68,989,000 and $40,078,000 for the years ended November 30, 2006, 2005 and 2004, respectively.

Note 4.	Property, Plant and Equipment

Property, plant and equipment consisted of the following at November 30, 2006 and 2005:

	2006	2005
	(in thousands)	(in thousands)
Land	$1,112	$1,112
Buildings and leasehold improvements	964	964
Refinery machinery and equipment	55,345	44,836
Office equipment	675	718

	58,096	47,630
Accumulated depreciation	(28,290)	(25,846)

	$29,806	$21,784

Refinery machinery and equipment included construction in progress of $1,122,000 and $11,286,000 as of November 30, 2006 and 2005, respectively.

Note 5	Related Party Transactions

The Company has entered into various related party transactions for the years ended November 30, 2006, 2005 and 2004 with its parent company, Casey Co. Transactions between all entities within common control of Casey Co. are conducted in the same manner as transactions with unrelated entities.

Related party transactions with Casey Co. not specifically identified elsewhere in the financial statements at November 30, 2006, 2005 and 2004 are as follows:

	2006	2005	2004
	(in thousands)	(in thousands)	(in thousands)
Consulting services expense	$300	$300	$300
Accounts receivable	121	101	359

Notes to Financial Statements—(Continued)

Accounts receivable from Casey Co. arise primarily from expense allocation and reimbursement between the parties.

Note 6.	Bank Line of Credit

The Company has a line of credit with a bank totaling $65,000,000 to finance general working capital needs and to provide letters of credit and cash advances to facilitate the purchases of crude oil and petroleum products. Borrowings on this line of credit are collateralized by all assets of the Company and call for interest at prime less one half of one percent, payable monthly. The prime rate as of November 30, 2006 and 2005 was 8.25% and 7%, respectively. The line of credit expires on April 15, 2009.

The line of credit agreement with the bank has financial covenants which, among other things, require the Company to maintain minimum working capital, tangible net worth and profitability levels. At November 30, 2006 and 2005, the Company was in compliance with such covenants.

At November 30, 2006 and 2005, the Company had approximately $43,770,000 and $41,162,000 of outstanding letters of credit and no outstanding borrowings under the line of credit, respectively.

Note 7.	Major Customers

Refined product sales to a major oil company approximated 21%, 18% and 17% of total sales for each of the years ended November 30, 2006, 2005 and 2004, respectively.

At November 30, 2006, three customers’ accounts receivable balances were in excess of 10% of the Company’s total trade accounts receivable. These balances were $11,089,485, $9,790,461 and $5,118,575 or 23%, 20% and 11% respectively, of the total.

At November 30, 2005, two customers’ accounts receivable balances were in excess of 10% of the Company’s total trade accounts receivable. These balances were $11,718,000 and $7,057,000, or 28% and 17%, respectively, of the total.

Note 8.	Commitments and Contingencies

Capital expenditures:

The Company had commitments for capital expenditures of approximately $15,100,000 and $9,756,000 at November 30, 2006 and 2005, respectively. The majority of the 2005 commitments related to refinery modifications to facilitate the production of Ultra Low Sulfur Diesel Fuel.

Environmental:

The Company is subject to various Federal, state and local environmental laws and regulations relating to its operations and facilities. Consistent with its accounting policy for environmental costs, the Company had reserves for environmental expenses of $199,000 at November 30, 2006 and 2005. Such amounts reflect the Company’s most likely estimates of the costs that will be incurred over an extended period to remediate identified environmental conditions for which costs are reasonably estimable.

No expenditures were charged against the environmental reserves for the years ended November 30, 2006, 2005 and 2004.

Litigation:

The Company is subject to various claims and lawsuits, some of which may be for substantial amounts. The following actions are being contested and neither the timing nor the ultimate amount of any final disposition of these matters can be predicted with assurance.

Notes to Financial Statements—(Continued)

The Company has been named as a co-defendant along with other refiners, manufacturers, and others in a number of lawsuits alleging that gasoline manufactured by the Company, which contained MTBE, caused contamination of water supplies in nearby areas. The suits seek recovery of cleanup and remediation costs, as well as other damages. The Company has submitted these claims to its insurance carriers who have agreed to defend the Company from the claims, subject to reservation of rights as to specific coverage under the insurance policies. Since the ultimate outcome of the litigation and its impact on the Company are unknown at this time, no specific reserve for any potential liability has been recorded.

The Company has been named as a co-defendant along with other refiners, manufacturers, and others in a number of lawsuits alleging that certain products manufactured or used by the Company have caused cancer and other injuries to the plaintiffs. The suits seek recovery of medical expenses as well as other damages. The Company has submitted the claims to its insurance carriers who have agreed to defend the Company from the claims, subject to reservation of rights as to specific coverage under the insurance policies. Since the ultimate outcome of the litigation and its impact on the Company are unknown at this time, no specific reserve for any potential liability has been recorded.

The Company does not believe that any aggregate liability resulting from these matters, after taking into consideration amounts already provided for in the financial statements, will have a material adverse effect on its financial position.

Other contingencies:

A major oil company had filed claims for patent infringement against certain other refiners in California, excluding the Company, related to the production of reformulated gasoline beginning on March 1, 1996. The courts ruled that the patents were enforceable and the Company previously recorded a reserve in accrued liabilities to cover potential liability from this action. During 2005 the major oil company disclaimed any right to recovery in this matter and the Company removed the reserve from accrued liabilities, recognizing income of $1,118,000.

Financial Statements

Kern Oil & Refining Co.

Balance Sheet

August 31, 2007

Unaudited

(in thousands)

ASSETS
Current Assets
Cash and cash equivalents	$72,760
Marketable securities	21,872
Trade accounts receivable	53,707
Taxes, notes and other receivables	3,952
Inventories	8,077
Prepaid expenses and other assets	2,470

162,838

Property, Plant and Equipment, at cost	63,754
Less accumulated depreciation	(30,770)

32,984

$195,822

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts payable	$83,378
Accrued liabilities and taxes	20,502

103,880

Stockholder’s Equity
Common stock, no par value, authorized, issued and outstanding 2,000 shares	21
Additional paid in capital	10,578
Retained earnings	81,343

91,942

$195,822

See Notes to Financial Statements.

Kern Oil & Refining Co.

Statements of Income and Retained Earnings

Nine Months Ended August 31, 2007 and 2006

Unaudited

(in thousands)

	2007	2006
Sales	$732,771	$727,386
Operating expenses
Cost of products sold	640,721	645,775
Refinery operating costs	26,936	23,420
Selling, general and administrative	7,135	5,963
Depreciation	2,481	1,678

	677,273	676,836

Operating income	55,498	50,550
Dividend, interest, other income and expenses, net	3,124	3,420

Net income	58,622	53,970
Retained earnings at beginning of period	80,724	59,238
Dividends	(58,003)	(20,000)

Retained earnings at end of period	$81,343	$93,208

See Notes to Financial Statements.

Kern Oil & Refining Co.

Statements of Cash Flows

Nine Months Ended August 31, 2007 and 2006

Unaudited

(in thousands)

	2007	2006
Cash flows from operating activities:
Net income	$58,622	$53,970
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,481	1,678
Net realized and unrealized gain loss on marketable securities	(123)	(106)
Net purchases (sales) of marketable securities	76	(2,660)
Increase in trade and other receivables	(7,792)	(11,349)
Decrease (increase) in inventories	7,337	(2,728)
Increase in prepaid expenses and other assets	(107)	(1,761)
Increase in accounts payable, accrued liabilities and taxes	17,811	16,113

Net cash provided by operating activities	78,305	53,157
Cash flows from investing activities:
Purchases of property, plant and equipment	(5,658)	(9,332)
Cash flows used in financing activities:
Dividends paid	(58,003)	(20,000)

Net increase in cash and cash equivalents	14,644	23,825
Cash and cash equivalents at beginning of period	58,116	50,453
Cash and cash equivalents at end of period	$72,760	$74,278

See Notes to Financial Statements.

Kern Oil & Refining Co.

Notes to Financial Statements Unaudited

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business:

Kern Oil & Refining Co., a California “S” Corporation (the Company), is a petroleum refining company with its primary operations located near Bakersfield, California. The Company is the successor to other entities that originally began operations at the location in the 1930’s. The Company is now a wholly owned subsidiary of Casey Co., a privately held company headquartered in Long Beach, California.

The Company refines crude oil and other petroleum feedstocks into various petroleum products, and markets and sells those products primarily to retailers, wholesalers, distributors and major oil companies located in California and Texas. Credit is extended to customers in the form of accounts receivable in the normal course of business.

Basis of accounting:

Assets and liabilities are recognized on the accrual basis of accounting.

Cash and cash equivalents:

For purposes of reporting cash balances and cash flows, the Company considers all highly liquid debt instruments purchased with a maturity or effective maturity of three months or less to be cash equivalents.

Cash and cash equivalents are concentrated in high quality financial institutions, and are placed in money market funds, United States government securities, municipal bonds and commercial paper. Although these balances exceed government insurance levels, the Company does not believe it has any significant risk associated with these investments.

Marketable securities:

Investments in marketable securities are stated at market value, using quoted market prices. The Company’s marketable securities are classified as trading securities. Accordingly, unrealized gains and losses are included in earnings.

Accounts receivable:

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management believes that all accounts receivable are fully collectible. Accordingly, no reserve for bad debts exists at August 31, 2007.

Inventories:

Crude oil and refined product inventories are stated at lower of cost or market, with cost being determined by the last-in, first-out (LIFO) method. Exchange balances and refinery supplies inventories are stated at lower of cost or market determined by the average cost method.

Exchanges:

In the normal course of business, the Company exchanges crude oil with other oil companies, creating balances due to the Company or payable by the Company. Exchange balances are valued at lower of cost or market using average cost. Balances due to the Company are included in inventories and balances due to others are included in accounts payable.

Notes to Financial Statements—(Continued)

Unaudited

Property, plant and equipment:

Property, plant and equipment are recorded at cost. Depreciation is computed using the straight line method over estimated useful lives of 4 to 20 years.

Expenditures which materially increase values, expand capacities, or extend useful lives are capitalized. Maintenance and repairs of property and equipment are charged to operations as incurred. Upon retirement, sale, or other disposition of property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts and gains or losses are included in net income.

Long-lived assets:

Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires that long-lived assets be evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. To date, management has determined that no impairment of long-lived assets exists and therefore no impairment losses have been recognized.

Asset retirement obligations:

Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability associated with the retirement of long-lived assets be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Retirement dates for the Company’s assets generally cannot be determined, and estimates of the fair value of asset retirement liabilities cannot be made, therefore no liabilities have been recorded.

Income taxes:

The Company and its parent have elected to be taxed as “S” Corporations under Internal Revenue Code Section 1371 and file consolidated income tax returns. Under this election, the corporation does not pay Federal income taxes. Although California has conformed to “S” Corporation provisions, it still imposes a minimum tax of 1.5% on taxable income, which is paid by the parent company. The income and other distributable items of the consolidated tax returns flow through to the stockholders and will be reported by them on their individual income tax returns.

Futures contracts:

The Company periodically enters into futures contracts to manage its exposure to crude oil and refined products price fluctuations. The contracts are marked to market value and gains and losses are recognized currently in cost of products sold. For the purposes of the statements of cash flows, these transactions are considered to be operating activities. Margin deposits are included in prepaid expenses and other assets.

At August 31, 2007, the Company held futures contracts obligating the Company to sell crude oil valued at approximately $14,808,000, sell heating oil valued at approximately $4,333,000, and purchase crude oil valued at approximately $3,550,000. These futures contracts had maturity dates of October 2007 and March 2008.

Purchase contracts:

The Company purchases significant quantities of crude oil from a major oil company under a 10-year purchase contract expiring in 2011. Terms of the contract provide for purchases at market related prices, with annual renegotiation of specific price provisions. Purchases of crude oil from this supplier accounted for approximately 32% and 30% of cost of products sold in the nine month periods ended August 31, 2007 and 2006, respectively.

Notes to Financial Statements—(Continued)

Unaudited

Environmental costs:

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to existing conditions caused by past operations and that do not contribute to future revenue generation are expensed. Reserves for estimated expenses are recorded when environmental remediation efforts are considered probable and the costs can be reasonably estimated. Expenditures that will ultimately be capitalized are not accrued in advance.

Retirement plans:

The Company maintains a 401(k) plan which covers qualified full time employees. Employees may contribute up to 10% of their wages subject to the statutory limitations. Company contributions are made at the discretion of the Board of Directors at the end of the fiscal year. As of August 31, 2007 and 2006 the fiscal year has not ended; therefore no company contribution has been made.

The Company also maintains a defined contribution plan covering substantially all full time employees. The Company contributes 5.1% of eligible compensation to the plan plus 0.2% of compensation for each year of service prior to January 1, 1969.

Company contributions to the pension plan for the nine month periods ended August 31, 2007 and 2006 were $251,000 and $253,000, respectively.

Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Note 2.	Marketable Securities

Marketable securities held at August 31, 2007, which are pledged as collateral for the bank line of credit (see Note 5), were as follows (in thousands):

	Cost	Market Value	Unrealized Gain
Municipal bonds	$18,488	$18,681	$193
Common stock	2,685	3,191	506

	$21,173	21,872	699

Note 3.	Inventories

Inventories at August 31, 2007 consisted of the following (in thousands):

Crude oil	$10,400
Refined products	14,796
Exchanges	4,776
Refinery supplies	1,272
LIFO reserve	(23,167)

$8,077

Notes to Financial Statements—(Continued)

Unaudited

If the first-in, first-out (FIFO) method had been used to determine the cost of inventories, inventories would have been approximately $23,167,000 higher than reported at August 31, 2007. If the FIFO method had been used, the income statement would have reported operating income of $59,291,000 and $59,030,000 and net income of $62,415,000 and $62,450,000 for the nine month periods ended August 31, 2007 and 2006, respectively.

Note 4.	Property, Plant and Equipment

Property, plant and equipment consisted of the following at August 31, 2007 (in thousands):

Land	$1,112
Buildings & leasehold improvements	964
Refinery machinery and equipment	60,985
Office equipment	693

63,754
Accumulated depreciation	(30,770)

$32,984

Refinery machinery and equipment included construction in progress of $6,660,000 as of August 31, 2007.

Note 5.	Bank Line of Credit

The Company has a line of credit with a bank totaling $65,000,000 to finance general working capital needs and to provide letters of credit and cash advances to facilitate the purchases of crude oil and petroleum products. Borrowings on this line of credit are collateralized by all assets of the Company and call for interest at prime less one half of one percent, payable monthly. The prime rate as of August 31, 2007 was 8.25%. The line of credit expires on April 15, 2010.

The line of credit agreement with the bank has financial covenants which, among other things, require the Company to maintain minimum working capital, tangible net worth and profitability levels. At August 31, 2007, the Company was in compliance with such covenants.

At August 31, 2007, the Company had approximately $60,720,000 of outstanding letters of credit and no outstanding borrowings under the line of credit.

Note 6.	Major Customers

Refined product sales to a major oil company approximated 19% and 22% of total sales for each of the nine month periods ended August 31, 2007 and 2006, respectively.

At August 31, 2007, two customers’ accounts receivable balances were in excess of 10% of the Company’s total trade accounts receivable. These balances were $13,514,000 and $8,797,000 or 25% and 16%, respectively.

Note 7.	Distribution to Parent Company

On July 1, 2007 the Company distributed its Additives Business to its parent company, Casey Co.(Casey). Simultaneous with this distribution, Casey then distributed the Additives Business to a newly formed operating subsidiary, Kern Fuels Research, LLC (KFR). The Additives Business consisted of customer contracts, terminal and other transportation and storage agreements, inventory, and certain intellectual property, all related to the manufacturing and selling of a diesel additive known as JC-747.

Notes to Financial Statements—(Continued)

Unaudited

The Company also entered into a License Agreement with KFR whereby the Company retains the rights to manufacture and use JC-747 at its Bakersfield refinery only for the purpose of producing and selling diesel fuel that complies with government regulatory standards. There are no fees or royalties associated with the license agreement. The Company and KFR have also entered into a Terminal Services Agreement under which the Company will provide various storage, blending, and other services to KFR, and may supply product to KFR.

For the periods ended August 31, 2007 and 2006, sales to third parties by the Company of the additive were $24,830,000 and $14,085,000, and operating income from those sales was $20,665,000 and $11,352,000 respectively.

Note 8.	Commitments and Contingencies

Capital expenditures:

The Company had commitments for capital expenditures of approximately $13,800,000 at August 31, 2007.

Environmental:

The Company is subject to various Federal, state and local environmental laws and regulations relating to its operations and facilities. Consistent with its accounting policy for environmental costs, the Company had reserves for environmental expenses of $199,000 at August 31, 2007. Such amounts reflect the Company’s most likely estimates of the costs that will be incurred over an extended period to remediate identified environmental conditions for which costs are reasonably estimable.

No expenditures were charged against the environmental reserves for the nine month periods ended August 31, 2007 and 2006.

Litigation:

The Company is subject to various claims and lawsuits, some of which may be for substantial amounts. The following actions are being contested and neither the timing nor the ultimate amount of any final disposition of these matters can be predicted with assurance.

The Company has been named as a co-defendant along with other refiners, manufacturers, and others in a number of lawsuits alleging that gasoline manufactured by the Company, which contained MTBE, caused contamination of water supplies in nearby areas. The suits seek recovery of cleanup and remediation costs, as well as other damages. The Company has submitted these claims to its insurance carriers who have agreed to defend the Company from the claims, subject to reservation of rights as to specific coverage under the insurance policies. Since the ultimate outcome of the litigation and its impact on the Company are unknown at this time, no specific reserve for any potential liability has been recorded.

The Company has been named as a co-defendant along with other refiners, manufacturers, and others in a number of lawsuits alleging that certain products manufactured or used by the Company have caused cancer and other injuries to the plaintiffs. The suits seek recovery of medical expenses as well as other damages. The Company has submitted the claims to its insurance carriers who have agreed to defend the Company from the claims, subject to reservation of rights as to specific coverage under the insurance policies. Since the ultimate outcome of the litigation and its impact on the Company are unknown at this time, no specific reserve for any potential liability has been recorded.

Notes to Financial Statements—(Continued)

Unaudited

The Company does not believe that any aggregate liability resulting from these matters, after taking into consideration amounts already provided for in the financial statements, will have a material adverse effect on its financial position.

Note 9.	Subsequent Event

On November 2, 2007 Casey Company entered into a contract to sell the stock of the Company to an unrelated third party. The transaction is subject to approval of applicable regulatory authorities and the acquiring company’s shareholders, and other customary closing conditions, and is expected to be completed in the first quarter of 2008.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

NTR Acquisition Co.:

We have audited the accompanying balance sheet of NTR Acquisition Co. (a corporation in the development stage) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from June 2, 2006 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NTR Acquisition Co. (a corporation in the development stage) as of December 31, 2006, and the results of its operations and its cash flows for the period from June 2, 2006 (date of inception) through December 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG, LLP

Houston, Texas

February 23, 2007

NTR ACQUISITION CO.

(A Corporation in Development Stage)

Balance Sheet

December 31, 2006

Assets
Cash and cash equivalents	$2,423,747
Other assets	1,737

Total current assets	2,425,484

Deferred offering costs	815,343
Other assets	4,240

Total assets	$3,245,067

Liabilities and Stockholder’s Equity
Accrued liabilities	$1,002,336
Accrued taxes	29,067
Notes payable to initial founders	49,534

Total current liabilities	1,080,937

Common stock, $0.001 par value. Authorized 200,000,000, shares; issued and outstanding 6,250,000 shares at December 31, 2006	6,250
Additional paid-in capital	2,523,748
Deficit accumulated during the development stage	(365,868)

Total stockholder’s equity	2,164,130

Total liabilities and stockholder’s equity	$3,245,067

See accompanying notes to financial statements.

NTR ACQUISITION CO.

(A Corporation in Development Stage)

Statement of Operations

Period from June 2, 2006 (date of inception) through December 31, 2006

Operating expenses:
Professional services	$341,469
Rent and facilities	18,430
Formation and operating	47,921

407,820

Loss from operations before other income and income tax expense	(407,820)
Other income and expense:
Interest income	71,019
Other state taxes	(29,067)

Other income	41,952

Loss before income tax expense	(365,868)
Income tax expense:
Current	—
Deferred	—

Income tax expense	—

Net loss	$(365,868)

Loss per share:
Basic	$(0.05)
Diluted	(0.05)
Weighted average shares outstanding:
Basic	7,694,575
Diluted	7,694,573

See accompanying notes to financial statements.

NTR ACQUISITION CO.

(A Corporation in Development Stage)

Statement of Changes in Stockholder’s Equity

Period from June 2, 2006 (date of inception) through December 31, 2006

	Common stock		Additional paid in capital	Deficit accumulated during the development stage
	Shares	Values			Total
Balance at June 2, 2006 (inception)	—	$—	—	—	—
Sale of common shares to initial founders	7,812,500	7,813	2,267,085	—	2,274,898
Sale of 4,250,000 warrants to initial founder	—	—	250,101	—	250,101
Cash contribution made by initial founders	—	—	5,000	—	5,000
Common stock repurchased and performance warrants from initial founders for $1.00	(1,562,500)	(1,563)	1,562	—	(1)
Net loss	—	—	—	(365,868)	(365,868)

Balances at December 31, 2006	6,250,000	$6,250	2,523,748	(365,868)	2,164,130

See accompanying notes to financial statements.

NTR ACQUISITION CO. (A Corporation in Development Stage) Statement of Cash Flows Period from June 2, 2006 (date of inception) through December 31, 2006

Cash flows from operating activities:
Net loss	$(365,868)
Adjustments to reconcile net loss to net provided by (used in) operating activities:
Changes in assets and liabilities:
Other assets	(5,977)
Accrued taxes	29,067
Accrued liabilities	255,488
Notes payable to initial founders	49,534

Net cash used in operating activities	(37,756)

Cash flows from investing activities:
Cash held in trust account	—
Marketable securities held in trust	—

Net cash used in investing activities	—

Cash flows from financing activities:
Proceeds from sale of common stock to initial founders	2,279,899
Proceeds from sale of warrants to initial founders	250,101
Repurchase of common stock and performance warrants	(1)
Proceeds from initial public offering, net of underwriter’s discount and offering costs	(68,496)

Net cash provided by financing activities	2,461,503

Net increase in cash	2,423,747
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$2,423,747

Noncash financing activities:
Accrual of deferred offering costs	$746,848

See accompanying notes to financial statements

NTR ACQUISITION CO.

(A Corporation in the Development Stage)

Notes to Financial Statements

December 31, 2006

(1)	Organization and Nature of Business Operations

NTR Acquisition Co. (the Company) was organized under the laws of the State of Delaware on June 2, 2006. The Company was formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. The Company has selected December 31st as its fiscal year end.

The Company has neither engaged in any operations nor generated any revenue to date. The activity from June 2, 2006 (inception) to December 31, 2006 relates to the Company’s formation described in Note 6 and initial public offering described in Note 7. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

(2)	Summary of Significant Accounting Policies

(a)	Cash Equivalents and Concentrations

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

(b)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

(c)	Loss Per Common Share

Basic loss per share is computed using the weighted average number of common shares outstanding. Diluted loss per share gives effect to the potential dilution of earnings which could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in earnings, if dilutive.

The 2,500,000 warrants to purchase common stock were anti-dilutive and excluded from the calculation of diluted loss per share for the period ended December 31, 2006.

(d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(Continued)

(3)	Deferred Offering Costs

Deferred offering costs consist primarily of legal fees related to the initial public offering and will be charged to additional paid-in capital at closing of the initial public offering.

(4)	Notes Payable — Related-Party

The Company issued unsecured promissory notes totaling $49,534, to initial founders related primarily to the payment of operating, formation, and rental costs on behalf of the Company. The notes do not bear interest. At December 31, 2006, those notes totaled $49,534.

(5)	Income Taxes

The Company recorded a deferred income tax asset for the tax effect of temporary differences and a net operating loss carryforward of $124,395. Management does not believe it is more likely than not that the benefit associated with this net operating loss carryforward will be realized and, therefore, a full valuation allowance was recorded.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

(6)	Formation of the Company

On June 20, 2006, NTR Partners LLC purchased 7,812,500 initial founders’ shares of common stock, 2,500,000 initial founders’ warrants, and 1,750,000 performance warrants for a purchase price of $2,525,000 in a private placement in connection with the formation of NTR Acquisition Co.

These initial founders’ shares of common stock are identical to the shares included in the units to be issued in connection with the planned initial public offering, except that each holder of the initial founders’ shares has agreed (i) in connection with the stockholder vote required to approve an initial business combination, to vote the initial founders’ shares in accordance with a majority of the shares of common stock voted by the public stockholders, and (ii) to waive its the right to participate in any liquidation distribution with respect to the initial founders’ shares if we fail to consummate a business combination.

Each holder of initial founders’ shares has also agreed that it will not to sell or transfer the initial founders’ shares for a period of one year from the date the Company completes its initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions to waive their rights to participate in a liquidation if the Company does not consummate its initial business combination and to vote with the majority of public stockholders who vote in connection with the Company’s initial business combination. In addition, the initial founders’ shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

The initial founders’ warrants are identical to those being issued in this offering, except that the initial founders’ warrants will be nonredeemable so long as they are held by NTR Partners LLC or any of the Company’s founders or their permitted transferees.

Each of the Company’s founders has agreed that it will not to sell or transfer the any founders’ warrants such founder holds until after the Company completes its initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions. In addition, commencing on the date on which they become exercisable, the initial founders’ warrants and the shares of common stock issuable upon exercise of the warrants will be entitled to registration rights under a registration rights agreement dated January 30, 2007.

(Continued)

On December 15, 2006, the Company purchased from its initial stockholder an aggregate of 1,562,500 outstanding common shares for retirement and all 1,750,000 outstanding performance warrants for cancellation for aggregate nominal consideration of $1.00. These transactions were effected to ensure that the shares included in the Units (as described in Note 7) sold in the initial public offering represented approximately 80% of the Company’s outstanding share capital.

(7)	Subsequent Event

On January 30, 2007, the Company purchased from its initial stockholder 250,000 outstanding common shares for nominal consideration of $1.00.

On January 29, 2007, the registration statement for the Company’s initial public offering was declared effective and on February 5, 2007 the Company sold to the public 24,000,000 units (Units) at a price of $10.00. Subsequently, on February 20, 2007, the underwriters for the Company’s initial public offering exercised a portion of their over-allotment option and subsequently purchased on February 22, 2007 an additional 557,205 units at $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.001 par value and one warrant (Warrant).

Each Warrant entitles the holder to purchase from the Company one share of common stock at a price of $7.50 on the later of the completion of the initial business combination or thirteen months from the closing of this offering, in each case, provided that the Company has a registration statement in effect covering the shares of common stock issuable upon exercise of the Warrants. The Warrants expire January 30, 2011 unless earlier redeemed.

Pursuant to the Warrant Agreement (Warrant Agreement), the Company is only required to use its best efforts to effect the registration of the shares of common stock under the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of the exercise. Also, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

A total of approximately $240,124,000, including the net proceeds of the initial public offering, the sale of the initial founder’ securities and the deferred underwriting discounts and commissions has been placed in a trust account at Morgan Stanley & Co. Inc., with the American Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to the Company, the proceeds held in trust will not be released from the trust account until the earlier of the completion of the Company’s initial business combination or the liquidation of NTR Acquisition Co. Under the terms of the investment management trust agreement, up to $3.25 million of interest (net of taxes payable) may be released to the Company, subject to availability.

The initial target business or businesses with which the Company combines must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.4 million at the time of the initial business combination).

An initial business combination will be consummated only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning less than 20% of the shares sold in the initial public offering exercise their conversion rights.

Public stockholders voting against the initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment

(Continued)

of the deferred underwriting discounts and commissions and including interest earning on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.25 million on the trust account balance previously released to the Company to fund working capital requirements) if the initial business combination is approved and completed. If the initial business combination is not approved or completed for any reason, then public stockholders voting against the initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account.

If the Company is unable to complete a business combination by January 30, 2009, it will automatically dissolve and as promptly as practicable thereafter adopt a plan of dissolution and distribution. Upon its receipt of notice from counsel that the Company has been dissolved, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to the public stockholders. The Company’s initial founders have waived their right to participate in any liquidation distribution with respect to any initial bounders’ shares. There will be no distribution from the trust account with respect to any of the warrants which will expire worthless if the Company is liquidated.

On February 5, 2007, a group of the Company’s initial founders purchased an additional $3,350,000 warrants ($3.35 million in the aggregate) in a private placement. These warrants are identical to the Warrants contained in the Units except that they are not redeemable while held by any of the founders or their permitted transferees. The warrants issued in connection with the private placement are subject to certain transfer restrictions.

(Continued)

NTR ACQUISITION CO.

(A Development Stage Enterprise)

Balance Sheets

September 30, 2007
(unaudited)
Assets
Cash and cash equivalents	$723,461
Cash and cash equivalents held in trust	124,903,332
Marketable securities held in trust	119,158,836
Other assets	77,073

Total current assets	244,862,702
Deferred tax assets	70,056
Deferred offering costs	—
Other assets	6,756

Total assets	$244,939,514

Liabilities and Stockholders’ Equity
Accrued expenses	$502,477
Accrued federal and state taxes	313,334
Notes payable to initial founders	1,081
Deferred underwriting discount	7,367,162

Total current liabilities	8,184,054

Common stock, subject to possible redemption; 4,911,439 shares at $9.78 per share	48,033,874
Deferred interest attributable to common stock subject to possible redemption (net of taxes of $612,565)	960,131
Commitments and contingencies

Common stock, $0.001 par value. Authorized 200,000,000 shares; issued and outstanding 30,557,205 and 6,250,000 shares at September 30, 2007 and December 31, 2006, respectively.	30,557
Additional paid-in capital	184,893,487
Earnings (deficit) accumulated during the development stage	2,837,411

Total stockholders’ equity	187,761,455

Total liabilities and stockholders’ equity	$244,939,514

See accompanying notes to financial statements.

NTR ACQUISITION CO.

(A Development Stage Enterprise)

Statements of Operations

(Unaudited)

Nine months ended September 30, 2007
Operating expenses:
Professional services	460,994
Rent and facilities	34,618
Formation and operating	652,635

1,148,247

Loss from operations before other income and income tax expense	(1,148,247)

Other income and (expense):
Interest income	7,889,960
State taxes other than income	(153,750)

Other income	7,736,210

Income (loss) before income tax expense	6,587,963

Income tax expense:
Current	2,494,609
Deferred	(70,056)

Income tax expense	2,424,553

Net income (loss)	4,163,410
Deferred interest, net of taxes, attributable to common stock subject to possible redemption	(960,131)

Net income attributable to common stock (loss)	3,203,279

Earnings (loss) per share:
Basic	0.12
Diluted	0.10
Weighted average shares outstanding:
Basic	27,401,621
Diluted	32,217,695

See accompanying notes to financial statements.

NTR ACQUISITION CO.

(A Development Stage Enterprise)

Statements of Changes in Stockholders’ Equity

(Unaudited)

	Common stock		Additional paid-in capital	Earnings (deficit) accumulated during the development stage	Total
	Shares	Values
Balance at June 2, 2006 (inception)	$—	—	—	—	—
Issuance of common shares to initial founders	7,812,500	7,813	2,267,085	—	2,274,898
Issuance of 4,250,000 warrants to initial founders	—		250,101	—	250,101
Cash contribution made by initial founders	—		5,000	—	5,000
Common stock repurchased from initial founders for $1.00 and performance warrants cancelled	(1,562,500)	(1,563)	1,562	—	(1)
Net loss	—	—	—	(365,868)	(365,868)

Balances at December 31, 2006	6,250,000	6,250	2,523,748	(365,868)	2,164,130
Common stock repurchased for $1.00	(250,000)	(250)	249	—	(1)
Sale of 24,557,205 units, net of underwriter’s discount and offering costs	24,557,205	24,557	227,173,506	—	— 227,198,063
Net proceeds subject to possible redemption of 4,911,439 shares	—	—	(48,033,873)	—	(48,033,873)
Proceeds from sale of warrants to founders	—	—	3,350,000	—	3,350,000
Additional offering costs	—	—	(120,143)	—	(120,143)
Net income attributable to common stock	—	—	—	3,203,279	3,203,279

Balances at September 30, 2007	$30,557,205	30,557	184,893,487	2,837,411	187,761,455

See accompanying notes to financial statements.

NTR ACQUISITION CO.

(A Development Stage Enterprise)

Statements of Cash Flows

(Unaudited)

Nine months ended September 30, 2007
Cash flows from operating activities:
Net income (loss)	$3,203,279
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax asset	(70,056)
Deferred interest attributable to common stock subject to possible redemption	960,131
Changes in assets and liabilities:
Other assets	(77,852)
Accrued federal and state taxes	284,267
Accrued expenses	289,792
Notes payable to initial founders	(48,453)

Net cash provided (used) by operating activities	4,541,108

Cash flows from investing activities:
Cash held in trust account	(124,903,332)
Purchase of marketable securities held in trust	(119,158,836)

Net cash used in investing activities	(244,062,168)

Cash flows from financing activities:
Proceeds from sale of common stock to initial founders	—
Proceeds from sale of warrants to initial founders	3,350,000
Repurchase of common stock and performance warrants	—
Proceeds from initial public offering, net of underwriter’s discount and offering costs	234,470,774

Net cash provided by financing activities	237,820,774

Net increase (decrease) in cash	(1,700,286)
Cash and cash equivalents, beginning of period	2,423,747

Cash and cash equivalents, end of period	$723,461

Noncash financing activities:
Accrual of deferred offering costs	$418,114
Accrual of deferred underwriter fee	7,367,162
Supplementary disclosures:
Taxes paid	$2,364,092

See accompanying notes to financial statements.

NTR ACQUISITION CO.

Notes to Financial Statements

(Unaudited)

(1)	Organization and Nature of Business Operations

NTR Acquisition Co. (the Company), a blank check company, was incorporated under the laws of the State of Delaware on June 2, 2006. The Company was formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination (an Initial Business Combination), one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America. The Company’s Second Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate an Initial Business Combination by January 30, 2009, and there is no assurance that the Company will be able to successfully effect an Initial Business Combination by that date.

Primarily all activity through September 30, 2007 relates to the Company’s formation, organizational activities, the completion of its initial public offering described below and activities relating to identifying and evaluating prospective acquisition candidates. The Company has not yet commenced any commercial operations. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

On January 29, 2007, the registration statement of the Company’s initial public offering (the Offering) was declared effective by the Securities and Exchange Commission. The Company consummated the Offering on February 5, 2007 selling 24,000,000 units (each a Unit) at a price of $10.00 per Unit yielding net proceeds of approximately $230.4 million. Thereafter, on February 20, 2007, the underwriters for the Company’s Offering exercised a portion of their over-allotment option purchasing, as of February 22, 2007, an additional 557,205 Units at $10.00 per Unit providing the Company with net proceeds of approximately $5.35 million. Each Unit consisted of one share of the Company’s common stock, $0.001 par value per share (the Common Stock), and one redeemable warrant (each a Warrant). See note 3-Initial Public Offering, for a complete discussion. The net proceeds of the Offering and underwriters’ over-allotment, the sale of the initial founders’ securities, the deferred underwriting discounts and commissions, and any interest income (other than disbursements for operating expenses and taxes) is held in a trust account at Morgan Stanley & Co., Inc. with American Stock Transfer & Trust Company, as trustee (the Trust Account), and invested in United States Treasury securities until the earlier of the consummation of our Initial Business Combination or the distribution of the Trust Account as described below. At September 30, 2007, the amount of $244,062,168 was being held in the Trust Account, which represents approximately $9.94 per share (excluding 6,000,000 shares of Common Stock owned by our founding stockholders, as such shares do not have liquidation rights). The $9.94 per share does not include a deduction for approximately $ 1,720,000 of interest income not yet withdrawn by the Company for due diligence on prospective acquisitions and continuing general and administrative expenses as described further below.

The Company’s Initial Business Combination must be with a target business or businesses whose collective fair market value would be at least equal to 80% of the balance in the Trust Account (excluding deferred underwriting discounts and commissions of $7.37 million) at the time of such transaction. Under the terms of the Investment Management Trust Agreement, up to $3.25 million of interest (net of taxes payable) may be released to the Company to be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses (Working Capital Requirements). The Company, after identifying an Initial Business Combination and entering into a definitive agreement for the acquisition of a target business, will file a proxy statement with the Securities and Exchange Commission and hold a stockholder vote. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (collectively, the Founding Stockholders), have agreed to vote their founding shares of Common Stock in accordance with the vote of the majority in interest of all other stockholders of the Company (Public

(Continued)

Stockholders) with respect to an Initial Business Combination. After consummation of an Initial Business Combination, these voting safeguards will no longer be applicable.

An Initial Business Combination will be consummated only if a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of the Initial Business Combination and holders representing less than 20% of the shares sold in the Offering voted by the Public Stockholders are voted against the transaction and validly exercise their conversion rights. Public Stockholders voting against the Initial Business Combination will be entitled to convert their shares of Common Stock into a pro rata share of the aggregate amount then on deposit in the Trust Account. The per share conversion price will equal the amount in the Trust Account (before payment of the deferred underwriting discounts and commissions of $7.37 million and including interest earned on their pro rata portion of the Trust Account, net of income taxes payable on such interest and net of interest income of up to $3.25 million on the Trust Account balance released to the Company to fund Working Capital Requirements), calculated as of two business days prior to the consummation of the proposed Initial Business Combination, divided by the number of shares of Common Stock held by Public Stockholders at the consummation of the Offering and without regard to the shares held by the Founding Stockholders. In the event that Public Stockholders owning 20% or more of the shares sold in the Offering vote against the Initial Business Combination, no conversions will be effected and the Initial Business Combination will not be consummated. If the Initial Business Combination is not approved or consummated for any reason, then Public Stockholders voting against the Initial Business Combination who exercised their conversion rights would not be entitled to convert their shares of Common Stock into a pro rata share of the aggregate amount then on deposit in the Trust Account, but will be entitled to whatever distribution of proceeds is available to Public Stockholders at the time of liquidation.

If the Company is unable to complete an Initial Business Combination by January 30, 2009, it will automatically dissolve as promptly as practicable after a plan of dissolution is adopted. Upon its receipt of notice from counsel that the Company has been dissolved, the trustee will commence liquidating the investments constituting the Trust Account and distribute the proceeds to the Public Stockholders. The Company’s Founding Stockholders have waived their rights to participate in any liquidation distribution with respect to any initial Founding Stockholders’ shares. There will be no distribution from the Trust Account with respect to any of the Warrants which will expire worthless if the Company is liquidated as of January 30, 2009.

Separate trading of the Common Stock and Warrants comprising the Units commenced on or about February 23, 2007, and holders of the Company’s Units may elect to separately trade the Common Stock and Warrants included in the Company’s Units. Those Units not separated trade on the American Stock Exchange under the symbol NTQ.U and each of the Common Stock and Warrants trade on the American Stock Exchange under the symbols NTQ and NTQ.WS, respectively.

(2)	Summary of Significant Accounting Principles

(a)	Basis of Presentation

The financial statements of the Company at September 30, 2007, for the three months ended September 30, 2007 and 2006, nine months ended September 30, 2007, for the period from June 2, 2006 (Inception) to September 30, 2006 and for the period from June 2, 2006 (Inception) to September 30, 2007 (cumulative), are unaudited. In the opinion of management, all adjustments (including normal recurring adjustments) have been made that are necessary to present fairly the financial position of the Company as of September 30, 2007 and the results of its operations for the three months ended September 30, 2007 and 2006, nine months ended September 30, 2007, for the period from June 2, 2006 (Inception) to September 30, 2006 and for the period from June 2, 2006 (Inception) to September 30, 2007 (cumulative). Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full fiscal year. Comparative financial statements for the periods ended September 30, 2007 reflect the results of operations and cash flows for the three months ended September 30, 2006, and the period from June 2, 2006 (Inception) to September 30, 2006, respectively.

(Continued)

The statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. As permitted under those rules, certain footnotes or other financial information that are normally required by generally accepted accounting principles in the United States can be condensed or omitted. Therefore, these statements should be read in conjunction with the audited financial statements, and notes thereto, which are included in (a) our Annual Report on Form 10-K for the year ended December 31, 2006 and (b) the Current Report on Form 8-K filed on February 26, 2007. The condensed balance sheet at December 31, 2006 has been derived from the audited financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities (including the disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(b)	Cash Equivalents and Concentrations

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

(c)	Marketable Securities Held in Trust

Investment securities consist of United States Treasury securities. The Company classifies its treasury securities as held-to-maturity. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “Interest Income” line item in the consolidated statements of operations. Interest Income is recognized when earned.

(d)	Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements at the present time.

(e)	Earnings (Loss) Per Common Share

Basic earnings per share is computed using the weighted average number of common shares outstanding. Diluted earnings per share gives effect to the potential dilution of earnings which could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that then shared in earnings, if dilutive.

(Continued)

(3)	Initial Public Offering

On February 5, 2007, the Company consummated its Offering of 24,000,000 Units at an offering price of $10.00 per Unit yielding net proceeds of approximately $230.4 million. Each Unit consisted of one share of the Company’s Common Stock, $0.001 par value per share, and one redeemable Warrant. Thereafter, on February 20, 2007, the underwriters for the Company’s Offering exercised a portion of their over-allotment option purchasing, as of February 22, 2007, an additional 557,205 Units at $10.00 per Unit providing the Company with net proceeds of approximately $5.35 million.

Each Warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $7.50 commencing on the later of the completion of an Initial Business Combination with a target business or thirteen months after the closing of the Offering (or, March 5, 2008), provided that the Company has a registration statement in effect covering the shares of Common Stock issuable upon the exercise of the Warrants. The Warrants expire on January 30, 2011 unless earlier exercised or redeemed. The Company may call the Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant, upon a minimum of thirty (30) days’ prior written notice, at any time after the Warrants become exercisable, and only in the event that the last sale price of the Common Stock equals or exceeds $14.25 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third day prior to the date on which notice of redemption is given, provided that on the date that the notice of redemption is given and during the entire period thereafter until all Warrants are redeemed, a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is in effect and a current prospectus relating to them is available.

Pursuant to the Second Amended and Restated Warrant Agreement, the Company is only required to use its best efforts to effect the registration of the shares of Common Stock under the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of the exercise. Also, in the event that a registration statement is not effective at the time of exercise, the holders of such Warrants shall not be entitled to exercise such Warrants and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

(4)	Marketable Securities

The carrying amount, including accrued interest, gross unrealized holding gains, gross unrealized holding losses, and fair value of held-to-maturity treasury securities by major security type and class of security at September 30, 2007 were as follows:

	Carrying amount	Gross unrealized holding gains	Gross unrealized holding (losses)	Fair value
Held to maturity:
U.S. Treasury securities	$119,158,836	269,182	—	119,428,018

These treasury securities classified as held-to-maturity mature within one-year.

(5)	Formation of the Company

On June 20, 2006, NTR Partners LLC purchased 7,812,500 shares of Common Stock, Warrants to purchase 2,500,000 shares of Common Stock, and performance warrants to purchase 1,750,000 shares of Common Stock for an aggregate purchase price of $2,525,000 in a private placement in connection with the formation of NTR Acquisition Co. On December 15, 2006 and January 30, 2007, as part of a recapitalization plan, the Company

(Continued)

purchased for an aggregate nominal consideration of $2.00, 1,562,500, and 250,000, respectively, shares of Common Stock as well as all 1,750,000 of the performance warrants for cancellation. These recapitalizations were effected to ensure that the shares included in the Units sold in the Offering represented approximately 80% of the Company’s outstanding share capital. In addition, immediately prior to the sale of the Units in the Offering, our director Mr. Ortale, Sewanee Partners III, L.P. (an investment fund with which Mr. Ortale is affiliated), Hendricks Family LLLP (affiliated with our director Mrs. Hendricks), Gilliam Enterprises LLC (affiliated with our Chairman Mr. Gilliam) and our director Mr. Quarles, all of whom had been members of NTR Partners LLC, redeemed their membership interests in NTR Partners LLC in exchange for a portion of the Founders’ securities that NTR Partners LLC held and cash distributions which they applied to the purchase of, in the aggregate, founders’ warrants to purchase an additional 3,350,000 shares of Common Stock at a price of $1.00 per warrant ($3.35 million in the aggregate) in a private placement on behalf of themselves and certain of their permitted transferees (all such parties, including NTR Partners LLC, are Founding Stockholders and all such securities are referred to as “Founding Stockholders’ Shares” and “Founding Stockholders’ Warrants” as applicable). After giving effect to the recapitalizations, and immediately prior to the Offering, there were 6,000,000 shares of Common Stock held by our Founding Stockholders.

The Founding Stockholders’ Shares are identical to the shares included in the Units issued in connection with the Offering, except that each holder of the Founding Stockholders’ Shares has agreed (i) in connection with the stockholder vote required to approve an Initial Business Combination, to vote the Founding Stockholders’ Shares in accordance with a majority of the shares of Common Stock voted by the Public Stockholders, and (ii) to waive the right to participate in any liquidation distribution with respect to the Founding Stockholders’ Shares if we fail to consummate an Initial Business Combination by January 30, 2009. The Founding Stockholders have also agreed that they will not sell or transfer the Founding Stockholders’ Shares for a period of one year from the date the Company completes its Initial Business Combination, other than to permitted transferees who agree to be subject to the transfer restrictions.

The Founding Stockholders’ Warrants are identical to those sold in the Offering, except that they cannot be redeemed at the option of the Company so long as they are held by any of the Founding Stockholders or their permitted transferees. The Founding Stockholders have also agreed that they will not sell or transfer the Founding Stockholders’ Warrants until the date the Company completes its Initial Business Combination, other than to permitted transferees who agree to be subject to the transfer restrictions.

Commencing on the date on which they become exercisable, the Founding Stockholders’ Warrants and the shares of Common Stock issuable upon exercise of the Warrants will be entitled to registration rights under a Registration Rights Agreement, dated January 30, 2007.

(6)	Private Placement

On February 5, 2007, certain of the Company’s Founding Stockholders purchased in a private placement additional warrants to purchase 3,350,000 shares of the Company’s Common Stock generating gross proceeds of $3.35 million in the aggregate. These warrants are identical to the Warrants contained in the Units except that they are not redeemable while held by any of the Founding Stockholders or their permitted transferees. The warrants issued in connection with the private placement are subject to certain transfer restrictions.

(Continued)

(7)	Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share from continuing operations:

	Three months ended September 30, 2007	Three months ended September 30, 2006	Nine months ended September 30, 2007	June 2, 2006 (date of inception) through September 30, 2006	June 2, 2006 (date of inception) through September 30, 2007
Net income (loss) to common stockholders	$1,178,640	12,361	3,203,279	(182,116)	2,837,411

Basic earnings per common share:
Weighted average common shares outstanding	30,557,205	7,812,500	27,401,621	7,812,500	18,787,407

Net income (loss) per common share – basic	$0.04	0.00	0.12	(0.02)	0.15

Diluted earnings per common share:
Weighted average common shares outstanding	$30,557,205	7,812,500	27,401,621	7,812,500	18,787,407
Effect on dilutive securities:
Warrants Weighted average dilutive common shares outstanding	5,634,330	1,062,500	4,816,074	1,062,500	3,160,904

Weighted average dilutive common share outstanding	36,191,535	8,875,000	32,217,695	8,875,000	21,948,311

Net income (loss) per common share – diluted	$0.03	0.00	0.10	(0.02)	0.13

(8)	Subsequent Events

On November 2, 2007, the Company entered into a share purchase agreement (the Purchase Agreement) to acquire, directly or indirectly (the Acquisition), 100% of the outstanding shares of Kern Oil & Refining Co., a California oil refining and marketing company (Kern), from Casey Co., a privately held California company, for a base purchase price of $286.5 million in cash, subject to adjustment to reflect the amount of Kern’s working capital and the value of its inventory at the time of closing.

On November 2, 2007, the Company and Occidental Petroleum Investment Co. (Occidental), a California corporation wholly owned by Occidental Petroleum Corporation, entered into a Series A Senior Convertible Preferred Stock Purchase Agreement (the Convertible Stock Purchase Agreement), under which Occidental will purchase, upon closing of the Acquisition, shares of new Series A Convertible Preferred Stock, par value $0.0001 per share (the Convertible Stock), to be issued to it by the Company for the aggregate consideration of $35 million, plus the amount of any advances to the Company up to $3 million (an Advance) together with any accrued interest thereon.

(Continued)

STOCK PURCHASE AGREEMENT

BETWEEN

CASEY CO.

AND

NTR ACQUISITION CO.

DATED AS OF NOVEMBER 2, 2007

A-i

A-ii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of November 2, 2007 by and between Casey Co., a California corporation (“Seller”) and NTR Acquisition Co., a Delaware corporation (“Buyer”). Buyer and Seller are referred to collectively herein as the “Parties.”

WHEREAS, as represented by Seller below, Seller owns one thousand (1,000) shares of the Class A Common Stock and one thousand (1,000) shares of the Class B Common Stock (collectively, the “Shares”) of Kern Oil & Refining Co., a California corporation (the “Company”), which constitute all of the issued and outstanding shares of capital stock of the Company.

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the Parties’ mutual covenants and agreements set forth herein, and for other good, valuable and adequate consideration received, the Parties agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“2006 Financial Statement” means the Company’s audited financial statement for the fiscal year ended November 30, 2006. If in the Ordinary Course of Business the Company’s audited financial statement for the fiscal year ended November 30, 2007 is completed prior to Closing, then such audited financial statement shall be provided to Buyer and shall be substituted for the 2006 Financial Statement when referenced in this Agreement.

“Agreement” has the meaning set forth in the preface above.

“Affiliate” means any Person that directly, or indirectly through one or more Persons, controls, is controlled by, or is under common control with, the Person specified or, directly or indirectly, is related to or otherwise associated with any such Person or entity.

“Auditor” has the meaning set forth in Section 2.3(b).

“Base Amount” has the meaning set forth in Section 2.2.

“Buyer” has the meaning set forth in the preface above.

“Business Day(s)” means any day that is not a Saturday, Sunday or a day on which banking institutions in Los Angeles, California or New York, New York are not required to be open.

“Cap” has the meaning set forth in Section 7.4.

“Claim” has the meaning set forth in Section 7.5(a).

“Closing” has the meaning set forth in Section 2.8.

“Closing Date” has the meaning set forth in Section 2.8.

“Closing Purchase Price” has the meaning set forth in Section 2.2(d).

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and of any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals above.

“Company Intellectual Property” has the meaning set forth in Section 3.1(n).

“Company Inventory Value” has the meaning set forth in Section 2.6.

“Company Inventory Value Related Consistent Principles” has the meaning set forth in Section 2.6.

“Company Inventory Value Statement” has the meaning set forth in Section 2.6.

“Company Working Capital” has the meaning set forth in Section 2.6.

“Company Working Capital Statement” has the meaning set forth in Section 2.6.

“Company Working Capital Related Consistent Principles” has the meaning set forth in Section 2.6.

“Consistent Principles” has the meaning set forth in Section 2.6.

“Current LOCs” has the meaning set forth in Section 5.1.

“Data Room” means the electronic data room sponsored by Merrill Corporation in which the documents and information related to the Company and its business and operations were disclosed to Buyer’s representatives, advisors and counsel.

“Deposit” has the meaning set forth in Section 8.2(b).

“Determination Date” has the meaning set forth in Section 2.6.

“Disclosure Schedule” has the meaning set forth in Section 3.1.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3)) of ERISA and any other material employee benefit plan, program or arrangement of any kind.

“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.

“Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.

“Environmental Requirements” means all federal, state and local laws, statutes, regulations, rules, orders, decrees, ordinances and other requirements of any Governmental Authority applicable to the business, assets, or operations of the Company in force at the date of this Agreement and the Closing Date (whether common or statutory) pertaining to public or employee health and safety (including with respect to exposure to hazardous materials), pollution (including assessment, containment, removal, response, cleanup, abatement and remediation), the environment (including air, surface water, groundwater, land surface or subsurface strata), the introduction into commerce of a hazardous material (including the manufacture, generation, formulation, processing, labeling, distribution, use, treatment, handling, storage, reporting or transportation), the physical structure or condition of a building (including any facility, fixture, or other structure included in the assets of the Company) or the protection of fish, wildlife or natural resources including: the Clean Air Act, as amended,

CERCLA, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, the Atomic Energy Act of 1954, as amended, the Federal Insecticide, Fungicide, and Rodenticide Act of 1972, as amended, and any federal, state and local Laws implementing or comparable to the foregoing, as the same may be amended or supplemented as of the date of this Agreement and the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity that is treated as a single employer with the Company for purposes of Section 4001 of ERISA or Section 414 of the Code.

“Estimated Company Working Capital” has the meaning set forth in Section 2.2(a).

“Estimated Company Inventory Value” has the meaning set forth in Section 2.2(b)

“Fiduciary” has the meaning set forth in Section 3(21) of ERISA.

“Financial Statement” has the meaning set forth in Section 3.1(h).

“Floor” has the meaning set forth in Section 7.4.

“GAAP” means accounting principles generally accepted in the United States of America from time to time consistently applied in accordance with past practices.

“Governmental Authority” means any federal, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” shall mean, without duplication: (i) all liabilities and obligations of the Company for borrowed money or in respect of loans or advances; (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments; (iii) any accrued interest, prepayment premiums or penalties or other costs or expenses related to any of the items referenced in (i) and (ii); (iv) all obligations of the Company that are not characterized as short term liabilities under GAAP; (v) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of the Company other than Current LOCs and (vi) all guarantees of the Company in connection with any of the foregoing.

“Indemnity Escrow Agreement” has the meaning set forth in Section 2.2(c).

“Intellectual Property” means domestic or foreign inventions, discoveries, trademarks, patents, trade names, copyrights, know-how, intellectual property, software, shop rights, licenses, domain names, developments, research data, designs, plans, specifications, technical information, technology, technical expertise, production methods, trade secrets, test procedures, processes, formulas and other confidential information, intellectual and similar intangible property rights, whether or not patentable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations for, renewals, continuations, reexaminations and extensions, divisions and reissuances of, any of the foregoing, and rights therein or contractual rights thereto.

“Inventory” has the meaning set forth in Section 2.6.

“Inventory Value Reference Amount” has the meaning set forth in Section 2.6.

“Knowledge” in respect of “Seller’s Knowledge” means the actual knowledge of Larry Delpit, Jake C. Belin, Steven G. Christovich, Alan Kornicks, Steve Preheim, and Bruce Cogswell.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interests in real property held by the Company.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which the Company is a party or holds any Leased Real Property.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Losses” means any claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages (but not consequential damages), costs and expenses, including, without limitation, interest, penalties, reasonable attorneys’ and accounting fees and investigation costs but net of any Tax Benefits in accordance with Section 7.7.

“Material Agreements” has the meaning set forth in Section 3.1(p)(xviii).

“Materially Adverse Effect” means to have a material and adverse effect on the assets, business, operations and condition (financial or otherwise) of the Company, taken as a whole. The term “material” means to be material to the assets, business, operations and condition (financial or otherwise) of the Company, taken as a whole.

“Most Recent Balance Sheet” has the meaning set forth in Section 3.1(j).

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“Notice of Claim” has the meaning set forth in Section 7.5(a).

“Objection” has the meaning set forth in Section 7.5(c).

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practices.

“Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company.

“Party” has the meaning set forth in the preface above.

“Permits” means licenses, permits, approvals, authorizations, variances, waivers, orders, decrees or consents issued by a Governmental Authority.

“Permitted Encumbrances” means with respect to each parcel of Real Property: (a) Taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are (i) not due and payable as of the Closing Date or (ii) being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics’ liens and similar liens for labor, materials, or supplies provided with respect to such Real Property incurred in the Ordinary Course of Business for amounts that are (i) not due and payable as of the Closing Date or (ii) being contested in good faith that would not, individually or in the aggregate, have a Materially Adverse Effect and for which appropriate reserves have been established in accordance with GAAP; (c) zoning, building codes, and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property and are not violated by the current use or occupancy of such Real Property or the operation of the business of the Company as currently conducted thereon; (d) easements, rights-of-way, servitudes, permits, leases, covenants, conditions, restrictions, and other similar matters of record affecting title to such Real Property that do not or would not have a Materially Adverse Effect; (e) the terms and conditions of the Material Agreements; (f) all items set forth on the Preliminary Title Report, located in Folder 8.01.2 in the Data Room, other than those matters constituting Indebtedness and those items removed from title prior to the Closing as set forth below in Section 4.1(f); and (g) all other liens, charges, encumbrances, security interests, pledges, defects or irregularities that do not, individually or in the aggregate, have a Materially Adverse Effect on the Real Property.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Prime Rate” has the meaning set forth in Section 2.7.

“Prohibited Transaction” has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

“Purchase Price” has the meaning set forth in Section 2.2.

“Real Property” has the meaning set forth in Section 3.1(m).

“Reserved Amount” has the meaning set forth in Section 2.2(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preface above.

“Shares” has the meaning set forth in the recitals above.

“Tax” or “Taxes” means all net income, gross income, gross receipts, sales, use, personal property, real property, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties, and other government charges of any kind together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) whether assessed solely or as part of a group or a tax sharing agreement.

“Tax Benefit” has the meaning set forth in Section 7.7(a).

“Tax Return” means any declaration, statement, report, return or other document or information required to be filed or supplied with respect to Taxes to any Governmental Authority including any amendment thereof.

“Ten Section” means the rights described under the Ten Section Lease and that certain Pipeline Right-of-Way Grant, dated April 5, 1994, between and among McFarland Energy, Robert A. Teitsworth, Crescent Investment Company, Birchwood Partners, Avondale Partners, Trio Petroleum, Inc., J. G. Boswell Company and the Company.

“Ten Section Lease” means that certain Surface Lease, dated April 7, 1995, between and among Koch Oil Company, Koch Industries, Inc. and the Company.

“Termination Date” has the meaning set forth in Section 8.1(b).

“Third-Party Claim” has the meaning set forth in Section 7.5(a).

“Transaction Documents” has the meaning set forth in Section 3.1.

“Transfer Taxes” has the meaning set forth in Section 5.4.

“Working Capital Reference Amount” has the meaning set forth in Section 2.6.

ARTICLE II

PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall acquire from Seller, and Seller shall sell and deliver to Buyer, all of Seller’s right, title and interest in and to the Shares free and clear of any Liens or any other encumbrance, for the consideration specified in this Article II.

2.2 Purchase Price. As consideration for the sale and delivery of the Shares, Buyer shall pay to Seller at the Closing Two Hundred and Eighty Six Million Five Hundred Thousand US Dollars (USD 286,500,000) (the “Base Amount”), subject to the adjustments set forth in Sections 2.2(a) and (b) hereof, which shall be payable as set forth in Sections 2.2(c) and (d) below and which shall be adjusted subsequent to the Closing as set forth in Section 2.5 (such amount, as finally adjusted, the “Purchase Price”).

(a) Estimated Company Working Capital Adjustment. Prior to the Closing Date, Seller shall cause the Company to prepare and deliver to Buyer a good faith estimate of Company Working Capital as of the Closing Date (the “Estimated Company Working Capital”). To the extent that the Estimated Company Working Capital exceeds the Working Capital Reference Amount, at the Closing, the Base Amount shall be adjusted upwards dollar for dollar in the amount equal to such difference. To the extent that the Estimated Company Working Capital is less than the Working Capital Reference Amount, at the Closing, the Base Amount shall be adjusted downwards dollar for dollar in the amount equal to such difference.

(b) Estimated Company Inventory Value Adjustment. Prior to the Closing Date, Seller shall cause the Company to prepare and deliver to Buyer a good faith estimate of Company Inventory Value (consistent with the principles set forth in Schedule 2.6(a)) as of the Closing Date (the “Estimated Company Inventory Value”) and Buyer shall be entitled to have a representative present to observe the preparation of such estimate. To the extent that the Estimated Company Inventory Value exceeds the Inventory Value Reference Amount, at the Closing, the Base Amount shall be adjusted upwards dollar for dollar in the amount equal to such difference.

(c) Reserved Amount. An amount equal to three percent (3%) of the Closing Purchase Price (the “Reserved Amount”) shall be deposited in a third party escrow account on the Closing Date. The Reserved Amount shall be payable under the terms and subject to the conditions as provided herein and in the Indemnity Escrow Agreement, substantially in the form attached hereto as Exhibit A (the “Indemnity Escrow Agreement”). The Deposit (as defined in Section 8.2(b) below) shall be applied toward the Reserved Amount as contemplated in Section 8.2(b).

(d) Wire Transfer to Seller. An amount equal to the Base Amount, as adjusted in accordance with Sections 2.2(a) and (b), as applicable (the “Closing Purchase Price”), less the Reserved Amount, shall be paid on the Closing Date in immediately available funds by bank wire transfer in accordance with the payment instructions and to the account set forth on Schedule 2.2(a) attached hereto.

2.3 Calculation of Working Capital and Company Inventory Value.

(a) Initial Calculation by Buyer; Dispute by Seller. As soon as reasonably practicable following the Closing Date, and in any event within twenty (20) Business Days after the Closing Date, Buyer shall prepare and deliver to Seller the Company Working Capital Statement and the Company Inventory Value Statement and Seller shall notify Buyer in writing, once, within twenty (20) Business Days of receipt thereof, whether Seller accepts the Company Working Capital Statement, Buyer’s calculation of Company Working Capital set forth thereon, the Company Inventory Value Statement and Buyer’s calculation of Company Inventory Value set forth thereon. If Seller notifies Buyer that it does not accept Buyer’s calculation of the Company Working Capital and/or Company Inventory Value (as applicable), Seller shall include in and with such notice Seller’s reason(s) for such non acceptance, the adjustments that Seller believes should be made to the Company Working Capital Statement, the calculation of Company Working Capital set forth thereon, the Company Inventory Value Statement and/or the calculation of Company Inventory Value set forth thereon (as applicable) and all documentation in support thereof. In the event that Seller does not provide such notice of non acceptance within such twenty (20) Business Day period, Seller shall be deemed to have accepted the Company Working Capital Statement, the calculation of Company Working Capital set forth thereon, the Company Inventory Value Statement and the calculation of Company Inventory Value set forth thereon, all of which shall be final, binding and conclusive for all purposes hereunder. If Seller has submitted a notice of non acceptance, then, thereafter, Buyer and Seller shall use commercially reasonable efforts to consult with each other and to reach an agreement in respect of Company Working Capital and/or Company Inventory Value (as applicable) within fifteen (15) Business Days of Buyer’s receipt of such notice of non acceptance.

(b) Final Determination by Third Party. If the Parties do not reach an agreement after consultation within fifteen (15) Business Days of Buyer’s receipt of a notice of non acceptance from Seller, as contemplated in Section 2.3(a), then the matter shall be referred to a neutral auditing firm mutually agreed upon by the Parties (the “Auditor”) for final determination of any remaining disagreements. The following provisions shall apply to such determination:

(i) Written Statements. The Parties shall each promptly (and, in any event, within such time frame as enables the Auditor to make its final determination within the time frame set forth in Section 2.3(b)(ii)) prepare and deliver to the Auditor written statements on the matters in dispute (attaching supporting documentation, including the initial calculation of Company Working Capital and/or Company Inventory Value, as applicable, and Seller’s notice of non acceptance with all attachments).

(ii) Timeline. The Parties shall request that the Auditor render its final determination within sixty (60) calendar days of confirmation and acknowledgement of its appointment in connection herewith.

(iii) Auditor’s Decision. In rendering its final determination, which shall be in writing, the Auditor shall expressly state what adjustments are necessary, if any, to Company Working Capital and/or Company Inventory Value (as applicable, solely in connection with which calculation was the subject of dispute); provided, however, the scope of the disputes to be resolved by the Auditor shall be limited to whether such calculation(s) were done in accordance with the Consistent Principles and/or whether there were mathematical errors in the Company Working Capital Statement and/or Company Inventory Value Statement (as applicable in connection with which calculation was the subject of dispute).

(iv) Final and Binding Effect. The Auditor’s final determination shall be final and binding upon the Parties.

(c) Access to Information. Each Party shall promptly make available to the other party and/or the Auditor, as applicable, all information (as in their respective possession or control) and personnel who prepared such information as may be reasonably required to enable the calculation of Company Working Capital and/or Company Inventory Value by Buyer (as applicable), review and analysis thereof by Seller and rendering of a final determination by the Auditor, as applicable.

2.4 Costs and Expenses. The Auditor’s costs and expenses shall be borne equally by Buyer and Seller, and Buyer and Seller shall otherwise each bear their own costs and expenses incurred in connection with the calculation of Company Working Capital, Company Inventory Value and the determination thereof by the Auditor.

2.5 Post Closing Purchase Price Adjustment.

(a) Working Capital Adjustment.

(i) Working Capital Excess Payment. Within five (5) Business Days of the Determination Date (as defined herein), to the extent that Company Working Capital as set forth on the Company Working Capital Statement exceeds the Estimated Company Working Capital, Buyer shall pay to Seller the amount equal to such difference, plus interest from the Closing Date at the Prime Rate as of the Determination Date (computed on the basis of a 365-day year for actual days elapsed), in immediately available funds by bank wire transfer in accordance with the payment instructions and to the account set forth on Schedule 2.2(a) attached hereto.

(ii) Working Capital Shortfall Payment. Within five (5) Business Days of the Determination Date (as defined herein), to the extent that Company Working Capital as set forth on the Company Working Capital Statement is less than the Estimated Company Working Capital, Seller shall refund to Buyer the amount equal to such difference, plus interest from the Closing Date at the Prime Rate as of the Determination Date (computed on the basis of a 365-day year for actual days elapsed), in immediately available funds by bank wire transfer to an account designated in writing by Buyer to Seller prior to the Determination Date.

(b) Inventory Value Adjustment.

(i) Inventory Value Excess Payment. Within five (5) Business Days of the Determination Date, to the extent that Company Inventory Value as set forth on the Company Inventory Value Statement exceeds the Estimated Company Inventory Value, Buyer shall pay to Seller the amount equal to such difference, plus interest from the Closing Date at the Prime Rate as of the Determination Date (computed on the basis of a 365-day year for actual days elapsed), in immediately available funds by bank wire transfer in accordance with the payment instructions and to the account set forth on Schedule 2.2(a) attached hereto.

(ii) Inventory Value Shortfall Payment. Within five (5) Business Days of the Determination Date (as defined herein), to the extent that Company Inventory Value as set forth on the Company Inventory Value Statement is less than the Estimated Company Inventory Value, Seller shall refund to Buyer the amount equal to such difference, plus interest from the Closing Date at the Prime Rate as of the Determination Date (computed on the basis of a 365-day year for actual days elapsed), in immediately available funds by bank wire transfer to an account designated in writing by Buyer to Seller prior to the Determination Date.

2.6 Certain Definitions.

(a) “Company Inventory Value” means the fair market value of the Inventory, determined on a basis consistent and in accordance with the physical inventory procedures, agreed upon inventory pricing, accounting principles, practices, methodologies and policies set forth on Schedule 2.6(a) attached hereto (the “Company Inventory Value Related Consistent Principles”).

(b) “Company Inventory Value Statement” means a statement showing the Company Inventory Value as of the Closing Date.

(c) “Company Working Capital” means an amount equal to (i) the sum of the Company’s (a) cash and cash equivalents, (b) marketable securities, (c) net book value of trade accounts receivable (net of allowances), (d) net book value of Taxes, notes and other receivables and (e) net book value of prepaid expenses and other assets, but excluding Inventory (as defined below), less (ii) the sum of the Company’s

(a) accounts payable and (b) accrued liabilities and Accrued Current Tax Liabilities; provided, however, that each of the foregoing items shall be calculated on a basis consistent and in accordance with the accounting principles, practices, methodologies and policies (including tax apportionment and procedures for filing returns) set forth on Schedule 2.6(c) attached hereto (the “Company Working Capital Related Consistent Principles” and, together with the Company Inventory Value Related Consistent Principles, the “Consistent Principles”). For purposes of determining Company Working Capital, “Accrued Current Taxes” and “Accrued Current Tax Liabilities” mean amounts reserved for such Taxes and specifically identified under such titles in the worksheets to the Estimated Company Working Capital and to the Company Working Capital Statement. For the avoidance of doubt, for purposes of determining Company Working Capital, (x) Accrued Current Taxes and Accrued Current Tax Liabilities shall not include any Taxes deferred under GAAP and (y) any Taxes included in the definitions of Accrued Current Taxes and Accrued Current tax Liabilities shall be eliminated from accrued liabilities under subclause (ii)(b) above in this paragraph (c).

(d) “Company Working Capital Statement” means a statement showing the amount of Company Working Capital as of the Closing Date.

(e) “Determination Date” means the earlier of (i) in the event that Seller does not provide the notice of non acceptance pursuant to Section 2.3(a), twenty (20) Business Days after the date Buyer delivers the Company Working Capital Statement and Company Inventory Statement to Seller, (ii) the date Seller notifies Buyer of its acceptance of Buyer’s calculation of Company Working Capital and Company Inventory Value, (iii) the date the Parties otherwise agree upon Buyer’s Company Working Capital and Company Inventory Value calculation or (iv) the date the Parties receive the final determination of Company Working Capital and/or Company Inventory Value by the Auditor (as applicable, solely in connection with which calculation was the subject of dispute).

(f) “Inventory” means crude exchange balances due to the Company and crude oil, feedstocks, intermediate petroleum products and blend components, finished petroleum products, parts and supplies inventory, chemicals and additives held in stock by the Company or to which the Company has title.

(g) “Inventory Value Reference Amount” means Zero Dollars (USD 0.00).

(h) “Working Capital Reference Amount” means Zero Dollars (USD 0.00).

2.7 Interest. If any payment due hereunder is not paid when due, the Party in default shall pay interest thereon from and including the due date through but excluding the date on which such payment is made at a rate equal to the prime rate as set forth in the Wall Street Journal (the “Prime Rate”) plus one (1%) percent per annum, computed on the basis of a 365-day year for actual days elapsed.

2.8 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Jones Day, 555 South Flower Street, 50th Floor, Los Angeles, California 90071, at 10:00 a.m. local time on the second (2nd) business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (except those that by their nature can only be satisfied at the Closing) or such other date and location as mutually agreed upon by the Parties (the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Seller. Except as set forth on the schedules of exceptions and disclosures delivered in connection herewith (the “Disclosure Schedule”) and except as to any information contained in the Data Room, and subject to Section 9.1, Seller hereby represents and warrants to Buyer as set forth in this Section 3.1 as of the date of this Agreement and as of Closing. Any exception to or disclosure in respect of any representation, warranty or covenant, and any other information, which is disclosed in one section of the Disclosure Schedule shall be deemed to have been disclosed in every other section of the Disclosure Schedule and shall be deemed a disclosure in respect of every other representation, warranty or covenant contained in each other agreement or instrument executed and delivered or to be executed and delivered by Seller in connection herewith (such agreements and instruments collectively with this Agreement, the “Transaction Documents”), but only to the extent it is reasonably apparent that such exception is applicable to such other representation, warranty or covenant. Neither Buyer nor any Affiliate of Buyer has been given, or has relied upon or been induced to enter into this Agreement by any representation or warranty, express or implied, other than as expressly set forth in this Agreement. Buyer agrees and acknowledges that at the time of entering into this Agreement, it has no actual knowledge of any breach of any of the representations and warranties contained herein or of any matters which will or are likely to give rise to any Losses, and to the extent that Buyer does have any such actual knowledge, Buyer shall not be entitled to pursue any Losses in respect thereof. For purposes of this section, “actual knowledge” of Buyer shall mean matters known as of the date of this Agreement to Mario Rodriguez, Henry Kuchta, William Hantke, Jeffrey Dill and James Fedena.

(a) Organization of Seller; Enforceability; Authorization. Seller is a corporation existing and in good standing under the laws of the State of California. The execution, delivery and performance of this Agreement and the Transaction Documents to which Seller is a party has been duly authorized by Seller’s Board of Directors and its shareholders. This Agreement and the Transaction Documents to which Seller is a party have been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller and/or the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b) Brokers’ Fees. Except as set forth on Schedule 3.1(b), neither Seller nor the Company have any obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Any obligations shown on Schedule 3.1(b) shall be for the account of Seller.

(c) Title to Shares. Seller is the lawful owner, beneficially and of record, of all of the Shares, free and clear of any Liens and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Upon payment in full of the Closing Purchase Price (less the Reserved Amount) at the Closing, good, valid and marketable title to the Shares will pass to Buyer, free and clear of all Liens, and with no restrictions on the voting rights or other incidents of record and beneficial ownership of the Shares.

(d) Organization of the Company; Qualification; Corporate Power. The Company is a corporation existing and in good standing under the laws of the State of California, is qualified to do business as a foreign corporation in the State of Texas and has full corporate power and authority to carry on its business as it is now being conducted. Schedule 3.1(d) lists the directors and officers of the Company. The Company does not directly or indirectly have any subsidiaries and, except as set forth on Schedule 3.1(d), does not directly or indirectly own any shares of capital stock or any other ownership interest in any entity.

(e) Capitalization. The entire authorized capital stock of the Company consists of 2,000 shares of Common Stock (consisting of 1,000 shares of Class A Common Stock and 1,000 shares of Class B Common Stock) and the Shares constitute all issued and outstanding shares of such Common Stock, capital stock of the Company. All of the Shares have been duly authorized, are validly issued, fully paid and non assessable and are held of record and beneficially by Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock.

(f) Non-contravention; Consents. Neither the execution and the delivery of this Agreement or any of the Transaction Documents to which Seller is a party, nor the consummation of the transactions contemplated hereby, will (i) violate any order, judgment or decree, relating to Seller’s or the Company’s business or by which Seller or the Company is bound, (ii) violate any provision of the Seller’s or

Company’s Articles of Incorporation or Bylaws, or (iii) except as set forth on Schedule 3.1(f), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, modification, cancellation or acceleration, including by reason of any change of control provision, or require any consent, under any indenture, license, contract, agreement or other instrument or obligation to which the Company or Seller is a party or by which either of them or any of their respective properties or assets are bound.

(g) Tangible Assets. The Company has good and marketable title to, or a valid leasehold interest in, the tangible personal property used by it in the conduct of its business, free and clear of all Liens, except as set forth on Schedule 3.1(g). Except as set forth on Schedule 3.1(g), such tangible assets are in operating condition, subject to reasonable wear and tear.

(h) Financial Statements. The Company has delivered to Buyer true and complete copies of the audited financial statements of the Company for the fiscal years ended November 30, 2004, November 30, 2005 and November 30, 2006 (collectively, the “Financial Statements”). If the audited financial statements of the Company for the fiscal year ended November 30, 2007 are available in the Ordinary Course of Business prior to Closing, such statements shall be provided to Buyer and shall be considered part of the Financial Statements. The Financial Statements (i) have been prepared from the books and records of the Company, (ii) have been prepared in accordance with GAAP applied on a consistent basis and (iii) fairly present in all material respects the financial position and results of operations of the Company as of and for the periods then ended.

(i) Absence of Certain Changes. Except as set forth on Schedule 3.1(i) or as expressly contemplated in this Agreement, since December 1, 2006, the Company has not in connection with the operation of its business (i) sold, transferred or otherwise disposed of any properties or assets, other than in the Ordinary Course of Business; (ii) mortgaged, pledged or subjected to any Lien (other than any Liens arising in the Ordinary Course of Business or as set forth on Schedule 3.1(g)) any of its tangible or intangible assets; (iii) acquired any property or assets outside the Ordinary Course of Business; (iv) made any borrowing, issued any commercial paper or refinanced any existing borrowings; (v) paid any obligation or liability (fixed or contingent), other than in the Ordinary Course of Business, discharged or satisfied any Lien, or settled any claim, or suit pending or threatened; (vi) written off as uncollectible any notes or accounts receivable or any portion thereof (other than ordinary receivable reductions for cash discounts or credits); (vii) made any change in its accounting methods, policies, practices or principles, (viii) entered into or amended or terminated any Material Agreement other than in the Ordinary Course of Business; (ix) increased the compensation payable to or to become payable to any officers or employees of the Company or adopted or increased any bonus, insurance, or other Employee Benefit Plan, payment or arrangement made to, for or with any such officers or employees other than in the Ordinary Course of Business, or (x) agreed to, or obligated itself to, do anything identified in (i) through (ix) above.

(j) Undisclosed Liabilities. The Company has no material liabilities (matured or unmatured, absolute, accrued, fixed, contingent or otherwise) that are not (i) on the balance sheet found in the Company’s audited financial statements for the fiscal year ended November 30, 2006, or, if available, in lieu thereof, the Company’s audited financial statements for the fiscal year ended November 30, 2007 (the “Most Recent Balance Sheet”), (ii) incurred in the Ordinary Course of Business since the Most Recent Balance Sheet, (iii) expressly permitted by this Agreement or (iv) otherwise set forth on Schedule 3.1(j). As of the Closing, the Company shall be free of all Indebtedness.

(k) Legal Compliance. Except as set forth on Schedule 3.1(k), the Company is in material compliance with all laws applicable to the Company, its assets including Real Property and the conduct of its business. The Company is not in default under, and to Seller’s Knowledge no event has occurred which, with the lapse of time or action by a third party, would result in or reasonably be expected to result in (i) default by the Company under, or a violation by the Company of, the terms of any judgment, decree, order, writ or injunction of any Governmental Authority or (ii) a violation of applicable law. The Company has not received any written notification from any applicable Governmental Authority that it or any of the Real Property is not in compliance with any laws.

(l) Tax Matters. The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by the Company have been paid. The Company is not the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes upon any of the assets owned by the Company and used in the conduct of its business. Except as set forth on Schedule 3.1(l), there is no material dispute or claim concerning any Tax liability of the Company either (A) claimed or raised by any Governmental Authority in writing or (B) as to which the Seller has Knowledge based upon personal contact with any agent of such a Governmental Authority.

(m) Real Property.

(i) Schedule 3(m)(i) sets forth the address, plot plan and description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property:

(A) The Company has good, valid and marketable fee simple title, free and clear of all Liens, except Permitted Encumbrances;

(B) Except as set forth in Schedule 3.1(m)(i)(B), the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

(C) There are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

(ii) Schedule 3.1(m)(ii) sets forth the address of each parcel of Leased Real Property and a list of all Leases concerning each such Leased Real Property (including the date of such Lease and the parties thereto). The Company has provided to Buyer access to a true and complete copy of each such Lease. Except as set forth on Schedule 3.1(m)(ii), with respect to each of the Leases (excluding the Ten Section Lease):

(A) Such Lease is legal, valid, binding, enforceable and in full force and effect in all material respects, subject to applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity;

(B) The transactions contemplated by this Agreement do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, subject to applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity;

(C) To Seller’s Knowledge, neither the Company nor any other party to the Lease is in material breach of or default under such Lease and no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of rent under such Lease; and

(D) No security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach of or default under such Lease that has not been re-deposited in full.

(iii) The Owned Real Property and the Leased Real Property (collectively, the “Real Property”) comprise all of the real property currently held or used in the conduct of the Company’s business. Schedule 3.1(m)(iii) lists all of the pipelines (but not gathering lines) owned or leased by the Company located on property owned by third parties along with the approximate locations of such pipelines. Except as set forth on Schedule 3.1(m)(iii), no impairment that would have a Materially Adverse Effect exists as to the use of, or current rights-of-way in connection with, those pipelines (excluding gathering lines) that are necessary for the Ordinary Course of Business. The Company is not responsible for the maintenance or removal of any pipelines (excluding gathering lines) or rights of way located on property owned by third parties other than those listed on Schedule 3.1(m)(iii). To Seller’s Knowledge, all of the Company’s rights in respect of gathering lines and the Ten Section are set forth in the Data Room, at Folder 8.01.4.

(iv) All buildings, structures, fixtures, building systems and equipment, and all components thereof, included in the Real Property are in good operating condition, subject to reasonable wear and tear.

(v) The Company has not received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting any parcel of Owned Real Property or any portion thereof or interest therein nor has it received a written notice of non-conforming use or similar notice concerning any zoning or other land use law, code, ordinance or regulation.

(vi) Except as set forth on Schedule 3.1(m)(iii), those matters in the Preliminary Title Report in the Data Room and the contents of Folder 8.01.4 in the Data Room, there are no contracts, written or oral, to which the Company is a party, granting to any other party the right of use or occupancy of any portion of the Real Property.

(n) Intellectual Property.

(i) Schedule 3.1(n)(i)(1) sets forth a complete and correct list (with an indication of the record owner and identifying patent, application and or registration numbers, as applicable) of all (A) patents, trademarks, service marks, trade names, copyrights and domain names for which registrations have been obtained (and all applications for, or extensions or reissues of, any of the foregoing) which are owned by the Company and (B) computer software that is owned by the Company (other than mass-marketed software purchased for less than a total cost of $20,000). Schedule 3.1(n)(i)(2) sets forth, to Seller’s Knowledge, a complete and correct list of all patents, trademarks, service marks, trade names, copyrights and domain names for which registrations have been obtained (and all applications for, or extensions or reissues of, any of the foregoing) and unregistered trade secrets or other intellectual property rights which are material to and used by the Company in the conduct of the Company’s business but owned by a third party (indicating the license or contract pursuant to which the Company has the right to use such intellectual property, if such a license or contract exists).

(ii) The items set forth on Schedules 3.1(n)(i)(1) and/or 3.1(n)(i)(2) (collectively, the “Company Intellectual Property”) comprise all of the Intellectual Property necessary for the Ordinary Conduct of Business.

(iii) The Company owns and possesses, free and clear of all Liens (other than as might be set forth on Schedule 3.1(g)), all right, title and interest in and to, or has the rights to use, all Company Intellectual Property. The Company has received no written claim or demand (including any offer to license) pertaining to, and, to Seller’s Knowledge, there are no proceedings (including office actions) which are pending or threatened, which challenge the rights of the Company in respect of any Company Intellectual Property (including the validity, use, ownership, enforceability or registrability of such Company Intellectual Property).

(iv) No Company Intellectual Property owned by the Company is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority.

(v) To Seller’s Knowledge, (A) the Company has not infringed, misappropriated or otherwise conflicted with, and the operation of its business does not infringe, misappropriate or otherwise conflict with, any Intellectual Property rights of any third party and (B) there are no facts which indicate a likelihood of any of the foregoing. To Seller’s Knowledge, no third party has infringed, misappropriated or otherwise conflicted with any of the Company Intellectual Property.

(vi) All of the Company Intellectual Property will be owned or available for use by Buyer immediately after the Closing on terms and conditions identical to those under which Seller owned or used the Company Intellectual Property immediately prior to the Closing.

(o) Inventory. Inventory maintained by the Company as of the date hereof and as of the Closing Date shall be adequate for the conduct of the business of the Company in the Ordinary Course of Business.

(p) Contracts. Schedule 3.1(p) lists the following contracts and other agreements to which the Company is a party and which are currently in force:

(i) Any agreement that relates to any Indebtedness in excess of $100,000 or the guaranty of Indebtedness which guaranty has a maximum liability in excess of $100,000;

(ii) Any agreement, including exchange contracts, that provides for aggregate payments from or to the Company in excess of $100,000, excluding agreements for the purchase or sale of crude oil or other petroleum inventory other than exchange contracts;

(iii) Any agreement to sell crude oil or other petroleum product that extends for a period in excess of ninety (90) days and is not cancellable within ninety (90) days;

(iv) Any agreement to purchase crude oil or other petroleum product that extends for a period in excess of ninety (90) days and is not cancellable within ninety (90) days;

(v) Any agreement to sell crude oil or other petroleum product to any of the ten (10) largest customers, by revenue, of the Company’s business for the nine-month period ending August 31, 2007;

(vi) Any agreement to purchase crude oil or other petroleum product from any of the ten (10) largest suppliers, by billings, of the Company’s business for the nine-month period ending August 31, 2007;

(vii) Any license or other right granted by any third party to the Company, or any license or other right granted by the Company to a third party, with respect to any Company Intellectual Property or any agreement involving the payment of royalties (excluding “off-the-shelf” programs or products or other software readily commercially available at the date of this Agreement not exceeding an annual cost of $100,000 and licensed in the Ordinary Course of Business);

(viii) Any confidentiality agreement relating to the Company’s business entered into outside of the Ordinary Course of Business other than any relating to a potential sale of the Company’s assets or issued and outstanding shares of capital stock;

(ix) Any agreement with (1) Seller or any other Affiliate of the Company, (2) any current or former officer, director or employee of the Company, Seller or any other Affiliate of the Company;

(x) Any agreement that cannot be terminated without penalty upon not more than 180 days prior written notice;

(xi) Any guaranties of payment or performance in favor of another Person;

(xii) Any joint venture agreement, partnership (limited or general) agreement or limited liability company operating agreement;

(xiii) Any agreement that limits or purports to limit the ability of the Company to compete in any line of business or to sell or represent competing products or with any Person or in any geographic area or during any period of time;

(xiv) Any agreement which is terminable upon, or prohibits, a change of ownership or control of Company;

(xv) Other than as set forth on Schedule 3.1(u), any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the Company’s current or former directors, officers, and employees;

(xvi) any collective bargaining agreement or related documents; and

(xvii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000, other than in respect of at-will arrangements (the foregoing agreements, collectively, the “Material Agreements”).

Seller has given Buyer access to a correct and complete copy of each Material Agreement. With respect to each such Material Agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects, subject to applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity; (B) neither the Company nor, to Seller’s Knowledge, any other party to such Material Agreement, is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party to such Material Agreement has repudiated any material provision of the agreement.

(q) Accounts Receivable. All accounts receivable outstanding as of the Closing Date will represent sales actually made in the Ordinary Course of Business and to Seller’s Knowledge are subject to no counterclaims, setoffs or rights to return likely to interfere with full and timely collection of, any of such outstanding accounts receivable other than routine credits granted for errors in ordering, shipping, pricing or similar matters. Schedule 3.1(q) sets forth an aged listing by customer of the accounts receivable that were outstanding as of five (5) days prior to the date of this Agreement and no more than ten (10) days prior to the Closing.

(r) Insurance. Schedule 3.1(r) sets forth the following information with respect to each insurance policy with respect to which the Company is a party, a named insured or otherwise the beneficiary of coverage:

(i) the name, address and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder and the name of each covered insured;

(iii) the policy number and the period of coverage; and

(iv) the scope (including an indication of whether the coverage is on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects, subject to applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity and will remain in full force and effect after the Closing; (B) neither the Company nor, to Seller’s Knowledge, any other party to such policy, is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under such policy; and (C) no party to such policy has repudiated any material provision of such policy. The Company does not maintain any material self-insurance arrangements.

(s) Litigation. Except as set forth on Schedule 3.1(s), neither the Company nor any of its assets is subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority, and there exists no litigation, action, suit, claim, audit or proceeding pending, or to Seller’s Knowledge, threatened, against or affecting the Company or the Company’s business or its assets, at law or in equity or before any Governmental Authority.

(t) Employees. To Seller’s Knowledge, as of the date of this Agreement, none of the key employees listed in Schedule 3.1(t) intends to terminate employment with the Company prior to the Closing or during the six (6) months following the Closing, subject to such key employees’ satisfaction with the terms of continued employment offered by Buyer. There are no strikes, slowdowns or work stoppages, pending or threatened which involve any employees of the Company. The Company has not experienced any strikes, slowdowns or work stoppages, or undertaken any plant closings or mass layoffs within the three (3) year period preceding the date hereof. The Company is not a party to any collective bargaining or union contract, and to Seller’s Knowledge, there exists no current union organizational effort with respect to any of the Company’s employees.

(u) Employee Benefits.

(i) Schedule 3.1(u) lists each Employee Benefit Plan that the Company maintains or to which the Company contributes or has any obligation to contribute.

(A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan, except as set forth on Schedule 3.1(u)(i)(A), and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(B) Except as set forth on Schedule 3.1(u)(i)(B), all required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan that is subject to COBRA and each Employee Benefit Plan maintained by an ERISA Affiliate that is an Employee Welfare Benefit Plan subject to COBRA.

(C) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA, the Code and any other applicable law to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan. No such Employee Benefit Plan (including any such Employee Benefit Plan that is a single employer plan) has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and there are no outstanding funding waivers with respect to any such plan.

(D) Each such Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and, except as set forth on Schedule 3.1(u)(i)(D), to Seller’s Knowledge, there are no facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan.

(E) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to Seller’s Knowledge, threatened.

(F) Except as set forth on Schedule 3.1(u)(i)(F), the Company has given access to Buyer to correct and complete copies of the plan documents and summary plan descriptions (or in the case of an unwritten Employee Benefit Plan, a written summary thereof), the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

(G) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) entitle any employee, former employee, consultant or director of the Company to any severance pay or benefits or any increase in severance pay or benefits upon any termination of employment after the date hereof, (b) except as set forth on

Schedule 3.1(u)(i)(G), accelerate the time of payment or vesting or result in any payment or funding of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any such Employee Benefit Plan, (c) limit or restrict the right of Buyer to merge, amend or terminate any such Employee Benefit Plan, or (d) result in payments under any such Employee Benefit Plan which would not be deductible under Section 162(m) or Section 280G of the Code.

(ii) Neither the Company nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any material liability under or with respect to any Employee Pension Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA).

(iii) Neither the Company nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any material liability (including withdrawal liability as defined in Section 4201 of ERISA) under or with respect to any Multiemployer Plan.

(iv) Except as set forth on Schedule 3.1(u)(iv), the Company does not maintain, contribute to or have an obligation to contribute to, or have any material liability or potential liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees (or any spouse or other dependent thereof) of the Company other than in accordance with COBRA. Except as set forth on Schedule 3.1(u)(iv), the performance of this Agreement shall not result in any severance, accelerated vesting or any similar payments by Company to any employee or third party.

(v) Environmental Matters. Except as set forth on Schedule 3.1(v):

(i) There is currently no pending, or to the Seller’s Knowledge threatened, claim, action, suit, cause of action, proceeding, order or decree, or written notice regarding any actual or alleged material violation of or liability under Environmental Requirements by the Company.

(ii) The Company has given Buyer access to all site conceptual models and written assessments, audits, investigations, and sampling or similar reports in its possession relating to the environment or the presence or release of any hazardous materials, to the extent relating to the Company’s property or current or past operations of the Company.

(iii) Except as would not be reasonably expected to result in a Material Adverse Effect, the Company is in compliance with all Environmental Requirements.

(iv) Except as would not be reasonably expected to result in a Material Adverse Effect, the Company has obtained or filed or applied for, and is in compliance with all Permits required under any Environmental Requirement and has timely filed for any applicable renewals. All such Permits are listed on Schedule 3.1(y).

(v) This Section 3(v) constitutes the sole and exclusive representation and warranty regarding Environmental Requirements.

(w) Affiliate Transactions. Except as set forth on Schedule 3.1(w), neither Seller nor any current or former Affiliate of the Company or Seller, is now, or has been during the three (3) year period preceding the date hereof, (i) a party to any transaction or contract with the Company, (ii) indebted to the Company or a guarantor or otherwise liable for any liability of the Company, (iii) a holder of any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the business of the Company or (iv) had any relationship as a director, officer, manager or similar such position with, or any interest (other than a passive investment in equity securities of any Person if such equity securities are registered under the Securities Act, provided that such equity investment does not exceed five percent (5%) of the outstanding equity securities of such person), direct or indirect, in any competitor, supplier, vendor or customer of the Company.

(x) Customers and Suppliers. Schedule 3.1(x) sets forth a true, correct and complete list of (a) the Company’s ten (10) largest customers in terms of dollar amounts of sales during the nine-month period ended August 31, 2007, and the amount for which each such customer was invoiced during such period, and (b) the Company’s ten (10) largest (based on dollar amounts of purchases) suppliers, vendors or other providers of services from which the Company ordered raw materials, supplies and other goods or services during the nine-month period ended August 31, 2007. No such customer or supplier has advised the Company in writing that such customer or supplier was or is intending to terminate its relationship with the Company or to materially decrease or limit its purchases or supplies.

(y) Permits. Schedule 3.1(y) contains a true, correct and complete list of all active Permits issued to the Company. The Company and its assets are in material compliance with all such Permits and all such Permits are in full force and effect and will be in full force and effect as at and through the Closing Date. There has been no change in the facts or circumstances reported or assumed in the application for or granting of such Permits that would result in a violation of, or in the invalidity or revocation of, any such Permit. The Company has not received notice from any Governmental Authority, which remains outstanding, regarding any proposed modification, non-renewal, suspension or cancellation of any such Permits, and to Seller’s Knowledge, no event has occurred which could reasonably be expected to result in the modification, non-renewal, suspension or cancellation of any such Permit or the requirement for additional Permits in order to operate the Company’s assets and businesses in the Ordinary Course of Business.

(z) Bank Accounts. Schedule 3.1(z) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains any safe deposit boxes or accounts (specifying the identifying numbers), and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

(a) Organization of Buyer; Enforceability; Authorization. Buyer is a corporation existing and in good standing under the laws of the state of Delaware. Except as set forth below, Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Except as set forth below, the Agreement has been duly approved by all requisite corporate action on the part of Buyer, has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

(i) Buyer is required to file a Proxy Statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (“SEC”) concerning the transaction described herein and related matters, and following review by the SEC, distribute a Proxy Statement to Buyer’s shareholders of record seeking their approval of the transactions described herein and related matters. The Closing cannot occur without such approval by Buyer’s shareholders as set forth in Buyer’s Second Amended and Restated Certificate of Incorporation.

(b) Non-contravention; Consents. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any order, judgment or decree, relating to Buyer’s business or by which Buyer is bound or (ii) except as set forth in Section 3.2(a)(i) above violate any provision of Buyer’s Second Amended and Restated By-laws or Second Amended and Restated Certificate of Incorporation. Except as set forth in Section 3.2(a)(i) above, no consent or approval of, no action by or in respect of or filing with, any Person is required in connection with the execution, delivery, consummation or performance of this Agreement by Buyer.

(c) Brokers’ Fees. Except as set forth on Schedule 3.2(c), Buyer has no obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Any obligations shown on Schedule 3.2(c) shall be for the account of Buyer.

(d) Due Diligence. Buyer has been provided with access to the Data Room, has had such time as Buyer deems necessary and appropriate to review and analyze such materials and has been provided an opportunity to ask questions of Seller with respect to such materials. Buyer acknowledges that Seller has not made any representations or warranties, express or implied, in connection with the transactions contemplated in this Agreement, other than the representations and warranties contained in this Agreement.

(e) Capital. Buyer has sufficient cash available, lines of credit or other sources or commitments of immediately available funds to remit the Purchase Price as and when due, to meet its other obligations under this Agreement and to conduct its business in the Ordinary Course of Business.

(f) Investment. Buyer is acquiring the Shares for Buyer’s own account and not with a view to or for resale in connection with any distribution or public offering thereof in violation of the Securities Act.

ARTICLE IV

COVENANTS OF SELLER

4.1 Conduct of Company’s Business. Except as set forth on Schedule 4.1, during the period from the date hereof through the Closing Date, Seller (i) shall, and shall cause the Company to, conduct the Company’s business in the Ordinary Course of Business (including, without limitation, using commercially reasonable efforts to preserve goodwill and business relationships between the Company and its suppliers and customers and perform tank, pipe and process unit maintenance and repair) and (ii) shall cause the Company not to, except (a) as otherwise expressly provided in this Agreement, (b) in the Ordinary Course of Business or (c) with the written approval of Buyer:

(a) Obligations for Borrowed Money. (i) Create, incur or assume any debt (including obligations in respect of capital leases) or any debt for money borrowed (whether long- or short-term); (ii) assume or guarantee, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligation of any other Person; or (iii) make any loans, advances or capital contributions to any other Person;

(b) Employee Matters. (i) Enter into or modify any collective bargaining agreement, except as required by applicable law, (ii) commit itself to any additional Employee Plan, or employment or consulting agreement with a Person, or to amend any of such Plans or agreements, except as required by applicable law, (iii) grant to any current or former employee or officer of the Company any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or (iv) enter into any new or modify any existing retention or similar agreement with any of the Company’s current or former directors, officers and employees;

(c) Merger; Sale of Assets. (i) Merge or consolidate with any Person, (ii) enter into any agreement with respect to voting of the Company’s capital stock; (iii) sell, transfer, license or otherwise dispose of or agree to sell, transfer, license or otherwise dispose of any assets of the Company used in the conduct of its business, except inventory as would occur in the Ordinary Course of Business;

(d) Commitments. (i) Enter, terminate, modify or amend any Material Contract, other than Material Agreements with customers and/or suppliers made in the Ordinary Course of Business; or (ii) enter into any other agreements, commitments, contracts or undertakings relating to the conduct of the Company’s business;

(e) Leases. Terminate, modify or amend any of the Leases or enter into any new Leases;

(f) Encumbrances. Encumber or grant or create a Lien on any of the assets (including Real Property) used by the Company in the conduct of its business and shall have removed from title prior to Closing items 50 and 59 as shown on the Preliminary Title Report contained in the Data Room;

(g) Insurance. Cause or permit any of the policies of insurance listed on Schedule 3.1(r) to terminate, lapse or be canceled, unless equivalent replacement policies, without lapse of coverage, shall be put in place;

(h) Litigation. Enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation, except settlements made by insurers, involving amounts in excess of $50,000 or non monetary commitments that would extend after the Closing;

(i) Representations and Warranties. Take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties contained in Section 3.1 to fail to be true and correct as of the Closing as though made at and as of the Closing;

(j) Intellectual Property. Permit the loss, transfer, lapse or abandonment of any Company Intellectual Property;

(k) Taxes. Make any material Tax election for calendar year 2007 or enter into any settlement or compromise of any Tax liability in excess of $100,000, or change any annual Tax accounting period or method of Tax accounting, enter into any closing agreement relating to any Tax in excess of $100,000 or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(l) Charter Documents. Amend or change the Articles of Incorporation or Bylaws of the Company;

(m) Investments. Except for cash equivalent investments or investments in publicly traded securities, made consistent with past practice, directly or indirectly acquire, make any investment in, or make any capital contributions to, any Person;

(n) Accounting. Except as may be required as a result of a change in applicable law or in GAAP, (i) change any of the accounting methods, practices or principles used by it, (ii) write up, write down or write off the book value of any of its assets except the write-off of individual accounts receivable in the Ordinary Course of Business or (iii) vary its inventory practices in any material respect from its current practices;

(o) Capital Expenditures. Make any new capital expenditure or expenditures (including leases and in-licenses), or enter into any contract or agreement providing for capital expenditures which, in the aggregate, are in excess of $1,000,000 and not set forth in Schedule 3.1(p) of the Disclosure Schedule;

(p) Working Capital. Alter the payment terms of its trade receivables or trade payables;

(q) Waiver of Claims. Waive, release or assign any claims or rights of material value; or

(r) Commitments. Agree or commit to do any of the foregoing.

(s) Casualty or Condemnation. In the event that, prior to the Closing Date, all or any portion of the Company’s assets are damaged or destroyed by fire or other casualty for which the associated repair or replacement costs to the Company or associated materially adverse impact on the earnings of the Company could reasonably be expected to exceed $10,000,000 (a “Casualty”) or taken by condemnation or eminent domain or by agreement in lieu thereof with any Person or Governmental Authority authorized to exercise such rights (a “Taking”), Seller shall promptly notify Buyer thereof.

(i) In the event of a Casualty or Taking between the Date of this Agreement and the Closing Date, Seller shall elect (i) to repair or replace, after reasonable consultation with Buyer, or make adequate provision for the repair or replacement of the affected part of the Company at Seller’s cost prior to the Closing, in which case Buyer’s obligation to effect the Closing shall not be affected, but the Closing Date, at Buyer’s option, shall be deferred until three Business Days after repairs are completed and/or (ii) to negotiate with Buyer to reduce the Purchase Price by an amount agreed to by Seller and Buyer to reflect the cost to repair or replace the affected part of the Company (the “Repair Costs”), in which case, in the event of a Repair Cost Dispute, the Closing Date shall be deferred as provided herein.

(ii) If Seller and Buyer agree on the Repair Costs within 15 days of Buyer’s receipt of Seller’s notice of the Casualty or Taking (the “Repair Negotiation Period”), Buyer’s obligation to affect the Closing shall not be affected, but the Purchase Price shall be reduced by the Repair Costs so agreed.

(iii) If Seller and Buyer do not agree on the Repair Costs within the Repair Negotiation Period (a “Repair Cost Dispute”), either party may request a reasonably mutually acceptable engineering firm to evaluate the affected part of the Company and deliver to Buyer and Seller its written estimate of the Repair Costs (the “Third-Party Estimate”) within 15 days after the end of the Repair Negotiation Period.

(iv) If the Third-Party Estimate is less than $10,000,000, Buyer’s obligation to effect the Closing shall not be affected and the parties shall submit the Repair Cost Dispute to dispute resolution as set forth in Article IX below for resolution after the Closing, with a post-Closing adjustment to the Purchase Price equal to the finally-determined Repair Costs.

(v) If the Third-Party Estimate is equal to or greater than $10,000,000 but less than $25,000,000, Buyer’s obligation to effect the Closing shall not be affected, but the Purchase Price shall be reduced by the amount of the Third-Party Estimate and the Parties shall submit the Repair Cost Dispute to dispute resolution under Article IX below after the Closing, with a post-Closing adjustment of the Purchase Price equal to the difference between the Third-Party Estimate and the finally-determined Repair Costs.

(vi) If the Third-Party Estimate is equal to or greater than $25,000,000, Buyer may elect, by giving Seller written notice of election within 15 days of receipt of the Third-Party Estimate, to terminate this Agreement without further obligation to Seller or to proceed in accordance with Section 4.1(s)(v) above.

(vii) In the event of any reduction in the Purchase Price in connection with a Taking, Seller shall be entitled to collect from Buyer or any condemnor the entire award(s) that may be made in any such proceeding or the amount of any insurance coverage, without deduction.

4.2 Exclusivity. From the date hereof through and until the earlier of termination of this Agreement pursuant to Article VIII or the Closing, Seller shall not, and shall cause the Company not to, directly or indirectly, (a) solicit, initiate or encourage any inquiries, proposals or offers from any Person relating to any acquisition of the Shares or the assets or business of the Company, or any merger, consolidation or business combination with the Company, or (b) with respect to any effort or attempt by any other Person to do or seek any of the foregoing, (i) participate in any discussions or negotiations, (ii) furnish to any other Person any information with respect to, or afford access to the properties, books or records of or relating to, the Company, or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort. Seller shall promptly notify Buyer if any such proposal or offer from any Person with respect thereto is made.

4.3 Full Access; Title Report. Prior to the Closing, Buyer shall be entitled, and Seller shall permit Buyer, to conduct such investigation of the condition (financial or otherwise), business, assets, properties, operations and prospects of the Company and its business as Buyer shall reasonably deem appropriate; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Company’s business. Two days prior to Closing, Seller shall, at its expense, deliver to Buyer an updated preliminary title report evidencing no new Liens or encumbrances. If Buyer elects to obtain, at its expense, a new or updated title policy or survey in respect of the Company’s Real Property, Seller agrees to cooperate with Buyer, including without limitation, by delivering copies of any existing surveys, granting access and executing and delivering customary title affidavits as may be reasonably requested by Buyer or a title company.

ARTICLE V

OTHER COVENANTS

5.1 Standby Letters of Credit. Buyer shall either (i) arrange for replacement standby letters of credit as to all standby letters of credit that the Company has outstanding as of the Closing Date with Wells Fargo Bank, N.A. (the “Current LOCs”), effective as of the Closing Date, in which case Seller shall cancel all Current LOCs, effective as of the Closing Date or (ii) Buyer shall provide to Wells Fargo Bank, N.A. standby letters of credit, to the satisfaction of Wells Fargo Bank, N.A. in its sole discretion, to secure the Current LOCs, in which case all Current LOCs shall remain in effect until maturity. The Parties acknowledge that any obligation for the payment of purchases that is outstanding as of the Closing Date and is secured by a Current LOC shall be included as “Accounts Payable” under Schedule 2.6(c) attached hereto.

5.2 Further Assurances. Each Party shall use its best efforts to implement the provisions of this Agreement. For such purpose, each Party, at the request of the other Party, at the Closing, shall, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to the other Party such instruments in addition to those required by this Agreement, in form and substance satisfactory to the other Party, and take all such other actions, as the other Party may reasonably deem necessary or desirable to implement any provision of this Agreement.

5.3 Expenses. Each Party shall bear the legal, accounting and other expenses incurred by such Party in connection with the negotiation, preparation and execution of the Transaction Documents and the transactions contemplated hereby and thereby, as the case may be.

5.4 Transfer Taxes. All excise, use, transfer, stamp, documentary, filing, recordation and other similar Taxes which may be payable in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto (“Transfer Taxes”) shall be borne by Buyer and Seller equally. Each Party hereby agrees to file all necessary documentation in connection with the payment and reporting of Transfer Taxes.

5.5 Press Releases and Disclosure. Neither Seller, Buyer nor their respective Affiliates shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby or otherwise disclose this Agreement or the transactions contemplated hereby to any third party (other than attorneys, advisors, accountants and debt providers/lenders to Seller or Buyer) without the consent of both Parties hereto, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prohibit any Party from issuing or causing publication of any regulatory filing (e.g., Form 8-K) or shareholder Proxy Statement (including as described in Section 3.2(a)(i) above), press release, announcement or public communication to the extent that such party deems such action to be required by applicable law or stock exchange rule or necessary to perform its obligations under this Agreement; provided, further, that such Party shall, whenever practicable consult with the other Party concerning the timing and content of such press release, announcement or communication before the same is issued or published.

5.6 Government and other Regulatory Approvals.

(a) Each Party shall, and shall cause its appropriate respective Affiliates to, use all commercially reasonable efforts to obtain any authorizations, consents, novations, orders and approvals of, with or by any Governmental Authority necessary for the performance of the respective obligations under the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including without limitation, in connection with the HSR Act and shall cooperate fully with each other in all reasonable respects in promptly seeking to obtain such authorizations, consents, orders and approvals. Neither Seller nor Buyer shall take any action that will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals.

(b) Without limiting the foregoing, (i) as soon as reasonably practicable following the date hereof, and in any event within ten (10) days after the date hereof, each Party shall, and shall cause its appropriate respective Affiliates to, promptly make or cause to be made any and all required filings, reports and notices (A) with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and will request early termination of the waiting period required under the HSR Act; and (B) to the extent required, with the appropriate Governmental Authorities under any applicable foreign antitrust or competition Laws, and shall use all commercially reasonable efforts to obtain any consents required thereunder as promptly as is reasonably possible.

5.7 Proxy Statement. The Proxy Statement (which shall be prepared and filed with the SEC), shall request that Buyer’s shareholders adopt and approve this Agreement and the transactions contemplated herein, on the terms and conditions described herein, in accordance with Buyer’s Second Amended and Restated Certificate of Incorporation and shall contain the recommendation of the board of directors of Buyer to do same. Buyer shall provide the Company with a reasonable opportunity (but not less than five (5) Business Days) to review and comment on the Proxy Statement (including any amendment or supplement thereto) prior to the filing thereof for SEC review and approval.

ARTICLE VI

CONDITIONS TO OBLIGATION TO CLOSE

6.1 Conditions to Buyer’s Obligation. The obligation of Buyer to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a) Each of the representations and warranties of Seller made in Section 3.1, (i) if specifically qualified by materiality, shall be true and complete as so qualified and (ii) if not qualified by materiality, shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made at such time, except where any such representation or warranty is specific as of a specific earlier date, in which event it shall remain true and correct (as qualified) as of such earlier date.

(b) Seller shall have performed and complied in all material respects with all covenants, obligations and agreements required to be performed or complied with by it in connection herewith on or prior to the Closing Date.

(c) At the Closing, Seller shall have delivered to Buyer a Certificate signed by the President or a Vice President of Seller, and dated the Closing Date, to the effect that to the best of the Knowledge of Seller the conditions specified in Sections 6.1(a) and (b) have been fulfilled.

(d) At the Closing, the Seller or Company shall have delivered to Buyer copies of (i) the Company’s Articles of Incorporation and (ii) the Company’s Bylaws, each certified by the corporate Secretary of the Company to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

(e) At the Closing, the Seller or Company shall have delivered to Buyer Certificates of corporate good standing for Seller and the Company from the State of California, dated not more than ten (10) days prior to the Closing.

(f) The Seller or Company shall have procured all of the third-party consents set forth on Schedule 6.1(f), the applicable waiting period under the HSR Act shall have expired or been terminated and all foreign anti-trust approvals, if required, shall have been obtained.

(g) No litigation, action, suit, investigation, claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in this Agreement shall have been instituted and not settled or otherwise terminated (other than any litigation, action, suit, investigation, claim or proceeding instigated by one or more of Buyer’s shareholders, which shall not constitute a condition to Buyer’s obligation to consummate the transactions provided for by this Agreement).

(h) Buyer shall have received from Jones Day, counsel to Seller and the Company, an opinion in form and substance as set forth in Exhibit B attached hereto, addressed to Buyer and dated as of the Closing Date.

(i) Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company, as requested by Buyer.

(j) Seller shall have furnished Buyer with an affidavit certifying as to Seller’s non-foreign status in accordance with the requirements of Section 1445 of the Code.

(k) Seller shall have paid in full and the Company shall be free of all Indebtedness.

(l) The Seller or the Company shall deliver or cause to be delivered to the Buyer in form and substance satisfactory to the Buyer acting reasonably the share certificates representing the Shares issued in the name of the Buyer, together with evidence reasonably satisfactory to the Buyer that the Buyer is entered upon the books of the Company as the holder and owner of the Shares.

(m) Buyer’s shareholders shall have approved the transactions described herein as set forth in Section 3.2(a)(i) above.

(n) Seller shall have executed the Indemnity Escrow Agreement.

6.2 Conditions to Seller’s Obligation. The obligation of Seller to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a) Each of the representations and warranties of Buyer made in Section 3.2, (i) if specifically qualified by materiality, shall be true and complete as so qualified and (ii) if not qualified by materiality, shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made at such time, except where any such representation or warranty is specific as of a specific earlier date, in which event it shall remain true and correct (as qualified) as of such earlier date.

(b) Buyer shall have performed and complied in all material respects with all covenants, obligations and agreements required to be performed or complied with by it in connection herewith on or prior to the Closing Date.

(c) At the Closing, Buyer shall have delivered to Seller a Certificate signed by the CEO, President or a Vice President of Buyer, and dated the Closing Date, to the effect that to the best of the knowledge and belief of such officer the conditions specified in Sections 6.2(a) and (b) have been fulfilled.

(d) At the Closing, Buyer shall have delivered to Seller copies of Buyer’s Second Amended and Restated By-laws and Second Amended and Restated Certificate of Incorporation, each certified by the corporate Secretary of Buyer to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

(e) At the Closing, Buyer shall have delivered to Seller Certificates of corporate good standing for Buyer from the State of Delaware, dated not more than ten (10) days prior to the Closing.

(f) The Seller or Company shall have procured all of the third-party consents set forth on Schedule 3.1(f), the applicable waiting period under the HSR Act shall have expired or been terminated and all foreign anti-trust approvals, if required, shall have been obtained.

(g) No litigation, action, suit, investigation, claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in this Agreement shall have been instituted and not settled or otherwise terminated.

(h) Seller shall have received from Jeffrey Dill, counsel to Buyer, an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to Seller and dated as of the Closing Date.

(j) Buyer shall have executed the Indemnity Escrow Agreement.

ARTICLE VII

SURVIVAL; INDEMNIFICATION

7.1 Survival. Except as otherwise set forth herein, the representations, warranties, covenants, obligations and agreements of the Parties contained in this Agreement shall survive the Closing for a period of eighteen (18) months; provided, however, that in the case of claims arising out of breaches of the representations and warranties set forth in Sections 3.1(f), (g) (as to the first sentence only), (l) and (v), such representations and warranties shall survive the Closing for a period of thirty six (36) months; provided, further, that in the case of claims arising out of breaches of the representations and warranties set forth in Sections 3.1(a), (b), (c), (d) and (e) and Sections 3.2(a) and (c), such representations and warranties shall not expire. In the event notice of any claim for indemnification under Sections 7.2 or 7.3 has been given prior to the foregoing expiration dates, the representations and warranties and covenants that are subject of such indemnification claim shall survive with respect to such claim until the final disposition thereof.

7.2 Indemnification by Buyer. Upon the terms and subject to the conditions set forth in this Agreement, from and after the Closing, Buyer shall indemnify, defend and hold Seller, its Affiliates, and their respective directors, officers, representatives, employees and agents (and their successors and assigns) harmless from and against any and all Losses that may be incurred by Seller resulting or arising from or related to, or incurred in connection with any breach of any representation, warranty, covenant, obligation or agreement made by Buyer contained in this Agreement.

7.3 Indemnification by Seller. Upon the terms and subject to the conditions set forth in this Agreement, from and after the Closing, Seller shall indemnify, defend and hold Buyer, its Affiliates, and their respective directors, officers, representatives, employees and agents (and their successors and assigns) harmless from and against any and all Losses that may be incurred by Buyer resulting or arising from, related to or incurred in connection with any breach of any representation, warranty, covenant, obligation or agreement made by Seller contained in this Agreement.

7.4 Limitations on Indemnification. Seller shall not be required to indemnify, defend or hold Buyer harmless from and against any Losses under Section 7.3 unless and until the aggregate amount of such Losses (each of which individually exceeds $10,000) equals One Percent (1%) of the Closing Purchase Price (the “Floor”), in which event Seller shall be obligated to indemnify Buyer solely for Losses incurred by Buyer in excess of the Floor, and only up to ten percent (10%) of the Closing Purchase Price (the “Cap”), as set forth more fully in Sections 7.5(c)(ii)(C) and (D) and in the Indemnity Escrow Agreement.

7.5 Method of Asserting Claims.

(a) Notice of Claims; Time for Claims. In the event that Buyer wishes to make a claim for Losses under Section 7.3 (a “Claim”), Buyer shall give a written notice (a “Notice of Claim”) to Seller and the Escrow Agent (to the extent the Indemnity Escrow Agreement remains in full force and effect at the time such Notice of Claim is made). The Notice of Claim shall (i) describe the nature of the Claim being made and (ii) if known, state the aggregate dollar amount of such Claim (and if not known, estimate to the extent reasonably practical the aggregate dollar amount of such Claim; provided, however, that any disputes in respect of such amount that Buyer and Seller cannot resolve between themselves shall be resolved in accordance with Section 9.2). If such notice relates to any claim or potential claim or the commencement of any action, suit or legal, administrative or arbitral proceedings or investigation before or by any individual, corporation, governmental authority or other entity other than Buyer (a “Third Party Claim”) which could give rise to a Loss, Buyer shall give Seller and the Escrow Agent written notice describing the Third Party Claim within thirty (30) days of receipt of actual notice of such Third Party Claim (or such shorter period as is reasonably practical and may be warranted under the circumstances (e.g., in the case of emergency proceedings or when a response to a notification must be given within a period in order to avoid a forfeiture of rights)) to permit Seller to exercise its rights hereunder. Whether the Notice of Claim relates to a direct Claim or a Third Party Claim, Buyer’s failure to notify in the manner set forth herein shall not affect any of its rights hereunder, but Seller shall be obligated to Buyer only up to that amount of the Losses which would not have been increased but for Buyer’s failure to give timely notice.

(b) Defense of Third Party Claims.

(i) From and after the delivery of a Notice of Claim in respect of a Third Party Claim, and until such time as it is determined or agreed that Seller has no liability to Buyer in respect thereof, Seller shall have the right (but not the obligation) to assume the defense of such Third Party Claim and to retain (at

Seller’s expense) counsel of its choice, reasonably acceptable to Buyer, to represent Buyer, provided, however, that this option shall not be available to Seller for Third Party Claims (i) which may result in criminal proceedings, injunctions or other equitable remedies in respect of Buyer or its Affiliates or (ii) also involves Seller or its Affiliates as a party and counsel to Seller determines in good faith that joint representation would give rise to a conflict of interest, for which defense shall be assumed by Buyer with the right to retain (at Seller’s expense) counsel of its choice, reasonably acceptable to Seller. Seller shall have twenty (20) days from the receipt of the Notice of Claim to notify Buyer whether or not it desires to defend such Third Party Claim failing which Seller shall be deemed to have waived such option and be responsible for costs and fees incurred by Buyer for defense of such Third Party Claim. The Party assuming defense of a Third Party Claim is hereinafter referred to as the “Controlling Party” and the other Party as the “Co-Defendant”.

(ii) In defending the Third Party Claim, the Controlling Party shall act in good faith and use commercially reasonable means and defenses available to it given due consideration to the interests of Buyer. The Co-Defendant shall take such actions as reasonably necessary or appropriate under the circumstances to cooperate with the Controlling Party and its counsel in defending such Third Party Claim. The Controlling Party shall keep the Co-Defendant reasonably informed of the development of the underlying claim. In the case where the Buyer is the Co-Defendant, the Co-Defendant shall have the right to participate, at its sole cost and expense in the defense of a Third Party Claim using its own counsel (unless (x) the Controlling Party shall not have employed counsel in the defense of such Claim after ten (10) days notice; or (y) such Co-Defendant shall have determined in good faith that joint representation would give rise to a conflict of interest, and in either of the foregoing events such fees and expenses shall be borne by the Controlling Party).

(iii) Other than settlements, compromises or agreements involving solely monetary payment obligations (in any amount in respect of settlement, compromises or agreements being made by Seller, and in any amount under Ten Thousand US Dollars (USD 10,000) in respect of those being made by Buyer), neither the Co-Defendant nor the Controlling Party shall conclude any settlements, compromises, agreements or withdrawals in response to any claims, verifications, or legal or administrative proceedings in which it may be involved without the prior written consent of the other party, which consent shall not be unreasonably withheld, in particular with respect to the settlement of disputes with customers, for which customary practice and the commercial relationship shall be taken into account and involving the assets, business or operations of the Company.

(c) Objection to Notice of Claim; Payment.

(i) If Seller wishes to object to a Claim or Third Party Claim made in a Notice of Claim, Seller shall give a written objection (an “Objection”) to the Escrow Agent (to the extent the Indemnity Escrow Agreement remains in full force and effect at the time such Objection is made) and Buyer within fifteen (15) Business Days after receipt of such Notice of Claim expressing such Objection and explaining in reasonable detail and in good faith the basis thereof. Buyer and Seller shall meet within fifteen (15) Business Days following receipt by Buyer of Seller’s Objection to agree on the rights of the respective parties with respect to each of such Claim or Third Party Claim. If Seller and Buyer should reach an agreement, a memorandum setting forth such agreement shall be prepared and signed by both parties and if need be shall be furnished to the Escrow Agent. If Buyer and Seller do not reach such an agreement within such fifteen (15) Business Day period, then the matter shall be resolved in accordance with Section 9.2.

(ii) Subject to Sections 7.4, 7.6 and 7.7, the payment of any sum due or payable by Seller under this Article VII will be made:

(A) in connection with a Third Party Claim, no later than fifteen (15) Business Days (a) after expiry of such fifteen (15) Business Day period set forth in Section 7.5(c)(i) if Seller fails to respond to the relevant Notice of Claim, (b) after a final non appealable award against Buyer has been rendered, (c) after final settlement of a Notice of Claim has been reached, as determined by mutual agreement of Buyer and Seller in accordance with Section 7.5(c)(i) or (d) after Seller is determined to be under the obligation to pay the relevant Loss as resolved between Buyer and Seller pursuant to Section 9.2;

(B) in connection with a direct Claim, no later than fifteen (15) Business Days (a) after expiry of such fifteen (15) Business Day period set forth in Section 7.5(c)(i) if Seller fails to respond to the relevant Notice of Claim, (b) after final settlement of a Notice of Claim has been reached, as determined by mutual agreement of Buyer and Seller in accordance with Section 7.5(c)(i) or (c) after Seller is determined to be under the obligation to pay the relevant Loss as resolved between Buyer and Seller pursuant to Section 9.2;

provided, however, that the relevant payments shall be made:

(C) first, until the expiration of the Indemnity Escrow Agreement and in accordance with the terms thereof, by the Escrow Agent to Buyer in cash credited from the Escrow Account (as defined in the Indemnity Escrow Agreement) in the amount of such Loss incurred by Buyer; and

(D) second, following the expiration of the Indemnity Escrow Agreement, or if the Losses exceed in whole or in part the Escrow Amount (only to the extent Seller’s liability in respect of such Loss is not subject to the limitations set forth in Section 7.4), by Seller to Buyer in the amount of such Loss incurred by Buyer which cannot be discharged through payment made by the Escrow Agent.

7.6 Duty to Mitigate. Buyer shall take all commercially reasonable steps to mitigate any Loss that it may incur, including making and diligently pursuing such claims as may be reasonably justified against any third party or pursuant to any insurance policies covering the Buyer, provided, however, that nothing herein shall obligate Buyer to maintain any particular insurance.

7.7 Tax Effect of Indemnification Payments; Insurance.

(a) Any Tax or other Loss for which indemnification is provided under this Agreement shall be reduced (at the time and in the manner discussed in Section 7.7(b)) by any actual Tax Benefit arising from the payment of the claim that gave rise to Seller making an indemnity payment. If Buyer realizes any such Tax Benefit, directly or indirectly, then Buyer shall pay an amount to Seller equal to the Tax Benefit realized, provided that in the event an amount payable by Seller is reduced by the amount of such Tax Benefit and there is a disallowance of such Tax Benefit by a taxing authority (based upon a reasonable and good faith determination by Buyer) such that Buyer is not entitled to all or any portion of such Tax Benefit, then Seller shall pay to Buyer the amount of the Tax Benefit that was disallowed. For purposes of this Agreement, the term “Tax Benefit” means the amount of the reduction in the liability for Taxes (including through recoveries of Taxes through the carryover of net operating losses or reductions in Taxes attributable, in whole or in part, to basis adjustments) as a result of the payment or accrual by any Person of any loss, expense, other amount or tax.

(b) A Tax Benefit will be considered to be realized for purposes of this Section 7.7 on (A) the date on which the Tax Benefit is received as a refund of Taxes, or (B) to the extent that the Tax Benefit is not received as a refund of Taxes but rather is claimed as an item that reduces liability for Taxes (on a with and without basis), the due date (including extensions) of the Tax Return that reflects such change in liability for Taxes.

(c) In determining the amount of a Loss there shall also be deducted from the amount to be paid an amount equal to the proceeds from third parties, including insurance proceeds, and interest thereon received directly by Buyer or received by a third party (such as a claimant, vendor or lender) in respect of such matter.

7.8 Purchase Price Adjustments. Any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for all Tax purposes.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing only if one or more of the following conditions occurs and the effective date of such termination shall be referred to as the “Termination Date”:

(a) Mutual Consent. By mutual written consent of Seller and Buyer;

(b) Closing Date. By Seller or Buyer if the Closing shall not have occurred on or before the 45th (forty-fifth) day following the vote by Buyer’s shareholders approving this Agreement and the related transactions as set forth in Section 5.7, unless an extension thereto is mutually agreed to in writing by Buyer and Seller;

(c) Seller Misrepresentation or Breach. By Buyer, if there has been a material breach by Seller of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement; provided, however, that Buyer shall be required to provide Seller with written notice of such breach and Seller shall have thirty (30) days from receipt thereof to cure such breach;

(d) Buyer Misrepresentation or Breach. By Seller, if there has been a material breach by Buyer of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement; provided, however, that Seller shall be required to provide Buyer with written notice of such breach and Buyer shall have thirty (30) days from receipt thereof to cure such breach;

(e) Court Order. By Seller or Buyer, after giving written notice, if consummation of the transactions contemplated hereby shall violate any non appealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction;

(f) Buyer’s Conditions. By Buyer, if the Closing shall not have occurred or has been delayed because any condition precedent to Buyer’s obligation to effect the Closing as set forth in Section 6.1 is not timely satisfied, or shall have become incapable of fulfillment, and such condition is not waived, if waivable, by Buyer on or prior to the Termination Date, unless such failure of a condition results primarily from Buyer’s breach of a representation, warranty or covenant hereunder; and

(g) Seller’s Conditions. By Seller, if the Closing shall not have occurred or has been delayed because any condition precedent to Seller’s obligation to effect the Closing as set forth in Section 6.2 is not satisfied, or shall have become incapable of fulfillment, and such condition is not waived, if waivable, by Seller on or prior to the Termination Date unless such failure of a condition results primarily from Seller’s breach of a representation, warranty or covenant hereunder.

8.2 Effect of Termination.

(a) Obligations Upon Termination; No Waiver. If this Agreement is terminated pursuant to Section 8.1, written notice thereof shall forthwith be given to the other Party and this Agreement shall thereafter become void and have no further force and effect and all further obligations of Seller and Buyer under this Agreement shall terminate without further liability of Seller or Buyer, except that (a) Buyer shall return all documents, work papers and other material relating to Seller, the Company, the Company’s business and the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; (b) the provisions of Section 5.3, this Section 8.2 and Article IX shall survive such termination; (c) such termination shall not constitute a waiver by any party of any claim it may have for actual damages caused by reason of, or relieve any party from liability for, any breach of this Agreement prior to termination under Section 8.1.

(b) Payment Upon Certain Termination. On the date of the execution of this Agreement, Buyer shall initiate a wire transfer and deposit the amount of One Million Five Hundred Thousand US Dollars (USD 1,500,000) in the third party escrow account described in Exhibit A (the “Deposit”) as a deposit to cover the failure of the satisfaction of the condition precedent in Section 6.1(m). If Buyer’s shareholders do not approve the transactions described herein as set forth in Section 3.2(a)(i), then no later than twenty four (24) hours thereafter, Buyer and Seller shall execute and deliver to the Escrow Agent a written statement instructing the Escrow Agent to release to Seller the Deposit, without condition. If the Closing does not occur for any reason other than the failure of the condition precedent in Section 6.1(m), then no later than twenty four (24) hours thereafter, Buyer and Seller shall execute and deliver to the Escrow Agent a written statement instructing the Escrow Agent to release to Buyer the Deposit, without condition, and the parties shall have any other remedies provided hereunder or at law. If the Closing occurs, the Deposit shall be applied to the Reserved Amount as set forth in Section 2.2(c) above.

ARTICLE IX

MISCELLANEOUS

9.1 Disclosure Schedule Supplements and Data Room Additions. From time to time prior to the Closing, Seller may supplement or amend the Disclosure Schedule and/or add items to the Data Room with respect to any matter (i) which may arise hereafter and which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Disclosure Schedule or (ii) which makes it necessary to correct or update any information in the Disclosure Schedule or in any representation and warranty of Seller which has been rendered inaccurate thereby. To the extent Seller makes any such supplements or amendments to the Disclosure Schedule and/or additions to the Data Room after the date hereof and prior to the Closing, the Disclosure Schedule and/or Data Room (as applicable) and the related representations and warranties shall be deemed modified as of the Closing to the extent set forth in such supplements or amendments, provided, however, that any such supplement, amendment or addition that represents a Materially Adverse Effect shall be handled as a casualty in accordance with the terms of Section 4.1(s) above.

9.2 Governing Law; Dispute Resolution. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law doctrine. The prevailing party in any dispute shall be entitled to all expenses, including attorneys’ fees and costs, incurred in connection with any dispute hereunder. The parties hereby irrevocably submit and agree to the exclusive jurisdiction and venue of the courts of the State of California located in the County of Kern or the federal courts located in the County of Fresno. The provisions of this Section 9.2 may be enforced by any court of competent jurisdiction.

9.3 Schedules, Addenda and Exhibits. Subject to Section 9.1, all schedules, addenda and exhibits attached to this Agreement, including without limitation the Disclosure Schedule, are incorporated herein and shall be part of this Agreement for all purposes.

9.4 Amendments. This Agreement may be amended only by a writing executed by all of the parties hereto.

9.5 Entire Agreement. The Transaction Documents expressly provided for herein set forth the entire understanding of the parties hereto with respect to the subject matter hereof, including the Confidentiality and Non Disclosure Agreement, dated as of June 29, 2007, by and between Buyer and Seller, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

9.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each Party hereto, but, no rights, obligations or liabilities hereunder shall be assignable by any Party without the prior written consent of the other Party, and any purported assignment in violation of this Section 9.6 shall be null and void ab initio; provided, however, Buyer may transfer or otherwise assign its rights to receive indemnification under this Agreement for the benefit of any direct or indirect lender or holder of debt securities that has as a source of security having financed or refinanced all or part of the transactions contemplated hereby; provided, further, prior to the Closing, Buyer may elect (upon written notice sent to Seller) to assign its rights and obligations under this Agreement to any Affiliate of Buyer (including a subsidiary formed for such purpose) and to cause such Affiliate to perform the obligations of Buyer under this Agreement; provided, further, that no such assignment shall otherwise vary or diminish any of Buyer’s obligations under this Agreement to the extent its Affiliate fails to duly perform the obligations of Buyer under this Agreement; provided, finally, that Seller may reorganize the form in which it conducts its business from a corporate form to another form such as a limited liability company form, such as, for example, by a merger of the Seller into a limited liability company owned by Seller’s shareholder as long as such reorganization does not result in the surviving entity being less capitalized than the Seller prior to such reorganization or otherwise have an adverse effect upon the Company or the ability of Seller or Company to perform their obligations hereunder and under the Transaction Documents.

9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

9.8 Waivers. Except as otherwise provided herein, either Party may waive in writing compliance by the other party hereto with any of the terms, covenants or conditions contained in this Agreement (except such as may be imposed by law). Any waiver by any Party of any violation of, breach of, or default under, any provision of this Agreement, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

9.9 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than Buyer and Seller any rights or remedies under or by reason of this Agreement.

9.10 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

9.11 Gender and Number; Section and Article References. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. References to “$” or “dollars” shall be to United States dollars. All references to Articles or Sections refer to Articles or Sections of this Agreement, unless otherwise stated.

9.12 Interpretation. No Party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any Party.

9.13 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) when received if sent by registered or certified mail, return receipt requested, postage prepaid, (c) within twelve (12) hours after being sent by telecopy, with confirmed answer back and the original having been sent by priority delivery by established overnight courier within twelve (12) hours of such telecopy, or (d) within 1 business day of being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

To Seller:	Casey Co. 180 E. Ocean Boulevard, Suite 1010 Long Beach, California 90802
Attention: Steven G. Christovich

With a copy to:	Jones Day 555 South Flower Street, 50th Floor Los Angeles, CA 90071
Attention: James F. Childs, Jr., Esq.

To Buyer:	NTR Acquisition Co. 100 Mill Plain Road, Suite 320 Danbury, CT 06811
Attention: General Counsel

With a copy to:	NTR Partners, LLC 420 Lexington Ave., Suite 300 New York, New York 10170
Attention: President

Any Party by written notice to the other Party in accordance with this Section 9.13 may change the address or the Persons to whom notices or copies thereof shall be directed.

[Signature page is next page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

NTR ACQUISITION CO.

By:	/s/ MARIO E. RODRIGUEZ
Name:	Mario E. Rodriguez
Title:	Chief Executive Officer

CASEY CO.

By:	/s/ LARRY D. DELPIT, SR.
Name:	Larry D. Delpit, Sr.
Title:	President

[Signature page to Stock Purchase Agreement]

ESCROW AGREEMENT

This Escrow Agreement, dated as of November 2, 2007 (this “Agreement”), is by and among Casey Co., a California corporation (the “Seller”), NTR Acquisition Co., a Delaware corporation (the “Buyer”) and Fiduciary Trust International of California, a California corporation, as escrow agent (in such capacity, the “Escrow Agent”).

WHEREAS, pursuant to that certain Stock Purchase Agreement, by and among the Buyer and Seller, of even date herewith (the “Purchase Agreement”), the Buyer is hereby placing with the Escrow Agent One Million Five Hundred Thousand US Dollars (USD 1,500,000) in accordance with Section 8.2(b) of the Purchase Agreement to be held in a separate escrow account (the “Escrow Account”), the details of which are set forth on Exhibit 1 attached hereto

WHEREAS, pursuant to the Purchase Agreement and as a condition to the transactions contemplated therein, on the Closing Date, the Buyer shall place with the Escrow Agent Three Percent ( 3%) of the Closing Purchase Price, in accordance with Section 2.2(c) of the Purchase Agreement to be held in the Escrow Account;

WHEREAS, the Escrow Agent is willing to act as the escrow agent upon the terms and subject to the conditions of this Agreement; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the parties’ mutual covenants and agreements set forth herein, and for other good, valuable and adequate consideration received, the parties agree as follows:

1. Placement of Escrow Amount; Placement of the Deposit.

(a) Concurrent with the Closing, subject to the last sentence of Section 1(b) hereof and of Section 8.2(b) of the Purchase Agreement, Three Percent ( 3%) of the Closing Purchase Price (the actual dollar amount to be set forth on Annex A attached hereto on the Closing Date) payable by the Buyer to the Seller (such amount, together with all interest and other income earned thereon in the Escrow Account and any additional cash, property and other amounts received from time to time, less any amounts paid from the Escrow Account from time to time, is referred to herein as the “Escrow Amount”), shall be placed in the Escrow Account by the Buyer as provided in the Purchase Agreement. In no event shall the Escrow Agent be charged with a duty to solicit the Escrow Amount.

(b) On the date hereof, One Million Five Hundred Thousand US Dollars (USD 1,500,000) (such amount, together with all interest and other income earned thereon in the Escrow Account, is referred to herein as the “Deposit”) shall be placed in the Escrow Account by the Buyer as provided in Section 8.2(b) of the Purchase Agreement. Prior to the Closing, the Escrow Agent shall release the Deposit solely in accordance with either (i) written instructions executed by both the Buyer and the Seller, in accordance with Section 8.2(b) of the Purchase Agreement or (ii) a certified copy of a final non appealable order entered by a court of competent jurisdiction in accordance with Section 9.2 of the Purchase Agreement, no later than five (5) Business Days following receipt by the Escrow Agent of such instructions or a copy of such award, as the case may be. Concurrent with the Closing, the Deposit shall be applied toward the Escrow Amount (reducing the amount actually deposited into the Escrow Account on the Closing Date), and the Escrow Amount shall include and shall be deemed to include the Deposit (and the Deposit shall be treated as such hereunder).

(c) The Escrow Amount and Deposit (as applicable) shall be held by the Escrow Agent in the Escrow Account as provided herein. For purposes of managing the Escrow Account, all cash and investments will be maintained in one account.

2. Investment.

(a) The Escrow Amount (and, prior to the Closing Date, the Deposit) shall, from time to time be invested and reinvested by the Escrow Agent pending disbursement or distribution thereof; the Escrow Amount (and, prior to the Closing Date, the Deposit) shall be invested only in such investments and securities described on Exhibit 2 attached hereto as directed by the Seller, who may delegate investment discretion to the Escrow Agent or an affiliate thereof or to any other reputable registered investment advisor so long as such discretion is limited to the investments described on Exhibit 2. The fees of such investment advisors shall be paid from time to time solely out of the income earned on the investments so made.

(b) As contemplated in Section 1(a), any interest or other income received on such investment and reinvestment of the Escrow Amount shall become part of the Escrow Amount and, prior to the Closing Date, any interest or other income received on such investment and reinvestment of the Deposit shall become part of the Deposit. The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release funds from the Escrow Amount or to release the Deposit, as applicable. Interest and other income earned on the Escrow Amount (or, prior to the Closing Date, the Deposit) shall be paid at the time of any disbursement hereunder to the party receiving such disbursement, in an amount that is proportional to such disbursement; provided, however, any interest or other income earned on the Escrow Amount and retained in the Escrow Account (net of any expenses and compensation of any investment advisor as described above and net of interest and other income earned on the Segregated Funds, if any) shall be distributed to the Seller along with any disbursements to be made to the Seller on the Release Date, in accordance with Section 4.

(c) The Buyer and the Seller shall each bear responsibility for any taxes that shall become due on one half of the dividends, interest and other income (each “In-Flow”) earned on the Escrow Amount (and, prior to the Closing Date, the Deposit). In connection therewith, the Escrow Agent shall issue an IRS Form 1099 to each of the Buyer and the Seller, reflecting one half of each In-Flow that would otherwise be required to be reported on an IRS Form 1099 if it were to be issued to only one taxpayer.

(d) The Escrow Agent shall have no obligation to invest, reinvest or liquidate investments of the Escrow Amount (or, prior to the Closing Date, the Deposit) pursuant to instructions that are received by the Escrow Agent after 9:30 a.m. Los Angeles time on the day of receipt. Instructions received after such time will be treated as if received on the following Business Day.

(e) The Escrow Agent shall have no liability for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Amount (or, prior to the Closing Date, the Deposit) made in accordance with the terms of this Agreement. If the Escrow Agent does not receive instructions as to how to specifically invest the funds that are deposited in the Escrow Account, the Escrow Agent shall deposit such funds in the Franklin California Tax Exempt Money Fund or the Franklin Federal Money Fund until receipt of contrary specific instructions.

3. Claims Against the Escrow Account.

(a) The Escrow Amount shall be held by the Escrow Agent as contemplated by Article VII of the Purchase Agreement for the satisfaction of any claims for Losses made by the Buyer.

(b) In order to allow the Escrow Agent to promptly and lawfully act in accordance with the terms of this Agreement, an Indemnified Party shall, simultaneously with the sending of any notice to an Indemnifying Party pursuant to Section 7.5 of the Purchase Agreement, send the same to the Escrow Agent.

(c) If any Indemnifying Party wishes to object to a Claim or Third Party Claim made in a Claim Notice, such Indemnifying Party shall give a written objection (an “Objection”) to the Escrow Agent (to the extent the Escrow Agreement remains in full force and effect at the time such Claim Notice is made) and the Indemnified Party(ies) within fifteen (15) Business Days after receipt of such Claim Notice (the “Objection Period”) expressing such Objection and explaining in reasonable detail and in good faith the basis thereof. The objecting Indemnifying Party(ies) and the Indemnified Party(ies) shall meet within (15) Business Days following receipt by the Indemnified Party(ies) of such Objection to agree on the rights of the respective parties with respect to each of such Claim or Third Party Claim. If such parties should reach an agreement, a memorandum setting forth such agreement shall be prepared and signed by all such parties, which shall be furnished to the Escrow Agent (to the extent the Escrow Agreement remains in full force and effect at the time such Claim Notice is made). The Escrow Agent shall be entitled to conclusively rely on any such written memorandum executed by all such parties and pay out amounts from the Escrow Account in accordance with the terms thereof. If such parties do not reach such an agreement within such fifteen (15) Business Day period, then the matter shall be resolved in accordance with Section 9.2 of the Purchase Agreement.

(d) Pending the resolution of a disputed Claim or a Third Party Claim (each a “Contested Claim”) in accordance with Section 3(c) above, the Escrow Agent, shall set aside and segregate from the Escrow Account an amount of cash which would be sufficient to completely discharge the Contested Claim in the amount stated in the Claim Notice (the “Segregated Funds”). The Segregated Funds, and any interest or other income deemed to be earned on such Segregated Funds (as proportional to the entire Escrow Amount), shall be available for distribution only under the terms and conditions set forth in Section 3(e) hereinafter.

(e) The Escrow Agent shall make payments in connection with a Claim Notice out of the Segregated Funds to the Indemnified Party(ies):

(i) if the Escrow Agent does not receive any Objection to such Claim Notice during such Objection Period, in the amount stated in such Claim Notice no later than five (5) Business Days following the expiration of such Objection Period; or

(ii) if the Escrow Agent receives any Objection to such Claim Notice during the Objection Period, in the amount and in accordance with (a) a written memorandum executed by the applicable parties in accordance with Section 3(c) hereof and Section 7.5(c)(i) of the Purchase Agreement, or (b) a certified copy of a final non appealable order entered against Seller by a court of competent jurisdiction in accordance with Section 9.2 of the Purchase Agreement, no later than five (5) Business Days following receipt by the Escrow Agent of such memorandum or order, as the case may be.

(f) The remainder of any amount covered by a Claim Notice and held as Segregated Funds which is not required to be paid to the Indemnified Parties pursuant to Section 3(e) shall be promptly “de-segregated” along with any interest or other income earned on the Segregated Funds and returned to the Escrow Account unless such final settlement occurs after the Release Date (as defined in Section 4), in which case such remainder shall be paid in those amounts to each Seller as set forth in written instructions provided to the Escrow Agent prior to such distribution.

4. Release of Escrow Amount. Within five (5) Business Days following the date that is eighteen (18) months from the Closing Date (the “Release Date”), the Escrow Agent shall distribute to Seller the then-remaining Escrow Amount minus any (i) amounts then being held as Segregated Funds in respect of Contested Claims and (ii) the aggregate amounts stated in any Claim Notice with respect to which the Objection Period has not expired and no objection has been given to the Escrow Agent.

5. Survival of Claims. Any claim made to the Escrow Agent for reimbursement from the Escrow Account with respect to any matter that is not asserted by a Claim Notice and that is not given as provided in Section 7.4 of the Purchase Agreement by 5:00 p.m. Los Angeles time on the Release Date, may not be pursued against the Escrow Account under this Agreement.

6. Ownership of Escrow Amount. The Seller shall not have the right to sell, transfer, pledge, or otherwise dispose of any of the Escrow Amount (or any interest therein).

7. Duties of Escrow Agent. The Escrow Agent shall treat the Escrow Account, including without limitation, the Escrow Amount and the Deposit, as applicable, with such degree of care as it treats its own similar property.

It is agreed that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent’s duties are as a bailee only, and the Escrow Agent shall incur no liability whatsoever, except for its willful misconduct , bad faith or gross negligence. The Escrow Agent may consult with counsel of its choice and shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel (subject to the exception set forth in the prior sentence). The Escrow Agent shall not be bound in any way by any of the terms of the Purchase Agreement or any other agreement to which the Buyer and the Seller are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not the Purchase Agreement or any other agreement has been complied with by the Buyer, Seller or any other party thereto. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action other than to keep safely all property held in escrow until it shall be directed otherwise pursuant to a joint notice from the Buyer and the Seller or pursuant to a resolution of the Contested Claim as set forth in Section 3(d) and 3(e) of this Agreement. This Agreement shall not create any fiduciary duty of the Escrow Agent to the Buyer or the Seller nor disqualify the Escrow Agent from representing any of such parties in any way (other than in connection with this Agreement). Except for the Escrow Agent’s liability for its willful misconduct, bad faith or gross negligence, the Buyer and the Seller agree, jointly and severally, to indemnify and hold harmless the Escrow Agent from any costs, damages, expenses or claims, including attorneys’ fees, which the Escrow Agent may incur or sustain as a result of or arising out of this Agreement or the Escrow Agent’s duties relating thereto; and the Escrow Agent is hereby given a lien upon, and security interest in, the Escrow Amount, to secure the Escrow Agent’s rights to such payment or reimbursement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including without limitation lost profits).

8. Reliance by Escrow Agent on Written Notices. The Escrow Agent may conclusively rely and shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine.

9. Risk to Escrow Agent. None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

10. Investigation by Escrow Agent. The Escrow Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

11. Escrow Agent’s Execution of Power. The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians, or nominees appointed with due care, but shall remain responsible for any willful misconduct, bad faith or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

12. Successor to Escrow Agent. Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party or any corporation succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

13. Legal Proceedings. The Escrow Agent shall not be required to institute legal proceedings of any kind.

14. Resignation of Escrow Agent. The Escrow Agent at any time, in its sole discretion, may resign as Escrow Agent hereunder, by giving prior written notice to the Buyer and the Seller, which notice shall specify a date (at least fifteen (15) calendar days subsequent to the effective date for the notice under Section 19) upon which such resignation shall take effect. The Escrow Agent shall thereupon be discharged from any and all responsibility or liability with respect to the Escrow Amount (except as otherwise provided herein), thereafter delivering the Escrow Amount to any other escrow agent mutually agreed upon by the Buyer and the Seller as notified to the Escrow Agent in writing, and if no such escrow agent shall be designated by the Buyer and the Seller within sixty (60) calendar days of such written notice, then the Escrow Agent may do so by delivering the Escrow Amount (a) to any bank or trust company located in the State of California that holds assets in excess of one billion dollars (USD 1,000,000,000) and which agrees in writing to be bound by the terms of this Agreement and is willing to act as escrow agent hereunder as a successor agent or (b) if no such bank or trust company can be retained within a reasonable period after such sixty (60) calendar day period after the delivery by the Escrow Agent of its written notice, to the clerk or other proper officer of a court of competent jurisdiction located within the State of California to the extent permitted by law (any such successor to the Escrow Agent is hereinafter referred to as the “Successor Agent”). The Buyer and the Seller may, at any time after the date hereof, agree in writing to substitute a Successor Agent for the Escrow Agent, whereupon the Escrow Agent shall deliver the Escrow Amount to such Successor Agent. The fees of any Successor Agent shall be borne in accordance with Section 15. Upon delivery of the Escrow Amount to the Successor Agent, all references herein to the “Escrow Agent” shall, where applicable, be deemed to include such Successor Agent and such Successor Agent shall thereafter become the Escrow Agent for all purposes of this Agreement.

15. Fees of the Escrow Agent. The Buyer and the Seller shall each pay one half of, and the Escrow Agent shall be entitled to, the fees and expenses set forth on Exhibit 3 and other reasonable expenses, disbursements and advances, and all such amounts may be paid out of the Escrow Amount. The obligations of the Seller under this Section 15 to compensate the Escrow Agent and to pay or reimburse the Escrow Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Escrow Agent.

16. Escrow Agent Reporting. Notwithstanding anything to the contrary herein, except as required by law, in no event shall the Escrow Agent be under a duty to file any reports or withhold or deduct any amounts in respect of taxes due for payments made pursuant to this Agreement.

17. Termination of Agreement. Upon disbursement by the Escrow Agent (including any Successor Agent) of all of the Escrow Amount pursuant to the terms of this Agreement, this Agreement shall terminate (provided that the provisions of Section 15 hereof shall survive such termination).

18. Amendments and Modifications. No party hereto shall be bound by any modification, amendment, termination, cancellation, rescission or supercession of this Agreement unless the same shall be in writing and signed by it.

19. Notices. All notices, requests, demands, claims and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if given by telecopy, on the next Business Day, or (c) if given by internationally recognized courier guaranteeing receipt by the next Business Day, on the next Business Day following dispatch, in each case to the parties at the following addresses:

If to the Seller:

Casey Co.

180 E. Ocean Boulevard, Suite 1010

Long Beach, California 90802

Attention: Steven G. Christovich

With a copy to:

Jones Day

555 South Flower Street, 50th Floor

Los Angeles, CA 90071

Attention: James F. Childs, Jr.

Telephone: (213) 243-2409

Telecopy: (213) 243-2539

If to Buyer:

NTR Acquisition Co.

100 Mill Plain Road, Suite 320

Danbury, CT 06811

Attention: General Counsel

With a copy to:

NTR Partners, LLC

420 Lexington Ave., Suite 300

New York, New York 10170

Attention: President

If to the Escrow Agent:

Kurt A. Brimberry

Senior Vice President

Fiduciary Trust International of California

444 South Flower Street, 32nd Floor

Los Angeles, CA 90071-2961

Voice: 213-596-8605

Fax: 213-534-0447

email: kbrim@ftci.com

With a copy to:

Thomas H. Kenney

Senior Vice President

Fiduciary Trust International of California

444 South Flower Street, 32nd Floor

Los Angeles, CA 90071-2961

Voice: 213-596-8620

Fax: 213-534-7526

email: tkenney1@frk.com

or at such other address as any of the parties to this Agreement may hereafter designate by written notice to the other parties.

20. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, Buyer shall be entitled to assign its rights and obligations under this Agreement to a wholly-owned subsidiary or affiliate, remaining fully responsible for such subsidiary’s or affiliate’s obligations hereunder, with prior written notice to the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

21. Construction; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

22. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof. The parties hereby irrevocably submit and agree to the exclusive jurisdiction and venue of the courts of the State of California located in Los Angeles, California.

23. Expenses. Each of the Buyer, on the one hand, and each of the Seller, on the other hand, shall be solely responsible for their own costs and expenses (including without limitation attorney and accounting fees) incurred in connection with this Agreement, except as contemplated in Section 15.

24. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

ESCROW AGENT:

Fiduciary Trust International of California, a California corporation, as escrow agent

By:	/S/ JOAN F. NORGEL
Name: Joan F. Norgel Title: Vice President

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SELLER:

Casey Co., a California corporation

By:	/S/ LARRY D. DELPIT, SR.
Name: Larry D. Delpit, Sr. Title: President

BUYER:

NTR Acquisition Co., a Delaware corporation

By:	/S/ MARIO E. RODRIGUEZ
Name: Mario E. Rodriguez Title: Chief Executive Officer

FORM OF THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NTR ACQUISITION CO.

NTR ACQUISITION CO., a corporation existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is “NTR Acquisition Co.”

2. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 2, 2006.

3. The Corporation filed an Amended and Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on June 23, 2006 (the “Amended and Restated Certificate of Incorporation”).

4. The Corporation filed a Second Amended and Restated Certificate of Incorporation in the office of the Secretary of State of Delaware on January 31, 2007 (the “Second Amended and Restated Certificate of Incorporation”).

5. The Corporation filed an Amendment to the Second Amended and Restated Certificate of Incorporation in the office of the Secretary of State of Delaware on February 1, 2007.

6. This Third Amended and Restated Certificate of Incorporation restates, integrates and amends the Amended Second Amended and Restated Certificate of Incorporation of the Corporation.

7. This Third Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

8. The text of the Amended Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended, integrated and restated to read in full as follows:

FIRST: The name of the Corporation is NTR Energy Co.

SECOND: The registered office of the Corporation is located in the State of Delaware at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.

FOURTH: The Corporation is authorized to issue a total of 201,000,000 shares, consisting of two classes of stock, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock the Corporation is authorized to issue is 200,000,000, with a par value of $0.001 per share. The total number of shares of Preferred Stock the Corporation is authorized to issue is 1,000,000, with a par value of $0.0001 per share.

A.

Preferred Stock. The Board of Directors may from time to time issue shares of Preferred Stock in one or more series and without stockholder approval. The Board of Directors may fix for each series it is authorized to issue the number of shares thereof and such voting powers, full or limited, and such designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required to take such action pursuant to any Preferred Stock Designation.

B.	Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of Common Stock shall possess exclusively all voting power, and each share of Common Stock shall have one vote.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.	The number of directors of the Corporation shall be such as from time to time shall be fixed and determined by resolution of the Board of Directors. Election of directors need not be by ballot unless the by-laws of the Corporation, as they may be amended from time to time (the “By-Laws”), so provide.

B.	The Board of Directors shall have powers without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

C.	The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

D.	In addition to the powers and authorities granted hereby or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Third Amended and Restated Certificate of Incorporation, and to the By-Laws; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

E.

The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible and no class shall include less than one director. The Board of Directors shall have the authority to assign the members of the Board of Directors to such classes at the time such classification becomes effective. The term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director when such director’s successor shall be elected and shall qualify or upon such director’s earlier resignation, removal from office, death or incapacity. The Board of Directors shall apportion additional directorships resulting from an increase in number of directors among the classes as equally as possible. In the event of any decrease in the number of directors, the Board of Directors shall decrease all classes of directors as nearly equal as possible. The initial term of office of directors of Class I shall expire at the first annual meeting of stockholders following January 30, 2007; that of Class II shall expire at the second annual meeting of stockholders following January 30, 2007; and that of

Class III shall expire at the third annual meeting of stockholders following January 30, 2007; and in all cases as to each director when such director’s successor shall be elected and shall qualify or upon such director’s earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders, beginning with the first annual meeting of stockholders following January 30, 2007, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following such annual meeting. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the By-Laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SIXTH: The following paragraphs shall apply with respect to liability and indemnification of officers and directors:

A.	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.	The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH: the Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

NINTH: The Corporation hereby elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer as of this                      day of                     , 2008.

By:
Mario E. Rodriguez Chief Executive Officer

NTR ENERGY COMPANY

2008 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

Section 1.1 Purpose. This 2008 Equity Incentive Plan (the “Plan”) is established by NTR Energy Company, a Delaware Corporation (the “Company”), to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan authorizes the grant of Options, Restricted Stock Awards, Stock Appreciation Rights (“SARs”), Performance Units and Performance Bonuses to Eligible Employees, and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

Section 1.2 Establishment. The Plan is effective as of [            ], 2008 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan is subject to approval by the Company’s stockholders in accordance with applicable law which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the stockholders, Awards under the Plan may be granted, but no such Awards may be exercised prior to receipt of stockholder approval. In the event stockholder approval is not obtained within a twelve-month period, all Awards granted shall be void.

Section 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 2,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The shares may consist, in whole or in part, of unissued shares or previously-issued shares. The issuance of shares upon the exercise or payment of an Award shall reduce the total number of shares available under the Plan, as applicable. Shares which are subject to Awards which terminate, lapse or are cancelled may again be used to satisfy Awards under the Plan. If the Option price of any Option granted under the Plan is satisfied by delivering shares to the Company, only the number of shares issued net of the shares delivered shall be deemed delivered for purposes of determining the maximum numbers of shares available under the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares available under the Plan.

ARTICLE II

DEFINITIONS

Section 2.1 “Account” means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

Section 2.2 “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

Section 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit SAR or Restricted Stock Award granted under the Plan to a

Consultant or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.

Section 2.5 “Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.1, the term “Board” shall include such Committee.

Section 2.6 “Change of Control Event” means each of the following:

(a) Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

(b) The merger or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

(c) The sale of all or substantially all of the Company’s assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

Section 2.7 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

Section 2.8 “Committee” means the Committee appointed by the Board as provided and having such authority described in Section 3.1.

Section 2.9 “Common Stock” means the common stock, par value $0.001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

Section 2.10 “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.11 “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

Section 2.12 “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

Section 2.13 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

Section 2.14 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

Section 2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.16 “Fair Market Value” means (a) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing price of the Common Stock as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Stock, or (b) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (c) during any such time as the Common Stock cannot be valued pursuant to (a) or (b) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

Section 2.17 “Incentive Stock Option” or “ISO” means an Option within the meaning of Section 422 of the Code.

Section 2.18 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

Section 2.19 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

Section 2.20 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under the Plan.

Section 2.21 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article IX of the Plan.

Section 2.22 “Performance Units” means those monetary units that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII hereof.

Section 2.23 “Plan” means this NTR Energy Company 2008 Equity Incentive Plan.

Section 2.24 “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

Section 2.25 “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 65.

Section 2.26 “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

Section 2.27 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III

ADMINISTRATION

Section 3.1 Administration of the Plan by the Board. The Board shall administer the Plan. The Board may, by resolution, appoint a Committee to administer the Plan and delegate its powers described under this Section 3.1 for purposes of Awards granted to Eligible Employees and Consultants. The Board may further delegate its power to grant or arrange for the grant of specific Awards, and the material terms of those Awards, to specified officers of the Company.

Subject to the provisions of the Plan, the Board shall have exclusive power to:

(a) Select Eligible Employees and Consultants to participate in the Plan.

(b) Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Board.

(d) Determine whether Awards will be granted singly or in combination.

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f) Determine whether and to what extent a Performance Bonus may be deferred, either automatically or at the election of the Participant or the Board.

(g) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs or shares of Restricted Stock awarded to Eligible Directors selected for participation. If the Board appoints a committee to administer the Plan, it may delegate to the Committee administration of all other aspects of the Awards made to Eligible Directors.

Section 3.3 Board to Make Rules and Interpret Plan. The Board in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

Section 3.4 Section 162(m) Provisions. The Company intends for the Plan and the Awards made there under to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Board that such qualification is necessary for an Award. Accordingly, the Board shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made there under to satisfy the requirements of Section 162(m) of the Code.

ARTICLE IV

GRANT OF AWARDS

Section 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for

Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

(b) Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(c) The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(d) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(e) The Board shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.

(f) Eligible Directors may only be granted Nonqualified Stock Options, Restricted Stock Awards, SARs or Performance Units under this Plan.

(g) The maximum term of any Award shall be ten (10) years.

ARTICLE V

STOCK OPTIONS

Section 5.1 Grant of Options. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. Options awarded may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.

Section 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price, which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; or (iii) a combination of the foregoing. In addition to the foregoing, the Board may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement and as allowed by applicable laws and Company policy. Exercise of an Option shall be by written notice to the Secretary of the Company at least two (2) business days in advance of such exercise stating the election to exercise in the form and manner determined by the Board. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of ISOs shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary. No ISO may be granted to any person who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the option price for such ISO is at least 110% of the Fair Market Value of a share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.

(f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Stockholder Rights. No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

Section 6.1 Grant of Restricted Stock Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

Section 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period”. The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria to be set forth on Exhibit A to be annexed hereto, and as may from time to time be established by the Board or the Committee, as the case may be. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.5, the Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Stockholders. During any Restriction Period, the Board may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII

STOCK APPRECIATION RIGHTS

Section 7.1 Grant of SARs. The Board may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

Section 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock.

Section 7.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE VIII

PERFORMANCE UNITS

Section 8.1 Grant of Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 8.2.

Section 8.2 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a) Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b) Achievement of Performance Goals. The Board shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed in Exhibit A attached. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE IX

PERFORMANCE BONUS

Section 9.1 Grant of Performance Bonus. The Board may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria more specifically listed in Exhibit A attached.

Section 9.2 Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus shall be made within sixty (60) days of the Board’s certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X

STOCK ADJUSTMENTS

In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE XI

GENERAL

Section 11.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time provided, however, that it may not, without stockholder approval, adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article X), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

Section 11.2 Termination of Employment; Termination of Service. If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. The Consultant or Eligible Director shall have a period of ten years, unless otherwise set forth in the Award Agreement, following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

Section 11.3 Limited Transferability – Options. The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition, there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2 hereof. No transfer pursuant to this Section 11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

Section 11.4 Tax Withholding. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

Section 11.5 Change of Control. Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall vest in accordance with the terms of the individual Award Agreement.

Section 11.6 Amendments to Awards. Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

Section 11.7 Registration; Regulatory Approval. Following approval of the Plan by the stockholders of the Company as provided in Section 1.2 of the Plan, the Board, in its sole discretion, may determine to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable.

Section 11.8 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in

the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

Section 11.9 Reliance on Reports. Each member of the Board and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 11.10 Construction. Pronouns and other words of either gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. In the event of a specific conflict with an employment agreement covering any Participant, the terms of the employment agreement shall control to the extent necessary to resolve the conflict, but shall not determine the operation of the Plan with respect to any other Participant.

Section 11.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable Federal law.

Section 11.12 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

Section 11.13 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Section 11.14 Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Award may be subject to Section 409A of the Code and related Treasury guidance, the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

SERIES A SENIOR CONVERTIBLE PREFERRED

STOCK PURCHASE AGREEMENT

By and between

NTR ACQUISITION CO.

and

OCCIDENTAL PETROLEUM INVESTMENT CO

SERIES A SENIOR CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

1. PURCHASE AND SALE OF STOCK		E-1
1.1	Sale and Issuance of Series A Preferred Stock	E-1
1.2	Closing	E-1
1.3	Pre-Closing Agreements	E-2

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		E-3
2.1	Organization; Good Standing; Qualification	E-3
2.2	Authorization	E-3
2.3	Valid Issuance of Preferred and Common Stock	E-3
2.4	Governmental Consents	E-4
2.5	Capitalization and Voting Rights	E-4
2.6	Subsidiaries	E-4
2.7	Contracts and Other Commitments	E-5
2.8	Related-Party Transactions	E-5
2.9	Registration Rights	E-5
2.10	Permits	E-5
2.11	Compliance With Other Instruments	E-6
2.12	Litigation	E-6
2.13	Disclosure	E-6
2.14	Offering	E-6
2.15	Title to Property and Assets; Leases	E-7
2.16	SEC Reports	E-7
2.17	Changes	E-7
2.18	Tax Returns, Payments, and Elections	E-8
2.19	Insurance	E-8
2.20	Minute Books	E-9
2.21	Investment Company	E-9
2.22	Listing and Maintenance Requirements	E-9
2.23	Representations and Warranties Regarding Kern	E-9

3. REPRESENTATIONS AND WARRANTIES OF OCCIDENTAL		E-9
3.1	Organization; Good Standing; Qualification	E-9
3.2	Authorization	E-9
3.3	Governmental Consents	E-10
3.4	Compliance With Other Instruments	E-10
3.5	Litigation	E-10
3.6	Purchase Entirely for Own Account	E-10
3.7	Restricted Securities	E-10
3.8	Legends	E-11
3.9	Financing	E-11
3.10	Blank Check Company	E-11

E-i

4. CONDITIONS OF OCCIDENTAL’S OBLIGATIONS AT CLOSING		E-11
4.1	Representations and Warranties	E-11
4.2	Performance	E-11
4.3	Compliance Certificate	E-12
4.4	Qualifications	E-12
4.5	No Action or Injunction	E-12
4.6	Proceedings and Documents	E-12
4.7	Transaction Closing	E-12
4.8	Certificate of Designations	E-12
4.9	Secretary’s Certificate	E-12
4.10	Opinion of Company Counsel	E-12
4.11	Note, Shareholders Agreement and Registration Rights Agreement	E-13

5. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING		E-13
5.1	Representations and Warranties	E-13
5.2	Performance	E-13
5.3	Qualifications	E-13
5.4	No Action or Injunction	E-13
5.5	Transaction Closing	E-13
5.6	Shareholder Approval	E-13

6. TERMINATION		E-14
6.1	Termination of this Agreement	E-14
6.2	Effect of Termination	E-14

7. MISCELLANEOUS		E-14
7.1	Entire Agreement	E-14
7.2	Survival of Warranties	E-14
7.3	Successors and Assigns	E-14
7.4	Governing Law	E-14
7.5	Specific Performance	E-15
7.6	No Third-Party Beneficiaries	E-15
7.7	Counterparts	E-15
7.8	Titles and Subtitles	E-15
7.9	Notices	E-15
7.10	Finder’s Fees	E-15
7.11	Expenses	E-16
7.12	Attorneys’ Fees	E-16
7.13	Amendments and Waivers	E-16
7.14	Severability	E-16
7.15	Public Announcements	E-16
7.16	Trust Account Waiver	E-16
7.17	Schedule of Exceptions	E-16

E-ii

SERIES A SENIOR CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

THIS SERIES A SENIOR CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 2nd day of November, 2007, by and between NTR Acquisition Co., a Delaware corporation (the “Company”), and Occidental Petroleum Investment Co., a California Corporation (“Occidental”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF STOCK.

1.1 Sale and Issuance of Series A Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) a Certificate of Designations of Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Designations”).

(b) Subject to the terms and conditions of this Agreement, Occidental agrees to purchase at the Closing and the Company agrees to sell and issue to Occidental, at the Closing, shares of the Company’s Series A Senior Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a purchase price of $1000 per share (the “Liquidation Preference Amount”). The number of shares of Series A Preferred Stock the Company will sell and Occidental will purchase at the Closing will equal the quotient of (A) the sum of (1) $35,000,000 and (2) the principal amount of the Note (as defined below) and (3) the Accrued Interest Amount and (B) the Liquidation Preference Amount, rounded up to the nearest whole share.

The “Note” means that certain Promissory Note of even date herewith, in the aggregate principal amount of up to $3,000,000, between the Company and Occidental, together with any Additional Notes (as defined such Promissory Note) that may be delivered or deemed delivered by the Company thereunder. The “Accrued Interest Amount” is the amount of interest accrued (and not capitalized) on the Note through the Closing date. The Series A Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations.

1.2 Closing.

(a) Subject to the satisfaction or waiver of each party’s the conditions in Section 4, the purchase and sale of the Series A Preferred Stock shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP simultaneously with the Closing of the acquisition (the “Transaction”), directly or indirectly, of all outstanding shares of each class of common stock of Kern Oil & Refining Co., a California corporation (“Kern”) from Casey Co., a California corporation (“Casey”) pursuant to that certain Stock Purchase Agreement in substantially the form attached as Exhibit B (“Kern Acquisition Agreement”) or any replacement acquisition by the Company through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination of one or more businesses or assets in the energy business acceptable to Occidental (“Replacement Transaction”), or at such other time and place as the Company and Occidental shall mutually agree, either orally or in writing (which time and place are designated as the “Closing”).

(b) At the Closing, the Company shall deliver to Occidental a certificate representing the shares of Series A Preferred Stock and Occidental shall (i) pay an amount equal to $35,000,000 by wire transfer of immediately available funds as directed in a written notice by the Company not less than two (2) Business Days in advance of the Closing and (ii) cancel the Note. In the event that payment by Occidental is made, in whole or in part, by cancellation of the Note, then Occidental will surrender the Note to the Company for cancellation at the Closing or shall execute an instrument of cancellation in form and substance reasonably acceptable to the Company. In the event that a Replacement Transaction is structured such that the Company is not the surviving corporation or survives as a subsidiary of another entity, then Occidental will have the right, prior to Closing, to elect to receive at Closing, in lieu of the shares of Series A Preferred Stock and upon payment of the amount set forth above, the consideration that would be receivable by a holder of that number of shares of Common Stock as would be issuable upon conversion of the shares of the Series A Preferred Stock that otherwise would have been issued to Occidental at Closing (the “Alternate Consideration”).

1.3 Pre-Closing Agreements.

(a) Cash Shortfall Funding. Occidental agrees to advance up to $3,000,000 to the Company pursuant to the Note prior to the Closing (the “Cash Shortfall Amount”); provided that all of such Cash Shortfall Amount is used for (i) the Company’s reasonable and customary expenses associated with negotiating and consummating this Agreement, the transactions contemplated hereby and by the Transaction and, if applicable, the Replacement Transaction (including, without limitation, the reasonable fees and expenses of consultants hired to conduct diligence and reasonable legal fees), (ii) the deposit required to be paid by the Company under the terms of the Kern Acquisition Agreement or, if applicable, the terms of the Replacement Transaction and (iii) reasonable operating and other expenses of the Company for the period during which the Company seeks to consummate the Transaction or, if applicable, the Replacement Transaction. Occidental will advance portions of the Cash Shortfall Amount upon (A) the written request of the Company made from time to time and (B) submission of reasonably detailed invoices related to any amount requested. The Company agrees to repay all such amounts advanced in accordance with the terms of the Note. The Company will accept cancellation of the Note as payment for the shares of Series A Preferred Stock under Section 1.2.

(b) Option to Purchase. If the Transaction does not close, in consideration for making advances under the Note, Occidental will have the option, exercisable for ninety (90) days after the closing of a Replacement Transaction by the Company, to purchase up to three percent (3%) of the outstanding capital stock of the surviving entity in such transaction (in addition to the right to purchase Series A Preferred Stock or the Alternate Consideration) at a price per share equivalent to the lower of (i) the quotient of (A) the closing price per share of the Common Stock on the day preceding the closing date of such transaction and (B) the number of shares of capital stock of the surviving entity into which each share of Common Stock was converted in such transaction (which number shall be deemed to be one if the Common Stock was not converted in such transaction) (the “Conversion Ratio”) and (ii) the quotient of (A) the average of the closing price for each of the thirty (30) trading days immediately preceding the date on which the Company announces such transaction and (B) the Conversion Ratio, payable, in part, through cancellation of the Note. The “closing price” for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the average of the closing bid and asked prices for such day, in each case as reported by the American Stock Exchange, or if such last sale price is not so reported by the American Stock Exchange, or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as reported by the American Stock Exchange. If the shares of Common Stock are not reported by the American Stock Exchange, the “closing price” for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the average of the closing bid and asked prices for such day, in each case as reported by the national exchange on which the Common Stock is traded. For the purpose hereof, trading day shall mean a day on which the specified securities exchange shall be open for business or, if the shares of Common Stock shall not be listed on such exchange for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to Occidental that as of the date of this Agreement and as of the Closing, except as set forth on a Schedule of Exceptions furnished to Occidental and its counsel, specifically identifying the relevant subparagraph(s) hereof, which exceptions are incorporated by reference into this Agreement:

2.1 Organization; Good Standing; Qualification.

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, the Shareholders Agreement to be entered into at Closing between the Company and Occidental (“Shareholders Agreement”), the Registration Rights Agreement to be entered into at Closing between the Company and Occidental (“Registration Rights Agreement”), the Note and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the “Ancillary Agreements”), to file the Certificate of Designations with the Secretary of State of the State of Delaware, to issue and sell the Series A Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Note, the Certificate of Designations and any Ancillary Agreement. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects, or financial condition.

2.2 Authorization.

All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Note and any Ancillary Agreement, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, the performance of all obligations of the Company hereunder and thereunder at the Closing, the borrowing under the Note and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing, and this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Note and any Ancillary Agreement, when executed and delivered, and the Certificate of Designations when filed with the Secretary of State of the State of Delaware, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable laws. The sale of the Series A Preferred Stock is not and the subsequent conversion of the Series A Preferred Stock into Common Stock will not be subject to any preemptive rights or rights of first refusal.

2.3 Valid Issuance of Preferred and Common Stock.

The Series A Preferred Stock that is being purchased by Occidental under this Agreement, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Shareholders Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the Shareholders Agreement and under applicable state and federal securities laws.

2.4 Governmental Consents.

No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Series A Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series A Preferred Stock, except (i) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, and (ii) such filings as will have or have been made prior to the Closing.

The Company has not offered shares of its Series A Preferred Stock or any substantially similar securities of the Company for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect thereof with, any person other than Occidental, and the Company will not take any action that will cause the issuance and delivery of the shares of its Series A Preferred Stock as contemplated hereby to constitute a violation of the Securities Act.

2.5 Capitalization and Voting Rights.

The authorized capital of the Company will consist immediately prior to the Closing of (a) 1,000,000 shares of preferred stock, par value $0.0001, of which 40,000 shares will, as of the Closing, have been designated Series A Preferred Stock, all of which may be sold pursuant to this Agreement and shall have the rights, privileges and preferences set forth in the Certificate of Designations, and (b) 200,000,000 shares of Common Stock. On the date hereof, 30,557,205 shares of Common Stock are outstanding.

The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

Except for (i) the conversion privileges of the holders of Series A Preferred Stock, (ii) the rights provided in Section 2.3 and 2.4 of the Shareholders Agreement, (iii) the rights provided in Section 1.3, (iv) 30,427,205 warrants to purchase Common Stock pursuant to that certain Amended and Restated Warrant Agreement, dated as of January 28, 2007 between the Company and American Stock Transfer & Trust Company, as warrant agent (the “Warrants”), and (v) options or other rights to purchase up to 1,500,000 shares of Common Stock pursuant to stock option or stock purchase plans or agreements that may be approved by the Company’s Board of Directors prior to Closing, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company or any of its Subsidiaries or any of their respective securities. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company. Neither the Company nor any of its Subsidiaries is a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security of the Company or any of its Subsidiaries or the voting by a director of the Company.

2.6 Subsidiaries.

The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity (“Subsidiaries”), except that, prior to the Closing it may form a new wholly-owned Subsidiary which, at the closing of the Transaction, would acquire all of the capital stock of Kern, free and clear of any liens or encumbrances. Such newly-formed Subsidiary shall have no liabilities or assets other than, at the Closing, the capital stock of Kern and any liabilities or assets arising from assignment to such Subsidiary of the Kern Acquisition Agreement. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.7 Contracts and Other Commitments.

The Company does not have and is not bound by any contract, agreement, lease, commitment, or proposed transaction, written or oral, absolute or contingent, other than (i) the Kern Acquisition Agreement, (ii) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not require commitments by the Company to pay more than $100,000, and do not extend for more than one (1) year beyond the date of this Agreement, (iii) sales contracts entered into in the ordinary course of business, and (iv) contracts terminable at will by the Company on no more than thirty (30) days’ notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company’s business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the Company’s acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard intellectual property assignment and confidentiality agreements with employees and consultants and standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.

2.8 Related-Party Transactions.

(a) No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees, (b) to the best of the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company, and (c) to the best of the Company’s knowledge, no officer, director, or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

2.9 Registration Rights.

Except as provided in the Registration Rights Agreement and that certain Registration Rights Agreement dated as of January 30, 2007 between the Company, NTR Partners LLC and the other persons named therein (“Existing Registration Rights Agreement”), the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

2.10 Permits.

The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted if failure to obtain them might result, either individually or in the aggregate, in any material adverse change in the assets, business, operations, properties, prospects, or condition (financial or otherwise) of the Company (as such business is presently conducted and as it is presently proposed to be conducted) (“Material Adverse Change”). The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.11 Compliance With Other Instruments.

The Company is not in violation or default in any material respect of any provision of its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, (including the Existing Registration Rights Agreement) instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Company. The execution, delivery, and performance by the Company of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the borrowing under the Note and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) result in any such material violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or any of its Subsidiaries, its or their respective business or operations, or any of its or their respective assets or properties or (ii) conflict with any binding resolution or action of the Company’s Board of Directors or stockholders.

2.12 Litigation.

There is no action, suit, proceeding, or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Note or any Ancillary Agreement or the Kern Purchase Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Change, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

2.13 Disclosure.

The Company has provided Occidental with all the information reasonably available to it without undue expense that Occidental has requested for deciding whether to purchase the Series A Preferred Stock and all information that the Company believes is reasonably necessary to enable Occidental to make such decision. To the best of the Company’s knowledge after reasonable investigation, neither this Agreement nor any other agreements, written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

2.14 Offering.

Subject in part to the truth and accuracy of Occidental’s representations set forth in this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.15 Title to Property and Assets; Leases.

The Company has good and marketable title to its property and assets free and clear of all mortgages, liens, claims, and encumbrances, other than mortgages, liens, claims, and encumbrances that would not result, individually or in the aggregate, in a Material Adverse Change. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances, other than liens, claims, and encumbrances would not result, individually or in the aggregate, in a Material Adverse Change.

2.16 SEC Reports.

The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended, and all rules promulgated thereunder (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (“Commission”), with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

2.17 Changes.

As of the Closing date, since June 30, 2007, the only change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the SEC Reports as of June 30, 2007, have arisen only in the ordinary course of the Company’s business conducted in connection with its efforts to consummate the transactions contemplated by this Agreement, the Transaction and, if applicable, any Replacement Transaction and would not reasonably be expected to result in a Material Adverse Change except to the extent such Material Adverse Change was the result of changes affecting the business of all refiners generally and not within the control of the Company. Except as may be consented in writing by Occidental (such consent not to be unreasonably withheld or delayed), there has not been:

(a) any waiver or compromise by the Company of a material right or of a material debt owed to it;

(b) any satisfaction or discharge of any material lien, claim, or encumbrance or payment of any obligation by the Company;

(c) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

(d) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(e) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

(f) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable or contested by the Company in good faith and liens created pursuant to the senior secured revolving credit facility and term loan facility contemplated by the proposal letter, dated October 5, 2007, between Company and the proposed lender named therein;

(g) any loans or guarantees made by the Company to or for the benefit of its employees, stockholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h) except as may be required pursuant to the exercise of any conversion rights pursuant to Article SIXTH of the Company’s Certificate of Incorporation, any declaration, setting aside, or payment of any dividend or other distribution of the Company’s assets in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(i) to the best of the Company’s knowledge, any other event or condition of any character that would reasonably be expected to result in a Material Adverse Change; or

(j) any agreement or commitment by the Company to do any of the things described in this Section 2.17.

2.18 Tax Returns, Payments, and Elections.

The Company has timely filed all tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is, adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (“Code”), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate pro-visions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

2.19 Insurance.

The Company has in full force and effect directors’ and officers’ indemnity insurance policies. With respect to Kern, the Company has, as of the Closing date, insurance in place in type and coverage in all material respects no less comprehensive than the insurance Kern had in place prior to the closing of the Kern Acquisition Agreement.

2.20 Minute Books.

The copy of the minute books of the Company provided to Occidental’s counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

2.21 Investment Company.

The Company is not, and is not an affiliate of, and immediately following the Closing will not have become and “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.22 Listing and Maintenance Requirements.

The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date of this Agreement, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

2.23 Representations and Warranties Regarding Kern.

To the best of the Company’s knowledge after appropriate due diligence and investigation, each of the representations and warranties made with respect to Kern in Sections 3.1(g) – (z) of the Kern Acquisition Agreement (i) if specifically qualified by materiality, is true and complete as so qualified and (ii) if not qualified by materiality, is true and correct in all material respects, in each case as of the date of the Kern Acquisition Agreement and the Closing date, except where any such representation or warranty is specific as of a specific earlier date, in which event it shall remain true and correct (as qualified) as of such earlier date.

3. REPRESENTATIONS AND WARRANTIES OF OCCIDENTAL.

Occidental hereby represents and warrants to the Company that:

3.1 Organization; Good Standing; Qualification.

Occidental is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, the Shareholders Agreement, the Registration Rights Agreement, and any Ancillary Agreement to which Occidental is a party, and to carry out the provisions of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, and any such Ancillary Agreement.

3.2 Authorization.

All corporate action on the part of Occidental, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Shareholders Agreement, the Registration Rights Agreement and any Ancillary Agreement to which it is a party and the performance of all obligations of Occidental hereunder and thereunder at the Closing, has been taken or will be taken prior to the Closing.

Occidental has full power and authority to enter into this Agreement, the Shareholders Agreement, the Registration Rights Agreement and any Ancillary Agreement to which Occidental is a party. This Agreement, the Shareholders Agreement, the Registration Rights Agreement and any Ancillary Agreement to which Occidental is a party, when executed and delivered, will constitute a valid and legally binding obligation of Occidental.

3.3 Governmental Consents.

No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of Occidental in connection with Occidental’s valid execution, delivery, or performance of this Agreement, except such filings as will have or have been made prior to the Closing.

3.4 Compliance With Other Instruments.

The execution, delivery, and performance by Occidental of this Agreement, the Shareholders Agreement, the Registration Rights Agreement and any Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of Occidental’s certificate of incorporation or bylaws or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such document.

3.5 Litigation.

There is no action, suit, proceeding, or investigation pending or, to Occidental’s knowledge, currently threatened against Occidental that questions the validity of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, or any Ancillary Agreement to which it is a party or the right of Occidental to enter into such agreements, or to consummate the transactions contemplated hereby or thereby.

3.6 Purchase Entirely for Own Account.

This Agreement is made in reliance upon Occidental’s representation to the Company, which by Occidental execution of this Agreement Occidental’s hereby confirms, that the Series A Preferred Stock to be purchased by Occidental and the Common Stock issuable upon conversion thereof (collectively, the “Securities”) will be acquired for investment for Occidental’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Occidental has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Occidental further represents that Occidental does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.7 Restricted Securities.

Occidental understands that the Series A Preferred Stock (and any Common Stock issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Securities Act, the Series A Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely.

3.8 Legends.

To the extent applicable, each certificate or other document evidencing any of the Series A Preferred Stock or any Common Stock issued upon conversion thereof shall be endorsed with a legend substantially in the form set forth below:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.9 Financing.

Occidental has, or will have at the Closing, sufficient cash available to pay amounts required to be paid pursuant to Section 1.2(b), and to pay for any of the related fees and expenses Occidental incurs.

3.10 Blank Check Company.

Occidental understands that the Company is a recently organized blank check company formed for the purpose of acquiring (an “initial business combination”) one or more businesses or assets in the energy industry (it being understood that the Transaction or a Related Transaction constitutes an initial business combination). Occidental further understands that (a) the Company’s assets consist of the cash proceeds of its public offering (the “IPO”) and private placements of its securities, and that substantially all of those proceeds have been deposited in a trust account with a third party (the “Trust Account”) for the benefit of the Company, certain of its stockholders and the underwriters of its IPO and (b) the monies in the Trust Account may be disbursed only (i) to the Company in limited amounts from time to time (and in no event more than $3,250,000 in total) in order to permit the Company to pay its operating expenses; (ii) if the Company completes an initial business combination, to certain dissenting public stockholders, to the underwriters for the IPO in the amount of underwriting discounts and commissions they earned in the IPO but whose payment they have deferred, and then to the Company; and (iii) if the Company fails to complete an initial business combination within the allotted time period and liquidates, subject to the terms of the agreement governing the Trust Account, to the Company in limited amounts to permit the Company to pay the costs and expenses of its liquidation and dissolution, and then to the Company’s stockholders who purchased securities in the IPO.

4. CONDITIONS OF OCCIDENTAL’S OBLIGATIONS AT CLOSING.

The obligations of Occidental under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the earlier of the Closing, of each of the following conditions, the waiver of which will not be effective unless in writing thereto:

4.1 Representations and Warranties.

The representations and warranties of the Company contained in Section 2 (i) if specifically qualified by materiality, are true and (ii) if not qualified by materiality, are true in all material respects, in each case on and as of the Closing date with the same effect as though such representations and warranties had been made on and as of the Closing date (unless any such representation and warranty is made only as of a specified date, in which case, such representation and warranty shall be true in all material respects as of such specified date).

4.2 Performance.

The Company has performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Compliance Certificate.

The President or a Vice President of the Company has delivered to Occidental at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.4, and 4.7 have been fulfilled.

4.4 Qualifications.

All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement have been duly obtained and are effective as of the Closing.

4.5 No Action or Injunction.

There shall be law, statute, order, rule or regulation of, and no action, suit, proceeding, or investigation pending by, any governmental authority or regulatory body of the United States or of any state that seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement, and there shall not be in effect any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality of competent jurisdiction that enjoins or prohibits consummation of such transactions.

4.6 Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated at the Closing have been completed, and all documents incident thereto are reasonably satisfactory in form and substance to Occidental’s counsel, which has received all such counterpart original and certified or other copies of such documents as it may reasonably request.

4.7 Transaction Closing.

The closing of (i) the Transaction pursuant to the Kern Acquisition Agreement has occurred or shall occur concurrently with the Closing or (ii) any Replacement Transaction under the terms of any merger or acquisition agreement satisfactory to Occidental has occurred or shall occur concurrently with the Closing, in each case, without waiver of any of the material terms or conditions of the Kern Acquisition Agreement or such other agreement unless, in each case, approved in writing by Occidental (which approval shall not be unreasonably withheld or delayed).

4.8 Certificate of Designations.

The Company has filed the Certificate of Designations with the Delaware Secretary of State and delivered evidence of such filing to Occidental.

4.9 Secretary’s Certificate.

The Company has delivered to Occidental copies of its Certificate of Incorporation and Bylaws each certified by the corporate secretary of the Company to be true, correct and complete and in full force and affect and unmodified as of the Closing date and a certificate of corporate good standing for the Company certified by the Secretary of State of the State of Delaware dated not more than ten (10) days prior to the Closing.

4.10 Opinion of Company Counsel.

Occidental has received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, an opinion, dated the date of the Closing, in form and substance reasonably satisfactory to Occidental’s counsel, covering the items specified in Annex A.

4.11 Note, Shareholders Agreement and Registration Rights Agreement.

The Company has executed and delivered the Shareholders Agreement and Registration Rights Agreement in the forms attached hereto as Exhibits C and D, respectively.

4.11 FIRPTA Certification.

The Company has executed and delivered a certificate in the form attached hereto as Exhibit E.

5. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligations of the Company to Occidental under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1 Representations and Warranties.

The representations and warranties of Occidental contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2 Performance.

Occidental has performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Qualifications.

All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by Occidental in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4 No Action or Injunction.

There shall be law, statute, order, rule or regulation of, and no action, suit, proceeding, or investigation pending by, any governmental authority or regulatory body of the United States or of any state that seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement, and there shall not be in effect any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality of competent jurisdiction that enjoins or prohibits consummation of such transactions.

5.5 Transaction Closing.

The closing of the Transaction or any Replacement Transaction shall have occurred or shall occur concurrently with the Closing.

5.6 Shareholder Approval.

If required under Section 713(a)(ii) or Section 7.13(b) of the Amex Company Guide, the transactions contemplated by this Agreement shall have been approved by the Company’s stockholders. The Company agrees that Occidental may, in its sole discretion, agree to an increase in the Fixed Amount (as defined in the Certificate of Designations) to the extent necessary to avoid shareholder approval being required under Section 713(a)(ii) or Section 7.13(b) of the Amex Company Guide.

6. TERMINATION.

6.1 Termination of this Agreement.

Subject to Section 6.2, this Agreement may be terminated by notice in writing at any time prior to the Closing (i) by either party if the Closing does not occur on or prior to December 31, 2008; provided, that the failure by the party seeking to terminate this Agreement pursuant to this clause (i) shall not have been the cause of, or resulted in, the failure of the Closing to occur on or before such date; (ii) by Occidental, pursuant to Section 7.17; or (iii) by the parties, if so mutually agreed in writing.

6.2 Effect of Termination.

If this Agreement is terminated with respect to any party in accordance with this Section 6 and the transactions contemplated hereby are not consummated, this Agreement, other than the provisions of this Section 6.2 and Section 7, shall become null and void and of no further force and effect, without any liability on the part of any party or its affiliates, directors, officers or stockholders; provided that nothing in this Section 6.2 shall relieve any party to this Agreement of any liability resulting from a knowing and material breach of this Agreement on or prior to the date of termination. Notwithstanding anything to the contrary set forth in this Agreement, none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to this Agreement. For the avoidance of doubt, the Confidentiality Agreement between the Company and Occidental dated August 22, 2007 shall survive any termination of this Agreement.

7. MISCELLANEOUS.

7.1 Entire Agreement.

This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein.

7.2 Survival of Warranties.

The warranties, representations, and covenants of the Company and Occidental contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and following the Closing.

7.3 Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series A Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Central District of California and in any California State court located in Los Angeles County and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of California for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.5 Specific Performance

The parties hereto acknowledge that monetary damages are not an adequate remedy for violations of Section 1, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce such Section and prevent any violation thereof and, to the extent permitted by applicable law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each party hereto waives any objection to the imposition of such relief.

7.6 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.7 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9 Notices.

Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

7.10 Finder’s Fees.

Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Occidental agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which Occidental or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Occidental from any liability for any commission or compensation in the nature of a finder’s fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

7.11 Expenses.

Irrespective of whether the Closing is effected, each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

7.12 Attorneys’ Fees.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Note, any Ancillary Agreement or the Certificate of Designations, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

7.13 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Occidental. Any amendment or waiver effected in accordance with this Section will be binding upon Occidental, each future holder of all Securities purchased under this Agreement (including Securities into which the purchased securities are converted), and the Company.

7.14 Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.15 Public Announcements.

Subject to each party’s disclosure obligations imposed by law, rule or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated hereby, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto.

7.16 Trust Account Waiver.

Unless and until the Closing occurs, Occidental waives any right, title, interest or claim of any kind (any “Claim”) it or any of its affiliates have or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom (except amounts properly released to the Company as described in Section 3.9) as a result of, or arising out of, any Claims against the Company in connection with this Agreement or any other agreement with the Company.

7.17 Schedule of Exceptions.

From time to time prior to the Closing, the Company may supplement or amend the Schedule of Exceptions with respect to any matter (i) which may arise hereafter and which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Schedule of Exceptions or (ii) which makes it necessary to correct or update any information in the Schedule of Exceptions or in any representation and warranty of the Company which has been rendered inaccurate thereby. To the extent the Company makes any such supplements or amendments to the Disclosure Schedule after the date hereof and prior to the Closing, the Disclosure Schedule and the related representations and warranties shall be deemed modified as of the Closing to the extent set forth in such supplements or amendments; provided, however, that if any matter disclosed pursuant to Section 7.17(ii) would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, Occidental may terminate this Agreement by written notice to the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NTR ACQUISITION CO.

By:	/s/ MARIO E. RODRIGUEZ

Name:	Mario E. Rodriguez

Title:	Chief Executive Officer

Address:	100 Mill Plain Road Suite 320 Danbury, CT 06811

OCCIDENTAL PETROLEUM INVESTMENT CO.

By:	/s/ TODD STEVENS

Name:	Todd Stevens

Title:	Vice President

Address:	10889 Wilshire Blvd. Los Angeles, CA 90024

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A SENIOR CONVERTIBLE PREFERRED STOCK OF

NTR ACQUISITION CO.

NTR Acquisition Co., a Delaware corporation (this “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of this Corporation:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of this Corporation (the “Board of Directors”) by the provisions of the Second Amended and Restated Certificate of Incorporation of this Corporation, as amended (the “Certificate of Incorporation”), there is hereby created, out of the 1,000,000 shares of preferred stock, par value $0.0001 per share, of this Corporation authorized in Article Five of the Certificate of Incorporation (the “Preferred Stock”), a series of the Preferred Stock consisting of 40,000 shares, which series shall have the following powers, designations, preferences, and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

SERIES A SENIOR CONVERTIBLE PREFERRED STOCK

Designation and Amount: The shares of such series of preferred stock shall be designated as the Series A Senior Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares initially constituting such series be 40,000 shares.

1. Dividends.

(a) The holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of $57.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, respectively, payable out of funds legally available therefore. Such dividends shall be fully cumulative, shall accrue from the date of first issuance of each share of Series A Preferred Stock, respectively, shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of this Corporation legally available for the payment of dividends, and shall be payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing with, at this Corporation’s option, the first or second such date occurring after the date of first issuance of the Series A Preferred Stock, (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend will be payable on the next succeeding day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of this Corporation at the close of business on the date ten (10) days prior to such dividend payment dates (or such earlier date set by the Board of Directors but not more than sixty (60) days prior to such dividend payment dates). Quarterly dividend periods shall commence and include the first day, and shall end on and include the last day, of the fiscal quarter that immediately precedes the fiscal quarter in which the corresponding dividend payment date occurs. If this Corporation has funds legally available to pay any dividend in cash when due, but not does not pay such cash dividend when due, then, in addition to the obligation to pay such cash dividend, the Corporation shall issue additional shares of Series A Preferred Stock on the date it was required to pay such cash dividend in an amount equal to the quotient of (i) amount of such unpaid cash dividend and (ii) the Liquidation Preference Amount, rounded up to the nearest whole share. If this Corporation elects to pay the first cash dividend on the second dividend payment date, then, in lieu of such cash dividends, it shall issue additional shares of Series A Preferred Stock on the first dividend payment date in an amount equal to the quotient of (i) amount of such unpaid dividends and (ii) the Liquidation Preference Amount, rounded up to the nearest whole share. For purposes hereof, the terms (i) “Transaction” shall mean the consummation of the Initial Business Combination (as defined in the Second Amended and Restated Certificate of Incorporation of this Corporation as in effect on the date hereof) and (ii) “legal holiday” shall mean any day on which banking

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institutions in the City of New York are authorized or required by law or executive order to close. For any quarter during which a share of Series A Preferred Stock was not outstanding for the full quarter, the dividend payable on such share will be computed on the basis of a 360-day year consisting of twelve (12) thirty-day months. Unless otherwise provided herein, dividends on each share of Series A Preferred Stock will be cumulative from and including the date of original issuance to and including the earliest of (i) the date of redemption of such share, (ii) the date of conversion of such share and (iii) the date of final distribution of assets upon liquidation, dissolution or winding up of this Corporation.

No dividends (other than those payable solely in the Common Stock of this Corporation or in any right to acquire Common Stock for no consideration) shall be paid on any Common Stock of this Corporation with respect to any fiscal quarter of this Corporation until cash dividends in the total amount of $14.375 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series A Preferred Stock shall have been paid with respect to that fiscal quarter and any prior quarter in which dividends accumulated but remain unpaid, and no dividends (other than those payable solely in the Common Stock of this Corporation or in any right to acquire Common Stock for no consideration) shall be paid on any share of Common Stock unless dividends (including normal dividends paid pursuant to the above provisions of this Section 1), have been paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock (excluding any accumulated dividend amounts) equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted. For purposes hereof, “dividend” shall include any pro rata distribution by this Corporation of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holder of the Common Stock, whether or not paid out of capital, surplus or earnings, other than a distribution upon liquidation of this Corporation in accordance with Section 2.

Except pursuant to the terms of any shares of Preferred Stock the authorization and issuance of which was approved by the holders of Series A Preferred Stock pursuant to Section 6 (an “Approved Issuance”), no dividends shall be paid on or declared and set apart for the shares of any other Preferred Stock until all accumulated and unpaid dividends from all prior years with respect to shares of the Series A Preferred Stock shall have been paid on or declared and set aside for the shares of the Series A Preferred Stock.

Except pursuant to an Approved Issuance or as otherwise provided herein with respect to the Series A Preferred Stock, no right shall accrue to holders of shares of any other Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest.

(b) In the event this Corporation shall declare a distribution (other than any distribution described in Section 2 or 3) payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock were the holders of the number of shares of Common Stock of this Corporation into which their respective shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $1000 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), respectively, plus all accrued or declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by them. The Series A Preferred

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Stock shall rank senior as to the receipt of the respective preferential amounts for each other series of Preferred Stock upon the occurrence of such event. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) After payment to the holders of the Series A Preferred Stock of the amounts set forth in Section 2(a), the entire remaining assets and funds of this Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

(c) For purposes of this Section 2, upon the written election by the holders of a majority of the outstanding shares of Series A Preferred Stock delivered to this Corporation, (i) any acquisition of this Corporation by means of merger or other form of corporate reorganization in which outstanding shares of this Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of this Corporation, shall be treated as a liquidation, dissolution or winding up of this Corporation, and shall entitle the holders of Series A Preferred Stock and Common Stock to receive at the closing of such transaction in cash, securities or other property (valued as provided in Section 2(d)) amounts as specified in Sections 2(a) and 2(b). This Corporation shall provide notice of any such event not less than thirty (30) days prior to such event.

(d) Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors and set forth in a resolution.

3. Redemption.

(a) This Corporation shall redeem, from any source of funds legally available therefor, all of the outstanding shares of the Series A Preferred Stock on the fifth anniversary (the “Redemption Date”) of the date of issuance of the first issued share of Series A Preferred Stock, (except that if any such date is a Saturday, Sunday or legal holiday, then such redemption will occur on the next succeeding day that is not a Saturday, Sunday or legal holiday). This Corporation shall effect such redemption on the Redemption Date by paying in cash in exchange for the shares of Series A Preferred Stock to be redeemed a sum equal to $1,000 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares (the “Redemption Price”). The Series A Preferred Stock shall rank senior on redemption to each other series of Preferred Stock and no amount should be paid in redemption of any other such series unless and until the Redemption Price has been paid to the holders of the Series A Preferred Stock.

Any redemption effected pursuant to this Section 3(a) shall be made on a pro-rata basis among the holders of the Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them.

(b) At least fifteen (15) but no more than thirty (30) days prior to the Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in Section 3(c), on or after the Redemption Date, each holder of

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Series A Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this Corporation legally available for redemption of shares of Series A Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Series A Preferred Stock such funds will immediately be used to redeem the balance of the shares which this Corporation has become obliged to redeem on the Redemption Date, but which it has not redeemed.

(d) On or prior to the Redemption Date, this Corporation shall pay the Redemption Price of all shares of Series A Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed to the holders of the shares designated for redemption and not yet redeemed, upon receipt by this Corporation from such holder of its share certificate pursuant to Section 3(b) above. From and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from this Corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor.

4. Voting Rights; Directors.

(a) Each holder of shares of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted as of the record date for such vote) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

(b) So long as Occidental holds not less than eighty percent (80%) of the Series A Preferred Stock issued at consummation of the Transaction, holders of a majority of the outstanding shares of Series A Preferred Stock shall be entitled, but not required, to elect one member of the Board of Directors at each meeting or pursuant to each consent of this Corporation’s stockholders for the election of directors (the “Series A Director”). The Series A Director shall not be assigned to any class of the Board of Directors, and shall serve a term lasting until the earliest of (i) such Series A Director’s successor is elected and qualified, (ii) the Series A Director’s earlier resignation, removal from office, death or incapacity and (iii) such time as Occidental holds less than eighty percent (80%) of the Series A Preferred Stock issued at consummation of the Transaction. Any Series A Director

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may be removed during the term of office of such director, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, pursuant to a written consent, and any vacancy thereby created may be filled by holders of a majority of the outstanding shares of Series A Preferred Stock pursuant to written consent.

(c) So long as any shares of the Series A Preferred Stock remain outstanding, in the event of a failure of this Corporation to pay cash dividends on the Series A Preferred Stock on two successive dividend payment dates, if such payment is required pursuant to Section 1, or to redeem shares of the Series A Preferred Stock as required pursuant to Section 3 (the “Events of Default”), then the holders of the Series A Preferred Stock shall (immediately upon the giving of written notice to this Corporation by the holders of a majority of the outstanding shares of Series A Preferred Stock), voting together as a single class, be entitled to elect two directors in addition to the Series A Director described above. If, after the election of the two additional directors pursuant to Section 4(d), the Events of Default are cured, then the holders of the Series A Preferred Stock shall be divested of the special voting rights specified in this section and the directors elected pursuant to such Section 4(d) shall be removed from office. However, the special voting rights of this section shall again accrue to the holders of the shares of the Series A Preferred Stock in case of any later occurrence of an Event of Default.

(d) Whenever under the provisions of Section 4(c), the right shall have accrued to the holders of the Series A Preferred Stock to vote as a single class to elect two directors, the Board of Directors shall, within ten (10) days after delivery to this Corporation at its principal office of a request to such effect by the holders of a majority of the outstanding shares of the Series A Preferred Stock, call a special meeting of the holders of the Series A Preferred Stock for the election of such directors, to be held upon not less than ten (10) nor more than twenty (20) days’ notice to such holders. If such notice of meeting is not given within the ten (10) days required above, the holders of Series A Preferred Stock requesting such meeting may also call such meeting and for such purposes shall have access to the stock books and records of this Corporation. At any meeting so called or at any other meeting held while the holders of shares of Series A Preferred Stock shall have the voting power provided in Section 4(c), the holders of a majority of the outstanding shares of Series A Preferred Stock present in person or by proxy or voting by written consent, shall be sufficient to constitute a quorum for the election of such directors as herein provided. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series A Preferred Stock pursuant to Section 4(c), the remaining director so elected by the holders of Series A Preferred Stock may elect a successor to hold office for the unexpired term of the director whose place shall be vacant, provided that if there are no remaining directors so elected by the holders of Series A Preferred Stock, the vacancies may be filled by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. Any directors who shall have been elected by the holders of Series A Preferred Stock or by any directors so elected as provided in the next preceding sentence hereof may be removed during the aforesaid term of office, with or without cause, by, and only by, the affirmative vote of the holders of a majority of the outstanding shares of the Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders, and any vacancy thereby created may be filled by the holders of Series A Preferred Stock represented at such meeting or pursuant to such written consent.

5. Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in a Redemption Notice with respect to such share of Series A Preferred Stock, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Series A Conversion Price applicable to such share in effect on the date the certificate is surrendered for conversion, rounded to the

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nearest $0.01 (rounding $0.005 down). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the “Series A Conversion Price”) shall initially be the Fixed Amount per share of Common Stock. Such initial Series A Conversion Price shall be adjusted as provided in this Agreement. The “Fixed Amount” shall equal (A) in the case of Series A Preferred Stock issued on the closing date of the Transaction, the lower of (i) the closing price per share of the Common Stock on the day that immediately precedes the closing date of the Transaction (except that if such day is a Saturday, Sunday or legal holiday, then the next preceding day that is not a Saturday, Sunday or legal holiday) and (ii) the average of the closing price for each of the thirty (30) trading days immediately preceding the date on which this Corporation announces the Transaction or (B) in the case of Series A Preferred Stock issued on a date other than the closing date of the Transaction, the closing price per share of the Common Stock on the day that immediately precedes the date of issuance (except that if such day is a Saturday, Sunday or legal holiday, then the next preceding day that is not a Saturday, Sunday or legal holiday). For purposes of this Section 5, the “closing price” for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the average of the closing bid and asked prices for such day, in each case as reported by the American Stock Exchange, or if such last sale price is not so reported by the American Stock Exchange, or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as reported by the American Stock Exchange. If the shares of Common Stock are not reported by the American Stock Exchange, the “closing price” for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the average of the closing bid and asked prices for such day, in each case as reported by the national exchange on which the Common Stock is traded. For the purpose hereof, “trading day” shall mean a day on which the specified securities exchange shall be open for business or, if the shares of Common Stock shall not be listed on such exchange for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

(b) Forced Conversion. Each share of Series A Preferred Stock shall be convertible at the option of this Corporation into shares of Common Stock at the then-effective Series A Conversion Price at any time after the closing price for the Common Stock on the American Stock Exchange for any thirty (30) consecutive trading days has exceeded two hundred percent (200%) of the then-current Series A Conversion Price and this Corporation has provided notice to the holders of the Series A Preferred Stock setting forth the date for such conversion, which date is not less than forty-five (45) days after the last of such thirty (30) consecutive trading days.

(c) Mechanics of Conversion.

(i) Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for such stock, and shall give written notice to this Corporation at such office that it elects to convert the same, the number of shares it elects to convert and shall state therein the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event less than all the shares represented by any surrendered certificate are converted, a new certificate shall be issued representing the unconverted shares.

(ii) The holder of a share of Series A Preferred Stock at the close of business on a record date shall be entitled to receive the dividend payable thereon on the corresponding dividend payment date, even if the share is converted in the intervening period or this Corporation defaults in the payment of such dividend due on such date; provided that, unless such share has been called for redemption in such intervening period, a share of Series A Preferred Stock surrendered in such intervening period must be accompanied by payment of an amount equal to the dividend payable on such share on such dividend payment date.

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(iii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Adjustments to Series A Conversion Price for Certain Diluting Issues.

(i) Special Definitions. For purposes of this Section 5(d), the following definitions apply:

(1) “Options” shall mean rights, options, or warrants to sub-scribe for, purchase or otherwise acquire Additional Shares of Common Stock, Series A Preferred Stock, or Convertible Securities (defined below).

(2) “Original Issue Date” shall mean the date on which a share of Series A Preferred Stock was first issued.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Additional Shares of Common Stock.

(4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(iii), deemed to be issued) by this Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(A) upon conversion of shares of Series A Preferred Stock;

(B) to officers, directors or employees of, or consultants to, this Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors, but not exceeding 1,500,000 shares of Common Stock (net of any repurchases of such shares or cancellations or expirations of options), subject to adjustment for all subdivisions and combinations.

(C) as a dividend or distribution on Series A Preferred Stock;

(D) upon exercise or conversion of options or warrants outstanding as of the date of issuance of the first issued share of Series A Preferred Stock, respectively; or

(E) for which adjustment of the Series A Conversion Price is made pursuant to Section 5(e).

(ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, (A) no adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by this Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue and (B) no adjustment in the Series A Conversion Price shall be made unless such adjustment would require an increase or decrease of at least one percent (1%) of such price; provided, however, that any adjustments which by reason of this Section 5(d)(ii)(B) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(iii) Deemed Issue of Additional Shares of Common Stock. In the event this Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities or for Series A Preferred Stock, the exercise, conversion or exchange of

F-7

such Convertible Securities or Series A Preferred Stock, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1) no further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of such Convertible Securities, or Series A Preferred Stock or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or Series A Preferred Stock;

(2) if such Options or Convertible Securities by their terms pro-vide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to this Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of Series A Preferred Stock);

(3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by this Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by this Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by this Corporation upon such conversion or exchange, and

(B) in the case of Options for Convertible Securities or Series A Preferred Stock only the Convertible Securities or Series A Preferred Stock, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by this Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by this Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by this Corporation (determined pursuant to Section 5(d)) upon the issue of the Convertible Securities or Series A Preferred Stock with respect to which such Options were actually exercised;

(4) no readjustment pursuant to Section 5(d)(iii)(2) or (3) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (a) the Series A Conversion Price on the original adjustment date, or (b) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(5) in the case of any Options that expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 5(d)(iii)(3).

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common

F-8

Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall, at the option and upon notice from holders of a majority of the outstanding shares of Series A Preferred Stock, be reduced to the lowest price at which any of the Additional Shares of Common Stock are issued or deemed issued.

(v) Determination of Consideration. For purposes of this Section 5(d), the consideration received by this Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by this Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors and set forth in a resolution; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of this Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Section 5(d)(v)(1)(A) and (B), as determined in good faith by the Board of Directors and set forth in a resolution.

(2) Options and Convertible Securities. The consideration per share received by this Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

(A) the total amount, if any, received or receivable by this Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to this Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities or Series A Preferred Stock, the exercise of such Options for Convertible Securities or Series A Preferred Stock and the conversion or exchange of such Convertible Securities or Series A Preferred Stock by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(e) Adjustments to the Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then this Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

F-9

(f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(e) or a merger or other reorganization referred to in Section 2(c)), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(g) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), and the holders of the Series A Preferred Stock have not made an election under Section 2(c), as a part of such capital reorganization provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of this Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series A Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable. The entity formed by a merger or other reorganization referred to in Section 2(c) shall make provision in its certificate or articles of incorporation or other constituent documents to establish the rights set forth herein. Such certificate or articles of incorporation or other constituent documents shall provide for the adjustments in the Series A Conversion Price in a manner as nearly equivalent as practicable to the adjustments provided for herein.

(h) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(i) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5 (or any event that may result in an adjustment upon the election of the holders of Series A Preferred Stock pursuant to Section 5(d)(iv)), this Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by this Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment (or the adjustment that would result upon such election) and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall furnish an additional notice to each holder of Series A Preferred Stock upon any adjustment of the Series A Conversion Price resulting from an election of the holders of Series A Preferred Stock pursuant to Section 5(d)(iv). This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

F-10

(j) Notices of Record Date. In the event that this Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of Series A Preferred Stock:

(1) at least ten (10) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto ); and

(2) in the case of the matters referred to in clause (iii) and (iv) above, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(k) Issue Taxes. This Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that this Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(l) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock free from preemptive rights, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, this Corporation will take such corporate action as may be necessary, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(m) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, this Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(n) Notices. Any notice required by the provisions of this Certificate to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder’s address or facsimile number appearing in the records of this Corporation.

F-11

6. Restrictions and Limitations.

(a) So long as any shares of Series A Preferred Stock remain outstanding, this Corporation shall not, without the approval of the holders of a majority of the outstanding shares of the Series A Preferred Stock:

(i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series A Preferred Stock held by such holder otherwise than by redemption in accordance with Section 3 or by conversion in accordance with Section 5;

(ii) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock, other than pursuant to the exercise by holders of Common Stock of any conversion rights pursuant to Article SIXTH of the Certificate of Incorporation;

(iii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series A Preferred Stock as to dividend rights or redemption rights or liquidation preferences;

(iv) Permit any wholly owned subsidiary to issue or sell, or obligate itself to issue or sell, except to this Corporation or any wholly owned subsidiary, any stock of such subsidiary; or

(v) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or Series A Preferred Stock.

(b) This Corporation shall not amend its Certificate of Incorporation or By-laws without the approval, by vote or written consent, by holders of a majority of the outstanding shares of Series A Preferred Stock if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of the Series A Preferred Stock. Without limiting the generality of the preceding sentence, this Corporation will not amend its Certificate of Incorporation or Bylaws without the approval of holders of a majority of the outstanding shares Series A Preferred Stock if such amendment would:

(i) Reduce the dividend rates on the Series A Preferred Stock provided for herein, make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of this Corporation;

(ii) Reduce the amount payable to the holders of the Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of this Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series A Preferred Stock to the rights upon liquidation of the holders of any other capital stock of this Corporation;

(iii) Reduce the Series A Redemption Price;

(iv) Delay the Redemption Date;

(v) Make the Series A Preferred Stock redeemable at the option of this Corporation;

(vi) Cancel or modify the Conversion Rights of the Series A Preferred Stock provided for in Section 5; or

(vii) Change the rights of the holders of the Series A Preferred Stock to appoint directors of this Corporation provided for in Section 4.

7. No Reissuance of Series A Preferred Stock.

No share or shares of Series A Preferred Stock acquired by this Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which this Corporation shall be authorized to issue.

F-12

NTR ACQUISITION CO.

PROMISSORY NOTE

$3,000,000	New York, New York
November 2, 2007

FOR VALUE RECEIVED, the undersigned, NTR ACQUISITION CO., a Delaware corporation (“Borrower”), promises to pay to the order of OCCIDENTAL PETROLEUM INVESTMENT CO., a California company, (“Lender”), on the earlier of (i) November 1, 2008 and (ii) such date as Lender purchases Series A Senior Convertible Preferred Stock, par value $0.0001, of Borrower, (A) the principal sum of THREE MILLION DOLLARS ($3,000,000), or such lesser amount as is equal to the aggregate unpaid principal amount of all loans made by Lender to Borrower under this Note (the “Principal”), and (B) interest on such Principal, as set forth below.

Interest on this promissory note (“Note”) shall be calculated for the quarterly periods ending on March 15, June 15, September 15 and December 15 of each year (“Interest Calculation Period”) (commencing on the date of this Note and continuing until the unpaid Principal and accrued but unpaid interest have been paid in full) at a rate per annum equal to 9.0%. Interest shall be calculated based on the average Principal balance, on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) elapsed during the Interest Calculation Period. Interest for each Interest Calculation Period shall be due and payable on the last day of such Interest Calculation Period (with the first payment payable on December 15, 2007). Payment of interest due on or before September 15, 2008 may be effected by delivery of a new promissory note (an “Additional Note”) in the same form as this Note and in a principal amount equal to the interest amount then due. If interest is not paid in cash on or before the date due, Borrower shall be deemed to have delivered an Additional Note in payment thereof without further action of Borrower or Lender unless the interest payment date with respect to such payment falls after September 15, 2008. Any amount of Principal of, or interest on, this Note which is not paid (in cash or by the delivery or deemed delivery of Additional Notes) on or before the date due (whether upon valid demand, by acceleration or otherwise), shall bear interest from the date when due until paid, and shall be payable on demand, at a rate per annum equal to 11.0%. The rate of interest payable on this Note shall in no event exceed the maximum rate of interest permitted by applicable law.

Whenever any payment to be made under this Note shall be due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time shall in each case (other than in the case of regular accruals of interest) be included in the computation of interest under this Note.

All payments and prepayments made under this Note shall be applied first to interest on the aggregate unpaid Principal balance of this Note and any Additional Note deemed delivered pursuant hereto and then to the aggregate unpaid Principal balance of this Note and any Additional Note deemed delivered pursuant hereto.

This Note evidences (i) the amount of the aggregate unpaid Principal balance owed from time to time by the Borrower to the Lender hereunder and under any Additional Note that the Borrower is deemed to have delivered pursuant hereto, and (ii) the amount of any interest accruing hereunder on such aggregate unpaid Principal balance and, under any Additional Note deemed to have been delivered pursuant hereto, on the aggregate unpaid Principal balance thereof. In the event that, at the date hereof, or at any time thereafter, no such amount shall be owed by the Borrower to the Lender under this Note, this Note shall, nevertheless, remain in full force and effect.

The Borrower may prepay this Note in whole or in part at any time without premium or penalty. This Note may not be amended or modified except by an instrument in writing signed by the Borrower and the Lender. Borrower may not delegate its obligations under this Note without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

If any of the following events, acts or occurrences shall occur and be continuing:

(i) default in the payment when due (in cash or by delivery or deemed delivery of an Additional Notes) of any amount owing by the Borrower under this Note in respect of principal of, or interest on, the Notes;

(ii) any representation or warranty on the part of the Borrower contained in the Series A Senior Convertible Preferred Stock Purchase Agreement dated as of even date herewith between the Borrower and the Lender (the “SPA”) shall at any time prove to have been incorrect when made, deemed made or reaffirmed;

(iii) the Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under this Note or the SPA and such default continues unremedied for thirty (30) days;

(iv) either (a) the Borrower shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business, or (b) corporate action shall be taken by the Borrower for the purpose of effectuating any of the foregoing; or

(v) involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of the Borrower or the appointment of a receiver, trustee, custodian or liquidator for the Borrower or of a substantial part of the property, assets or business of the Borrower, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Borrower, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be;

then, and in any such event, all Principal, interest or other sums then accrued or owing by the Borrower under this Note shall become and be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Payments of the Principal of, interest on, and any other sums owing under this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. All such payments shall be made at such place or places and in such manner as may be specified by the Lender to the Borrower in writing.

In addition to, and not in limitation of, any rights which the Lender may have under this Note, any agreement or applicable law, the Borrower agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, paid or incurred by the Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

All notices, demand and other communications required or permitted by this Note to be given to, or made upon, the Borrower or the Lender shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, to the following address of the

Borrower or the Lender, as the case may be, or to such other address with respect to the Borrower or the Lender as the Borrower or the Lender shall notify the other in writing:

If to the Borrower:	NTR Acquisition Co.
100 Mill Plain Road
Suite 320
Danbury, CT 06811

If to the Lender:	Occidental Petroleum Investment Co.
10889 Wilshire Boulevard
Los Angeles, California 90024
Attention: Vice President – Business Development;
Treasurer

Each such notice, demand or other communication shall be in writing and shall be deemed to be given for the purposes of this Note on the day on which such notice, demand or other communication is delivered or sent to the intended recipient thereof in accordance with the provisions of this Note.

This Note and the loans evidenced hereby have been made in and shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of laws thereof. To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Note shall be brought only in the United States District Court for the Central District of California and in any California State court located in Los Angeles County and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of California for purposes of all legal proceedings arising out of, or in connection with, this Note and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. If any provision of this Note or the application thereof is held invalid or unenforceable for any reason, the remainder of this Note and the application thereof will not be affected thereby, the provisions of this Note being severable in any such instance.

Except as otherwise set forth in this Note, the Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

The Lender understands and acknowledges that the Borrower is a recently organized blank check company formed for the purpose of acquiring (an “initial business combination”) one or more businesses or assets in the energy industry. The Lender further understands that (a) the Borrower’s assets consist of the cash proceeds of its public offering (the “IPO”) and private placements of its securities, and that substantially all of those proceeds have been deposited in a trust account with a third party (the “Trust Account”) for the benefit of the Borrower, certain of its stockholders and the underwriters of its IPO and (b) the monies in the Trust Account may be disbursed only (i) to the Borrower in limited amounts from time to time (and in no event more than $3,250,000 in total) in order to permit the Borrower to pay its operating expenses; (ii) if the Borrower completes an initial business combination, to certain dissenting public stockholders, to the underwriters for the IPO in the amount of underwriting discounts and commissions they earned in the IPO but whose payment they have deferred, and then to the Borrower; and (iii) if the Borrower fails to complete an initial business combination within the allotted time period and liquidates, subject to the terms of the agreement governing the Trust Account, to the Borrower in limited amounts to permit the Borrower to pay the costs and expenses of its liquidation and dissolution, and then to the Borrower’s stockholders who purchased securities in the IPO. Unless and until the initial business combination occurs, the Lender waives any right, title, interest or claim of any kind (any “Claim”) it or any of its affiliates have or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom (except amounts properly released to the Borrower as described above) as a result of, or arising out of, any Claims against the Borrower in connection with this Note.

For purposes of this Note, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

Borrower:	NTR ACQUISITION CO.

	By:	/S/ MARIO E. RODRIGUEZ
Mario E. Rodriguez
Chief Executive Officer

Lender:	OCCIDENTAL PETROLEUM INVESTMENT CO.

	By:	/S/ TODD STEVENS
Todd Stevens
Vice President

FORM OF

SHAREHOLDERS RIGHTS AGREEMENT

By and between

NTR ACQUISITION CO.,

NTR PARTNERS LLC

and

OCCIDENTAL PETROLEUM INVESTMENT CO.

Dated

1. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES		H-1

1.2	Restrictions on Transfer	H-2

2. COVENANTS OF THE COMPANY		H-3

2.1	Basic Financial Information	H-3
2.2	Additional Information and Rights	H-4
2.3	Right of First Refusal	H-4
2.4	Exchange Right	H-5
2.5	Tag Along Rights	H-5
2.6	Prompt Payment of Taxes, etc.	H-6
2.7	MaHntenance of Properties and Leases	H-6
2.8	Insurance	H-7
2.9	Accounts and Records	H-7
2.10	Compliance with Requirements of Government Authorities	H-7
2.11	Maintenance of Corporate Existence, etc.	H-7
2.12	Transactions with Affiliates	H-7
2.13	Attendance at Board Meetings	H-7
2.14	Restrictions on Corporate Actions	H-7

3. MISCELLANEOUS		H-8

3.1	Governing Law	H-8
3.2	Successors and Assigns	H-8
3.3	Entire Agreement; Amendment; Waiver	H-8
3.4	Notices, etc.	H-8
3.5	Delays or Omissions	H-9
3.6	Rights; Separability	H-9
3.7	Titles and Subtitles	H-9
3.8	Counterparts	H-9

H-i

SHAREHOLDERS RIGHTS AGREEMENT

This Shareholders Rights Agreement (this “ Agreement”) is made and entered into as of the          day of                      , 200     by and among NTR ACQUISITION CO, a Delaware corporation (the “Company”), NTR PARTNERS LLC, a Delaware limited liability company (“Partners”), the other signers of this Agreement (“Additional Holders”) and OCCIDENTAL PETROLEUM INVESTMENT CO., a California corporation (“Occidental”).

Recitals

WHEREAS, Partners and the Additional Holders hold warrants under the Company’s Amended and Restated Warrant Agreement dated January 28, 2007 between the Company and the persons named therein and/or shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) issued upon exercise thereof (the “Warrants”), and shares of Common Stock and possess registration rights and other rights pursuant to a Registration Rights Agreement dated as of January 30, 2007 between the Company, Partners, Additional Holders and the other persons named therein (the “First Registration Rights Agreement”);

WHEREAS, Occidental is a party to the Series A Senior Convertible Preferred Stock Purchase Agreement dated as of November 2, 2007 between the Company and Occidental (the “Series A Agreement”); and

WHEREAS, certain of the Company’s and Occidental’s obligations under the Series A Agreement are conditioned upon the execution and delivery by Occidental and the Company of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

1. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES.

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Business Day” shall mean any day, except a Saturday, Sunday or legal holiday on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Closing” shall have the meaning provided to such term in the Series A Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Exchange Debt” shall mean indebtedness for borrowed money issued by the Company or any of its subsidiaries (including indebtedness to finance acquisitions or other non-working capital needs), other than indebtedness incurred to finance ordinary course working capital needs of the Company and its subsidiaries, provided by an institutional lender whose loans are regulated by law (such as banks, trust companies, credit unions and commercial loan agencies) having aggregate capital and surplus in excess of $1 billion.

“Holder” shall mean Occidental (for so long as Occidental owns any Shares) and any holder to whom any shares of Series A Preferred Stock have been transferred in compliance with Section 1.2.

“Independent Third Party” means any Person that (i) did not beneficially own in excess of five percent (5%) of the voting securities of the Company deemed outstanding (on a fully diluted basis) as of the first anniversary of the date hereof; and (ii) does not control and is not an controlled by or under common control with, as defined under the Exchange Act, any such owner.

“New Securities” shall mean any capital stock (including Common Stock and preferred stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into, or otherwise exercisable or exchangeable for, capital stock; provided that the term “New Securities” does not include (i) securities purchased under the Series A Agreement; (ii) securities issued upon conversion of the Series A Preferred Stock; (iii) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (iv) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) securities issued in connection with an acquisition (whether by stock sale, amalgamation, merger, recapitalization, asset sale or similar transaction) of another Person; (vi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (vi) above; or (vii) securities issued upon exercise of the Warrants outstanding as of the date hereof.

“Person” shall be construed as broadly as possible and shall include an individual, corporation, association, partnership (including a limited liability partnership or a limited liability limited partnership), limited liability company, estate, trust, joint venture, unincorporated organization or a government or any department, agency or political subdivision thereof.

“Replacement Transaction” shall mean any replacement acquisition by the Company through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination of one or more businesses or assets in the energy business acceptable to Occidental.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Series A Preferred Stock” shall mean the Company’s Series A Senior Convertible Preferred Stock, $0.0001 par value per share.

“Shares” shall mean shares of the Company’s Series A Preferred Stock or shares of Common Stock issued on conversion of the Series A Preferred Stock.

“Transaction” shall mean the acquisition, directly or indirectly, by the Company of all outstanding shares of each class of common stock of Kern Oil & Refining Co., a California corporation, from Casey Co., a California Corporation pursuant to the Kern Purchase Agreement (as defined in the Series A Agreement).

1.2 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares prior to the date that is six (6) months after the Closing, without the consent of the Company, except to any transferee who, within the meaning of the Securities Act, is controlling, controlled by or under common control with, any such Holder, and shall not make any such disposition unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, provided and to the extent such Section is then applicable (i.e. clause (i) below is not applicable), and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

(iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to a Person that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder; provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if such transferee were an original Holder hereunder.

(b) Each certificate representing Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE TRANSFER OF THE SHARES REPRESENTED HEREBY IS RESTRICTED BY THE TERMS OF A SHAREHOLDERS RIGHTS AGREEMENT, DATED AS OF                     , 200    , A COPY OF WHICH IS ON FILE WITH THE COMPANY. NO TRANSFER SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDERS RIGHTS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder’s expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2. COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, so long as any shares of Series A Preferred Stock are outstanding, as follows:

2.1 Basic Financial Information. The Company will furnish the following reports to each Holder that owns at least ten percent (10%) of the Shares:

(a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

(b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

(c) The Company may satisfy the provisions of Sections 2.1(a) and (b) by filing its annual and quarterly reports using the Securities and Exchange Commission’s EDGAR System as required, and at the time required to be filed, by the Exchange Act.

2.2 Additional Information and Rights.

(a) The Company will permit any Holder that owns at least seventy-five percent (75%) of the Shares (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) (a “Significant Holder”), or a representative of any Significant Holder, to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company’s officers and its independent public accountants, upon reasonable advance notice, all at such reasonable times and as often as any such person may reasonably request.

(b) The Company will deliver the reports described below in this Section 2.2 to each Significant Holder, who so requests in writing, with reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such Significant Holder may from time to time reasonably request.

(c) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts, under the laws of the State of Delaware.

(d) Anything in Section 2.2 to the contrary notwithstanding, no Holder by reason of this agreement shall have access to any trade secrets or confidential information of the Company. Each Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 2.2, provided, however, (i) that in the event a Holder or any of its representatives are requested in a legal proceeding (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of information, the Holder shall give the Company prompt notice of such request so that the Company may seek a protective order or other similar relief with respect to such disclosure so as to maintain the confidential nature of the information to be disclosed after which the Holder may make required disclosures, (ii) that in the event that a Holder or its representatives are otherwise required by law or stock exchange regulations or by a governmental order, decree, regulation or rule or legal process to disclose any of the information, the Holder shall give the Company notice of the information to be disclosed and such opportunity as is reasonably practicable to review the proposed disclosure and to comment thereon after which the Holder may make required disclosures, and (iii) the Company recognizes that the Holder and its representatives may retain mental impressions of the information and that such Persons may, now or in the future, be working on other projects, whether or not related to the Company and, consequently, notwithstanding anything in this Agreement, the parties agree that such Persons will not be precluded from working on such other projects solely because of the retained mental impressions of the information.

2.3 Right of First Refusal.

(a) The Company hereby grants to each Holder who owns any shares of Series A Preferred Stock the right of first refusal to purchase a pro rata share of New Securities that the Company may, from time to time, propose to sell and issue. A Holder’s pro rata share, for purposes of this right of first refusal, is the ratio of the sum of (i) the number of Shares owned by such Holder immediately prior to the issuance of New Securities, assuming full conversion of the Series A Preferred Stock held by the Holder and (ii) any New Securities previously purchased by the Holder under this Section 2.3(a) and owned by such Holder immediately prior to the issuance of New Securities (collectively, “Base Securities”), assuming full conversion, exercise or exchange, if any is possible, of such New Securities, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion, exercise or exchange of the Base Securities and exercise of all other outstanding convertible securities, rights, options and warrants to acquire Common Stock of the Company. Each Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Holder’s portion on a pro rata basis within five (5) days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have ten (10) Business Days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) In the event the Holders fail to exercise fully the right of first refusal within said ten (10) Business Day period and after the expiration of the five (5)Business Day period for the exercise of the over-allotment provisions of this Section 2.3, the Company shall have one hundred fifty (150) days thereafter to sell to sell the New Securities respecting which the Holders’ right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Holders pursuant to Section 2.3(b). In the event the Company has not sold the New Securities in accordance with the foregoing within one hundred fifty (150) days from the expiration of the ten (10)Business Day period for the exercise of the over-allotment provisions, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 2.3(b).

(d) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any Person that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

2.4 Exchange Right.

The Company hereby grants to Occidental the right, during the period ending on the date that is two (2) years after the Closing, to exchange Series A Preferred Stock for Exchange Debt that the Company may, from time to time, propose to sell and issue as set forth in this Section 2.4. In the event the Company proposes to incur Exchange Debt, it shall give Occidental written notice of its intention, describing the type of Exchange Debt, and its interest rate and the general terms upon which the Company proposes to incur the same. Occidental may exercise the exchange right set forth in this Section 2.4 (the “Exchange Right”) by providing written notice to the Company of its election and the aggregate liquidation preference of the Series A Preferred Stock it elects to exchange not less than 10 Business Days prior to the incurrence of such Exchange Debt. If Occidental exercises the Exchange Right, the Company will issue Exchange Debt to Occidental in an aggregate principal amount equal to the aggregate liquidation preference of the Series A Preferred Stock indicated in the election notice upon surrender by Occidental of certificates representing Series A Preferred Stock at least equal to those noted in the exchange notice. If Occidental surrenders certificates representing excess shares of Series A Preferred Stock, the Company will provide a replacement certificate to Occidental representing such excess shares.

2.5 Tag Along Rights.

(a) If Partners, Additional Holders or any of their respective successors and assigns desire (“Prospective Sellers”) to effect any sale or transfer (other than a sale or transfer to the public pursuant to a registration statement or Rule 144 under the Securities Act) of any Warrants or Common Stock to any Independent Third

Party which (when aggregated with all prior such sales or transfers) represents more than 1,000,000 shares of Common Stock (assuming exercise of all the Warrants) (a “Tag Along Transaction”), then, for so long as Occidental beneficially owns any shares of Series A Preferred Stock, Prospective Sellers shall give written notice to Occidental offering Occidental the option to participate in the Tag Along Transaction (a “Sale Notice”), not less than seven (7) Business Days prior to the date of closing of such Tag Along Transaction. The Sale Notice shall set forth the material terms of the proposed Tag Along Transaction and identify the contemplated transferee(s).

(b) Occidental may, by written notice to Prospective Sellers (a “Tag Along Notice”) delivered within three (3) Business Days after the date of the Sale Notice, elect to sell in such Tag Along Transaction any shares of Series A Preferred Stock held by it.

(c) If Occidental fails to deliver a timely Tag Along Notice, then Prospective Sellers, may thereafter consummate the Tag Along Transaction at the same price and on substantially the same terms and conditions as are described in the Sale Notice (including, without limitation, the number of shares of Common Stock being directly or indirectly sold). If Occidental gives Prospective Sellers a timely Tag Along Notice, then Prospective Sellers shall use all reasonable efforts to cause the prospective transferee(s) to agree to acquire all Series A Preferred Stock identified in the Tag Along Notice, upon the same terms and conditions as are applicable to the Warrants or Common Stock held by Prospective Sellers (using an as-converted comparison of the Warrants and the Series A Preferred Stock and accounting for the fact that the Series A Preferred Stock has been paid). If such prospective transferee is unable or unwilling to acquire all Series A Preferred Stock proposed to be included in the Tag Along Transaction upon such terms, then Prospective Sellers may elect either to cancel such Tag Along Transaction or to sell the maximum number of shares of Series A Preferred Stock that such prospective transferee(s) is willing to purchase. Occidental shall deliver any shares of Series A Preferred Stock sold in any transaction pursuant to this Section 2.5 free and clear of liens, encumbrances and adverse claims with respect thereto. If Occidental participates in any such Tag Along Transaction, it shall be responsible for its proportionate share of the costs of the Tag Along Transaction to the extent not paid or reimbursed by the contemplated transferee or the Company.

(d) For the avoidance of doubt, the terms set out in this Section 2.5 shall not apply to any sale or transfer of any Warrants or Common Stock to any affiliate of Prospective Sellers; provided that such affiliate agrees to be bound to the terms hereof with respect to such Warrants or Common Stock.

2.6 Prompt Payment of Taxes, etc. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the Company’s Board of Directors, all other indebtedness incident to operations of the Company.

2.7 Maintenance of Properties and Leases. The Company will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto except to the extent failure would not result, either individually or in the aggregate, in any material adverse change in the assets, business, operations, properties, prospects, or condition (financial or otherwise) of the Company (as such business is presently conducted and as it is presently proposed to be conducted) (“Material Adverse Change”); and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision would reasonably be expected to have a Material Adverse Change.

2.8 Insurance. Except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors, the Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

2.9 Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

2.10 Compliance with Requirements of Government Authorities. The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties and assets if the failure to observe them would reasonably be expected to result in a Material Adverse Change.

2.11 Maintenance of Corporate Existence, etc. The Company shall, and shall cause its material subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and necessary to the conduct of their business, the failure of to maintain which would reasonably be expected to result in a Material Adverse Change.

2.12 Transactions with Affiliates. The Company shall not, without the approval of the disinterested members of the Company’s Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company, or any member of any such person’s immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

2.13 Attendance at Board Meetings.

So long as Occidental continues to beneficially own, in the aggregate, not less than eighty percent (80%) of the Series A Preferred Stock issued under the Series A Agreement, Occidental shall have the right to attend all meetings of the Board of Directors in a monitoring observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors.

2.14 Restrictions on Corporate Actions.

So long as Occidental beneficially owns any shares of the Series A Preferred Stock, the Company will not, and Partners, Additional Holders and their respective affiliates, successors and assigns will not vote or otherwise grant approval to, amend the Company’s Certificate of Incorporation without the written approval of Occidental if such amendment would change any of the rights, preferences or privileges provided for the benefit of holders of any shares of the Series A Preferred Stock. Without limiting the generality of the preceding sentence, so long as Occidental beneficially owns any shares of the Series A Preferred Stock, the Company will not, and Partners, Additional Holders and their respective affiliates, successors and assigns will not, vote or otherwise grant approval to, amend the Company’s Certificate of Incorporation without the written approval of Occidental if such amendment would:

(i) Reduce the dividend rates on the Series A Preferred Stock, make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

(ii) Reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series A Preferred Stock to the rights upon liquidation of the holders of any other capital stock of this Corporation;

(iii) Reduce the Series A Preferred Stock redemption price;

(iv) Delay the Series A Preferred Stock redemption date;

(v) Make the Series A Preferred Stock redeemable at the option of the Company; or

(vi) Cancel or modify the conversion rights of the Series A Preferred Stock.

(vii) Change the rights of the holders of the Series A Preferred Stock to appoint directors of the Company.

So long as Occidental continues to beneficially own, in the aggregate, not less than eighty percent (80%) of the Series A Preferred Stock issued under the Series A Agreement, the Company will not, and Partners, Additional Holders and their respective affiliates, successors and assigns will not vote or otherwise grant approval to, amend the Company’s Certificate of Incorporation or By-laws without the approval, by vote or written consent, by all of the holders of the Series A Preferred Stock to provide for any new class or series of capital stock having any rights, preferences or privileges senior to or on a parity with the rights, preferences or privileges provided for the benefit of holders of any shares of the Series A Preferred Stock.

3. MISCELLANEOUS

3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, as applied to agreements among New York residents entered into and to be performed entirely within New York. To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Central District of California and in any California State court located in Los Angeles County and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of California for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.3 Entire Agreement; Amendment; Waiver. This Agreement (including any Exhibits) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Occidental and any such amendment, waiver, discharge or termination shall be binding on all the holders of Shares.

3.4 Notices, etc. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

3.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

NTR ACQUISITION CO.

By:
Name:
Title:

Address:	100 Mill Plain Road
Suite 320
Danbury, CT 06811

NTR PARTNERS LLC

By:
Name:
Title:

Address:	100 Mill Plain Road
Suite 320
Danbury, CT 06811

OCCIDENTAL PETROLEUM INVESTMENT CO.

By:
Name:
Title:

Address:	10889 Wilshire Blvd.
Los Angeles, CA 90024

Buford H. Ortale

Address:

Gilliam Enterprises LLC

By:
Name:
Title:

Address:

Hendricks Family LLLP
By: Hendricks Family Holdings, Inc., General Partner

By:
Name:
Title:

By:
Name:
Title:

Address:

Maureen A. Hendricks

Address:

Randal K. Quarles

Address:

SEWANEE PARTNERS III, L.P.
By: Sewanee Ventures, its General Partner

By:
Name:
Title:

Address:

FORM OF

REGISTRATION RIGHTS AGREEMENT

dated as of

                    , 2007

among

NTR ACQUISITION CO.

and

OCCIDENTAL PETROLEUM INVESTMENT CO.

SECTION 1. DEFINITIONS	I-1

SECTION 2. REGISTRATION RIGHTS	I-3

SECTION 3. MISCELLANEOUS	I-14

I-i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                     , 2007, by and among NTR ACQUISITION CO., a Delaware corporation (the “Company”) and OCCIDENTAL PETROLEUM INVESTMENT CO., a California corporation (“Occidental”).

WHEREAS, Occidental owns [            ] shares (the “Shares”) of the Company’s Senior Convertible Preferred Stock, $1000 liquidation preference per share, par value $0.0001 per share, convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock,” collectively, the “Securities”), all of which were acquired by private placement;

WHEREAS, Occidental may in certain circumstances and subject to certain transfer and other restrictions transfer (or cause to be transferred) some or all of the Securities to transferees who, on consummation of such transfer, hold not less than 10% of the Securities owned by Occidental on the date hereof (each, a “Permitted Transferee”);

WHEREAS, Occidental and the Company desire to enter into this Agreement to provide Occidental with certain rights relating to the registration of the Securities, and to provide for any Permitted Transferees who receive Securities from time to time with the ability to accede to this agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of any prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed and (iii) the Company has a bona fide business purpose for not publicly making it.

“Agreement” has the meaning set forth in the preamble hereto.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Demand Registration” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“holder” or “holders” means any holder or holders of Registrable Securities who is a party hereto or who otherwise agrees in writing to be bound by the provisions of this Agreement pursuant to Section 3.3.

“Incidental Registration” has the meaning set forth in Section 2.3(a).

“Initial Business Combination” means the acquisition by the Company, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in the energy industry.

“Loss” has the meaning set forth in Section 2.9(a).

“NASD” means the National Association of Securities Dealers, Inc.

“Occidental” has the meaning set forth in the preamble hereto.

“Permitted Transferee” has the meaning set forth in the recitals hereto.

“Person” shall be construed as broadly as possible and shall include an individual, corporation, association, partnership (including a limited liability partnership or a limited liability limited partnership), limited liability company, estate, trust, joint venture, unincorporated organization or a government or any department, agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Registrable Securities” means the Shares and the shares of Common Stock issuable upon conversion of the Shares after the Release Date; provided, however, that any of the foregoing securities shall cease to be Registrable Securities to the extent that (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been sold, transferred, disposed of or exchanged pursuant to such Registration Statement, (ii) they have been otherwise transferred pursuant to Rule 144 under the Securities Act (or any similar rule or regulation then in force), new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold without volume or method of sale restrictions without registration under the Securities Act or (iii) they have ceased to be outstanding. For purposes of this Agreement, the shares of Common Stock issuable upon conversion of the Shares shall constitute one “class” of Registrable Securities and the Shares shall constitute another class of Registrable Securities; provided that no Registrable Securities shall be part of the relevant class until the Release Date. A “percentage” (or a “majority”) of the Registrable Securities or any class thereof (or, where applicable, of any other securities) shall be determined based on the total number of such securities outstanding at the relevant time.

“Registration” means a registration of the Company’s securities for sale to the public under a Registration Statement.

“Registration Statement” means any registration statement (other than a registration statement on Form S-4 or Form S-8) of the Company for a public offering of the Company’s securities filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Release Date” means the date that is 180 days from the date the Company completes its Initial Business Combination.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” has the meaning set forth in the recitals.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2. General Interpretive Principles.

Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Any reference to included items shall be understood to be without limitation to the items listed.

SECTION 2. REGISTRATION RIGHTS

2.1. Registrations on Form S-3.

(a) Filing. The holders of Registrable Securities may at any time and from time to time on or after the Release Date, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or a successor or other appropriate, similar short-form registration which may be available at such time (“Form S-3”); provided, however, that (i) the Company shall not be obligated to effect such request through an Underwritten Offering and (ii) the Company shall not be obligated to effect such a request if the Company has within the preceding six (6) months effected a registration on Form S-3. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) business days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.1: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate offering price to the public of less than $500,000. Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

(b) Suspension of Registration. If the filing, initial effectiveness or continued use of Form S-3 at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Form S-3 of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the Form S-3 for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the registration on such Form S-3 in connection with any sale or offer to sell Registrable Securities and agree not to disclose to any other Person the fact that the Company has exercised such rights or any related facts except as may be required by law, rule or stock exchange requirement. The Company shall immediately notify the holders on the expiration of any period during which it exercised its rights under this Section 2.1(b).

2.2. Demand Registrations.

(a) Demand by Holders. (i) At any time and from time on or after the applicable Release Date, the holders of not less than a majority of any class of the Registrable Securities may make a written request to the Company for registration of all or part of each such class of Registrable Securities held by those holders; provided that the estimated market value of the Registrable Securities of all classes to be so registered thereunder is at least $500,000 in the aggregate. Any such requested registration shall be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the class(es) and aggregate amount(s) of Registrable Securities to be registered and the intended methods of distribution thereof.

(ii) Within five (5) business days following receipt of any request for a Demand Registration, the Company shall deliver written notice of such request to all other holders of Registrable Securities of the class or classes to be registered. Thereafter, the Company shall include in such Demand Registration any additional Registrable Securities of each such class which the holder or holders thereof have requested in writing be included in such Demand Registration; provided that all such requests have been received by the Company within ten (10) business days of the Company’s having sent the applicable notice to such holder or holders (each such holder, including the holder of Registrable Securities identified in such Demand Registration, a “Demanding Holder”). All such requests shall specify the class and aggregate amount of Registrable Securities to be registered and the intended method of distribution. The Company may include in such registration additional securities of the class or classes of the Registrable Securities to be registered thereunder, including securities to be sold for the Company’s own account or for the account of Persons who are not holders of Registrable Securities.

(iii) As promptly as practicable, and, in any event, within sixty (60) days following receipt of a request for a Demand Registration, the Company shall file a Registration Statement relating to such Demand Registration and thereafter the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act.

(b) Limitation on Demand Registrations. In no event shall the Company be required to effect more than two (2) Demand Registrations.

(c) Demand Withdrawal. A holder may withdraw its Registrable Securities from a Demand Registration at any time. If all holders withdraw, or holders withdraw Registrable Securities from a Demand Registration in such amounts that the Registrable Securities of all classes that remain covered by the relevant Registration Statement have an estimated market value of less than $500,000, the Company shall cease all efforts to secure registration and such registration shall be deemed a Demand Registration for purposes of Section 2.2(b) unless the withdrawal is based on the reasonable determination of the Demanding Holders that there has been, since the date of such request, a material adverse change in the business or prospects of the Company or in general market conditions. In the event that a withdrawal by Demanding Holders is based upon material adverse information relating to the Company that is different from the information known or reasonably available to the Demanding Holders at the time of their request for a Demand Registration, such registration shall not be counted as a Demand Registration.

(d) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn) plus such number of days as the Company exercises its rights under Section 2.2(e) and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) holders of a majority of the relevant class or classes of

Registrable Securities thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

(e) Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest possible period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the holders of the expiration of any period during which it exercised its rights under this Section 2.2(e).

(f) Underwritten Offering. If the holders of not less than a majority of the Registrable Securities of any class that is included in any offering pursuant to a Demand Registration so elect, the offering of all of the Registrable Securities of that class shall be in the form of an Underwritten Offering and the right of any holder to include Registrable Securities of that class in the Demand Registration shall be conditioned upon such holder’s participation in the Underwritten Offering. The holders of a majority of the class of Registrable Securities included in such Underwritten Offering shall, in consultation with the Company, have the right to select the managing underwriter or underwriters for the offering, subject to the right of the Company should it so choose to select one co-managing underwriter reasonably acceptable to such holders. All holders proposing to distribute their Registrable Securities through such an underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.

(g) Reduction of Offering. If the managing underwriter or underwriters of a proposed Underwritten Offering of a class of Registrable Securities included in a Demand Registration, inform the holders of such Registrable Securities and the Company (or the holders of Registrable Securities who have requested the Demand Registration in the case of a Demand Registration that is not being underwritten, inform the Company) in writing that, in its or their opinion, the number of securities of such class requested to be included in such Demand Registration, including securities of the Company for its own account or for the account of other Persons who are not holders of Registrable Securities that the Company desires to sell and any securities as to which registration has been requested pursuant to written piggy-back registration rights (as described in Section 2.3), exceeds the maximum dollar amount or maximum number of securities, as applicable, that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration:

(i) first, Registrable Securities as to which Demand Registration has been requested by the Demanding Holders, in an amount up to but not exceeding the Maximum Number of Securities (allocated pro rata among the holders who have requested participation in the Demand Registration, based, for each such holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such holder has requested to include in such Demand Registration by (y) the aggregate number of Registrable Securities of such class which all such holders have requested to include);

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities;

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities; and

(iv) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (i), (ii), and (iii), securities that other security holders of the Company desire to sell that can be sold without exceeding the Maximum Number of Securities.

To the extent that any Registrable Securities requested to be registered are excluded pursuant to the foregoing provisions, the holders shall have the right to one additional Demand Registration under this Section 2.2.

(h) Registration Statement Form. Registrations under this Section 2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority of each class of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a Registration Statement on Form S-3, (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter or underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the prospectus related to a Registration Statement on Form S-3) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such prospectus).

2.3. Incidental Registrations (“Piggy-Back” Registrations).

(a) Participation. (i) If at any time on or after the Release Date, the Company proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any holders of its securities (or by the Company and by security holders of the Company, including, without limitation, pursuant to Section 2.2), other than (A) a registration of securities relating solely to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, (B) a registration on Form S-4 or S-8 or any successor form to such forms, (C) an exchange offer or offering of securities solely to the Company’s existing shareholders, (D) a dividend reinvestment plan, or (E) solely in connection with a merger, consolidation or non-capital raising bona fide business transaction, then, as soon as practicable (but in no event less than ten (10) business days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all holders of Registrable Securities, which notice shall describe the amount and class of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing (an “Incidental Registration”). Subject to Section 2.3(b), the Company shall include in such Registration Statement all such Registrable Securities requested to be included therein within five (5) business days after the receipt by such holder of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(ii) If the offering pursuant to an Incidental Registration is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Company shall use its best efforts to make such arrangements with the underwriters so that each such holder may, participate in such Underwritten Offering on the same terms and conditions as the Company and other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each holder making a request for an Incidental Registration pursuant to this Section 2.3(a) must participate in such offering on such basis.

(iii) Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder’s Registrable Securities from an Incidental Registration at any time;

(b) Reduction of Incidental Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of securities included in an Incidental Registration (or in the case of an Incidental Registration not being underwritten, the Company) informs the holders of Registrable Securities of any class sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered or the Company’s common stock, then the securities of each class to be included in such registration shall be allocated as follows:

(i) if the registration is undertaken for the Company’s account: (x) first, the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities and (y) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (x), securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual incidental registration rights of security holders (including this Agreement) that can be sold without exceeding the Maximum Number of Securities (pro rata in accordance with the number of shares or other securities which each such Person has actually requested to be included in such registration);

(ii) if the registration is a demand registration undertaken by Persons with demand rights pursuant to a written contractual arrangement other than this Agreement, (w) first, securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities, (x) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (w), securities that the Company desires to sell and that can be sold without exceeding the Maximum Number of Securities, (y) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (w) and (x), securities (including the Registrable Securities) as to which registration has been requested pursuant to a written contractual incidental registration rights of security holders (including this Agreement) that can be sold without exceeding the Maximum Number of Securities (pro rata in accordance with the number of shares or other securities which each such Person has actually requested to be included in such registration), and (z) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (w), (x) and (y), securities that other security holders desire to sell without exceeding the Maximum Number of Securities.

2.4. Registration Procedures

(a) In connection with the Company’s registration obligations in this Agreement, the Company will, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company will:

(i) before filing a Registration Statement or prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to the holders of the Registrable Securities included in such registration, and such holders’ legal counsel, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their counsel and, except in the case of an Incidental Registration under Section 2.3, will not file any Registration Statement or prospectus or amendments or supplements thereto to which a majority of such holders or the underwriter or underwriters, if any, shall reasonably object;

(ii) prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), (B) necessary to keep such registration effective for the period of time required by this Agreement or (C) reasonably requested by the holders of a majority of any class of the participating Registrable Securities;

(iii) notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or prospectus or for additional information, (C) of the issuance by the SEC or any other governmental agency or court of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation;

(iv) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or prospectus which will correct such statement or omission or effect such compliance;

(v) make every reasonable effort to prevent, or obtain at the earliest possible moment the withdrawal of, any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final prospectus;

(vi) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities of the class being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(vii) furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the applicable Registration Statement;

(viii) deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) as such holder or managing underwriter may reasonably request (its being understood that the Company consents to the use of the prospectus by each of the selling holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus) and such other documents as such selling holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

(ix) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x) cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(xi) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(xii) obtain for delivery to the holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, at a minimum to the effect that the Registration Statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of each such class and underwriter or underwriters, if any, and their respective counsel;

(xiii) in the case of an Underwritten Offering, obtain for delivery to the Company and the underwriter or underwriters, if any, with copies to the holders of Registrable Securities included in such registration, such cold comfort letter(s) from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request;

(xiv) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(xv) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xvi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xvii) cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities of such class are then quoted;

(xviii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the holders of a majority of the Registrable Securities of each class covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xviii) into customary confidentiality agreements in a form reasonably acceptable to the Company); and

(xix) in the case of an Underwritten Offering, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Company may from time to time reasonably request and as is reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Each holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. The Company shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

2.5. Underwritten Offerings.

(a) Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by holders pursuant to Sections 2.1 or 2.2, the Company and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the holders of a majority of each class of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.9. The holders of any Registrable Securities to be included in any Underwritten Offering pursuant to Section 2.3 shall enter into such an underwriting agreement at the request of the Company. All of the representations and warranties and the other agreements by and on the part of the Company to and for the benefit of the underwriters included in any such underwriting agreement shall also be made to and for the benefit of such holders, and any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representations required by law.

(b) Price and Underwriting Discounts. In the case of an Underwritten Offering requested by holders pursuant to Sections 2.1 or 2.2, the price, underwriting discount and other financial terms of the related underwriting agreement for each class of Registrable Securities shall be determined by the holders of a majority of such class of Registrable Securities. In the case of any Underwritten Offering pursuant to Section 2.3, such price, discount and other terms shall be determined by the Company, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.3(a)(iii) after being advised of such price, discount and other terms.

(c) Participation in Underwritten Offerings. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in the underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

2.6. No Inconsistent Agreements; Additional Rights. The Company will not enter into, and is not currently a party to, any agreement that is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

2.7. Obligation to Suspend Distribution. (a) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any events of the kind described in Sections 2.4(a)(iii)(C), 2.4(a)(iii)(D)(in any applicable state) or 2.4(a)(iv), such holder will discontinue disposition of its Registrable Securities pursuant to the Registration Statement, in the case of Section 2.4(a)(iv), until the holder receives copies of the supplemented or amended prospectus contemplated by Section 2.4(a)(iv), or in any case until the holder is advised in writing by the Company that the use of the prospectus may be resumed, and receives copies of any additional or supplemental filings that are incorporated by reference in the prospectus and, if so directed by the Company, the holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities that are current at the time of the receipt of such notice. In the event that the Company shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 2.4(a)(iv) or is advised in writing by the Company that the use of the prospectus may be resumed.

(b) In the case of a resale registration on Form S-3 pursuant to Section 2.1, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s board of directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the restriction on the ability of “insiders” to transact in the Company’s securities is removed.

2.8. Registration Expenses. (a) The Company shall pay all of the expenses set forth in this paragraph (a) in connection with a registration under this Agreement of Registrable Securities. Such expenses are (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD, (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (v) Securities Act liability insurance or similar insurance if the Company so desires and (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system. In addition, in all cases the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any other Persons retained by the Company, including any special experts. In addition, the Company shall pay all reasonable fees and disbursements not to exceed $200,000 of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered.

(b) The Company shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities and the fees and expenses of any counsel to any holder of Registrable Securities other than as provided pursuant to the last sentence of the preceding paragraph (a), or of counsel to the underwriters.

2.9. Indemnification. (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and their respective officers, directors, employees, advisors and agents and each Person who controls, is controlled by, or is under common control with (within the meaning of the Securities Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions, proceedings or settlements in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein or otherwise incident thereto), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation by the Company of the Securities Act in connection with a Registration Statement; provided, however, that the Company shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use in the preparation thereof; and provided, further, that the Company will not be liable to any indemnified party in any case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any final, preliminary or summary prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such prospectus which has been made available to the holders a reasonable time prior to any sale of the Registrable Securities and the relevant holder of Registrable Securities fails to deliver such prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with the sales of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

(b) Indemnification by the Holders. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement and was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability such holder may otherwise have; provided that the obligations of the selling holder under this Section 2.9(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such holder (such consent not to be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) based on advice of counsel, the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party such that the indemnifying party’s assumption of defense of the indemnified party would be likely to adversely affect the defense of the indemnified party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time for all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) based on advice of counsel, an indemnified party has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.9, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.10. Rule 144. The Company covenants that it shall use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

SECTION 3. MISCELLANEOUS

3.1. Term. This Agreement shall terminate upon earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder). The provisions of Section 2.9 and Section 2.10 shall survive any termination.

3.2. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a) if to the Company to:

NTR ACQUISITION CO.

100 Mill Plain Road, Suite 320

Danbury, CT 06811

Attention: Chief Executive Officer

Fax: (203) 546-3523

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10003

Attention: Raymond B. Check, Esq.

Fax: (212) 225-3999

(b) if to Occidental, to:

Occidental Petroleum Investment Co.

10889 Wilshire Boulevard

Los Angeles, CA 90024

Each holder, by written notice given to the Company in accordance with this Section 3.2, may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; or (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.3. Successors, Assigns and Transferees.

(a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided, however, that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 3.3 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

3.4. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THAT STATE. To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Central District of California and in any California State court located in Los Angeles County and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of California for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.5. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.6. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.7. Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company and the holders of a majority of Registrable Securities of each class then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.7(a), whether or not such Registrable Securities shall have been marked accordingly.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.8. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first written above.

NTR ACQUISITION CO.

By:
Name:
Title:

Address:	100 Mill Plain Road
Suite 320
Danbury, CT 06811

OCCIDENTAL PETROLEUM INVESTMENT CO.

By:
Name:
Title:

Address:	10889 Wilshire Blvd.
Los Angeles, CA 90024

Registration Rights Agreement

PROXY

NTR Acquisition Co.

100 Mill Plain Road, Suite 320

Danbury, CT 06811

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF NTR ACQUISITION CO.

The undersigned appoints Mario E. Rodriguez and William E. Hantke and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of NTR Acquisition Co. (“NTR”) held of record by the undersigned on                     , 2008, at the Special Meeting of Stockholders to be held on                     , 2008 or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4 & 5. THE NTR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

NTR MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE NTR BOARD OF DIRECTORS.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NTR Acquisition Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern time the day before the special meeting date.

Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NTR Acquisition Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY

WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4 & 5. THE NTR BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1. To adopt the Stock Purchase Agreement between NTR Acquisition Co. (“NTR”) and Casey Co. for the acquisition by NTR of Kern Oil & Refining Co.	FOR ☐	AGAINST ☐	ABSTAIN ☐	If you voted “AGAINST” Proposal Number 1 and you hold shares of NTR common stock issued in NTR’s initial public offering, you may exercise your conversion rights and demand that NTR convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of NTR common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the acquisition is completed and you continue to hold these shares through the effective time of the acquisition and tender your stock certificate to the combined company. Failure to (a) vote against the adoption of the Stock Purchase Agreement, (b) check the following box and (c) submit this proxy in a timely manner will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS ☐

2. To approve an amendment to the Second Amended and Restated Certificate of Incorporation, as amended, of NTR to delete Article Fourth from and after the closing of the acquisition.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve an amendment to the Second Amended and Restated Certificate of Incorporation, as amended, of NTR to delete the provisions of Article Sixth and all references to the provisions thereof from and after the closing of the acquisition.

	☐	☐	☐

4. To approve an amendment to the Second Amended and Restated Certificate of Incorporation, as amended, of NTR to change the name of NTR from NTR Acquisition Co, to NTR Energy Co.	☐	☐	☐

5. To approve the NTR 2008 Equity Incentive Plan.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT			☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature _________________________ Signature _________________________ Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.